    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 2, 1998



                                                      REGISTRATION NO. 333-40809

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                             AMENDMENT NO. 1 TO THE

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                  KENNAMETAL INC.                                     KENNAMETAL FINANCING I
   (Exact Name of Registrant as Specified in its          (Exact Name of Registrant as Specified in its
                       Charter)                                              Charter)
                     25-0900168                                             52-2064104
      (I.R.S. Employer Identification Number)                (I.R.S. Employer Identification Number)
                    PENNSYLVANIA                                             DELAWARE
              (State of Incorporation)                               (State of Incorporation)
                                                                       c/o Kennametal Inc.
   Route 981 South at Westmoreland County Airport         Route 981 South at Westmoreland County Airport
                 Latrobe, PA 15650                                      Latrobe, PA 15650
                   (412) 539-5000                                         (412) 539-5000
(Address, including zip code, and telephone number,    (Address, including zip code, and telephone number,
   including area code, of registrant's principal         including area code, of registrant's principal
                 executive offices)                                     executive offices)


                            ------------------------
                                 DAVID T. COFER
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                KENNAMETAL INC.
                 ROUTE 981 SOUTH AT WESTMORELAND COUNTY AIRPORT
                               LATROBE, PA 15650
                                 (412) 539-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each Registrant)
                            ------------------------
                                   COPIES TO:


             LEWIS U. DAVIS, JR., ESQ.                              VINCENT PAGANO, JR., ESQ.
    BUCHANAN INGERSOLL PROFESSIONAL CORPORATION                        RISE B. NORMAN, ESQ.
           20TH FLOOR, ONE OXFORD CENTRE                            SIMPSON THACHER & BARTLETT
                  301 GRANT STREET                                     425 LEXINGTON AVENUE
                PITTSBURGH, PA 15219                                    NEW YORK, NY 10017
                   (412) 562-8800                                         (212) 455-2000


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


     Included in this Registration Statement: (i) a "shelf" prospectus relating to stock purchase units, stock purchase contracts, debt securities and capital stock of Kennametal Inc. and preferred securities of Kennametal Financing I;
(ii) a prospectus supplement to be used in an offering in the United States of America of FELINE PRIDES(SM), consisting of "Income PRIDES"(SM) and "Growth PRIDES"(SM) of Kennametal and Kennametal Financing I, as such terms are referred to in the FELINE PRIDES(SM) Prospectus Supplement; (iii) a prospectus supplement to be used in an offering in the United States of America and Canada (the "U.S. Common Stock Prospectus Supplement") and a prospectus supplement to be used in a concurrent international offering (the "International Common Stock Prospectus Supplement") of the Common Stock of Kennametal Inc; and (iv) a prospectus supplement to be used in an offering in the United States of America of Senior Debt Securities (as defined herein) issued by Kennametal Inc. The form of U.S. Common Stock Prospectus Supplement included in this registration statement is followed by those pages to be used in the International Common Stock Prospectus Supplement that differ from, or are in addition to, those in the U.S. Common Stock Prospectus Supplement.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1998

PROSPECTUS
----------
                                KENNAMETAL INC.
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                DEBT SECURITIES

                                  COMMON STOCK

                             KENNAMETAL FINANCING I
                              PREFERRED SECURITIES
                       GUARANTEED AS SET FORTH HEREIN BY
                                KENNAMETAL INC.
                            ------------------------

     Kennametal Inc., a Pennsylvania corporation ("Kennametal" or the "Company"), from time to time may offer together or separately: (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of capital stock, par value $1.25 per share ("Common Stock"), of the Company; (ii) Stock Purchase Units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts;
(iii) its debentures (the "Trust Debentures") to be purchased with the proceeds from the sale of preferred securities representing preferred undivided beneficial interests in Kennametal Financing I ("Preferred Securities"), a statutory business trust created under the laws of the State of Delaware (the "Trust"), and its other debentures, notes and other debt securities in one or more series, (the "Senior Debt Securities;" and together with the Trust Debentures, the "Debt Securities"); (iv) Common Stock; and (v) the Trust may offer, from time to time, its Preferred Securities, in each case in amounts, at prices and on terms to be determined at the time or times of offering. The aggregate initial offering price of all of the Securities (as defined herein) which may be sold pursuant to this Prospectus will not exceed U.S. $1,400,000,000 (or its equivalent based on the applicable exchange rate at the time of issue in one or more foreign currencies or currency units as shall be designated by Kennametal). The Stock Purchase Contracts, Stock Purchase Units, Debt Securities, Common Stock and Preferred Securities are collectively called the "Securities."


                                                        (continued on next page)


     The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "KMT." An accompanying Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


     The Company may sell the Securities to or through underwriters, through dealers or agents, directly to purchasers or through a combination of such methods. See "Plan of Distribution." An accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents, if any, involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

                            ------------------------
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------
                 THE DATE OF THIS PROSPECTUS IS        , 1998.

(continued from prior page)

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in an accompanying prospectus supplement (the "Prospectus Supplement"), including, where applicable: (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms; (iv) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("Distributions") or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms; and (v) in the case of Common Stock, the number of shares offered, the methods of distribution and the public offering or purchase price. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").


     Unless otherwise specified in a Prospectus Supplement, the Debt Securities will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer principal payments or payments of interest on any series of Debt Securities by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Debt Securities) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Debt Securities--Option to Defer Interest Payments". The Debt Securities may be denominated in U.S. Dollars, or at the option of Kennametal, to the extent described herein and in the applicable Prospectus Supplement, in one or more foreign currencies or currency units.



     The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of the Trust. The payment of Distributions with respect to the Preferred Securities and payments on liquidation or redemption with respect to the Preferred Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." Unless otherwise specified in a Prospectus Supplement, the obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. Concurrently with the issuance by the Trust of the Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Trust Debentures, which will have terms corresponding to the terms of the Preferred Securities. The Trust Debentures will be the sole assets of the Trust, and payments under the Trust Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenues of the Trust. Upon the occurrence of certain events as are described herein and in the applicable Prospectus Supplement, the Company may redeem the Trust Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Trust Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interests in the Trust. See "Description of Preferred Securities--Redemption--Distribution of Trust Debentures" and "--Liquidation Distribution Upon Dissolution."



     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Trust Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of the Trust Debentures). If interest payments are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank junior to the Trust Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum if and as specified in the related Prospectus Supplement). See "Description of Preferred Securities--Distributions."



     Taken together, the Company's obligations under the Trust Debentures, the Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

                            ------------------------


     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web at http://www.sec.gov. The Company's reports are also on file at the offices of the NYSE, 20 Broad Street, New York, New York 10005.



     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Securities being offered, reference is made to the Registration Statement which can be inspected at the public reference facilities at the offices of the Commission. No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Trust Debentures, and the issuance of the Trust Securities. See "The Trust," "Description of Preferred Securities" and "Description of the Guarantee."


     The Trust is not currently subject to the information reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

     (1) Kennametal's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, and Greenfield Industries, Inc.'s ("Greenfield") Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (2) Kennametal's Proxy Statement dated September 12, 1997, and Greenfield's Information Statement pursuant to Section 14(f) dated October 17, 1997;


     (3) Kennametal's Current Report on Form 8-K dated November 20, 1997, as amended on December 31, 1997;


     (4) Kennametal's Quarterly Report on Form 10-Q for the period ended September 30, 1997, and Greenfield's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

     (5) the descriptions of Kennametal's Common Stock and Preferred Stock Purchase Rights contained in Kennametal's Registration Statements filed under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such documents should be directed to:
Kennametal Inc., Route 981 South at Westmoreland County Airport, Latrobe, Pennsylvania 15650, Attention: David T. Cofer, Vice President, Secretary and General Counsel, telephone (412) 539-5000.


                                KENNAMETAL INC.



     The Company is a vertically integrated global manufacturer, marketer and distributor of a broad range of consumable tools, supplies and services for the metalworking, mining and highway construction industries. Kennametal specializes in developing and manufacturing tools utilizing tungsten carbide powder metallurgy for the three primary metalcutting methods: turning, milling and drilling. In addition, through its 80%-owned subsidiary, JLK Direct Distribution Inc. ("JLK"), the Company markets and distributes a broad line of consumable metalcutting tools, as well as abrasives, machine tool accessories, hand tools, measuring equipment and other industrial supplies used in the metalworking industry. The Company is a recognized leader in turning and milling consumable metalcutting tools and believes it is the largest North American and the second largest global provider of consumable metalcutting tools and supplies. Leveraging its expertise in tungsten carbide powder metallurgy, the Company has developed innovative consumable tools for the mining and construction industries and believes it is the largest global manufacturer, marketer and distributor of such tools to these markets. End users of the Company's metalworking products include manufacturers and suppliers in the aerospace, automotive, construction and farm machinery, railroad equipment, power generation and transmission equipment, home appliance, electrical equipment and oil field services and gas exploration industries.


     The address of the Company's principal executive office is Route 981 South at Westmoreland County Airport, Latrobe, Pennsylvania 15650 and its telephone number is (412) 539-5000.

                                   THE TRUST


     The Trust is a statutory business trust created under the laws of the State of Delaware pursuant to (i) an agreement of trust, dated as of November 12, 1997, executed by the Company, as sponsor (the "Sponsor") and certain of the trustees of the Trust (the "Kennametal Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 12, 1997. Such agreement of trust will be amended and restated in its entirety (the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Trust Debentures and (iii) engaging in only those other activities necessary or incidental thereto unless otherwise specified in the applicable Prospectus Supplement. The Trust has a term of approximately seven
(7) years, but may dissolve earlier as provided in the Declaration.



     Pursuant to the Declaration, the number of Kennametal Trustees initially is five. Three of the Kennametal Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Declaration, the fourth trustee will be a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). For the purpose of compliance with the provisions of the Trust Indenture Act, the Institutional Trustee will also act as trustee (the "Guarantee Trustee") under the Guarantee for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Guarantee" and "Description of Preferred Securities--Voting Rights; Amendment of Declaration."


     The Institutional Trustee will hold title to the Trust Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Trust Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Trust Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Kennametal Trustee and to increase or decrease the number of Kennametal Trustees; provided, that the number of Kennametal Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Guarantee."


     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Preferred Securities."


     The trustee in the State of Delaware (the "Delaware Trustee") is First Chicago Delaware, Inc., Wilmington, Delaware. The principal place of business of the Trust is c/o Kennametal Inc., Route 981 South, at Westmoreland County Airport, Latrobe, PA 15650, and its telephone number is (412) 539-5000.


                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the ratio of earnings to fixed charges of Kennametal for the periods indicated. For the purpose of the calculation of this ratio, earnings represents income from continuing operations before fixed charges, minority interest, provision for income taxes and the cumulative effect of accounting changes. Fixed charges includes interest expense, including amounts capitalized and the portion (one-third) of rental expenses deemed to be representative of interest expense.


                                             THREE MONTHS
                                                 ENDED
       FISCAL YEAR ENDED JUNE 30,            SEPTEMBER 30,
----------------------------------------     -------------
1993     1994     1995     1996     1997     1996     1997
----     ----     ----     ----     ----     ----     ----
3.75     2.47     8.02     8.62     8.75     7.65     14.94

                                USE OF PROCEEDS


     Unless otherwise specified in the applicable Prospectus Supplement, Kennametal intends to apply the net proceeds from the sale of the Securities (including Trust Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of the Preferred Securities) to which this Prospectus relates to its general funds to be used for general corporate purposes including capital expenditures, acquisitions, the reduction of indebtedness and other purposes. Funds not required immediately for such purposes may be invested in short-term obligations or used to reduce the future level of the Company's indebtedness.

                         DESCRIPTION OF DEBT SECURITIES



     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.



     The Debt Securities are to be issued in one or more series under an Indenture, as supplemented or amended from time to time (as supplemented or amended, the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Debt Trustee"). This summary of certain terms and provisions of the Debt Securities and the Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


GENERAL


     Unless otherwise specified in the applicable Prospectus Supplement, each series of Debt Securities will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Securities.



     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof.



     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of each series of Debt Securities: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of the Debt Securities; (iii) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof or the right, if any, of the Company to defer payment of principal; (iv) the rate or rates, if any, at which the Debt Securities shall bear interest (including reset rates, if any, and the method by which any such rate will be determined), the Interest Payment Dates on which any such interest shall be payable and the right, if any, of the Company to defer any interest payment; (v) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable ("Place of Payment") and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Company will maintain an office or agency where Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and the Indenture may be made; (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company pursuant to any sinking fund or otherwise; (vii) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (x) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debt Securities; (xi) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debt Securities and the manner in which such amounts will be determined; (xiv) subject to the terms described under "--Global Debt Securities," whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities; (xv) the appointment of any trustee, registrar, paying agent or agents; (xvi) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Debt Securities into Preferred Securities or other securities; (xvii) whether the defeasance and covenant defeasance provisions described under "--Satisfaction and Discharge; Defeasance" shall be inapplicable; and (xviii) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.



     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.



     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material U.S. federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.



     If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of Debt Securities, certain material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.


DENOMINATIONS, REGISTRATION AND TRANSFER


     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations of a like aggregate principal amount, the same original issue date ("Original Issue Date"), stated maturity ("Stated Maturity") and bearing the same interest rate.



     Each series of Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to such series of Debt Securities and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debt Trustee of each series of Debt Securities as Securities Registrar for such series under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.



     In the event of any redemption, neither the Company nor the Debt Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice for redemption of Debt Securities of that series, and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Securities so selected for redemption, except, in the case of any Debt Securities being redeemed in part, any portion thereof not to be redeemed.

GLOBAL DEBT SECURITIES



     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Debt Securities") that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the depositary for such Global Debt Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.



     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.



     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the applicable depositary, the depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.



     So long as the depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.



     Payments of principal of (and premium, if any) and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of the Company, the Debt Trustee, any paying agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



     The Company expects that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, unless otherwise specified in the applicable Prospectus Supplement, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for such Global Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to the Company, the Debt Trustee and the depositary for such Global Debt Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. The applicable Prospectus Supplement may specify other circumstances under which individual Debt Securities may be issued in exchange for the Global Debt Security representing any Debt Securities.


PAYMENT AND PAYING AGENTS


     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office of the Debt Trustee in Delaware or at the office of such paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Debt Securities, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person or entity entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the person or entity in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest ("Defaulted Interest"). The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each Place of Payment for each series of Debt Securities.



     Any moneys deposited with the Debt Trustee or any paying agent, or held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company or released from such trust, as applicable, and the holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.



OPTION TO DEFER INTEREST PAYMENTS



     If provided in the applicable Prospectus Supplement, the Company shall have the right, at any time and from time to time during the term of any series of Debt Securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the final installment of principal of such series of Debt Securities. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

MODIFICATION OF INDENTURE


     From time to time, the Indenture may be modified by the Company and the Debt Trustee without the consent of any holders of any series of Debt Securities with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture, (ii) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act and
(iii) to make any change that does not materially adversely affect the interests of any holder of such series of Debt Securities. In addition, under the Indenture, certain rights, covenants and obligations of the Company and the rights of holders of any series of Debt Securities may be modified by the Company and the Debt Trustee with the written consent of the holders of at least a majority in aggregate principal amount of such series of outstanding Debt Securities; but no extension of the maturity of any series of Debt Securities, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of such series of Debt Securities, other modification in the terms of payment of the principal of, or interest on, such series of Debt Securities, or reduction of the percentage required for modification, will be effective against any holder of such series of outstanding Debt Securities without such holder's consent.



     In addition, the Company and the Debt Trustee may execute, without the consent of any holder of the Debt Securities, any supplemental Indenture for the purpose of creating any new series of Debt Securities.


INDENTURE EVENTS OF DEFAULT


     The Indenture provides that any one or more of the following described events with respect to a series of Debt Securities that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to such series of Debt Securities:



     (i) failure for 30 days to pay any interest or any sinking fund payment on such series of the Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or



     (ii) failure to pay any principal or premium, if any, on such series of the Debt Securities when due whether at maturity, upon redemption, by declaration or otherwise; or



     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice has been given to the Company from the Debt Trustee or the holders of at least 25% in principal amount of such series of outstanding Debt Securities; or



     (iv) default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; or



     (v) certain events in bankruptcy, insolvency or reorganization of the Company.



     The holders of a majority in outstanding principal amount of such series of Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debt Securities may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of such series of Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.



     The holders of a majority in outstanding principal amount of a series of Debt Securities affected thereby may, on behalf of the holders of all the holders of such series of Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series of Debt Securities. The Company is required to file annually with the Debt Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.



     In case an Indenture Event of Default shall occur and be continuing as to a series of Debt Securities, all of which are held by the Trust, the Institutional Trustee will have the right to declare the principal of and the interest on such Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debt Securities.



CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS



     The Indenture provides that the Company shall not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless (i) either the Company is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debt Securities under a supplemental indenture; and
(ii) immediately before and after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing.



     The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.


SATISFACTION AND DISCHARGE; DEFEASANCE


     The Indenture provides that when, among other things, all Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.



     The Indenture provides that the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to any series of Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the Trustee ("defeasance") or (b) to be released from its obligations with respect to certain covenants, ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on and any other amounts payable in respect of the outstanding Debt Securities of such series. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) with regard to certain matters, including an opinion to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

REDEMPTION



     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund.



     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Debt Securities of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable Prospectus Supplement plus accrued and unpaid interest to the date fixed for redemption, and Debt Securities in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. If the Debt Securities of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions.



     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debt Securities to be redeemed at such holder's registered address. Unless the Company defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debt Securities or portions thereof called for redemption.



CONVERSION OR EXCHANGE



     If and to the extent indicated in the applicable Prospectus Supplement, the Debt Securities of any series may be convertible or exchangeable into other securities. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.



CERTAIN COVENANTS



     The Indenture contains certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of Debt Securities. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to any series of Debt Securities.


GOVERNING LAW


     The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.


MISCELLANEOUS


     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Kennametal Trustees and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.


INFORMATION CONCERNING THE DEBT TRUSTEE


     The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of the Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The First National Bank of Chicago, the Debt Trustee, is also Institutional Trustee under the Declaration and Guarantee Trustee under the Guarantee. The Company maintains trust and other business relationships in the ordinary course of business with The First National Bank of Chicago. Pursuant to the provisions of the Trust Indenture Act, upon the occurrence of certain events, The First National Bank of Chicago may be deemed to have a conflicting interest, by virtue of its acting as the Institutional Trustee, the Debt Trustee and the Guarantee Trustee, its other business relationships with the Company, and by virtue of its subsidiary acting as Delaware Trustee, and thereby may be required to resign and be replaced by a successor trustee under the Indenture, the Declaration and the Guarantee.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Declaration, the Kennametal Trustees on behalf of the Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration, including the definitions therein of certain terms, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein by reference.

GENERAL


     The Preferred Securities of the Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust except as described under "--Subordination of Common Securities." Legal title to the Trust Debentures will be held by the Institutional Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Trust's Preferred Securities (the "Guarantee") will be a guarantee with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."


DISTRIBUTIONS


     The Trust's Preferred Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for the Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional Distributions thereon at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.


     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Institutional Trustee or the Debt Trustee is closed for business.


     If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture to defer payments of interest on the Trust Debentures by extending the interest payment period thereon from time to time for a period or periods that will be specified in the applicable Prospectus Supplement. Such extension right, if exercised, would result in the deferral of Distributions on the Preferred Securities (though such Distributions would continue to accumulate additional Distributions thereon at the rate per annum if and as specified in the applicable Prospectus Supplement) during any such extended interest payment period. Such right to extend the interest payment period for the Trust Debentures is limited to a period not extending beyond the Stated Maturity of the Trust Debentures. In the event that the Company exercises this right, then
(a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than (i) purchases or acquisitions of capital stock (of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company), (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or a series of the Company's capital stock for another class or a series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock and (v) redemptions or repurchases of any rights pursuant to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Trust Debentures, although it may make any such payments or repay, repurchase or redeem any debt securities that rank pari passu with the Trust Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the Stated Maturity of the Trust Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures--Option to Defer Interest Payments." If Distributions are deferred, the deferred Distributions and accumulated additional Distributions thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.



     It is anticipated that the revenue of the Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Trust Debentures in which the Trust will invest the proceeds from the issuance and sale of the Preferred Securities and the Common Securities. If the Company does not make interest payments on such Trust Debentures, the Institutional Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."


     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date, at least 15 days prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

REDEMPTION


     MANDATORY REDEMPTION. Unless otherwise specified in the applicable Prospectus Supplement, upon any repayment, redemption, in whole or in part, of any Trust Debentures that are held by the Trust unless otherwise specified in the applicable Prospectus Supplement, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Institutional Trustee to redeem a Like Amount (as defined below) of the related Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Trust Debentures. If less than all of any series of Trust Debentures that are held by the Trust are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any Trust Debentures held by the Trust shall be allocated pro rata to the Preferred Securities and the Common Securities.



     DISTRIBUTION OF TRUST DEBENTURES. Unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the Trust Debentures in respect of the Trust Securities issued by the Trust to be distributed to the holders of the Trust Securities in liquidation of the Trust.



     After the liquidation date fixed for any distribution of Trust Debentures held by the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary (if any) for the Preferred Securities, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Trust Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by or on behalf of such depositary will be deemed to represent the Trust Debentures having a principal amount equal to the liquidation amount of the Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Preferred Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.



     There can be no assurance as to the market prices for the Preferred Securities or the Trust Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Trust Debentures that the investor may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.



     SPECIAL EVENT REDEMPTION. If a Tax Event or an Investment Company Event (each as defined below or in the applicable Prospectus Supplement, a "Special Event") shall occur and be continuing, unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right to redeem the Trust Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.



     If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Trust Debentures held by the Trust at the time that the Company exercises its right to elect to dissolve the Trust and, after satisfaction of the liability to creditors of the Trust as provided by applicable law, cause such Trust Debentures to be distributed to the holders of the Preferred Securities and Common Securities of the Trust in liquidation of the Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.



     "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (iii) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Preferred Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that (x) the Trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to income received or accrued on the Trust Debentures, (y) interest payable by the Company on the Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for U.S. federal income tax purposes, or (z) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.



     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that there is a more than insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment

Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.


     "Like Amount" means (i) with respect to a redemption of any Trust Securities, Trust Securities having a liquidation amount equal to that portion of the principal amount of Trust Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative liquidation amounts of such classes of Trust Securities, and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Trust Debentures to holders of any Trust Securities in connection with a dissolution or liquidation of Trust, Trust Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Trust Debentures are distributed.


REDEMPTION PROCEDURES


     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Trust Debentures. Redemptions of Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."


     If the Trust gives a notice of redemption in respect of the Preferred Securities, then, on the Redemption Date, to the extent funds are available, the Institutional Trustee will deposit irrevocably with the Depositary for the Preferred Securities (if such Preferred Securities are issued in the form of one or more Global Preferred Securities) funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Preferred Securities. See "--Global Preferred Securities" and "Book-Entry Issuance." If the Preferred Securities are not issued in the form of one or more Global Preferred Securities, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Preferred Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If a notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Preferred Securities so called for redemption will cease, except the right of the holders of the Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and the Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee", Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for the Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, U.S. federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate liquidation amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and Common Securities of such Trust based on the relative liquidation amounts of such classes of Trust Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Institutional Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Institutional Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation amount of Preferred Securities of a denomination larger than $50. The Institutional Trustee shall promptly notify the registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.



     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Trust Debentures, on and after the Redemption Date interest will cease to accrue on the Trust Debentures or portions thereof (and Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.


SUBORDINATION OF COMMON SECURITIES


     Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date, an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Trust's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Trust's Preferred Securities then due and payable.


     In the case of any Event of Default under the Declaration resulting from an Indenture Event of Default, the Company as holder of the Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company as holder of the Trust's Common Securities, and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to the Declaration, the Trust shall dissolve (i) on November 12, 2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, after receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to dissolve the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Trust Debentures, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or
(vi) upon the redemption of all the Trust Securities.

     If an early dissolution occurs as described in clause (ii), (iii) or (v) above, the Trust shall be liquidated by the Kennametal Trustees as expeditiously as the Kennametal Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the applicable Trust Securities a Like Amount of the Trust Debentures that are then held by the Trust, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if an Indenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. If specified in the applicable Prospectus Supplement, a supplemental Indenture may provide that if an early dissolution occurs as described in clause (v) above, the Trust Debentures that are then held by the Trust may be subject to optional redemption in whole (but not in part).


EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


     (i) the occurrence of an Indenture Event of Default under the Indenture; or


     (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by the Trust in the Payment of any Redemption Price of any Trust Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Kennametal Trustees in the Declaration (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after written notice has been given to the defaulting Kennametal Trustee or Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities, which notice shall specify such default or breach and require it to be remedied and shall state that such notice is a "Notice of Default" under the Declaration; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Institutional Trustee and the failure by the Company to appoint a successor Institutional Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Institutional Trustee, the Institutional Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Regular Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Regular Trustees are required to file annually with the Institutional Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If an Indenture Event of Default has occurred and is continuing, the Preferred Securities of the Trust shall have a preference over the Common Securities of the Trust upon dissolution of the Trust as described above. See "--Liquidation Distribution Upon Dissolution." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF KENNAMETAL TRUSTEES



     Unless an Indenture Event of Default shall have occurred and be continuing with respect to the Trust Debentures, any Kennametal Trustee may be removed at any time by the holder of the Common Securities. If an Indenture Event of Default with respect to any series of Trust Debentures has occurred and is continuing, the Institutional Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Preferred Securities of the Trust. In no event will the holders of the Preferred Securities of the Trust have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities of the Trust. No resignation or removal of a Kennametal Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.


CO-TRUSTEES AND SEPARATE INSTITUTIONAL TRUSTEE


     Unless an Event of Default with respect to the Preferred Securities of the Trust shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property ("Trust Property") may at the time be located, the Company, as the holder of the Common Securities of the Trust, and the Regular Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Institutional Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case an Indenture Event of Default with respect to the Trust Debentures has occurred and is continuing, the Institutional Trustee alone shall have power to make such appointment.


MERGER OR CONSOLIDATION OF TRUST TRUSTEES

     Any entity into which the Institutional Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS


     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "--Liquidation Distribution Upon Dissolution". The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the survivor, such successor entity either (x) assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Trust Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATION

     Except as provided below and under "Description of the Guarantee--Modification of the Guarantee; Assignment" and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.


     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Trust Debentures, to (i) exercise the remedies available under the Indenture with respect to the Trust Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Trust Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Trust Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Trust Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Trust Debentures. Such notice shall state that such Indenture Event of Default also constitutes an Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.



     In the event the consent of the Institutional Trustee, as a holder of the Trust Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Trust Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.


     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Trust Debentures in accordance with the Declaration.


     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.


     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Book-Entry Issuance."


     Holders of the Preferred Securities will have no rights to appoint or remove the Kennametal Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of the Trust may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the depositary identified in the Prospectus Supplement relating to the Preferred Securities. Unless otherwise indicated in the applicable Prospectus Supplement for the Preferred Securities, the depositary will be The Depository Trust Company ("DTC"). Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the depositary for such Global Preferred Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee to a successor depositary or any nominee of such successor.

     While the specific terms of the depositary arrangement with respect to the Preferred Securities of the Trust (if other than as described under "Book-Entry Issuance") will be described in the Prospectus Supplement relating to the Preferred Securities, the Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the applicable depositary, the depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Declaration. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Declaration.

     Payments of liquidation amount, premium or Distributions in respect of individual Preferred Securities represented by a Global Preferred Security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Institutional Trustee, any paying agent or the registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for the Preferred Securities of the Trust, or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate of such Global Preferred Security for such Preferred Securities as shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.


     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for the Preferred Securities of a Trust is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Trust will issue individual Preferred Securities of the Trust in exchange for the Global Preferred Security representing such Preferred Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to the Preferred Securities, determine not to have any Preferred Securities of the Trust represented by one or more Global Preferred Securities and, in such event, the Trust will issue individual Preferred Securities in exchange for the Global Preferred Security or Securities representing such Preferred Securities. Further, if the Company so specifies with respect to the Preferred Securities of the Trust, an owner of a beneficial interest in a Global Preferred Security representing such Preferred Securities may, on terms acceptable to the Company, the Institutional Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities represented by such Global Preferred Security equal in liquidation amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities so issued will be issued in denominations, unless otherwise specified by the Company, of $50 and integral multiples thereof.


PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the applicable depositary, which shall credit the relevant accounts at such depositary on the applicable Distribution Dates or, if the Preferred Securities are not held by a depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Preferred Securities shall initially be the Institutional Trustee and any co-paying agent chosen by the Institutional Trustee and acceptable to the Regular Trustees and the Company. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Institutional Trustees and the Company. In the event that the Institutional Trustee shall no longer be the paying agent, the Regular Trustees shall appoint a successor to act as paying agent (which shall be a bank or trust company acceptable to the Regular Trustees and the Company).

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Institutional Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Preferred Securities are entitled under the Declaration to vote, then the Institutional Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for U.S. federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for U.S. federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE


     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago, an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference. The Guarantee will be held by the Trustee for the benefit of the holders of the Preferred Securities.


GENERAL


     Pursuant to the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by the Trust, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication):
(i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) with respect to any Preferred Securities called for redemption by the Trust, the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Trust Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.



     The Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Preferred Securities, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Trust Debentures purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture and the Declaration, will have the effect of providing a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.


     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of the Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases of any rights pursuant to the Rights Agreement, any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Trust Debentures, although it may make any such payments or repay, repurchase or redeem any debt securities that rank pari passu with the Trust Debentures and
(c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).


MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION


     The Guarantee will terminate as to the Preferred Securities (i) upon full payment of the Redemption Price of all Preferred Securities then outstanding,
(ii) upon distribution of the Trust Debentures held by the Trust to the holders of the Preferred Securities of the Trust or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must return payment of any sums paid under such Preferred Securities or the Guarantee.


EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a required guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

     The Guarantee will constitute a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

       RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE TRUST DEBENTURES
                               AND THE GUARANTEE



     As long as payments of interest and other payments are made when due on the Trust Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Trust Debentures will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Trust Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company shall be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.



     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Trust Debentures, the Indenture, the Declaration and the Guarantee have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Trust Debentures, the Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions.


     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofor made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.


     The Trust's Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in Trust Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Trust Debenture is that a holder of a Trust Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Trust Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Trust has funds available for the payment of such Distributions.



     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Trust Debentures, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee as holder of the Trust Debentures would be entitled to receive payment in full of principal and interest, before any shareholders of the Company receive payments or distributions.

                          DESCRIPTION OF COMMON STOCK



     The following brief description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Pennsylvania law and to the provisions of the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and its By-Laws (the "By-Laws"), copies of which have been filed with the Commission.


COMMON STOCK


     The Company has authorized 70,000,000 shares of capital stock, par value $1.25 per share ("Common Stock"). As of November 30, 1997, there were 26,284,093 shares of Common Stock outstanding. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor after payment of dividends on any outstanding Preferred Stock and are entitled to one vote for each share of Common Stock held by them with respect to all matters upon which they are entitled to vote.


PREFERRED STOCK


     The Company has authorized 5,000,000 shares of Class A Preferred Stock, no par value per share (the "Preferred Stock"). At present, there are no shares of Preferred Stock outstanding. The Board of Directors of the Company, without further action by the stockholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series the dividend rate, redemption prices, preferences on dissolution, the terms of any sinking fund, conversion rights, voting rights, and any other preferences or special rights and qualifications. The Board of Directors of the Company has authorized 200,000 shares of Series One Preferred Stock for use in the Rights Agreement. See "Rights Agreement."


     Any Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. Issuances of Preferred Stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of Common Stock. The Company has no present plans to issue any Preferred Stock.

COVENANT RESTRICTIONS


     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into a bank credit facility with BankBoston, N.A., Deutsche Bank AG, New York Branch, Mellon Bank, N.A. and PNC Bank, National Association (the "New Bank Credit Facility"). The Company's New Bank Credit Facility contains financial and operating covenants, including restrictions on the ability of the Company to, among other things, incur additional debt, make advances and investments, create, incur or permit the existence of certain liens, make loans or guarantees and requires the Company to achieve and maintain certain financial ratios, including minimum net worth, maximum leverage ratio and minimum fixed charge coverage ratio.



     Securities issued by the Company in the future, including the Debt Securities and future credit agreements, may contain various restrictive covenants similar or in addition to the covenants above described.


CERTAIN CHARTER AND BY-LAW PROVISIONS


     Certain provisions of the Restated Articles and By-Laws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management even if some or a majority of shareholders deemed such an attempt to be in their best interests.



     The provisions in the Restated Articles and By-Laws include: (i) the classification of the Board of Directors into three classes; (ii) a procedure which requires shareholders to nominate directors in advance of a meeting to elect such directors; and (iii) the authority to issue additional shares of Common Stock or Preferred Stock without shareholder approval.


     The Restated Articles also include a provision requiring a 75 percent shareholder vote for certain mergers or other business combinations or transactions with five percent shareholders; a provision requiring a 75 percent shareholder vote to remove the entire Board, a class of the Board, any individual member of the Board without cause, or to increase the size of the Board to more than twelve members or decrease the size of the Board to fewer than eight members; a provision requiring disinterested shareholder approval of stock repurchases at a premium over market by the Company from certain four percent Shareholders (as defined in the Restated Articles); and a provision requiring a majority of disinterested shareholders to approve certain business combinations involving a stockholder who beneficially owns more than 10 percent of the voting power of the Company, unless certain minimum price, form of consideration and procedural requirements are satisfied or the transaction is approved by a majority of disinterested directors.

     Pursuant to the Restated Articles, the Board of Directors is permitted to consider the effects of a change in control on non-shareholder constituencies of the Company, such as its employees, suppliers, creditors, customers and the communities in which it operates. Pursuant to this provision, the Board may be guided by factors in addition to price and other financial considerations.


     PBCL Anti-Takeover Provisions. The Pennsylvania Business Corporation Law (the "PBCL") contains a number of statutory "anti-takeover" provisions, including Subchapters E, F, G and H of Chapter 25 and Section 2538 of the PBCL, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless such corporation elects to opt-out as provided in such provisions. The Company, as a Pennsylvania registered corporation, has elected in its By-Laws to opt-out of certain of the anti-takeover provisions entirely, namely Subchapters G and H.


     The following descriptions are qualified in their entirety by reference to such provisions of the PBCL:

          Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

          Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

          Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with "interested shareholders."

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services, L.L.C. is the Transfer Agent and Registrar for the Common Stock.

RIGHTS AGREEMENT

     The Company has adopted a rights plan pursuant to which the Board of Directors authorized and the Company distributed one preferred stock purchase right (each a "right") for each outstanding share of Common Stock of the Company. The terms of the rights are governed by a Rights Agreement between the Company and Mellon Bank, N.A., as Rights Agent, dated as of October 25, 1990 (the "Rights Agreement"). The rights, which currently are automatically transferred with the related shares of Common Stock and are not separately transferable, will entitle the holder thereof to purchase one-hundredth of a share of a new series of preferred stock of the Company at a price of $105 (subject to certain adjustments).

     Subject to certain restrictions, the rights become exercisable only if a person or group of persons acquires or intends to make a tender offer for 20 percent or more of the Company's Common Stock. If any person acquires 20 percent of the Common Stock, each right will entitle the shareholder to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price. If the Company is acquired in a merger or certain other business combinations, each right then will entitle the shareholder to purchase at the exercise price, that number of shares of the acquiring company having a market value of two times the exercise price.

     The rights will expire on November 2, 2000, and are subject to redemption in certain circumstances by the Company at a redemption price of $0.01 per right.

     The foregoing summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed with the Commission as an exhibit in the Registration Statement of which this Prospectus forms a part. For a more detailed description of the Rights Agreement, see the Company's Form 8-A filed with the Commission with respect to the rights and incorporated by reference into this Prospectus.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS


     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as Stock Purchase Units consisting of a Stock Purchase Contract and Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.



     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the applicable Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              BOOK ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, DTC will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.


     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.


     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.


     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.


     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.


     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and the Company or the Trust, as applicable, at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.


     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.


     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.



     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust, as applicable, against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.



     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the NYSE, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, except as set forth in the applicable Prospectus Supplement, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.


     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS


     The validity of the Securities will be passed upon by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. William R. Newlin, Chairman of the Board of the Company, is a shareholder in Buchanan Ingersoll Professional Corporation. As of July 30, 1997, Mr. Newlin owned 24,385 shares of Common Stock, stock credits representing the right to acquire 9,260 shares of Common Stock pursuant to the Company's directors deferred fee plan, 20,000 shares of JLK common stock and held options to acquire 1,500 shares of Common Stock and 15,000 shares of JLK common stock. Except as provided in the applicable Prospectus

Supplement, if the Securities are underwritten, the validity of the Securities will be passed upon for the underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett will rely on Buchanan Ingersoll Professional Corporation with respect to matters of Pennsylvania law.


                                    EXPERTS


     The consolidated financial statements of the Company as of June 30, 1996 and June 30, 1997 and for each of the three years in the period ended June 30, 1997, incorporated in this Registration Statement by reference to the Form 10-K for the fiscal year ended June 30, 1997, of which this Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The consolidated financial statements of Greenfield as of December 31, 1995 and December 31, 1996 and for each of the three years in the period ended December 31, 1996, incorporated in this Registration Statement by reference to the Form 8-K dated November 20, 1997, as amended, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
     NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
     BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1998

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED     , 1998)


                          4,500,000 FELINE PRIDES(SM)


                                KENNAMETAL INC.                  KENNAMETAL LOGO

                             KENNAMETAL FINANCING I
                            ------------------------
    The securities offered (the "Offering") hereby are FELINE PRIDES(SM) ("FELINE PRIDES" or the "Securities") of Kennametal Inc., a Pennsylvania corporation ("Kennametal" or the "Company"), and Kennametal Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"). Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an "Income PRIDES(SM)") with a Stated Amount of $50 (the "Stated Amount") comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company on February 16, 2001 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of capital stock, par value $1.25 per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured, subordinated contract adjustment payments ("Contract Adjustment Payments") at
the rate of       % of the Stated Amount per annum, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments and (b)
either beneficial ownership of a       % Trust Originated Preferred Security(SM)
(a "Trust Preferred Security"), having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred undivided beneficial interest in the assets of the Trust or, upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest (as defined herein) in the Treasury Portfolio (as defined herein). The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the

                                                        (continued on next page)


    The Company is concurrently offering 4,300,000 shares of the Common Stock (as defined herein) (4,945,000 shares if the underwriters for the shares exercise their over-allotment options in full, the "Common Stock Offerings") and
$150,000,000 aggregate principal amount of     % Senior Notes due 2001 (the
"2001 Notes"), $150,000,000 aggregate principal amount of     % Senior Notes due
2008 (the "2008 Notes") and $150,000,000 aggregate principal amount of     %
Senior Debentures due 2028 (the "2028 Debentures," and together with the 2001 Notes and the 2008 Notes, the "Senior Debt Securities,") (the "Senior Debt Offering"). The gross proceeds of the Common Stock Offerings are expected to be approximately $ million ($ million if the underwriters for the Common Stock Offerings exercise their over-allotment options in full) and of the Senior Debt
Offering are expected to be approximately $         million. The Offering, the
Common Stock Offerings, and the Senior Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings.



    Prior to the Offering there has been no public market for the Securities. Application has been made to list the Income PRIDES on the New York Stock Exchange ("NYSE") under the symbol "KMTprI." The Common Stock is listed on the New York Stock Exchange and is traded under the symbol "KMT." On December 31, 1997, the last reported sale price of the Common Stock on the NYSE was $52 1/16 per share.



    SEE "RISK FACTORS" BEGINNING ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



================================================================================================================
                                                    PRICE TO             UNDERWRITING           PROCEEDS TO
                                                   PUBLIC(1)             DISCOUNT(2)           COMPANY(1)(3)
----------------------------------------------------------------------------------------------------------------
Per Income PRIDES..........................          $50.00                   $                      $
----------------------------------------------------------------------------------------------------------------
Total(4)...................................       $225,000,000                $                      $
================================================================================================================



(1) Plus accrued distributions on the related Trust Preferred Securities and
    Contract Adjustment Payments, if any, from       , 1998.



(2) Kennametal and the Trust have agreed to indemnify the several Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."



(3) Before deducting expenses payable by the Company estimated at $1,250,000.



(4) The Company and the Trust have granted the several Underwriters a 30 day option, to purchase up to an additional 675,000 Income PRIDES to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $      , $      and $      , respectively. See "Underwriting."

                            ------------------------


    The Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New
York, on or about            , 1998.

                            ------------------------
MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.
                            ------------------------


         The date of this Prospectus Supplement is             , 1998.

---------
(SM)Service Mark of Merrill Lynch & Co., Inc.

                            ------------------------


     Certain persons participating in this Offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. Such transactions may include stabilizing, the purchase of Securities to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

                            ------------------------

(continued from prior page)


assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent principal amount
of        % Debentures of the Company due February 16, 2003 (the "Debentures").
As long as the FELINE PRIDES are in the form of Income PRIDES, the related Trust Preferred Securities or the Treasury Portfolio, as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.



     Aggregate payments of        % of the Stated Amount per annum are scheduled
to be made or accrued on each Income PRIDES quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 1998, until the Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Trust Preferred Securities or the
Treasury Portfolio, as applicable, payable at the rate of        % of the Stated
Amount per annum, and Contract Adjustment Payments payable by the Company at the
rate of        % of the Stated Amount per annum (provided that if such rate is
0%, then the Company will not make any Contract Adjustment Payments), subject in the case of distributions on Trust Preferred Securities and the Contract Adjustment Payments, to the Company's right to defer payment of such amounts. The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures, and to defer Contract Adjustment Payments, if any, until the Purchase Contract Settlement Date. As a consequence of such deferral, quarterly distributions on the Income PRIDES would be deferred, but would continue to accrue with interest compounded quarterly. If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES as described herein, quarterly distributions of the Treasury Portfolio as a portion of the cumulative cash distributions to the holders of Income PRIDES will not be deferred.



     The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent on the tenth Business Day prior to the Purchase Contract Settlement Date and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein) in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, such sum being the distribution rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that the Company may limit such Reset Spread to be no higher than 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%.



     The payment of distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by the Company (the "Guarantee") to the extent described herein and under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Trust Preferred Securities only if and to the extent the Trust has funds available therefor, which will not be the case unless the Company has made a payment of principal or interest on the Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture (as defined herein) and the Company's obligations under the Declaration (as defined below), provides a full and unconditional guarantee by the Company of amounts due on the Trust Preferred Securities.

     The Company's obligations in respect of the Debentures and the Guarantee generally will be senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment only to the Company's obligations under the Senior Indebtedness. "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on parity with or subordinate in right of payment to the Contract Adjustment Payments.



     If the holder of an Income PRIDES (unless a Tax Event Redemption has occurred) has not notified the Purchase Contract Agent (as defined herein) by the fifth Business Day immediately preceding the Purchase Contract Settlement Date, in the manner described herein of its intention to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement (each as defined herein), will use its reasonable efforts to remarket the related Trust Preferred Security on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of such Trust Preferred Security's stated liquidation amount plus accrued and unpaid distributions, if any, thereon. The proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee"), an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Trust Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts the Remarketing Agent fails to remarket the Trust Preferred Securities at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid distributions, including deferred distributions, if any, the remarketing will be deemed to have failed (a "Failed Remarketing") and the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and satisfy in full, from such proceeds, such holder's obligation to purchase Common Stock under the related Purchase Contracts, provided that if the Company exercises such rights as a secured creditor, with respect to such Trust Preferred Securities, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by the Company to the holder of record of such Trust Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date.



     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder (including, initially, an Underwriter) of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right to substitute for the related Trust Preferred Securities held by the
Collateral Agent zero-coupon U.S. Treasury Securities (Cusip No.       ), which
are principal strips of the % U.S. Treasury Securities that mature on the Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred Security. Because Treasury Securities are issued in integral multiples of $1,000, holders may make such substitutions only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio (as defined herein) has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Trust Preferred Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Treasury Securities will be substituted for the Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities or the Treasury Portfolio, as the case may be, as collateral to secure such obligation are referred to herein as Growth PRIDES(SM) (the "Growth PRIDES"). Each Growth PRIDES will consist of a unit with a face amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date for an amount of cash equal to the Stated Amount of such Growth PRIDES a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein and (ii) the Company will pay the holder
Contract Adjustment Payments, at the rate of      % of the Stated Amount per
annum, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. Upon such substitution, the Trust Preferred Securities or appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on February 16, May 16, August 16 and November 16 of each year. In addition, original issue discount ("OID") will continue to accrue on the related Treasury Securities. A holder of Growth PRIDES will have the right to subsequently recreate Income PRIDES at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution only in integral multiples of 32,000 Growth PRIDES (but using the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than Trust Preferred Securities) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be substituted for the Treasury Security and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.



     If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders), holding such Trust Securities or Debentures, as the case may be, following the Purchase Contract Settlement Date will have the right, in the case of the Trust Securities, to require the Trust to put to the Company the related Debentures or, in the case of the Debentures holders, to put such Debentures directly to the Company on March 2, 2001, upon at least three Business Days' prior notice, at a price equal to $50 per Debenture, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures from the Trust by the Company, (i) the proceeds from such repurchase shall simultaneously be applied to redeem such Trust Securities of such holder having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and (ii) any accrued and unpaid distributions (including deferred distributions) with respect to such Trust Securities will be paid to such holder in cash.



     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) has had the Trust Preferred Securities related to such holder's Purchase Contract remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase Contracts--Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with the applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred) the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.



     In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) the related

Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, will be released to the holder as described herein.



     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors, if any, to cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Trust Preferred Securities, the Company will use its best efforts to cause the Debentures to be listed on such exchange on which the Trust Preferred Securities are then listed, including, if applicable, the New York Stock Exchange.



     The Debentures (and, thus, the Trust Securities) are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days prior notice upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (a "Tax Event Redemption"). If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid distributions, including deferred distributions, if any, thereon to the date fixed for redemptions and pay in cash such Redemption Price to the holders of such Trust Preferred Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust or in the Debentures will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holder of such Income PRIDES. See "Description of the Debentures--Tax Event Redemption." Such Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts.

                         PROSPECTUS SUPPLEMENT SUMMARY


     The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus Supplement. On November 17, 1997, Kennametal Acquisition Corp. ("Acquisition Corp."), a wholly-owned subsidiary of Kennametal, purchased in accordance with its tender offer (the "Tender Offer") approximately 98% of the outstanding common stock of Greenfield Industries, Inc. ("Greenfield") pursuant to an Agreement and Plan of Merger dated as of October 10, 1997 (the "Merger Agreement"), among Kennametal, Greenfield and Acquisition Corp. and, on November 18, 1997, Acquisition Corp. was merged into Greenfield and Greenfield became a wholly-owned subsidiary of Kennametal. Except as otherwise noted or unless the context otherwise requires, (i) "fiscal" in connection with a year means the 12 months ended June 30 of the calendar year specified, and (ii) the information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option. Unless the context indicates otherwise, any reference in this Prospectus Supplement to the "Company" or "Kennametal" refers to Kennametal Inc. and its consolidated subsidiaries other than Greenfield.


     This Prospectus Supplement contains certain forward-looking statements (as such term is defined in the Securities Act) concerning the Company's operations, performance and financial condition, including, in particular, the likelihood of the Company's success in integrating the acquisition of Greenfield. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements to the extent that economic conditions in the United States, Europe and, to a lesser extent, the Asia Pacific region change from the Company's expectations and to the extent that the Company does not effectively integrate the acquisition of Greenfield and achieve expected synergistic benefits.


                                   THE TRUST



     Kennametal Financing I is a statutory business trust created under Delaware law pursuant to (i) an agreement of trust, dated as of November 12, 1997, executed by the Company as sponsor (the "Sponsor"), and certain of the trustees of the Trust (the "Trustees"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 12, 1997. Such agreement will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. See "The Trust."



                                  THE OFFERING



Securities Offered............   4,500,000 Income PRIDES.



Issuers.......................   Kennametal Inc. and Kennametal Financing I



Stated Amount.................   $50 per Income PRIDES.



Components of FELINE PRIDES...   Each FELINE PRIDES offered hereby initially
                                 will consist of a unit (referred to as an
                                 Income PRIDES) comprised of (a) a Purchase
                                 Contract under which (i) the holder will
                                 purchase from the Company on the Purchase
                                 Contract Settlement Date, for an amount of cash
                                 equal to the Stated Amount, a number of newly
                                 issued shares of Common Stock of the Company
                                 equal to the Settlement Rate, and (ii) the
                                 Company will pay Contract Adjustment Payments,
                                 if any, to the holder, and (b) either
                                 beneficial ownership of a   % Trust Preferred
                                 Security, having a stated liquidation amount equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust or, upon the occurrence of a Tax Event

                                 Redemption prior to the Purchase Contract
                                 Settlement Date, the appropriate Applicable
                                 Ownership Interest in the Treasury Portfolio. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security, in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences-- Income PRIDES; Allocation of Purchase Price." The Company will, directly or indirectly, own all of the Common Securities. The Trust exists for the sole purpose of issuing the Trust Preferred Securities and the Common Securities and investing the proceeds thereof in an
                                 equivalent principal amount of   % Debentures
                                 of the Company due February 16, 2003.



                                 The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, to be determined by a nationally recognized investment banking firm chosen by the Company (the "Reset Agent"). See "Description of the Trust Preferred Securities--Market Rate Reset."



                                 The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, to cause the Debentures to be distributed to the holders of the Trust Preferred Securities. References herein to Trust Preferred Securities, unless the context otherwise requires, mean (i) the Trust Preferred Securities or (ii) the Debentures which have been delivered to the holders of the Trust Preferred Securities upon dissolution of the Trust. In addition, as described below, upon the occurrence of a Tax Event (as defined herein) prior to the Purchase Contract Settlement Date, the Company may at its option cause the Debentures (and, thus, the Trust Preferred Securities) to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Trust Preferred Securities in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The distribution rate and the payment dates for the Trust Preferred Securities will correspond to the interest rate and the payment dates for the Debentures, which will be the sole assets of the Trust. As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Trust Preferred Securities or the Treasury Portfolio, as applicable, will be pledged pursuant to a pledge agreement, to
                                 be dated as of January   , 1998 (the "Pledge
                                 Agreement"), between the Company and The Chase Manhattan Bank as collateral agent for the Company (together with any successor thereto in such capacity, the "Collateral Agent"), to secure the holder's obligation to purchase Common Stock under the related Purchase Contract. See "Risk Factors."



Purchase Contract Agreement...   The FELINE PRIDES will be issued under a
                                 Purchase Contract Agreement, to be dated as of
                                 January   , 1998 (the "Purchase Contract
                                 Agreement"), between the Company and The First
                                 National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").

Substitution of Pledged
Securities; Growth PRIDES.....   Each holder (including, initially an
                                 Underwriter) of an Income PRIDES will have the right, on or prior to the fifth Business Day immediately preceding the Purchase Contract
                                 Settlement Date, to substitute for the related
                                 Trust Preferred Securities held by the
                                 Collateral Agent zero-coupon U.S. Treasury
                                 Securities in an amount per Income PRIDES equal to the Stated Amount per Trust Preferred
                                 Security. Such Treasury Securities will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase
                                 Common Stock under the related Purchase
                                 Contracts. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitutions only in integral multiples of 20 Income PRIDES;
                                 provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract
                                 Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership
                                 Interest of the Treasury Portfolio rather than the Trust Preferred Securities) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement
                                 Date. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities or the Treasury Portfolio, as the case may be, as collateral to secure such obligation will be referred to as Growth PRIDES. Each Growth
                                 PRIDES will consist of a unit with a face amount of $50 comprised of (a) a Purchase
                                 Contract under which (i) the holder will purchase from the Company on the Purchase
                                 Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such Growth PRIDES a number of newly issued shares of Common Stock equal to the Settlement
                                 Rate described herein and (ii) the Company will pay the holder Contract Adjustment Payments, if any, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury
                                 Security having a principal amount at maturity equal to $1,000 and maturing on the Business
                                 Day immediately preceding the Purchase Contract
                                 Settlement Date. Upon the substitution of Treasury Securities for the related Trust
                                 Preferred Securities or the appropriate
                                 Applicable Ownership Interest of the Treasury
                                 Portfolio, as the case may be, as collateral, such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. See
                                 "Description of the FELINE PRIDES--Substitution of Pledged Securities."



                                 Holders who elect to substitute Pledged
                                 Securities (as defined in "Description of the Purchase Contracts--Pledged Securities and Pledge Agreement"), thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), will be responsible for any fees or expenses payable in connection therewith. See "Certain Provisions of the Purchase Contract Agreements and the Pledge Agreement--Miscellaneous."

Recreating Income PRIDES......   On or prior to the fifth Business Day
                                 immediately preceding the Purchase Contract
                                 Settlement Date, a holder of Growth PRIDES will have the right to subsequently recreate Income
                                 PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Trust Preferred
                                 Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder;
                                 provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract
                                 Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 32,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract
                                 Settlement Date. Such Trust Preferred
                                 Securities or the appropriate Applicable
                                 Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. See "Description of the FELINE PRIDES--Recreating Income PRIDES."



Current Payments..............   Holders of Income PRIDES will be entitled to
                                 receive aggregate cash distributions at a rate
                                 of   % of the Stated Amount per annum from and
                                 after February 16, 1998, payable quarterly in
                                 arrears, consisting of cumulative cash
                                 distributions on the related Trust Preferred
                                 Securities or the Treasury Portfolio, as
                                 applicable, payable at the rate of   % of the
                                 Stated Amount per annum, and Contract
                                 Adjustment Payments, payable by the Company at
                                 the rate of   % of the Stated Amount per annum;
                                 provided that if such rate is 0%, then the Company will not make any Contract Adjustment
                                 Payments, subject in the case of such
                                 distributions on the Trust Preferred Securities and of the Contract Adjustment Payments, to the Company's right to defer the payment of such amounts. The ability of the Trust to make the quarterly distributions on the related Trust
                                 Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures.



                                 In the event that a holder of Income PRIDES substitutes Treasury Securities for the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, such holder would receive on the resulting Growth PRIDES only the quarterly distributions of Contract Adjustment Payments, subject to the Company's rights of deferral described herein. In addition, OID would continue to accrue on the related Treasury Securities. See "Risk Factors--Right to Defer Current Payments."



                                 If a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date as described herein and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio, as a portion of the cumulative quarterly distribution to the holders of Income PRIDES, will not be deferred.



                                 The Company's obligations with respect to the Debentures will be senior and unsecured and will rank pari passu in right of payment with all other senior unsecured obligations of the Company. The

                                 Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness.



Contract Adjustment
Payments......................   Contract Adjustment Payments will be fixed at a
                                 rate per annum of   % of the Stated Amount per
                                 Purchase Contract, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract
                                 Adjustment Payments will be specified as a positive component of the distributions on the Income PRIDES only if and to the extent that the rate of distributions on the Trust
                                 Preferred Securities, as determined on the date on which the Income PRIDES are initially priced for sale to the public, is less than the aggregate distribution rate required on such date for the offer and sale of the Income
                                 PRIDES at the price to public specified on the cover page of this Prospectus Supplement.
                                 Accordingly, the final Prospectus Supplement will indicate whether and to what extent
                                 Contract Adjustment Payments will be required to be made by the Company. See "Description of the Purchase Contracts--Contract Adjustment
                                 Payments."



Option to Extend Distribution
Payment Periods...............   The Company has the right at any time, and from
                                 time to time, limited to a period not extending
                                 beyond the maturity date of the Debentures, to
                                 defer the interest payments due on the
                                 Debentures. As a consequence of such deferral,
                                 the corresponding quarterly distributions to
                                 holders of Income PRIDES (or any Trust
                                 Preferred Securities outstanding after the
                                 Purchase Contract Settlement Date or after a
                                 substitution of collateral resulting in the
                                 creation of Growth PRIDES) would be deferred
                                 (but despite such deferral, would continue to
                                 accumulate quarterly and would accrue interest
                                 thereon compounded quarterly at the rate of   %
                                 per annum through and including February 15,
                                 2001, and at the Reset Rate thereafter). The
                                 Company also has the right to defer the payment
                                 of Contract Adjustment Payments, if any, on the
                                 related Purchase Contracts until no later than
                                 the Purchase Contract Settlement Date; however,
                                 such deferred Contract Adjustment Payments, if
                                 any, will bear additional Contract Adjustment
                                 Payments at the rate of   % per annum (such
                                 deferred Contract Adjustment Payments together with such additional Contract Adjustment
                                 Payments shall be referred to as the "Deferred
                                 Contract Adjustment Payments"). See
                                 "Description of the Purchase
                                 Contracts--Contract Adjustment Payments." If interest payments on the Debentures or the Contract Adjustment Payments, if any, are deferred, the Company has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of such deferral. If a Tax Event Redemption has occurred prior to the Purchase Contract
                                 Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the appropriate
                                 Applicable Ownership Interest Treasury
                                 Portfolio as a portion of the cumulative quarterly distributions to the holders of Income PRIDES will not be deferred.



                                 In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value (as defined herein). See "Description of the Purchase Contracts--Option to Defer Contract Adjustment Payments."



Payment Dates.................   Subject to the deferral provisions described
                                 herein, the current payments described above in respect of the Income PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing February 16, 1998, through and including (i) in the case of the Contract
                                 Adjustment Payments, the earlier of the
                                 Purchase Contract Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase
                                 Contracts and (ii) in the case of Trust
                                 Preferred Securities, the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of a Trust
                                 Preferred Security, together with all
                                 accumulated and unpaid distributions thereon
                                 (each, a "Payment Date").



Remarketing...................   Unless a Tax Event Redemption has occurred,
                                 pursuant to a remarketing agreement (the
                                 "Remarketing Agreement") dated as of
                                   , 1998, among the Company, the Trust, the
                                 Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company (the "Remarketing Agent"), and subject to the terms of a Remarketing
                                 Underwriting Agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among such parties (the "Remarketing Underwriting
                                 Agreement"), the Trust Preferred Securities of such Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase
                                 Contracts with separate cash, will be
                                 remarketed on the third Business Day
                                 immediately preceding the Purchase Contract
                                 Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust
                                 Preferred Securities on such date for
                                 settlement on the Purchase Contract Settlement
                                 Date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Security, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase
                                 Common Stock under the related Purchase
                                 Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders, whose Trust Preferred Securities are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions, including deferred distributions, if any, resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and to satisfy in full, from such disposition, such holder's obligation to purchase Common Stock under the related
                                 Purchase Contracts, provided, that if the Company exercises such rights as a secured creditor, with respect to such Trust Preferred
                                 Securities, any accrued and unpaid
                                 distributions (including any deferred
                                 distributions) on such Trust Preferred
                                 Securities will be paid in cash by the Company to the holder of record of such Trust Preferred
                                 Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. It is currently anticipated that Merrill Lynch,
                                 Pierce, Fenner & Smith Incorporated will be the
                                 Remarketing Agent. See "Description of the
                                 Purchase Contracts--Remarketing."



Purchase Contract Settlement
Date..........................   February 16, 2001.



Settlement of Purchase
Contracts.....................   On the Business Day immediately preceding the
                                 Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day prior to the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract
                                 Agent, (iii) has had the Trust Preferred
                                 Securities related to such holder's Purchase
                                 Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase
                                 Contracts--Termination" has occurred, (A) in the case of Income PRIDES (unless a Tax Event
                                 Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the related Trust Preferred
                                 Securities in accordance with the applicable law, and (B) in the case of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred prior to the Purchase Contract
                                 Settlement Date) the principal amount of the related Treasury Securities or the appropriate
                                 Applicable Ownership Interest of the Treasury
                                 Portfolio, as applicable, when paid at
                                 maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related
                                 Purchase Contracts.



                                 In the event that a holder of either Income
                                 PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of an Income PRIDES, settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, the appropriate Applicable

                                 Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.



Settlement Rate...............   The number of newly issued shares of Common
                                 Stock issuable upon settlement of each Purchase
                                 Contract on the Purchase Contract Settlement
                                 Date (the "Settlement Rate") will be calculated
                                 as follows (subject to adjustment under certain
                                 circumstances): (a) if the Applicable Market
                                 Value is equal to or greater than $
                                 (the "Threshold Appreciation Price," which is
                                 approximately   % above the last reported sale
                                 price of the Common Stock set forth on the
                                 cover page of the final Prospectus Supplement
                                 (the "Reference Price")), the Settlement Rate
                                 (which will be equal to the Stated Amount
                                 divided by the Threshold Appreciation Price)
                                 will be        ; accordingly, if, between the
                                 date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common
                                 Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common
                                 Stock issued upon settlement of each Purchase
                                 Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated
                                 Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable
                                 Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus
                                 Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold
                                 Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement
                                 Rate (which will be equal to the Stated Amount divided by the Reference Price) will be
                                        ; accordingly, if the market price for
                                 the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable
                                 Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market
                                 Value of such Common Stock) will be equal to the Stated Amount. "Applicable Market Value" means the average of the Closing Price (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preced-ing the Purchase Contract Settlement Date. See
                                 "Description of the Purchase
                                 Contracts--General."



Early Settlement..............   A holder of Income PRIDES (unless a Tax Event
                                 Redemption has occurred) may settle the related
                                 Purchase Contracts on or prior to the fifth
                                 Business Day immediately preceding the Purchase
                                 Contract Settlement Date in the manner
                                 described herein, but only in integral
                                 multiples of 20 Income PRIDES; provided,
                                 however, if a Tax Event Redemption has occurred
                                 prior to the Purchase Contract Settlement Date
                                 and the Treasury Portfolio has become a
                                 component of the Income PRIDES, holders of
                                 Income PRIDES may settle early only in integral
                                 multiples of 32,000 Income PRIDES at anytime on
                                 or prior to the second Business Day immediately
                                 preceding the Purchase Contract Settlement
                                 Date. Holders of Growth PRIDES may settle the
                                 related Purchase Contracts on or prior to the
                                 second Business Day immediately preceding the
                                 Purchase Contract Settlement Date in the manner
                                 described herein (in either case, an "Early
                                 Settlement"). Upon such Early Settlement, (a)
                                 the holder will pay to the Company through the
                                 Purchase Contract Agent in immediately
                                 available funds an amount equal to the Stated
                                 Amount for each Purchase Contract to be settled
                                 and deliver the Income PRIDES or Growth PRIDES,
                                 as the case may be, to the Purchase Contract
                                 Agent, (b) the related Trust Preferred
                                 Securities, the appropriate Applicable
                                 Ownership Interest of the Treasury Portfolio or
                                 the Treasury Securities, as the case may be,
                                 within three Business Days of the date of Early
                                 Settlement, will be transferred to the holder
                                 free and clear of the Company's security
                                 interest therein, and (c) the Company, within
                                 three Business Days of the date of Early
                                 Settlement, will deliver        newly issued
                                 shares of Common Stock to the holder for each Purchase Contract so settled. Upon Early
                                 Settlement, (i) the holder's rights to receive
                                 Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment Payments, if any, in respect of such Purchase Contracts will terminate and (iii) no adjustment will be made to or for the holder on account of Deferred
                                 Contract Adjustment Payments, if any, or any amount accrued in respect of Contract
                                 Adjustment Payments. See "Description of the
                                 Purchase Contracts--Early Settlement."



Termination...................   The Purchase Contracts (including the right
                                 thereunder to receive accrued or Deferred
                                 Contract Adjustment Payments, if any, and the obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company.
                                 Upon such termination, the Collateral Agent will release the related Trust Preferred
                                 Securities or the appropriate Applicable
                                 Ownership Interest of the Treasury Portfolio, as the case may be, or, if substituted, the related Treasury Securities held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury
                                 Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holder would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that the Company becomes the subject of a case under the United States Bankruptcy
                                 Code of 1978, as amended (the "Bankruptcy
                                 Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. The Company expects any such delay to be limited. See "Description of the Purchase
                                 Contracts--Termination."



Voting and Certain Other
Rights........................   Holders of Trust Preferred Securities will not
                                 be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees (as defined herein) and will generally have no voting rights except in the limited circumstances described under
                                 "Description of Trust Preferred
                                 Securities--Voting Rights." Holders of Purchase
                                 Contracts forming part of the Income PRIDES or Growth PRIDES in their capacities as such holders will have no voting or other rights in respect of the Common Stock.



Listing of the Income
PRIDES........................   Application has been made to list the Income
                                 PRIDES on the NYSE under the symbol "KMTprI", subject to official notice of issuance. If
                                 Growth PRIDES and Trust Preferred Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES are then listed, including, if applicable, the NYSE. See
                                 "Underwriting."



NYSE Symbol of Common Stock...   "KMT"



TRUST PREFERRED SECURITIES



The Trust.....................   The Trust is a Delaware statutory business
                                 trust. The sole assets of the Trust will consist of the Debentures. The Company will directly or indirectly own all of the Common
                                 Securities representing common undivided beneficial ownership interests in the assets of the Trust.



Trust Preferred Securities....   4,500,000 of   % Trust Preferred Securities
                                 (liquidation amount $50 per Trust Preferred
                                 Security), representing preferred, undivided beneficial ownership interests in the assets of the Trust.



Distributions.................   Distributions on the Trust Preferred Securities
                                 which will constitute all or a portion of the distributions on the Income PRIDES will be cumulative, will accrue from the first date of issuance of the Trust Preferred Securities and will be payable initially at the annual rate of
                                   % of the liquidation amount of $50 per Trust
                                 Preferred Security to but excluding the
                                 Purchase Contract Settlement Date, and in the case of Trust Preferred Securities that remain outstanding on and after the Purchase Contract
                                 Settlement Date, from the Purchase Contract
                                 Settlement Date to but excluding February 16,
                                 2003, at the Reset Rate, in each case, when, as and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing February 16, 1998.



Market Rate Reset.............   The applicable quarterly distribution rate on
                                 the Trust Preferred Securities and the interest rate on the Debentures on and after the Purchase Contract Settlement Date, will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, determined by the Reset
                                 Agent as the rate the Trust Preferred
                                 Securities should bear in order for a Trust

                                 Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided, that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Reset Agent. See "Description of the Trust Preferred Securities--Market Rate Reset."



Distribution Deferral
Provisions....................   The ability of the Trust to pay distributions
                                 on the Trust Preferred Securities will be
                                 solely dependent on the receipt of interest
                                 payments from the Company on the Debentures.
                                 The Company will have the right at any time,
                                 and from time to time, to defer the interest
                                 payments due on the Debentures for successive
                                 extension periods (the "Extension Periods")
                                 limited, in the aggregate, to a period not
                                 extending beyond the maturity date of the
                                 Debentures. The corresponding quarterly
                                 distributions on the Trust Preferred Securities
                                 would be deferred by the Trust (but would
                                 continue to accumulate quarterly and would
                                 accrue interest, compounded quarterly, at the
                                 rate of   % per annum through and including
                                 February 15, 2001, and at the Reset Rate thereafter) until the end of any such Extension
                                 Period. If a deferral of an interest payment occurs, the holders of the Trust Preferred
                                 Securities will be required to accrue interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payment. See "Risk
                                 Factors--Right to Defer Current Payments,"
                                 "Description of the Trust Preferred
                                 Securities-- Distributions" and "Certain
                                 Federal Income Tax Consequences-- Income
                                 PRIDES--Trust Preferred Securities--Interest
                                 Income and Original Issue Discount."



Rights Upon Deferral of
Distribution..................   During any period in which interest payments on
                                 the Debentures are deferred, interest will
                                 accrue on the Debentures (compounded quarterly)
                                 and the corresponding quarterly distributions
                                 on the Trust Preferred Securities will continue
                                 to accumulate with interest thereon at the rate
                                 of   % per annum through and including February
                                 15, 2001, and at the Reset Rate thereafter, compounded quarterly.



Liquidation Preference........   In the event of any liquidation of the Trust,
                                 and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred
                                 Securities.



Put Option....................   If a Failed Remarketing has occurred, holders
                                 of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders), holding such Trust
                                 Securities or Debentures, as the case may be, following the Purchase Contract Settlement Date will have the right, in the case of Trust
                                 Securities, to require the Trust to put to the Company the related Debentures, or in the case of Debentures, to put such Debentures directly to the Company on March 2, 2001, upon at least three Business Days' prior notice, at a price per Debenture equal to $50, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures by the Company, (i) the proceeds from such repurchase shall simultaneously be applied (in the case of Trust Securities) to redeem such Trust Securities of such holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and (ii) any accrued and unpaid distributions (including deferred distributions) with respect to such Trust
                                 Securities will be paid to such holder in cash.
                                 See "Description of the Debentures  --Put
                                 Option."



Distribution of Debentures....   In certain circumstances involving an
                                 Investment Company Event, the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred
                                 Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis including the Collateral Agent. In such event an Income PRIDES would thereafter consist of beneficial ownership of a Debenture with a principal amount equal to the Stated Amount of such Income PRIDES and the related Purchase
                                 Contract, and such Debenture would be otherwise treated as if it were a Trust Preferred
                                 Security. See "Description of the Trust
                                 Preferred Securities--Distribution of the
                                 Debentures."



Tax Event Redemption..........   The Debentures (and, thus, the Trust
                                 Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice in whole but not in part upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption
                                 Price equal to, for each Debenture, the
                                 Redemption Amount together with accrued and unpaid distributions (including deferred distributions). See "Description of the
                                 Debentures--Tax Event Redemption." If the
                                 Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax
                                 Event Redemption occurs prior to the Purchase
                                 Contract Settlement Date, the Redemption Price payable in liquidation of any Income PRIDES holders' interest in the Trust, will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption
                                 Price to the Purchase Contract Agent for payment to holders of such Income PRIDES. The
                                 Treasury Portfolio will be substituted for the Trust Preferred Security and will be pledged with the Collateral Agent to secure such Income
                                 PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.



                                 Other than in the event of a Tax Event
                                 Redemption, the Company will not have the ability to redeem the Debentures prior to their stated maturity date. See "Description of the Debentures--Tax Event Redemption."



Guarantee.....................   The Company will irrevocably and
                                 unconditionally guarantee (the "Guarantee"), generally on a senior unsecured basis, the payment in full of (i) distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor, (ii) the redemption price of

                                 Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) generally, the liquidation amount of the Trust Preferred Securities or the Redemption Price upon a Tax Event Redemption, to the extent the Trust has assets available for distribution to holders of Trust Preferred Securities in the event of a dissolution of the Trust. The Company's obligations under the Guarantee will be a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. See "Description of the Guarantee."



Debentures....................   Unless a Tax Event Redemption has occurred, the
                                 Debentures will mature on February 16, 2003,
                                 and will bear interest initially at the rate of
                                   % per annum, payable quarterly in arrears on
                                 each February 16, May 16, August 16 and
                                 November 16, commencing February 16, 1998. The
                                 interest rate on the Debentures, and the
                                 distribution rate on the Trust Preferred
                                 Securities, that remain outstanding after the
                                 Purchase Contract Settlement Date will be reset
                                 on the third Business Day immediately preceding
                                 the Purchase Contract Settlement Date to the
                                 Reset Rate determined by the Reset Agent. See
                                 "Description of Debentures--Interest." Interest
                                 payments on the Debentures may be deferred from
                                 time to time by the Company for successive
                                 Extension Periods not extending, in the
                                 aggregate, beyond the stated maturity date of
                                 the Debentures. During any Extension Period,
                                 interest at the rate of   % per annum through
                                 and including February 15, 2001, and at the Reset Rate thereafter would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, provided such new
                                 Extension Period does not extend beyond the stated maturity date of the Debentures. No interest shall be due during an Extension
                                 Period until the end of such period. During an Extension Period, the Company will be prohibited (subject to certain exceptions) from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Debentures are paid. The Debentures will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations.
                                 See "Description of the Debentures."



Federal Income Tax
Consequences..................   Provided the Company does not exercise its
                                 right to defer interest on the Debentures, a beneficial owner of Income PRIDES and Trust
                                 Preferred Securities will include in gross income its pro rata share of the stated interest on the Debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. The
                                 Company intends to report the Contract
                                 Adjustment Payments as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract Adjustment
                                 Payments may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. Holders of Growth PRIDES will be required to include in gross income their allocable share of any OID or market discount, or amortize their allocable share of any bond premium otherwise includible or deductible, respectively, with respect to the Treasury Securities posted with the Collateral Agent. If a Tax Event Redemption has occurred, a beneficial owner of Income
                                 PRIDES will be required to include in gross income its allocable share of OID on the Treasury Portfolio as it accrues on a constant yield to maturity basis. See "Certain Federal
                                 Income Tax Consequences."



Use of Proceeds...............   All or substantially all of the proceeds from
                                 the sale of the Income PRIDES, of which the
                                 Trust Preferred Securities are a component, and
                                 from the sale of Common Securities will be
                                 invested by the Trust in Debentures of the
                                 Company, and the remainder, if any, will be
                                 paid to the Company. The net proceeds from such
                                 sale, estimated to be approximately           ,
                                 will be used by the Company to repay
                                 indebtedness under the Company's New Bank
                                 Credit Facility, which indebtedness was
                                 incurred by the Company in connection with the acquisition of Greenfield. See "Use of Proceeds."

                                  THE COMPANY

     The Company is a vertically integrated global manufacturer, marketer and distributor of a broad range of consumable tools, supplies and services for the metalworking, mining and highway construction industries. Kennametal specializes in developing and manufacturing tools utilizing tungsten carbide powder metallurgy for the three primary metalcutting methods--turning, milling and drilling. In addition, through its 80%-owned subsidiary, JLK Direct Distribution Inc. ("JLK"), the Company markets and distributes a broad line of consumable metalcutting tools, as well as abrasives, machine tool accessories, hand tools, measuring equipment and other industrial supplies used in the metalworking industry. The Company is a recognized leader in turning and milling consumable metalcutting tools and believes it is the largest North American and the second largest global provider of consumable metalcutting tools and supplies. Leveraging its expertise in tungsten carbide powder metallurgy, the Company has developed innovative consumable tools for the mining and construction industries and believes it is the largest global manufacturer, marketer and distributor of such tools to these markets.


     In November 1997, the Company acquired Greenfield, the leading North American manufacturer of drilling and other rotary high-speed steel consumable metalcutting tools for the metalworking industry. Kennametal believes that Greenfield's operations strongly complement its core businesses and that the acquisition of Greenfield, in addition to providing the Company with opportunities for substantial cost savings, offers significant strategic benefits, including: (i) providing an important new channel of traditional industrial distributors through which to sell the Company's products; (ii) expanding and enhancing the Company's line of drilling products; (iii) allowing the Company to diversify into new markets such as certain wear products by leveraging its material science expertise in tungsten carbide powder metallurgy; and (iv) providing the opportunity to introduce and sell each company's products into the markets served by the other company.


     End users of the Company's metalworking products include manufacturers and suppliers in the aerospace, automotive, construction and farm machinery, railroad equipment, power generation and transmission equipment, home appliance, electrical equipment, and oil field services and gas exploration industries. The Company markets its products through: a technically skilled direct sales force; JLK's catalogs, showrooms and other direct marketing efforts; JLK's integrated industrial supply programs; and, with the acquisition of Greenfield, a network of traditional industrial distributors. This multi-channel marketing approach enables the Company to meet the varying needs of metalworking customers of all sizes which range from same-day ordering and rapid delivery of products to outsourcing the entire procurement and inventory management process for metalworking and related products. The Company estimates there are approximately 250,000 metalworking industrial sites in the United States. The Company's multi-channel distribution network, comprehensive product offering and global presence allow customers of all sizes the advantage of a single source of supply for most metalworking needs.

     The Company believes five significant trends are currently impacting the metalworking industry: (i) consolidation of fragmented distribution channels as customers seek a single source of supply for their metalworking needs; (ii) increasing demand from large customers to outsource procurement and inventory management processes through integrated supply programs; (iii) growing demand for suppliers that can provide a complete selection of tools, supplies and services globally; (iv) demand for world class capabilities including customer service, technical application support and information and product technology while, at the same time, maintaining or reducing costs; and (v) continuing advances in customers' metalworking manufacturing technology requiring more technically advanced tools. These factors are resulting in a restructuring and consolidation in the metalworking industry as tooling manufacturers and distributors are forced to either become more competitive or seek stronger partners. The Company's business strategy is designed to capitalize on these and other trends.

BUSINESS STRATEGY

     The Company's objective is to become the supplier of first choice of consumable tools, related supplies, and services to the worldwide metalworking industry and to other industries which can benefit from tungsten carbide products. The Company believes its market-leadership position results from the successful implementation of its business strategy, the major elements of which include:

     - Expanding Customer Base Through Multi-Channel Distribution. The Company seeks to access potential customers through all primary distribution channels. The Company serves its traditional base of large and medium-sized metalworking customers through a direct sales force. JLK direct markets a broad range of tiered ("good," "better" and "best") metalworking consumables and other related products targeted at small and medium-sized metalworking customers and offers integrated supply programs targeted at large industrial metalworking customers. The acquisition of Greenfield, which sells its consumable tools, related products and services through a network of more than 2,500 traditional industrial distributors, provides Kennametal with access to approximately 50% of the North American metalworking market.


     - Providing Most Complete Product Offering. The Company seeks to provide the most complete and comprehensive product offering in the metalworking industry. As a result of various acquisitions and internal development, the Company markets and distributes what it believes is one of the broadest lines of tools and services typically used by metalworking customers. The recent acquisition of Greenfield with its consumable high-speed steel rotary cutting tools and related products provides the Company with the capability to manufacture all of the major consumable tools needed by customers in their metalcutting manufacturing processes.



     - Expanding Strong Global Presence. Kennametal is committed to growing its global presence as demonstrated by its position as the second largest provider of tools to the European metalworking industry, the world's largest metalworking market, as well as its plans to expand its presence in the Asia Pacific region. The Company recently completed construction of a cutting tool manufacturing facility in Shanghai, China, for a total investment of about $20 million, and has increased to 100% its ownership interest in a sales and marketing subsidiary in Japan. The Company also has targeted marketing efforts in Eastern Europe and Russia and other developing countries.


     - Providing Superior Customer Service, Product Availability, and Technical Support. The Company's skills in rapidly filling orders, maintaining high levels of product availability and providing technical product application support are vital to the ability of its metalworking customers to meet their production and delivery schedules in a cost effective manner. Kennametal's sophisticated order entry and inventory management systems enable the Company to ship more than 90 percent of its products from stock. In addition, the Company's technically skilled direct sales force of more than 700 persons provide on-site product selection and application support to enable customers to optimize their metalcutting processes. The addition of Greenfield's more than 70 technical specialists broadens the Company's technical support capability into high-speed steel drilling applications.


     - Maintaining Leadership in Product Innovation. As a result of its commitment to research and development, the Company has brought to market during the past few years a number of new or improved metalcutting products. The exacting requirements of modern high-precision metalcutting, along with advances in manufacturing technology, exacting manufacturing specifications, and new workpiece materials are driving the demand for new and improved consumable tools and systems capable of achieving superior technical performance with high and uniform quality. The Company believes that its reputation for supplying high quality and technologically innovative consumable metalcutting tools and supplies to the metalworking industry has been a very significant factor in its achieving its market position.


     - Leveraging Use of Information Technology. The Company's decision to invest nearly $40 million in a business information system utilizing SAP R-3 software demonstrates its commitment to the use of information technology. This system, which is expected to be fully operational in fiscal 1999, will link sales, distribution, manufacturing, purchasing and accounting activities at all major sites throughout Kennametal and is designed to enhance customer service, operational effectiveness and management decision-making.

     In addition to the above business strategies, the Company seeks to continue to improve operating efficiencies as well as to pursue selected acquisitions that enhance its distribution channels, complement its existing product offerings and strengthen its geographic presence.

                              RECENT DEVELOPMENTS
GREENFIELD ACQUISITION


     On November 17, 1997, the Company purchased in the Tender Offer approximately 98% of Greenfield's common stock and acquired the balance by a merger (the "Merger") on the following day. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion. Greenfield is the largest North American manufacturer of consumable rotary metalcutting tools as well as a leading manufacturer of consumable tools and related products, wear products and marine products.


NEW BANK CREDIT FACILITY


     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into a $1.4 billion credit agreement with the banks named therein (the "New Bank Credit Facility") under which, as of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. If the Offering, the Common Stock Offerings and the Senior Debt Offering are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.


OTHER ACQUISITIONS


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company. The companies had aggregate sales of approximately $66 million in 1996.



OTHER OFFERINGS



     Concurrently with the Offering, (i) the Company is undertaking the Common Stock Offerings of an aggregate of 4,300,000 shares (4,945,000 shares if the underwriters for the shares exercise their over-allotment options in full) and
(ii) the Company is undertaking the Senior Debt Offering of $450 million aggregate principal amount of the Senior Debt Securities. The Offering, the Common Stock Offerings, and the Senior Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings. The net proceeds to the Company from the Common Stock Offerings and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility.

              SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION


    The summary condensed consolidated income statement and balance sheet data for the Company presented below are derived from the Company's consolidated financial statements. The Company's condensed consolidated financial statements as of and for the fiscal years ended June 30, 1995, 1996 and 1997 have been audited by Arthur Andersen LLP. The condensed consolidated financial statements as of and for the three months ended September 30, 1996 and 1997 are derived from the Company's unaudited interim financial statements appearing elsewhere in this Prospectus Supplement which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Results for the three months ended September 30, 1997, are not necessarily indicative of the results of operations to be expected for the full fiscal year. The summary financial information presented below should be read in conjunction with, and is qualified by reference to, the more detailed information in the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus Supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information set forth herein. Pro forma information is based on the historical financial statements of the Company and Greenfield adjusted to give effect to the acquisition of Greenfield, the Offering, the Common Stock Offerings and the Senior Debt Offering. See "Pro Forma Condensed Consolidated Financial Information." The pro forma financial information is provided for informational purposes only and does not purport to present what the Company's results of operations would actually have been if the acquisition of Greenfield had occurred on the assumed dates or to project the Company's financial condition or results of operations for any future period.



                                                     FISCAL YEAR ENDED JUNE 30,                 THREE MONTHS ENDED SEPTEMBER 30,
                                         --------------------------------------------------    ----------------------------------
                                                                                  1997 PRO                              1997 PRO
                                                                                  FORMA AS                              FORMA AS
                                           1995         1996          1997        ADJUSTED       1996        1997       ADJUSTED
                                         --------    ----------    ----------    ----------    --------    --------    ----------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.............................   $983,873    $1,079,963    $1,156,343    $1,683,362    $275,203    $310,792      $450,628
  Cost of goods sold..................    560,867       625,473       668,415     1,043,548     160,493     178,569       277,842
                                         --------    ----------    ----------    ----------    --------    --------       -------
Gross profit..........................    423,006       454,490       487,928       639,814     114,710     132,223       172,786
  Operating expenses..................    293,868       328,377       357,996       450,417      86,964      98,518       124,287
  Restructuring charge................         --         2,666            --            --          --          --            --
  Amortization of intangibles.........      2,165         1,596         2,907        18,410         546       1,052         5,036
                                         --------    ----------    ----------    ----------    --------    --------       -------
Operating income......................    126,973       121,851       127,025       170,987      27,200      32,653        43,463
  Interest expense....................     12,793        11,296        10,393        57,373       2,642       1,180        10,590
  Other income (expense)..............         54         4,821         1,531         1,531         627        (440)         (440)
  Minority interest on
    Company-obligated, mandatorily
    redeemable securities of
    subsidiary holding solely parent
    company debentures................         --            --            --        15,165          --          --         3,791
                                         --------    ----------    ----------    ----------    --------    --------       -------
Income before income taxes and
  minority interest...................    114,234       115,376       118,163        99,980      25,185      31,033        28,642
  Provision for income taxes..........     45,000        43,900        44,900        39,992       9,800      12,100        11,457
  Minority interest...................        940         1,744         1,231         1,231         182       1,385         1,385
                                         --------    ----------    ----------    ----------    --------    --------       -------
Net income............................   $ 68,294    $   69,732    $   72,032    $   58,757    $ 15,203    $ 17,548      $ 15,800
                                         ========    ==========    ==========    ==========    ========    ========       =======
PER SHARE AND OTHER DATA:
Net income............................   $   2.58    $     2.62    $     2.71    $     1.90    $   0.57    $   0.67      $   0.52
Dividends.............................       0.60          0.60          0.66            --        0.15        0.17            --
Weighted average shares outstanding...     26,486        26,635        26,575        30,875      26,729      26,171        30,471
Ratio of earnings to fixed
  charges(a)..........................       8.02          8.62          8.75            --        7.65       14.94            --



                                                                                                        AS OF SEPTEMBER 30,
                                                                                                       ----------------------
                                                                          AS OF JUNE 30,                            1997 PRO
                                                               ------------------------------------                 FORMA AS
                                                                  1995          1996         1997        1997       ADJUSTED
                                                               ----------    ----------    --------    --------    ----------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital...........................................     $184,072      $217,651    $175,877    $258,435    $ 492,912
  Total assets..............................................      781,609       799,491     869,309     919,589    2,018,870
  Long-term debt (less current maturities)..................       78,700        56,059      40,445      40,464      635,110
  Company-obligated, mandatorily redeemable securities of
    subsidiary holding solely parent company debentures.....           --            --          --          --      222,300
  Shareholders' equity......................................      391,885       438,949     459,608     530,069      725,809


---------

(a) For the purpose of the calculation of these ratios, earnings represents income from continuing operations before fixed charges, minority interest, provision for income taxes and the cumulative effect of accounting changes. Fixed charges include interest expense, including amounts capitalized and the portion (one third) of rental expenses deemed to be representative of interest expense.

                                  RISK FACTORS


     Prospective purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as the other information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference therein.


INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE


     Although holders of the FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Trust Preferred Securities related to such holder's Purchase Contracts have been remarketed in the manner described below in connection with settling such Purchase Contracts or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds of the repurchase by the Company of the related Debentures or the principal of the related Treasury Securities, or the applicable Appropriate Ownership Interest of the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of Income PRIDES has cash settled or the Trust Preferred Securities related to such holder's Purchase Contracts have been remarketed in the manner described below in connection with settling such Purchase Contracts, following the Purchase Contract Settlement Date, the holder will own shares of Common Stock rather than a beneficial interest in Trust Preferred Securities. See "Description of the Purchase Contracts--General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price, the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date of the final Prospectus Supplement, in which case an investment in the Securities will result in a loss. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.


LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION


     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation
Price (which represents an appreciation of     % over the Reference Price).
Moreover, in such event, holders of FELINE PRIDES would receive on the Purchase
Contract Settlement Date only     % (the percentage equal to the Reference Price
divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date of the final Prospectus Supplement, and therefore would
receive on the Purchase Contract Settlement Date     % of the appreciation in
the value of the Common Stock in excess of the Threshold Appreciation Price through such date.


FACTORS AFFECTING TRADING PRICES


     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by Kennametal's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities for arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Trust Preferred Securities and Common Stock.


VOTING AND CERTAIN OTHER RIGHTS



     Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Kennametal Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Trust Preferred Securities--Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Amended and Restated Articles of Incorporation (the "Restated Articles") or the Amended and Restated By-Laws (the "Restated By-Laws") of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.


DILUTION OF COMMON STOCK


     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of Kennametal that modify its capital structure. See "Description of the Purchase Contracts--Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. Kennametal is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Trust Preferred Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.


POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET


     It is not possible to predict how Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the secondary market or whether such market for any such securities will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application has been made to list the Income PRIDES on the NYSE. If Growth PRIDES and Trust Preferred Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES are then listed, including, if applicable, the NYSE. The Company and the Trust have been advised by the Underwriters that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any such market that may develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES were to substitute Treasury Securities for the Trust Preferred Securities, thereby converting their Income PRIDES to Growth PRIDES, the liquidity of Income PRIDES could be adversely affected. There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of the election by holders to create Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES be outstanding at any time.


PLEDGED SECURITIES ENCUMBERED


     Although the beneficial owners of FELINE PRIDES will be beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or the Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.


INVESTMENT COMPANY EVENT DISTRIBUTION


     Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis including the Collateral Agent. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Preferred Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Description of the Trust Preferred Securities--Distribution of the Debentures."



     There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Trust Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of a beneficial ownership interest in Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Trust Preferred Securities--Distribution of the Debentures" and "Description of the Debentures--General."


TAX EVENT REDEMPTION


     The Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid distributions (including deferred distributions). See "Description of the Debentures--Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holder of such Trust Securities. If the Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the Redemption Price payable, in liquidation of the Income PRIDES holders' interest in the Trust, will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Trust Preferred Securities, not held in the form of Income PRIDES, will receive redemption payments directly. The Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Trust Preferred Securities so redeemed. See "Description of the Trust Preferred Securities--Optional Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences--Tax Event Redemption."

RIGHT TO DEFER CURRENT PAYMENTS


     The Company may, at its option, defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments, if any, will
bear Deferred Contract Adjustment Payments at the rate of     % per annum
(compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will also terminate.


     In the event that the Company elects to defer the payment of any Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts--Contract Adjustment Payments."


     The Company also will have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Trust Preferred Securities, held either as a component of the Income PRIDES or held separately, would be deferred
(but despite such deferrals would accrue interest at a rate of     % per annum
through and including February 16, 2001, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the stated maturity of the Debentures. During any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights pursuant to the Rights Agreement, as amended, between the Company and Mellon Bank, N.A., as Rights Agent (the "Rights Agreement"), or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee (as defined herein)). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Trust Preferred Securities--Distributions" and "Description of the Debentures--Option to Extend Interest Payment Period."



     The Company believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Debentures is remote and that, therefore, the Debentures should not be considered to be issued with OID as a result of the Company's right to defer payments of stated interest on the Debentures unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences--Income PRIDES-Trust Preferred Securities--Interest Income and Original Issue Discount."

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each beneficial owner of Trust Preferred Securities held either as a component of the Income PRIDES or held separately would be required to include such beneficial owner's share of the stated interest on the Trust Preferred Securities in gross income, as OID, on a daily economic accrual basis, regardless of its method of tax accounting and in advance of receipt of the cash attributable to such income. As a result, each such beneficial owner of Trust Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Consequences--Income PRIDES-Trust Preferred Securities--Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Preferred Securities (which represent a preferred, undivided beneficial interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences--Income PRIDES-Trust Preferred Securities--Interest Income and Original Issue Discount."


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT


     Although the Trust Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain Provisions of the Purchase Contract Agreements and the Pledge Agreement--Information Concerning the Purchase Contract Agent."


RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

     The Guarantee guarantees to the holders of the Trust Preferred Securities, generally on a senior basis, the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the

Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Indenture and the Debentures or (ii) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Debentures. See "--Enforcement of Certain Rights by Holders of Trust Preferred Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Trust Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.


     If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures. In addition, if the Company fails to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Trust Preferred Securities--Declaration Events of Default."


LIMITED RIGHTS OF ACCELERATION


     The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default, which generally are limited to payment defaults, breach of certain covenants, certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution of the Trust. See "Description of the Trust Preferred Securities--Declaration Events of Default." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.

TRADING PRICE OF THE TRUST PREFERRED SECURITIES


     The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income Consequences--Income PRIDES--Trust Preferred Securities--Interest Income and Original Issue Discount" and "--Sales, Exchanges or Other Dispositions of Trust Preferred Securities."


                              RECENT DEVELOPMENTS

GREENFIELD ACQUISITION


     On October 10, 1997, Kennametal and Acquisition Corp. entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997, approximately 16,179,976 (98% of the outstanding) shares of Greenfield's common stock. The merger occurred on November 18, 1997, and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion. There can be no assurance that the Company will effectively integrate and manage the acquired business or retain the management and the numerous distributorship customers of Greenfield. In addition there can be no assurance that the anticipated benefits of the Greenfield acquisition will be achieved. If Kennametal does not successfully integrate and manage the acquisition, there could be a material adverse effect on the Company.


NEW BANK CREDIT FACILITY


     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into the New Bank Credit Facility with BankBoston, N.A., Deutsche Bank AG, New York Branch, Mellon Bank, N.A. and PNC Bank, National Association. As of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans under the New Bank Credit Facility. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility was initially secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65% of the stock of Kennametal's significant foreign subsidiaries. On December 24, 1997, the stock held as security was released. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998 and all loans mature on August 31, 2002. Proceeds from the Offering, the Common Stock Offerings and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce the commitments of the lenders under the New Bank Credit Facility. If all of such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility. See "Capitalization," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Financial Condition."

OTHER ACQUISITIONS


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, a marketer of carbide precision tools for milling, drilling and other metalcutting applications, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, a manufacturer of industrial high-speed steel cutting tools, Car-Max Tool & Cutter Sales, Inc., which is engaged in the distribution of metalcutting tools and industrial supplies in the midwestern United States and GRS Industrial Supply Company, which is engaged in the distribution of metalcutting tools and industrial supplies in the midwestern United States. The companies had aggregate sales of approximately $66 million in 1996.



OTHER OFFERINGS



     Concurrently with the Offering, (i) the Company is offering 4,300,000 shares of Common Stock (4,945,000 shares if the underwriters for the shares exercise their over-allotment options in full) to the public pursuant to the Common Stock Offerings and (ii) the Company is also offering $450 million aggregate principal amount of the Senior Debt Securities. The Offering, the Common Stock Offerings, and the Senior Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings. Proceeds from the Common Stock Offerings and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility. This Prospectus Supplement does not constitute an offer to buy or the solicitation of an offer to sell the Common Stock or the Senior Debt Securities being offered by the Common Stock Offerings or the Senior Debt Offering, respectively. The Common Stock Offerings and the Senior Debt Offering will be made only by means of prospectuses, as amended or supplemented, relating to such offerings.


                                USE OF PROCEEDS


     The net proceeds to be received by the Company from the sale of the FELINE PRIDES, after deducting estimated underwriting discounts and expenses of the
Offering payable by the Company, are expected to be approximately $     million
(or approximately $     million if the Underwriters' over-allotment option is
exercised in full). See "Underwriting." The net proceeds from the Common Stock Offerings (assuming they are completed and the over-allotment options are not
exercised) are estimated to be $     million and the net proceeds from the
Senior Debt Offering (assuming it is completed) are expected to be $ million. The net proceeds from the Offering, the Common Stock Offerings and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility, which indebtedness was incurred by the Company in connection with the acquisition of Greenfield, and had a weighted average interest rate, as of November 30, 1997, of 7.1%. If the Company consummates the Offering, the Common Stock Offerings and the Senior Debt Offering, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is currently traded on the NYSE under the symbol "KMT." The high and low sales prices as reported on the NYSE Composite Tape and dividends paid for the periods indicated are set forth in the table below.


                                                                    PRICE RANGE
                                                                   --------------
                                                                   HIGH       LOW       DIVIDENDS
                                                                   ----       ---       ---------
Fiscal 1996
  First Quarter.................................................   $41  1/8   $34 5/8     $0.15
  Second Quarter................................................    36  1/4    28 3/4      0.15
  Third Quarter.................................................    37  1/4    27 3/4      0.15
  Fourth Quarter................................................    38  1/4    33 5/8      0.15
Fiscal 1997
  First Quarter.................................................   $34  3/8   $28 7/8     $0.15
  Second Quarter................................................    39         32 3/4      0.17
  Third Quarter.................................................    43  1/8    34 7/8      0.17
  Fourth Quarter................................................    44  1/8    33 1/8      0.17
Fiscal 1998
  First Quarter.................................................   $49  1/2   $41 1/4     $0.17
  Second Quarter................................................    55         47          0.17



     On December 31, 1997, the last reported sale price of the Common Stock on the NYSE was $52 1/16 per share.


     The Company has paid cash dividends in every quarter since fiscal 1947. The Board of Directors intends to continue its present policy of declaring regular quarterly dividends when justified by the financial condition of the Company. The amount of future dividends, if any, will depend on general business conditions encountered by the Company, earnings, financial condition and capital requirements of the Company, and such other factors as the Board of Directors may deem relevant. The payment of dividends is subject to compliance with certain financial covenants in the New Bank Credit Facility (see "Description of Common Stock--Covenant Restrictions") and will be subject to certain restrictions in connection with the Offering (see "Description of the Debentures").

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of September 30, 1997 and as adjusted to reflect the consummation of the acquisition of Greenfield (including borrowings under the New Bank Credit Facility), the Offering, the Common Stock Offerings and the Senior Debt Offering, and the application of the net proceeds therefrom, after deducting estimated underwriting commissions and expenses of the Offering (assuming that the Underwriters' over-allotment option is not exercised). See "Use of Proceeds" and "Description of Other Offerings." The information set forth in this table should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus Supplement. See "Pro Forma Condensed Consolidated Balance Sheet."



                                                                    AS OF SEPTEMBER 30, 1997
                                                                ---------------------------------
                                                                                     PRO FORMA
                                                                 ACTUAL             AS ADJUSTED
                                                                --------           --------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE
                                                                DATA)
Short-term debt..............................................   $ 60,794             $   37,069
                                                                ========             ==========
Long-term debt...............................................   $ 40,464             $  635,110
Minority interest in consolidated subsidiaries...............     44,162                 44,162
Company-obligated, mandatorily redeemable securities of
  subsidiary holding solely parent company debentures........         --                222,300
Shareholders' equity:
  Preferred stock, 5,000 shares authorized; none issued......         --                     --
  Capital stock, $1.25 par value per share;
     70,000 shares authorized; 29,370 and 33,670 shares
     issued(a)...............................................     36,712                 42,087
  Additional paid-in capital.................................    148,438                346,663
  Retained earnings..........................................    419,174                411,314
  Less treasury shares, at cost; 3,153 shares held...........    (61,101)               (61,101)
  Cumulative translation adjustments.........................    (13,154)               (13,154)
                                                                --------             ----------
     Total shareholders' equity..............................    530,069                725,809
                                                                --------             ----------
     Total capitalization....................................   $614,695             $1,627,381
                                                                ========             ==========


---------


(a) Does not include: (i) 1,567,185 shares of Common Stock as of September 30, 1997, issuable upon exercise of outstanding options of which options covering 1,539,929 shares were exercisable as of that date; (ii) 63,804 shares issuable as of September 30, 1997, pursuant to the Company's deferred stock plans; (iii) shares which may be issued pursuant to the Company's
    dividend reinvestment and stock purchase plan; or (iv) from        to
           shares which will be issued on             , 2001 pursuant to the
    Offering depending upon the average trading price of the Common Stock prior
    to issuance (or from        to        shares if the underwriters for the
    Offering exercise their over-allotment option in full).

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



     The following Pro Forma Condensed Consolidated Statements of Income, the Pro Forma Condensed Consolidated Balance Sheet and the pro forma data under "Prospectus Supplement Summary--Summary Condensed Consolidated Financial Information" are based on the historical financial statements of the Company and Greenfield adjusted to give effect to the acquisition of Greenfield, the Offering, the Common Stock Offerings and the Senior Debt Offering. The Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 1997, and for the three months ended September 30, 1997, assume that the acquisition of Greenfield occurred as of the first day of the Company's 1997 fiscal year (July 1, 1996). Since Greenfield has a fiscal year-end of December 31, the historical information included in the Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 1997 has been derived from Greenfield's operating results for the twelve months ended June 30, 1997. The Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Greenfield, the Offering, the Common Stock Offerings and the Senior Debt Offering as if they had occurred on September 30, 1997.



     The pro forma financial information reflects the purchase method of accounting for the acquisition of Greenfield, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision depending upon completion of appraisals or other studies of the fair value of Greenfield's assets and liabilities. Final purchase accounting adjustments will differ from the pro forma adjustments presented herein and described in the accompanying notes due to the results of operations of Greenfield from September 30, 1997, to the date of closing (November 18, 1997). See Note 18 to the Company's consolidated financial statements included herein.



     The pro forma financial information reflects certain assumptions described above and in the Notes to Pro Forma Condensed Consolidated Statements of Income and Pro Forma Condensed Consolidated Balance Sheet which follow. The pro forma financial information, including notes thereto, should be read in conjunction with the consolidated financial statements of the Company and of Greenfield, and the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus Supplement. The pro forma financial information is provided for informational purposes only and does not purport to present what the Company's results of operations would actually have been if the acquisition of Greenfield had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1997


                                                                 ACQUISITION      OFFERINGS
                                     HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA       PRO FORMA
                                     KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                     ----------    ----------    -----------     -----------     -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                   (UNAUDITED)
INCOME STATEMENT DATA:
Net sales.........................   $1,156,343     $ 527,019     $      --       $      --      $ 1,683,362
  Cost of goods sold..............      668,415       373,133         2,000(a)           --        1,043,548
                                     ----------      --------      --------        --------       ----------
Gross profit......................      487,928       153,886        (2,000)             --          639,814
  Operating expenses..............      357,996        92,421            --              --          450,417
  Amortization of intangibles.....        2,907         4,946        10,557(b)           --           18,410
                                     ----------      --------      --------        --------       ----------
Operating income..................      127,025        56,519       (12,557)             --          170,987
  Interest expense................       10,393        10,916        64,922(c)      (28,858)(d)       57,373
  Other income....................        1,531            --            --              --            1,531
  Dividends on
     Greenfield-obligated
     mandatorily redeemable
     convertible preferred
     securities of subsidiary
     Greenfield Capital Trust
     holding solely convertible
     subordinated debentures of
     Greenfield...................           --         6,900        (6,900)(e)          --               --
  Minority interest on Company-
     obligated, mandatorily
     redeemable securities of
     subsidiary holding solely
     parent company debentures....           --            --            --          15,165(f)        15,165
                                     ----------      --------      --------        --------       ----------
Income before income taxes and
  minority interest...............      118,163        38,703       (70,579)         13,693           99,980
  Provision for income taxes......       44,900        15,876       (26,261)          5,477           39,992(g)
  Minority interest...............        1,231            --            --              --            1,231
                                     ----------      --------      --------        --------       ----------
Net income........................   $   72,032     $  22,827     $ (44,318)      $   8,216      $    58,757
                                     ==========      ========      ========        ========       ==========
PER SHARE DATA:
Net income........................   $     2.71                                                  $      1.90(h)
                                     ==========                                                   ==========
Weighted average shares
  outstanding.....................       26,575                                                       30,875(h)
                                     ==========                                                   ==========


See accompanying Notes to Pro Forma Condensed Consolidated Statement of Income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1997

(a) Represents additional depreciation expense related to excess purchase price assigned to property, plant and equipment.


(b) Represents amortization of excess purchase price allocated to goodwill over 40 years of approximately $15.5 million less the elimination of historical Greenfield goodwill amortization of approximately $4.9 million.



(c) Reflects (i) an increase in interest expense of approximately $69.1 million associated with the New Bank Credit Facility, (ii) the elimination of historical interest expense of approximately $17.3 million as a result of repayment of outstanding indebtedness of Kennametal and Greenfield and (iii) the amortization of deferred financing costs of approximately $13.1 million to establish the New Bank Credit Facility, which includes a charge to reflect repayments of the New Bank Credit Facility using the net proceeds of the Offering, the Common Stock Offerings and the Senior Debt Offering.



(d) Reflects a decrease in interest expense of approximately $28.9 million for a reduction in borrowings under the New Bank Credit Facility upon application of the net proceeds of the Offering, the Common Stock Offerings and the Senior Debt Offering.



(e) Reflects the elimination of historical dividends of approximately $6.9 million as a result of repayment of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield.



(f) Reflects an increase in distributions on trust preferred securities of approximately $14.6 million in connection with Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, and amortization of transaction costs related to the trust preferred securities of approximately $0.5 million.



(g) Represents an adjustment to the total provision for income taxes to reflect a statutory tax rate of 40%.



(h) Represents the sale and issuance of 4.3 million shares of Common Stock.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     THREE MONTHS ENDED SEPTEMBER 30, 1997


                                                                ACQUISITION      OFFERINGS
                                      HISTORICAL   HISTORICAL    PRO FORMA       PRO FORMA       PRO FORMA
                                      KENNAMETAL   GREENFIELD   ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                      ----------   ----------   -----------     -----------     -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                   (UNAUDITED)
INCOME STATEMENT DATA:
Net sales...........................   $310,792     $ 139,836    $      --        $    --        $ 450,628
  Cost of goods sold................    178,569        98,773          500(a)          --          277,842
                                       --------      --------     --------        -------         --------
Gross profit........................    132,223        41,063         (500)            --          172,786
  Operating expenses................     98,518        25,769           --             --          124,287
  Amortization of intangibles.......      1,052         1,263        2,721(b)          --            5,036
                                       --------      --------     --------        -------         --------
Operating income....................     32,653        14,031       (3,221)            --           43,463
  Interest expense..................      1,180         3,670       12,955(c)      (7,215)(d)       10,590
  Other (expense)...................       (440)           --           --             --             (440)
  Dividends on Greenfield-obligated,
     mandatorily redeemable
     convertible preferred
     securities of subsidiary
     Greenfield Capital Trust
     holding solely convertible
     subordinated debentures of
     Greenfield.....................         --         1,725       (1,725)(e)         --               --
  Minority interest on Company-
     obligated, mandatorily
     redeemable securities of
     subsidiary holding solely
     parent company debentures......         --            --           --          3,791(f)         3,791
                                       --------      --------     --------        -------         --------
Income before income taxes and
  minority interest.................     31,033         8,636      (14,451)         3,424           28,642
  Provision for income taxes........     12,100         3,541       (5,554)         1,370           11,457(g)
  Minority interest.................      1,385            --           --             --            1,385
                                       --------      --------     --------        -------         --------
Net income..........................   $ 17,548     $   5,095    $  (8,897)       $ 2,054        $  15,800
                                       ========      ========     ========        =======         ========
PER SHARE DATA:
Net income..........................   $   0.67                                                  $    0.52(h)
                                       ========                                                   ========
Weighted average shares
  outstanding.......................     26,171                                                     30,471(h)
                                       ========                                                   ========


See accompanying Notes to Pro Forma Condensed Consolidated Statement of Income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     THREE MONTHS ENDED SEPTEMBER 30, 1997

(a) Represents additional depreciation expense related to excess purchase price assigned to property, plant and equipment.

(b) Represents amortization of excess purchase price allocated to goodwill over 40 years of approximately $3.9 million less the elimination of historical Greenfield goodwill amortization of approximately $1.2 million.


(c) Reflects: (i) an increase in interest expense of approximately $17.3 million associated with the New Bank Credit Facility and (ii) the elimination of historical interest expense of approximately $4.3 million as a result of repayment of outstanding indebtedness of Kennametal and Greenfield.



(d) Reflects a decrease in interest expense of approximately $7.2 million for a reduction in borrowings under the New Bank Credit Facility upon application of the net proceeds of the Offering, the Common Stock Offerings and the Senior Debt Offering.



(e) Reflects the elimination of historical dividends of approximately $1.7 million as a result of repayment of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield.



(f) Reflects an increase in distributions on trust preferred securities of approximately $3.7 million in connection with Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, and amortization of transaction costs related to the trust preferred securities of approximately $0.1 million.



(g) Represents an adjustment to the total provision for income taxes to reflect a statutory tax rate of 40%.



(h) Represents the sale and issuance of 4.3 million shares of Common Stock.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997


                                                                 ACQUISITION      OFFERINGS
                                     HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA       PRO FORMA
                                     KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                     ----------    ----------    -----------     -----------     -----------
                                                                 (IN THOUSANDS)
                                                                   (UNAUDITED)
ASSETS
Cash and equivalents..............    $ 45,409      $      --    $        --      $      --      $    45,409
Accounts receivable, net of
  allowance.......................     202,144         98,100             --             --          300,244
Inventories.......................     214,068        182,524          5,700(a)          --          396,292
                                            --             --         (6,000)(b)         --               --
Other current assets..............      24,949          5,875             --             --           30,824
                                      --------       --------     ----------      ---------       ----------
  Total current assets............     486,570        286,499           (300)            --          772,769
Net property, plant and
  equipment.......................     310,563        169,179         20,000(a)          --          497,242
                                            --             --         (2,500)(b)         --               --
Intangible assets.................      57,691        180,187        439,952(a)          --          677,830
Other assets......................      64,765          2,302         13,100(c)     (13,100) (c)      71,029
                                            --             --             --          3,962(d)            --
                                      --------       --------     ----------      ---------       ----------
  Total assets....................    $919,589      $ 638,167    $   470,252      $  (9,138)     $ 2,018,870
                                      ========       ========     ==========      =========       ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Short-term debt...................    $ 60,794      $   6,632    $   (30,357)(e)  $      --      $    37,069
Accounts payable..................      61,306         31,026             --             --           92,332
Other current liabilities.........     106,035         41,561          3,000(b)       5,100(f)       150,456
                                            --             --             --         (5,240)(c)           --
                                      --------       --------     ----------      ---------       ----------
  Total current liabilities.......     228,135         79,219        (27,357)          (140)         279,857
Term debt and capital leases, less
  current maturities..............      40,464        197,734       (200,000)(e)    450,000(d)       635,110
                                            --             --      1,023,950(e)    (877,038)(d)           --
Other liabilities.................      76,759         29,193          5,680(a)          --          111,632
                                      --------       --------     ----------      ---------       ----------
  Total liabilities...............     345,358        306,146        802,273       (427,178)       1,026,599
Minority interest in consolidated
  subsidiaries....................      44,162             --             --             --           44,162
Greenfield-obligated, mandatorily
  redeemable convertible preferred
  securities of subsidiary
  Greenfield Capital Trust holding
  solely convertible subordinated
  debentures of Greenfield........          --        115,000       (115,000)(e)         --               --
Company-obligated, mandatorily
  redeemable securities of
  subsidiary holding solely parent
  company debentures..............          --             --             --        222,300(g)       222,300
Shareholders' equity..............     530,069        217,021       (217,021)(a)    214,000(d)       725,809
                                            --             --             --         (7,860)(c)           --
                                            --             --             --        (10,400)(h)           --
                                      --------       --------     ----------      ---------       ----------
  Total liabilities and
     shareholders' equity.........    $919,589      $ 638,167    $   470,252      $  (9,138)     $ 2,018,870
                                      ========       ========     ==========      =========       ==========


   See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

(a) The preliminary allocation of the estimated purchase price to assets acquired and liabilities assumed as of September 30, 1997 is as follows:

        Purchase price.............................................................   $ 624,960
        Buy-out of stock options and warrants......................................      16,333
        Estimated acquisition costs................................................      24,200
                                                                                      ---------
                 Total purchase price..............................................   $ 665,493
                                                                                      =========
        Net book value of assets acquired..........................................   $ 217,021
        Less: goodwill of Greenfield...............................................    (180,187)
        Adjustments to fair value:
                 Inventories, eliminate LIFO reserve...............................       5,700
                 Property, plant and equipment.....................................      20,000
                 Net deferred income tax liabilities...............................      (5,680)
                 Impact of restructuring of Greenfield.............................     (11,500)
                 Goodwill..........................................................     620,139
                                                                                      ---------
                                                                                      $ 665,493
                                                                                      =========


(b) Reflects the costs related to the restructuring of Greenfield's South Deerfield, Massachusetts operations. In November 1997, Greenfield recorded an $11.5 million charge for non-recurring expenses primarily related to the restructuring of its South Deerfield operations. These costs primarily included inventory and machinery and equipment reserves, severance costs and other miscellaneous expenses relative to Greenfield's decision to discontinue the manufacture and sale of certain low-margin product lines. The restructuring will result in a reduction in personnel, thereby eliminating excessive costs and redundancies in future periods. Greenfield also expects to record additional non-recurring expenses of approximately $2.0 million in 1998 related to the restructuring of its South Deerfield operations. These amounts are not included in the restructuring charge.


        The components of the restructuring charge are recorded as follows:
                 Inventory write-down................................................   $ 6,000
                 Property, plant and equipment write-down............................     2,500
                 Severance costs and other current liabilities.......................     3,000
                 Impact of restructuring of Greenfield...............................   $11,500


(c) Represents payment of estimated deferred financing costs of approximately $13.1 million to establish the New Bank Credit Facility. Such costs are subsequently charged to interest expense, with a related tax benefit of approximately $5.2 million, upon payment of the New Bank Credit Facility using the net proceeds of the Offering, the Common Stock Offerings and the Senior Debt Offering.



(d) Reflects the net proceeds of approximately $877.0 million from: (i) approximately $214.0 million from the issuance of 4.3 million shares of Common Stock, net of related transaction costs of approximately $11.0 million; (ii) approximately $217.0 million from the issuance of $225.0 million of Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, net of related transaction costs of approximately $8.0 million; and (iii) an aggregate of approximately $446.0 million from the issuance of $450.0 million of the 2001 Notes, the 2008 Notes and the 2028 Debentures, net of the estimated portion of the anticipated transaction costs of approximately $4.0 million.



(e) Reflects borrowings under the New Bank Credit Facility of approximately $1,024.0 million to: (i) acquire Greenfield (approximately $665.5 million);
    (ii) repay approximately $230.4 million of certain debt of Greenfield and Kennametal; (iii) repay $115.0 million of outstanding indebtedness of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield; and (iv) pay transaction fees of approximately $13.1 million related to the New Bank Credit Facility.



(f) Reflects the contract adjustment payments of approximately $5.1 million related to the FELINE PRIDES Offering.



(g) Reflects the proceeds of approximately $225.0 million from the issuance of Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, net of the estimated portion of the anticipated transaction costs related solely to the trust preferred securities of approximately $2.7 million.



(h) Reflects: (i) the contract adjustment payments of approximately $5.1 million related to the FELINE PRIDES Offering; and (ii) the estimated portion of anticipated transaction costs related to the stock purchase contract component of the FELINE PRIDES Offering of approximately $5.3 million.

                                   THE TRUST


     The Trust is a statutory business trust formed under Delaware law pursuant to (i) an agreement of trust, dated as of November 12, 1997, executed by the Company, as depositor (the "Sponsor") and certain of the trustees of the Trust (the "Kennametal Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 12, 1997. Such agreement of trust will be amended and restated in its entirety (the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Although upon issuance of the Trust Preferred Securities, the holders of Income PRIDES will be the beneficial owners of the related Trust Preferred Securities, such Trust Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts--Pledged Securities and Pledge Agreement" and "Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Debentures and
(iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Trust Agreement.



     The number of Kennametal Trustees initially is five. Three of the Kennametal Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Trust Agreement, the fourth trustee is The First National Bank of Chicago, a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Trust Agreement and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). For the purpose of compliance with the provisions of the Trust Indenture Act, the Institutional Trustee will also act as trustee (the "Guarantee Trustee") under the Guarantee and First Chicago Delaware Inc. serves as trustee in the State of Delaware (the "Delaware Trustee") for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Guarantee" and "Description of the Trust Preferred Securities--Voting Rights."



     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Kennametal Trustee and to increase or decrease the number of Kennametal Trustees; provided however, that the number of Kennametal Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures--Miscellaneous."



     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Trust Preferred Securities."



     The trustee in the State of Delaware is First Chicago Delaware Inc., Wilmington, Delaware. The principal place of business of the Trust is c/o Kennametal Inc., Route 981 South at Westmoreland County Airport, Latrobe, PA 15650, and its telephone number is (412) 539-5000.

                              ACCOUNTING TREATMENT



     The financial statements of the Trust will be reflected in Kennametal's consolidated financial statements with the Trust Preferred Securities shown on the Company's balance sheet under the caption "Company-obligated mandatorily redeemable securities of subsidiary holding solely parent company debentures." The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures. Dividends on the Trust Preferred Securities will be reflected as a charge to the Company's consolidated income, identified as "Minority interest on Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures," whether paid or accrued.



     The Purchase Contracts are forward transactions in the Company's Common Stock. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity allocated between the common stock and paid-in capital accounts. The present value of the Contract Adjustment Payments will initially be charged to equity, with an offsetting credit to liabilities.



     Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA



    The selected condensed consolidated income statement and balance sheet data for the Company presented below are derived from the Company's consolidated financial statements. The Company's consolidated financial statements as of and for the fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997 have been audited by Arthur Andersen LLP. The consolidated financial statements as of and for the three months ended September 30, 1996 and 1997 are derived from the Company's unaudited interim financial statements appearing elsewhere in this Prospectus Supplement, which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Results for the three months ended September 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The selected financial information presented below should be read in conjunction with, and is qualified by reference to, the more detailed information in the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus Supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information set forth herein.


                                                                                                          THREE MONTHS ENDED
                                                          FISCAL YEAR ENDED JUNE 30,                        SEPTEMBER 30,
                                         ------------------------------------------------------------    --------------------
                                           1993        1994        1995         1996          1997         1996        1997
                                         --------    --------    --------    ----------    ----------    --------    --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.............................   $598,496    $802,513    $983,873    $1,079,963    $1,156,343    $275,203    $310,792
  Cost of goods sold..................    352,773     472,533     560,867       625,473       668,415     160,493     178,569
                                         --------    --------    --------    ----------    ----------    --------    --------
Gross profit..........................    245,723     329,980     423,006       454,490       487,928     114,710     132,223
  Research and development expenses...     14,714      15,201      18,744        20,585        24,105       5,739       5,227
  Selling, marketing and distribution
    expenses..........................    144,850     189,487     219,271       242,375       263,980      63,019      68,571
  General and administrative
    expenses..........................     41,348      58,612      55,853        65,417        69,911      18,206      24,720
  Restructuring charge................         --      24,749          --         2,666            --          --          --
  Patent litigation income............     (1,738)         --          --            --            --          --          --
  Amortization of intangibles.........      3,425       3,996       2,165         1,596         2,907         546       1,052
                                         --------    --------    --------    ----------    ----------    --------    --------
Operating income......................     43,124      37,935     126,973       121,851       127,025      27,200      32,653
  Interest expense....................      9,549      13,811      12,793        11,296        10,393       2,642       1,180
  Other income (expense)..............        519       1,860          54         4,821         1,531         627        (440)
                                         --------    --------    --------    ----------    ----------    --------    --------
  Income before income taxes and
    minority interest.................     34,094      25,984     114,234       115,376       118,163      25,185      31,033
  Provision for income taxes..........     14,000      15,500      45,000        43,900        44,900       9,800      12,100
  Minority interest...................         --        (431)        940         1,744         1,231         182       1,385
                                         --------    --------    --------    ----------    ----------    --------    --------
Income before cumulative effect of
  accounting changes..................     20,094      10,915      68,294        69,732        72,032      15,203      17,548
Cumulative effect of accounting
  changes.............................         --     (15,003)         --            --            --          --          --
                                         --------    --------    --------    ----------    ----------    --------    --------
Net income (loss).....................   $ 20,094    $ (4,088)   $ 68,294    $   69,732    $   72,032    $ 15,203    $ 17,548
                                         ========    ========    ========    ==========    ==========    ========    ========
PER SHARE AND OTHER DATA:
Income before cumulative effect of
  accounting changes..................   $   0.93    $   0.45    $   2.58    $     2.62    $     2.71    $   0.57    $   0.67
Net income (loss).....................       0.93       (0.17)       2.58          2.62          2.71        0.57        0.67
Dividends.............................       0.58        0.58        0.60          0.60          0.66        0.15        0.17
Weighted average shares outstanding...     21,712      24,304      26,486        26,635        26,575      26,729      26,171
Ratio of earnings to fixed
  charges(a)..........................       3.75        2.47        8.02          8.62          8.75        7.65       14.94

                                                                       AS OF JUNE 30,                             AS OF
                                                  --------------------------------------------------------    SEPTEMBER 30,
                                                    1993        1994        1995        1996        1997          1997
                                                  --------    --------    --------    --------    --------    -------------
BALANCE SHEET DATA:
  Working capital..............................   $120,877    $130,777    $184,072    $217,651    $175,877      $ 258,435
  Total assets.................................    448,263     697,532     781,609     799,491     869,309        919,589
  Long-term debt (less current maturities).....     87,891      90,178      78,700      56,059      40,445         40,464
  Shareholders' equity.........................    255,141     322,836     391,885     438,949     459,608        530,069

---------


(a) For the purpose of the calculation of this ratio, earnings represent income from continuing operations before fixed charges, minority interest, provision for income taxes and the cumulative effect of accounting changes. Fixed charges include interest expense, including amounts capitalized and the portion (one-third) of rental expenses deemed to be representative of interest expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996

     SALES AND MARKETS. During the quarter ended September 30, 1997, consolidated sales were $310.8 million, up 13 percent from $275.2 million in the same quarter last year. Sales rose 16 percent excluding unfavorable foreign currency translation effects. The increase in sales was primarily attributable to higher sales of metalworking products in North America and from higher sales of industrial supplies sold by J&L Industrial Supply ("J&L") and by integrated industrial supply programs ("Full Service Supply programs"), both operating within JLK.

     Net income for the first quarter ended September 30, 1997, was $17.5 million, or $0.67 per share, as compared with net income of $15.2 million, or $0.57 per share, in the same quarter last year. The results included expenses of $5.2 million, or $0.12 per share, for the completion of the relocation and related expenses incurred in connection with the construction of the new world headquarters. Earnings benefited from higher sales of metalcutting and related products in North America and Europe as well as from higher production levels and productivity improvements related to its focused factory initiative of rearranging manufacturing layout to improve productivity. This was partially offset by unfavorable foreign currency translation effects.

     During the September 1997 quarter, sales in the North America Metalworking market increased 7 percent from the previous year. Sales of metalcutting inserts and toolholding devices in North America increased due to improved economic conditions in the United States in most major end markets and from continued emphasis on milling and drilling products. Additionally, sales of metalcutting and toolholding devices sold through all sales channels in North America, including sales through the industrial supply market, increased 11 percent.

     Sales in the Europe Metalworking market on a local currency basis increased 13 percent over the same quarter a year ago. Including unfavorable foreign currency translation effects, sales in the Europe Metalworking market were flat. Demand for metalworking products continued to show improvement during the quarter in most key end markets as a result of improved market conditions in Europe, principally in Germany. Sales in the European market have posted double-digit order gains for four consecutive months.


     In the Asia Pacific Metalworking market, sales decreased slightly as results were affected by weak economic conditions in Korea, Singapore and Thailand. Excluding unfavorable foreign currency translation effects, sales in the Asia Pacific Metalworking market increased 3 percent. Additionally, effective August 1, 1997, the Company acquired 100 percent of Kobe Kennametal K.K. from its joint venture partner, Kobe Steel.



     Sales in the industrial supply market rose 35 percent as a result of increased sales through mail order, Full Service Supply programs and from acquisitions. Excluding the acquisitions, sales increased approximately 24 percent. Sales increased because of four additional showrooms, from the integration of new showroom locations from acquired companies, from further penetration of existing customers, and from an expanded product offering of more than 10,000 new stock keeping units ("SKUs") in J&L's 1998 master catalog issued September 1, 1997.


     During the September 1997 quarter, sales in the mining and construction market increased 10 percent from the previous year as a result of increased domestic demand for highway construction tools. International sales of mining and highway construction tools also improved as a result of strong market demand in South Africa and China.


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom ("Presto"), Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company ("GRS"). The companies had aggregate sales of approximately $66 million in 1996. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition except for the acquisitions of Presto and GRS, which were acquired after September 30, 1997. Pro forma results of operations have not been presented because the effects of these acquisitions were not significant.

     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the September 1997 quarter was 42.5 percent as compared with 41.7 percent in the prior year. The gross profit margin increased primarily as a result of productivity improvements related in part to the focused factory initiative and from higher production levels. This increase was partially offset by unfavorable foreign currency translation effects.

     Operating expenses as a percentage of sales were 31.7 percent compared to
31.6 percent last year. Operating expenses increased 13 percent primarily because of relocation and related costs incurred in connection with the construction of the new world headquarters, which amounted to approximately $5.2 million during the first quarter. The project is now successfully completed. Operating expenses also increased because of higher costs related to acquisitions, and from the JLK showroom expansion program, including higher direct mail costs and increased direct marketing costs in new territories in the United States and in Europe.


     Interest expense for the September 1997 quarter was $1.2 million compared to $2.6 million in the same quarter of a year ago. Interest expense decreased as a result of lower debt balances as the Company used the proceeds received from the initial public offering ("IPO") of approximately 4.9 million shares of common stock of JLK to reduce indebtedness.


     The effective tax rate for the September 1997 quarter was 39.0 percent compared to an effective tax rate of 38.9 percent in the prior year.

FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

     OVERVIEW. Net income for 1997 was $72.0 million, compared to $69.7 million last year. While revenues and earnings rose to record highs, earnings were affected by weakness in the European market, primarily in Germany, and from negative effects of foreign currency translations due to the strength of the U.S. dollar. Earnings for 1997 also were affected by additional costs related to the J&L showroom expansion program, integration of new client-server information systems and relocation and related costs associated with the construction of a new world headquarters in Latrobe, Pennsylvania. Earnings in 1997 benefited from slightly higher sales of metalworking products in North America and from higher sales of metalworking products and industrial supplies sold to the Industrial Supply market through mail order and Full Service Supply programs.

                                                    SALES BY MARKET AND GEOGRAPHIC AREA
                                                            YEAR ENDED JUNE 30,
                       ----------------------------------------------------------------------------------------------
                               1995                          1996                                 1997
                       --------------------    ---------------------------------    ---------------------------------
                                                               (IN THOUSANDS)
                       PERCENT                 PERCENT                   PERCENT    PERCENT                   PERCENT
                       OF TOTAL     AMOUNT     OF TOTAL      AMOUNT      CHANGE     OF TOTAL      AMOUNT      CHANGE
                       --------    --------    --------    ----------    -------    --------    ----------    -------
BY MARKET
Metalworking:
  North America.....       37%     $367,807        34%     $  368,481       --%         33%     $  378,679        3%
  Europe............       26       254,037        25         271,004        7          22         251,304       (7)
  Asia Pacific......        3        24,579         3          35,854       46           4          41,425       16
Industrial
  Supply............       20       201,152        24         256,703       28          28         328,531       28
Mining
  and
     Construction...       14       136,298        14         147,921        9          13         156,404        6
                         ----      --------      ----      ----------      ---        ----      ----------      ---
Net sales...........      100%     $983,873       100%     $1,079,963       10%        100%     $1,156,343        7%
                         ====      ========      ====      ==========      ===        ====      ==========      ===
BY GEOGRAPHIC AREA
Within the
  United States.....       62%     $606,623        62%     $  665,510       10%         65%     $  752,268       13%
International.......       38       377,250        38         414,453       10          35         404,075       (3)
                         ----      --------      ----      ----------      ---        ----      ----------      ---
Net sales...........      100%     $983,873       100%     $1,079,963       10%        100%     $1,156,343        7%
                         ====      ========      ====      ==========      ===        ====      ==========      ===

     SALES AND MARKETS. Sales for the year ended June 30, 1997, were $1.2 billion, up 7 percent from $1.1 billion last year. Sales primarily increased in 1997 because of higher sales of metalworking products and industrial supplies sold to the Industrial Supply market by J&L and by Full Service Supply programs. The increase in sales was offset in part by lower sales of metalworking products in Europe due to weak economic conditions, especially the German market, and from negative foreign currency translation effects.

     Sales in the North America Metalworking market increased 3 percent over 1996, despite the transfer of small customer accounts to J&L, as a result of improved economic conditions in the United States and from the continued emphasis on milling and drilling products. Sales in Canada rose 15 percent because of increased sales of metalworking products to aerospace and automotive companies. Additionally, sales of traditional metalworking products sold through all sales channels in North America, including sales through the Industrial Supply market, increased 7 percent.

     Sales in the Europe Metalworking market decreased 7 percent. Demand for metalworking products continued to be slow due to weak economic conditions in Europe, primarily in the German market. Demand in Europe was weak for most of 1997 but began to show improvement during the fourth quarter of fiscal 1997. Despite the economic situation in Europe, sales continued to post gains in the United Kingdom and France. In the Asia Pacific Metalworking market, sales rose 16 percent as a result of increased demand in China, Japan and Taiwan, although sales were affected by soft economic conditions in Korea and Thailand. Excluding foreign currency translation effects, sales in the Europe Metalworking market decreased 2 percent, while sales in the Asia Pacific Metalworking market increased 21 percent.

     The Industrial Supply market was the major contributor to the overall sales increase because of the continued growth of mail order and Full Service Supply programs. Sales rose 28 percent primarily because of the expanded product offering of over 20,000 new SKUs in the J&L 1997 master catalog, from the addition of five new showrooms and from innovative marketing programs. Full Service Supply programs increased, to a lesser extent, from the continued ramp-up of existing Full Service Supply programs. Also contributing to the sales increase was the acquisition of two industrial supply companies during the fourth quarter of 1997. The acquired companies had annual sales of $36 million in their latest fiscal year and will provide four additional showroom locations in the Midwest. Excluding these acquisitions, the Industrial Supply market sales increased 26 percent. At June 30, 1997, the Company operated a total of 28 showrooms, including six distribution centers in the United States and one in the United Kingdom, and provided Full Service Supply programs to around 60 customers covering about 120 different facilities.

     Sales in the Mining and Construction market increased 6 percent from 1996 as a result of increased domestic and international demand for mining tools. Highway construction tool sales were flat in the United States, while international sales declined slightly as a result of weak economic conditions in Europe.

     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the year ended June 30, 1997, was 42.2 percent, compared to 42.1 percent last year. The gross profit margin improved slightly as a result of the positive effects of productivity improvements related to the focused factory initiative. These benefits were partially offset by a less favorable sales mix coupled with unfavorable foreign currency translation effects.


     Operating expenses as a percentage of sales were 31.0 percent, compared to
30.4 percent last year, excluding the effects of the one-time restructuring charge in fiscal 1996. Operating expenses increased primarily because of higher costs related to the J&L showroom expansion program, including higher direct mail costs and increased direct marketing in new territories in the United States and in Europe. Operating expenses also increased from higher costs to support new and existing Full Service Supply programs, from the integration of new client-server information systems, from higher research and development costs and from relocation and related costs of $4.7 million associated with the construction of a new world headquarters.


     Interest expense decreased 8 percent because of lower average borrowings coupled with slightly lower interest rates. The effective tax rate was 38.4 percent in 1997, compared to 38.6 percent in 1996. The decrease in the effective tax rate resulted from additional tax benefits derived from international operations.

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995

     OVERVIEW. Net income for 1996 was $69.7 million, up 2 percent from $68.3 million in 1995. The 1996 results included a restructuring charge totaling $2.7 million ($0.06 per share) for the relocation of the North America Metalworking Headquarters and for the closure of a manufacturing facility in Canada. Excluding the restructuring charge, net income for 1996 was up 5 percent.

     Earnings for 1996 increased because of the rapid growth in industrial supply sales, primarily through mail order and Full Service Supply programs and from slightly higher sales of metalcutting products in each of the three metalworking markets. Earnings were affected by a less favorable sales mix and lower production levels. Further, costs associated with the implementation of new client-server information systems and focused factory programs reduced pretax earnings by $10.4 million during 1996.

     SALES AND MARKETS. Sales for the year ended June 30, 1996, were $1.1 billion, up 10 percent from $984 million in 1995. Sales increased in each of the five markets over 1995. Sales increased in 1996 because of slightly higher sales volumes and modest price increases.

     Sales in the North America Metalworking market were flat compared to the prior year. Sales of metalcutting inserts and toolholding devices in the United States were flat, as sales growth was affected by weak economic conditions. Sales of metalworking products in Canada increased 11 percent because of increased demand.

     In the Europe Metalworking market, sales increased 7 percent because of higher sales volumes. Demand for metalworking products was slow in Germany, while sales grew at a faster pace in the United Kingdom and France. Demand in Europe was stronger in the first half of the fiscal year but slowed as the year progressed. In the Asia Pacific Metalworking market, sales rose 11 percent as a result of increased demand. Sales also increased because, effective July 1, 1995, Kennametal began to consolidate its majority-owned subsidiaries in China and Japan. Excluding foreign currency translation effects, sales in the Europe and Asia Pacific Metalworking markets increased 6 and 7 percent, respectively.

     The Industrial Supply market accounted for the largest percentage sales gain because of the rapid growth of mail order and Full Service Supply programs. Sales rose 28 percent as a result of aggressive marketing programs, the successful geographic showroom expansion program at J&L and new and existing Full Service Supply programs with large customers. During fiscal 1996, J&L opened seven showroom locations and at the end of fiscal 1996 operated a total of 18 showrooms in the United States and one location in the United Kingdom. Full Service Supply added 18 new contracts, bringing the total number to slightly more than 50 contracts covering more than 100 plant locations in 1996. Also, during June 1996, the Company began transferring small customer accounts from the North America Metalworking market to J&L to provide added customer service and to further leverage J&L's full complement of metalcutting supplies.

     Sales in the Mining and Construction market increased 9 percent over 1995 as a result of strong domestic demand for both mining and highway construction tools. International sales rose only slightly because of increased competition.

     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the year ended June 30, 1996, was 42.1 percent, compared to 43.0 percent in 1995. The gross profit margin benefited from higher sales volumes and modest price increases. These benefits were offset by a less favorable sales mix, slightly higher raw material costs, costs associated with the implementation of focused factory programs and reduced manufacturing efficiencies because of lower production levels.


     Operating expenses as a percentage of sales were 30.4 percent, compared to
29.9 percent in 1995. Operating expenses increased 12 percent primarily because of costs related to the implementation of new client-server information systems, costs necessary to support the higher sales levels, and marketing and showroom expansion programs at J&L. Results of operations also included a restructuring charge related to the consolidation of the North America Metalworking headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania, and the closure of a manufacturing facility in Canada. These pretax items were recorded during the fourth quarter of fiscal 1996 and amounted to $2.7 million.



     Interest expense decreased 12 percent because of lower average borrowings and slightly lower interest rates. The effective tax rate was 38.6 percent in 1996, compared to 39.7 percent in 1995. The decrease in the effective tax rate resulted from additional tax benefits derived from international operations.


     RESTRUCTURING CHARGE. During the fourth quarter of fiscal 1996, the Company recorded a pretax charge of $2.7 million to relocate its North America Metalworking headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania, and to close a manufacturing facility in Canada. The relocation was made to globalize key functions and to provide a more efficient corporate structure. As a result, a pretax charge of $2.7 million was recorded to cover the related one-time costs of employee separation arrangements and early retirements. In connection with the relocation, the Company is constructing a new world headquarters building estimated to cost $20 million.

     Certain costs resulting from the relocation of employees, hiring and training new employees, and other costs resulting from the temporary duplication of certain operations were not included in the one-time charge and will be included in operating expenses as incurred. The costs related to these items were estimated to be $9 million pretax and will be incurred during fiscal 1997 and 1998.

LIQUIDITY AND CAPITAL RESOURCES


     On October 10, 1997, Kennametal and Acquisition Corp. entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997 approximately 16,179,976 shares (98 percent of the outstanding) of Greenfield's common stock. The Merger occurred on November 18, 1997 and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion.



     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into the New Bank Credit Facility. As of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans under the New Bank Credit Facility. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility was initially secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65 percent of the stock of Kennametal's significant foreign subsidiaries. On December 24, 1997, the stock held as security was released. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998 and all loans mature on August 31, 2002. Proceeds from the Offering, the Common Stock Offerings and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce the commitments of the lenders under the New Bank Credit Facility. If all of such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.


     Kennametal's cash flow from operations is the primary source of financing for capital expenditures and internal growth. The Company and its subsidiaries generally obtain local financing through credit lines with commercial banks.


     During 1997, the Company generated $99.9 million in cash from operations. Cash provided by operations increased from 1996 primarily because of lower working capital requirements and slightly higher net income. Capital expenditures, totaling $73.8 million, were made to construct a new world headquarters in Latrobe, Pennsylvania, and a manufacturing facility in China, for new client-server information systems and to upgrade machinery and equipment. Additionally, the Company paid $17.5 million of cash dividends and paid $19 million to acquire five small companies throughout 1997. The effects of the acquisitions were not significant to the Company. During the quarter ended September 30, 1997, the Company generated $40.6 million in cash from operations. The increase in cash provided by operations resulted primarily from higher net income and slightly lower incremental working capital requirements. Net cash used in investing activities during the quarter ended September 30, 1997 was $32.4 million. The increase in net cash used in investing activities resulted from higher capital expenditures and from the acquisition of Rubig G.m.b.H. and the remaining interest in Kobe Kennametal K.K. from its joint venture partner, Kobe Steel.


     On January 31, 1997, the Company initiated a stock repurchase program to repurchase from time to time up to a total of 1.6 million shares of its outstanding capital stock. During the year ended June 30, 1997, the Company repurchased approximately 781,000 shares of its Common Stock at a total cost of approximately $28.7 million.

The repurchases were made in the open market or in negotiated or other permissible transactions. The repurchase of Common Stock was financed principally by cash from operations and short-term borrowings.

     On July 2, 1997, an IPO of approximately 4.9 million shares of common stock of JLK at a price of $20 per share was consummated. JLK operates the industrial supply operations consisting of the Company's wholly owned J&L subsidiary and its Full Service Supply programs. The net proceeds from the offering were approximately $90 million and represented the sale of approximately 20 percent of JLK's common stock. The net proceeds were used by JLK to repay $20 million of indebtedness related to a dividend to the Company and $20 million related to intercompany obligations to the Company. The Company used these proceeds to repay short-term debt. In connection with the IPO, the remaining net proceeds were loaned to the Company, under an intercompany debt/investment and cash management agreement at a fluctuating rate of interest equal to the Company's short-term borrowing costs. The Company will maintain unused lines of credit to enable it to repay any portion of the borrowed funds as the amounts are due on demand by JLK. The Company owns approximately 80 percent of the outstanding common stock of JLK and intends to retain a majority of both the economic and voting interests of JLK.

     During 1996, the Company generated $85 million in cash from operations, which was used primarily to finance $58 million of capital expenditures and to pay $16 million of cash dividends. Capital expenditures were made to modernize facilities, to upgrade machinery and equipment, and to acquire new information systems. In January 1996, the Company announced plans to build a $20 million facility in Shanghai, China to manufacture cemented carbide metalcutting tools. Pilot production commenced in the second quarter of fiscal 1998 with full production beginning in the third quarter of fiscal 1998.

     During 1995, the Company generated $57 million in cash from operations, which was used primarily to finance $43 million of capital expenditures and to pay $16 million of cash dividends. Capital expenditures were made to modernize facilities, to upgrade machinery and equipment and to acquire new information systems.

     Capital expenditures for fiscal 1998 (excluding) Greenfield are estimated to be $70-$80 million of which $16.7 million has been spent through September 30, 1997, and will be used primarily to complete the construction of a new world headquarters in Latrobe, Pennsylvania and a manufacturing facility in China, to acquire additional client-server information systems, to construct or acquire a new Midwest distribution center and to upgrade machinery and equipment.

FINANCIAL CONDITION


     Kennametal's financial condition remains strong. Total assets were $869 million in 1997, up 9 percent from $799 million in 1996. Net working capital was $176 million, down 19 percent from the previous year. The ratio of current assets to current liabilities was 1.6 in 1997, compared with 2.0 in 1996. Total assets were $920 million at September 30, 1997, up 6 percent from $869 million at June 30, 1997. Net working capital was $258 million, up 47 percent from $176 million from the previous quarter and the ratio of current assets to current liabilities was 2.1 as of September 30, 1997 and 1.6 as of June 30, 1997.



     Accounts receivable increased 6 percent to $201 million because of increased sales and from the effects of acquisitions. Inventories rose slightly to $210 million due to the growth of sales to the Industrial Supply market, the effects of acquisitions, offset by the Company's inventory reduction efforts of manufactured products. Inventory turnover was 3.2 in 1997 and 3.0 in 1996. The Company will continue to focus on ways to improve inventory turnover and overall asset utilization.



     Total debt (including capital lease obligations) increased 33 percent to $174 million in 1997. In 1997, total debt increased principally because of the stock repurchase program and increased capital expenditures. The ratio of total debt to total capital (i.e., total debt divided by the sum of total debt, minority interest and shareholders' equity) was 27.1 percent in 1997 as compared with 22.5 percent in 1996. Total debt decreased 42 percent to $101 million and the Company's debt-to-capital ratio was 15.0 percent at September 30, 1997. Total debt decreased as a result of the application of net proceeds of $90 million received from the IPO of approximately 4.9 million shares of common stock of JLK.



     After the acquisition of Greenfield, the Offering, the Common Stock Offerings and the Senior Debt Offering, and the application of the net proceeds therefrom, total debt will increase to approximately $672.2 million and the debt-to-capital ratio will increase to approximately 40.4 percent. To maintain financial flexibility and to optimize the cost of capital, Kennametal's financial objective, over the long term, is to maintain a total debt-to-capital ratio of not more than 40 percent. Cash from operations and the Company's debt capacity are expected to continue to be sufficient to fund capital expenditures, dividend payments, stock repurchases, acquisitions and operating requirements.


ENVIRONMENTAL MATTERS


     Compliance with Environmental Laws did not have a material effect on the Company's capital expenditures, earnings or competitive position for fiscal 1997, nor is the Company currently aware of any compliance requirement that it expects will have a material effect in the future.


     The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, management believes that, based on its evaluations and discussions with outside counsel and independent consultants, that the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company. See Note 14 to the consolidated financial statements.

NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structures." SFAS No. 128 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all prior year earnings per share ("EPS") data to be restated to conform to the provisions of the statement. This statement's objective is to simplify the computations of EPS and to make the U.S. standard for EPS computations more compatible with that of the International Accounting Standards Committee. The Company will adopt SFAS No. 128 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its reported EPS.

     SFAS No. 129 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all companies to provide specific disclosure regarding their capital structure. SFAS No. 129 will specify the disclosure for all companies, including descriptions of their capital structure and the contractual rights of the holders of such securities. The Company will adopt SFAS No. 129 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     Additionally, in June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 130 is effective for years ending after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company will adopt SFAS No. 130 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     SFAS No. 131 introduces a new model for segment reporting called the "management approach." The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the effect of applying this statement.

EFFECTS OF INFLATION

     Despite modest inflation in recent years, rising costs continue to affect the Company's operations throughout the world. Kennametal strives to minimize the effects of inflation through cost containment, productivity improvements and price increases under highly competitive conditions.

                                    BUSINESS

     The Company is a vertically integrated global manufacturer, marketer and distributor of a broad range of consumable tools, supplies and services for the metalworking, mining and highway construction industries. Kennametal specializes in developing and manufacturing tools utilizing tungsten carbide powder metallurgy for the three primary metalcutting methods--turning, milling and drilling. In addition, through JLK, the Company markets and distributes a broad line of consumable metalcutting tools, as well as abrasives, machine tool accessories, hand tools, measuring equipment and other industrial supplies used in the metalworking industry. The Company is a recognized leader in turning and milling consumable metalcutting tools and believes it is the largest North American and the second largest global provider of consumable metalcutting tools and supplies. Leveraging its expertise in tungsten carbide powder metallurgy, the Company has developed innovative consumable tools for the mining and construction industries and believes it is the largest global manufacturer, marketer and distributor of such tools to these markets.


     In November 1997, the Company acquired Greenfield, the leading North American manufacturer of drilling and other rotary high-speed steel consumable metalcutting tools for the metalworking industry. Kennametal believes that Greenfield's operations strongly complement its core businesses and that the acquisition of Greenfield, in addition to providing the Company with opportunities for substantial cost savings, offers significant strategic benefits, including: (i) providing an important new channel of traditional industrial distributors through which to sell the Company's products; (ii) expanding and enhancing the Company's line of drilling products; (iii) allowing the Company to diversify into new markets such as certain wear products by leveraging its material science expertise in tungsten carbide powder metallurgy and (iv) providing the opportunity to introduce and sell each company's products into the markets served by the other company.


     End users of the Company's metalworking products include manufacturers and suppliers in the aerospace, automotive, construction and farm machinery, railroad equipment, power generation and transmission equipment, home appliance, electrical equipment, and oil field services and gas exploration industries. The Company markets its products through: a technically skilled direct sales force; JLK's catalogs, showrooms and other direct marketing efforts; JLK's integrated industrial supply programs; and, with the acquisition of Greenfield, a network of traditional industrial distributors. This multi-channel product marketing approach enables the Company to meet the varying needs of metalworking customers of all sizes which range from same-day ordering and rapid delivery of products to outsourcing the entire procurement and inventory management process for metalworking and related products. The Company estimates there are approximately 250,000 metalworking industrial sites in the United States. The Company's multi-channel distribution network, comprehensive product offering and global presence allow customers of all sizes the advantage of a single source of supply for most metalworking needs.

     The Company believes five significant trends are currently impacting the metalworking industry: (i) consolidation of fragmented distribution channels as customers seek a single source of supply for their metalworking needs; (ii) increasing demand from large customers to outsource procurement and inventory management processes through integrated supply programs; (iii) growing demand for suppliers that can provide a complete selection of tools, supplies and services globally; (iv) demand for world class capabilities including customer service, technical application support and information and product technology while, at the same time, maintaining or reducing costs; and (v) continuing advances in customers' metalworking manufacturing technology requiring more technically advanced tools. These factors are resulting in a restructuring and consolidation in the metalworking industry as tooling manufacturers and distributors are forced to either become more competitive or seek stronger partners. The Company's business strategy is designed to capitalize on these and other trends.

     The address of the Company's principal executive offices is Route 981 South at Westmoreland County Airport, Latrobe, Pennsylvania 15650 and its telephone number is (412) 539-5000.

BUSINESS STRATEGY

     The Company's objective is to become the supplier of first choice of consumable tools, related supplies, and services to the worldwide metalworking industry and to other industries which can benefit from tungsten carbide products. The Company believes its market-leadership position results from successful implementation of its business strategy, the major elements of which include:

     - Expanding Customer Base Through Multi-Channel Distribution. The Company seeks to access potential customers through all primary distribution channels. The Company serves its traditional base of large and medium-sized metalworking customers through a direct sales force. JLK direct markets a broad range of tiered ("good," "better" and "best") metalworking consumables and other related products targeted at small and medium-sized metalworking customers and offers integrated supply programs targeted at large industrial metalworking customers. The acquisition of Greenfield, which sells its consumable tools, related products and services through a network of more than 2,500 traditional industrial distributors, provides Kennametal with access to approximately 50% of the North American metalworking market.


     - Providing Most Complete Product Offering. The Company seeks to provide the most complete and comprehensive product offering in the metalworking industry. As a result of various acquisitions and internal development, the Company markets and distributes what it believes is one of the broadest lines of tools and services typically used by metalworking customers. The recent acquisition of Greenfield with its consumable high-speed steel rotary cutting tools and related products provides the Company with the capability to manufacture all of the major consumable tools needed by customers in their metalcutting manufacturing processes.



     - Expanding Strong Global Presence. Kennametal is committed to growing its global presence as demonstrated by its position as the second-largest provider of tools to the European metalworking industry, the world's largest metalworking market, as well as its plans to expand its presence in the Asia Pacific region. The Company recently completed construction of a cutting tool manufacturing facility in Shanghai, China for a total investment of about $20 million, and has increased to 100% its ownership interest in a sales and marketing subsidiary in Japan. The Company also has targeted marketing efforts in Eastern Europe and Russia and other developing countries.



     - Providing Superior Customer Service, Product Availability, and Technical Support. The Company's skills in rapidly filling orders, maintaining high levels of product availability and providing technical product application support are vital to the ability of its metalworking customers to meet their production and delivery schedules in a cost-effective manner. Kennametal's sophisticated order entry and inventory management systems enable the Company to ship more than 90 percent of its products from stock. In addition, the Company's technically skilled direct sales force of more than 700 persons provides on-site product selection and application support to enable customers to optimize their metalcutting processes. The addition of Greenfield's more than 70 technical specialists broadens the Company's technical support capability into high-speed steel drilling applications.



     - Maintaining Leadership in Product Innovation. As a result of its commitment to research and development, the Company has brought to market during the past few years a number of new or improved metalcutting products. The exacting requirements of modern high-precision metalcutting, along with advances in manufacturing technology, exacting manufacturing specifications, and new workpiece materials, are driving the demand for new and improved consumable tools and systems capable of achieving superior technical performance with high and uniform quality. The Company believes that its reputation for supplying high quality and technologically innovative consumable metalcutting tools and supplies to the metalworking industry has been a very significant factor in its achieving its market position.


     - Leveraging Use of Information Technology. The Company's decision to invest nearly $40 million in a business information system utilizing SAP R-3 software demonstrates its commitment to the use of information technology. This system, which is expected to be fully operational in fiscal 1999, will link sales, distribution, manufacturing, purchasing and accounting activities at all major sites throughout Kennametal and is designed to enhance customer service, operational effectiveness and management decision-making.


     In addition to the above business strategies, the Company seeks to continue to improve operating efficiencies as well as to pursue selected acquisitions that enhance its distribution channels, complement its existing product offerings and strengthen its geographic presence.

BUSINESS SEGMENT AND MARKETS

     The Company operates predominantly as a tooling supplier specializing in powder metallurgy, which represents a single business segment. While many of the Company's products are similar in composition, sales are classified into three markets: metalworking, industrial supply, and mining and construction.

     METALWORKING MARKETS. Kennametal markets, manufactures and distributes a full line of products and services for the metalworking industry. The Company provides metalcutting tools to manufacturing companies in a wide range of industries throughout the world.

     A Kennametal tooling system usually consists of a steel toolholder and an indexable cutting tool called an insert. During a metalworking operation, the toolholder is positioned in a machine tool that provides the turning power. While the workpiece or toolholder is rapidly rotating, the cutting tool insert contacts the workpiece and cuts or shapes the workpiece. The cutting tool insert is consumed during use and must be replaced periodically. Metalcutting operations include turning, boring, threading, grooving, milling and drilling. The Company also makes wear-resistant parts for use in abrasive environments and specialty applications.

     INDUSTRIAL SUPPLY MARKET. Kennametal distributes a full line of industrial supplies to the metalworking industry principally through JLK. These products include cutting tools, abrasives, precision measuring devices, power tools and hand tools, machine tool accessories and, to a lesser extent, some maintenance, repair and operating supplies. The majority of industrial supplies distributed by the Company are purchased from other manufacturers, although the industrial supply product offering does include Kennametal-manufactured items.

     MINING AND CONSTRUCTION MARKET. Mining and construction cutting tools are fabricated from steel parts and tipped with cemented carbide. Mining tools, used primarily in the coal industry, include longwall shearer and continuous miner drums, blocks, bits, pinning rods, augers and a wide range of mining tool accessories. The Company also supplies compacts for mining, quarrying, water well drilling and oil and gas exploration. Construction cutting tools include carbide-tipped bits for ditching, trenching and road planing, grader blades for site preparation and routine roadbed control, and snowplow blades and shoes for winter road plowing.

     The Company also makes proprietary metallurgical powders for use as a basic material in many of its metalworking, mining and construction products. In addition, the Company produces a variety of metallurgical powders and related materials for specialized markets. These products include intermediate carbide powders, hardfacing materials and matrix powders that are sold to manufacturers of cemented carbide products, oil and gas drilling equipment and diamond drill bits.

     INTERNATIONAL OPERATIONS. The Company's principal international operations are conducted in Western Europe and Canada. In addition, the Company has joint ventures in India, Italy, Poland and Russia, manufacturing and sales subsidiaries in Asia Pacific and sales agents and distributors in eastern Europe and other areas of the world.

     The Company's international operations are subject to the usual risks of doing business in those countries, including currency fluctuations and changes in social, political and economic environments. In management's opinion, the Company's business is not materially dependent upon any one international location involving significant risk.

MARKETING AND DISTRIBUTION

     The Company's products are sold through three distinct channels: a direct sales force, Full Service Supply programs, and retail showrooms and mail-order catalogs. The Company's manufactured products are sold to end users primarily through a direct sales force. Service engineers and technicians directly assist customers with product design, selection and application. In addition, Kennametal-manufactured products, together with a broad range of purchased products, are sold through Full Service Supply programs and retail showrooms and mail-order catalogs. The Company also uses independent distributors and sales agents in the United States and certain international markets.

     The Company's products are marketed under various trademarks and tradenames, such as Kennametal*, Hertel*, Kendex*, Kenloc*, Top Notch*, Erickson*, Kyon*, KM*, Drill-Fix* and Fix-Perfect*. Purchased products are sold under the manufacturer's name or a private label.
---------
* Trademark owned by Kennametal Inc. or Kennametal Hertel AG

GREENFIELD

     GENERAL. Greenfield is a leading manufacturer of consumable cutting tools and related products used primarily in industrial applications and is the largest North American producer of expendable rotary cutting tools used to cut metal and other industrial materials. Greenfield's products are sold in six principal markets: industrial, electronics, energy and construction, engineered products, consumer and marine. Greenfield offers products made from high-speed steel and tungsten carbide materials; and each accounts for approximately half of Greenfield's revenues. In addition, Greenfield manufactures and markets a line of marine products.

     MARKETS AND PRODUCTS. Greenfield manufactures and markets expendable cutting tools and carbide products to the industrial, electronics, energy and construction, engineered products, and consumer markets. Greenfield manufactures a wide variety of cutting tools. High-speed steel is the predominant material for rotary cutting tools, offering high performance in a broad range of applications. Tungsten carbide materials are costlier and more durable and are preferred in certain applications. Greenfield also manufactures and markets a line of marine products. Greenfield's brand names enjoy a high degree of recognition in their respective markets. Greenfield also supplies a number of industrial and consumer private label customers with its products, including Sears' line of Craftsman(R) drill bits.

     Greenfield is the largest producer in North America of rotary cutting tools for industrial applications. Products sold in the industrial market include rotary cutting tools and related products such as drills, reamers, taps, end mills, burrs, routers, counterbores and countersinks. Greenfield also manufactures and markets an extensive line of hardware products, primarily stationary and portable power tool accessories for use in the industrial and consumer markets. In 1996, the industrial market accounted for approximately 51% of Greenfield's consolidated net sales.

     Greenfield manufactures and markets small diameter circuit board drills for the electronics market. Greenfield believes that it is one of the largest worldwide manufacturers of circuit board drills and routers. In 1996, the electronics market accounted for approximately 12% of Greenfield's consolidated net sales.

     Greenfield believes that it is the largest independent supplier of oilfield compacts in the world. Compacts are the cutting edges of oil well drilling bits, which are commonly referred to as "rock bits." Greenfield's compacts are used both for oil and natural gas drilling. Natural gas reserves tend to be found deeper than oil, thereby increasing the utilization of rock bits. Greenfield is a significant producer of tungsten carbide-tipped mining bits for the United States coal mining industry and manufactures mining bit accessories and carbide-tipped bits used in highway road resurfacing. In 1996, the energy and construction market accounted for approximately 12% of Greenfield's consolidated net sales.

     Greenfield is an on-demand producer of custom-made tungsten carbide preform wear parts for use in the tool and die industry including stamping dies, powder metal tooling, container and impact tooling, seal rings, extruded rods, wear parts and steel processing parts. Greenfield also manufactures tungsten carbide balls used in rotary equipment such as pumps and mixers and seats which are components in the check valves used in oil producing pumps, tungsten carbide trim parts used in oil field chokes, mechanical face seals and ceramic-based wear parts. In 1996, the engineered products market accounted for approximately 13% of Greenfield's consolidated net sales.

     Greenfield is an active supplier of consumer drill bits, saws, hand tools and other products to the do-it-yourself market, which includes Sears, Home Depot and other major retailers and includes products sold under private label brands such as the Sears Craftsman(R) drill line, which Greenfield has supplied for more than 65 years. In 1996, the consumer market accounted for approximately 7% of Greenfield's consolidated net sales.

     Greenfield also manufactures a line of marine products. Greenfield's marine products include submersible pumps, activating switches, magnetic compasses, DC-powered winches and various electronic instruments and gauges. In 1996, the marine market accounted for approximately 5% of Greenfield's consolidated net sales.

     MARKETING AND DISTRIBUTION. Greenfield's cutting tool products are sold primarily through selected distributors supported by Greenfield's technical sales personnel. In addition to distributors, Greenfield sells cutting tool products as well as other products directly to private label, catalog, large industrial and other customers having special technical or other requirements. Generally, Greenfield's major brands are represented by distinct sales forces. Greenfield's sales force numbers approximately 150 and sells to over 2,500 independent distributors in North America and worldwide.

COMPETITION

     Kennametal is one of the world's leading producers of cemented carbide tools and maintains a strong competitive position, especially in North America and Europe. There is active competition in the sale of all products made by the Company, with approximately 30 companies engaged in the cemented carbide business in the United States and many more outside the United States. Several competitors are divisions of larger corporations. In addition, several hundred fabricators and toolmakers, many of whom operate out of relatively small shops, produce tools similar to those made by the Company and buy the cemented carbide components for such tools from cemented carbide producers, including the Company. Major competition exists from both U.S.-based and international-based concerns. In addition, the Company competes with thousands of industrial supply distributors.

     The purchase price of consumable cutting tools is relatively small compared to the customer's significant investment in production equipment, control systems, work piece materials and a trained work force. However, use of the customer's equipment and systems can be significantly impaired if consumable cutting tools are of inconsistent quality, fail to meet technical specifications, or are not readily available. The Company therefore believes that its competitive strengths rest on the consistently high quality of its products, state-of-the-art manufacturing capabilities, customer service, multiple distribution channels, global presence, and its ability to develop new and improved systems responsive to its customer's needs. These factors frequently permit the Company to sell many of its products based on their value added to the customer, rather than strictly on price.

SEASONALITY

     Seasonal variations do not have a major effect on the Company's and Greenfield's business. However, to varying degrees, traditional summer vacation shutdowns of metalworking customers' plants and holiday shutdowns often affect the Company's first and second fiscal quarters and Greenfield's third and fourth fiscal quarters.

RESEARCH AND DEVELOPMENT


     The Company is involved in research and development of new products and processes. Research and development expenses totaled $18.7 million, $20.6 million and $24.1 million in 1995, 1996 and 1997, respectively. Additionally, certain costs associated with improving manufacturing processes are included in cost of goods sold. The Company holds a number of patents and licenses which, in the aggregate, are not material to the operation of the business.


     The Company has brought a number of new products to market during the past few years. These include metalcutting inserts that incorporate innovative tool geometries or compositions for improved chip control and productivity. These new compositions include KC994M* multi-coated metalcutting inserts for milling applications, KC9010* and KC9025* multi-coated metalcutting inserts for turning applications, Kyon 3500* ceramic metalcutting inserts for machining cast irons, and KCD25* diamond-coated metalcutting inserts for machining aluminum alloys and other nonferrous materials.

EMPLOYEES

     The Company employed approximately 7,500 persons at June 30, 1997, of which 4,700 were located in the United States and 2,800 in other parts of the world, principally Europe and Asia Pacific. Approximately 1,100 employees were represented by labor unions, of which 170 were hourly-rated employees located at plants in the Latrobe, Pennsylvania area. The remaining 930 employees represented by labor unions were employed at seven plants located outside of the United States. The Company has not experienced any work stoppages in the last five years and considers its labor relations to be generally good.


     At December 31, 1996, Greenfield had approximately 5,000 employees worldwide. Approximately 1,000 employees at eight of Greenfield's facilities were covered under collective bargaining agreements which expire in June 2002. Greenfield has not experienced any work stoppages in the last five years and considers its relations with employees to be good.


REGULATION


     The Company and its operations are subject to federal, state, and local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, certain materials and waste, and impose liability for the costs of investigating and cleaning up, and certain damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials (collectively, "Environmental Laws"). Environmental Laws can be complex and may change often, and violations of Environmental Laws may result in substantial fines and penalties. In addition, Environmental Laws such as the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as "Superfund") impose liability on several grounds for the investigation and cleanup of contaminated soil, groundwater, and buildings, and for damages to natural resources, at a wide range of properties: for example, contamination at properties formerly owned or operated by the Company or its subsidiaries as well as at properties the Company currently owns or operates, and properties to which hazardous substances were sent by any of them, may result in liability for the Company under Environmental Laws.



     From time to time in the past, the Company has been cited for violations of Environmental Laws, and in light of the nature of its operations, the Company may in the future be cited for alleged violations of Environmental Laws. The cost to correct any such violations and to satisfy any associated penalties that may be alleged in the future could be substantial. In addition, changes in existing Environmental Laws or their interpretation could adversely impact the Company. However, compliance with government laws and regulations pertaining to the discharge of materials or pollutants into the environment or otherwise relating to the protection of the environment did not have a material effect on the Company's capital expenditures, earnings or competitive position for fiscal 1997, nor is such compliance expected to have a material effect in the future.



     The Company and some of its subsidiaries (including Greenfield) have actively acquired companies or businesses. As a result of such acquisitions, the Company may be subject to claims that it is liable for conditions at (or resulting from disposal by) facilities formerly owned or operated by such companies or businesses, as well as facilities the Company or its subsidiaries currently owns or operates. In light of the activities (such as manufacturing) of some of the companies and businesses acquired, such claims could be substantial if they were to arise. In addition, some of the Company's facilities, including a number of those acquired through the Greenfield acquisition, have long histories of manufacturing or similar uses and could have conditions, which could be material, that give rise to an obligation by the Company or its subsidiaries to investigate or remediate the conditions. The Company is not aware of any such obligations or of claims, pending or threatened, against it or any of its subsidiaries, for such matters. The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, in management's opinion, based on its evaluations and discussions with outside counsel and independent consultants, the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company.


     The Company maintains a Corporate Environmental, Health and Safety ("EH&S") Department as well as an EH&S Policy Committee to ensure compliance with environmental regulations and to monitor and oversee remediation activities. In addition, the Company has established an EH&S administrator at each of its domestic manufacturing facilities. The Company's financial management team periodically meets with members of the Corporate EH&S Department and the Corporate Legal Department to review and evaluate the status of environmental projects and contingencies. On a quarterly and annual basis, management establishes or adjusts financial provisions and reserves for environmental contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies."


PROPERTIES

     Presented below is a summary of principal manufacturing facilities used by the Company as of September 30, 1997.

            LOCATION                OWNED/LEASED                  PRINCIPAL PRODUCTS
---------------------------------   ------------      -------------------------------------------
United States:
Monrovia, California                   Leased         Metalworking Boring Bars
Troy, Michigan                         Leased         Metalworking Toolholders
Fallon, Nevada                          Owned         Metallurgical Powders
Henderson, North Carolina               Owned         Metallurgical Powders
Roanoke Rapids, North Carolina          Owned         Metalworking Inserts
Orwell, Ohio                            Owned         Metalworking Inserts
Solon, Ohio                             Owned         Metalworking Toolholders
Bedford, Pennsylvania                   Owned         Mining and Construction Tools and Wear
                                                      Parts
Latrobe, Pennsylvania                   Owned         Metallurgical Powders and Wear Parts
Johnson City, Tennessee                 Owned         Metalworking Inserts
New Market, Virginia                    Owned         Metalworking Toolholders

International (a):
Victoria, Canada                        Owned         Wear Parts
Shanxi, China                           Owned         Mining Tools
Xuzhou, China                           Owned         Mining Tools
Blaydon, England                       Leased         Mining Tools
Kingswinford, England                  Leased         Metalworking Toolholders
Bordeaux, France                       Leased         Metalworking Cutting Tools
Ebermannstadt, Germany                  Owned         Metalworking Inserts
Mistelgau, Germany                      Owned         Metallurgical Powders, Metalworking Inserts
                                                      and Wear Parts
Nabburg, Germany                        Owned         Metalworking Toolholders
Vohenstrauss, Germany                   Owned         Metalworking Carbide Drills
Arnhem, Netherlands                     Owned         Wear Products

---------

(a) In January 1996, the Company announced plans to construct a $20-million facility in Shanghai, China, to manufacture cemented carbide metalcutting tools. Operations began in the second quarter of 1998.

     The Company also has a network of warehouses and customer service centers located throughout North America, Western Europe, Asia and Australia, a significant portion of which are leased. The majority of the Company's research and development efforts are conducted in a corporate technology center located adjacent to world headquarters in Latrobe, Pennsylvania and in Furth, Germany.

     All significant properties are used in the Company's dominant business of powder metallurgy, tools, tooling systems and supplies. The Company's production capacity is adequate for its present needs. The Company believes that its properties have been adequately maintained, are generally in good condition and are suitable for the Company's business as presently conducted.

     Greenfield's headquarters are located in Augusta, Georgia. Greenfield owns significant manufacturing facilities in Arkansas, Georgia, Indiana, Massachusetts, Michigan, North Carolina, Ohio, Pennsylvania, South

Carolina and Virginia, and leases significant facilities in Illinois, Massachusetts, Missouri, Vermont and Wisconsin. Greenfield also maintains, through ownership or leases, smaller manufacturing, office, warehouse and research facilities, as well as property held for sale, in eight other states and seven other countries. In the event of a cancellation or termination of a lease relating to any of Greenfield's leased properties, Greenfield anticipates no difficulty in connection with leasing alternate space at reasonable rates.

LEGAL MATTERS

     There are no material legal proceedings pending against the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information with respect to the directors and executive officers of the Company.


                   NAME                      AGE                     POSITION
------------------------------------------   ---    ------------------------------------------
Robert L. McGeehan........................   60     President, Chief Executive Officer and
                                                    Director
William R. Newlin.........................   56     Chairman of the Board and Director
David B. Arnold...........................   58     Vice President and Chief Technical Officer
David T. Cofer............................   52     Vice President, Secretary and General
                                                    Counsel
Richard C. Hendricks......................   58     Vice President and Director of Corporate
                                                    Business Development
H. Patrick Mahanes, Jr....................   54     Vice President and Chief Operating Officer
Richard J. Orwig..........................   56     Vice President and Chief Financial and
                                                    Administrative Officer
Michael W. Ruprich........................   41     President of JLK Direct Distribution Inc.
A. David Tilstone.........................   43     Vice President and Director of Global
                                                    Marketing
Richard C. Alberding......................   66     Director
Peter B. Bartlett.........................   62     Director
A. Peter Held.............................   53     Director
Warren H. Hollinshead.....................   60     Director
Aloysius T. McLaughlin, Jr................   62     Director
Larry Yost................................   58     Director



     The following table sets forth information with respect to the senior officers of Greenfield, all of whom are expected to continue in such capacity with Greenfield.



                   NAME                      AGE                     POSITION
------------------------------------------   ---    ------------------------------------------
Paul W. Jones.............................   49     President and Chief Executive Officer
Peter K. Hunt.............................   51     Senior Vice President--Business
                                                    Development
Henry G. Libby............................   57     Senior Vice President--Consumer Products
                                                    Group
Roger B. Farley...........................   53     Senior Vice President--Human Resources
Ajita G. Rajendra.........................   45     Senior Vice President--Industrial Products
                                                    Group
Mark R. Richards..........................   37     Vice President--Electronics Products Group
J. Robert Quinlan.........................   59     Vice President--Energy and Construction
                                                    Products Group
Bart A. Aiken.............................   38     Vice President--Engineered Products Group

                        DESCRIPTION OF THE FELINE PRIDES


     The following descriptions of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the FELINE PRIDES set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein.



     Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES) with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts--General," and
(ii) the Company will pay Contract Adjustment Payments, if any, to the holder,
and (b) beneficial ownership of (i) a related   % Trust Preferred Security,
having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred, undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Debentures, (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the Stated Amount or (iii) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, (A) a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to February 15, 2001 and (B) for each scheduled interest payment date on the Debentures that occurs after the
Tax Event Redemption Date, a   % undivided beneficial ownership interest in
$1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. The Company expects that, at the time of issuance, the fair
market value of each Trust Preferred Security will be equal to $       and the
fair market value of each Purchase Contract will be equal to $       . Such
position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS (as defined herein)). See "Certain Federal Income Tax Consequences--Income PRIDES--Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.


SUBSTITUTION OF PLEDGED SECURITIES


     Each holder (including, initially, an Underwriter) of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Trust Preferred Securities held by the Collateral Agent, Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 20 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 32,000 Income PRIDES (but obtaining the release of the Treasury Portfolio rather than the Trust Preferred Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred

Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 20 Growth PRIDES (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 20 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 20 Trust Preferred Securities relating to such 20 Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 20 Trust Preferred Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Income PRIDES, (ii) transfer 20 related Trust Preferred Securities to such holder and (iii) deliver 20 Growth PRIDES to the holder. The Treasury Security will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Each Growth PRIDES will consist of a unit with a Stated Amount of $50 comprised of
(a) a Purchase Contract with respect to which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, if any, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. The related Trust Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES
on each Payment Date from the later of January   , 1998 and the last Payment
Date on which Contract Adjustment Payments were paid. In addition, original issue discount will accrete on the related Treasury Securities. Distributions on any Trust Preferred Securities, up to but not including the Purchase Contract Settlement Date, including after a substitution of collateral resulting in the creation of Growth PRIDES, will continue to be payable by the Trust at the rate
of   % of the Stated Amount per annum, subject to the Company's deferral rights described in "--Current Payments."



     Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreements and the Pledge Agreement-- Miscellaneous."


RECREATING INCOME PRIDES


     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date a holder of Growth PRIDES may recreate Income PRIDES (unless a Tax Event Redemption has occurred) by (a) depositing with the Collateral Agent 20 Trust Preferred Securities and (b) transferring 20 Growth PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 Trust Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the related Treasury Security. Upon such deposit and receipt of instructions from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge of the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 20 Growth PRIDES (ii) transfer such Treasury Security to such holder and (iii) deliver 20 Income PRIDES to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitutions (but using the appropriate Applicable Ownership Interest of the Treasury Portfolio rather than the Trust Preferred Securities) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date but only in integral multiples of 32,000 Growth PRIDES. The substituted Trust Preferred Securities, or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

CURRENT PAYMENTS


     Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of   % of the Stated Amount per annum from and after
         , 1998, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Trust Preferred Securities or the Treasury Portfolio, as applicable, payable at
the rate of   % of the Stated Amount per annum and (ii) Contract Adjustment
Payments payable by the Company at the rate of   % of the Stated Amount per
annum, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments, subject in the case of distributions on the Trust Preferred Securities and the Contract Adjustment Payments, to the Company's right of deferral as described herein.



     The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and
would accrue interest thereon compounded quarterly at the rate of   % per annum
through and including February 15, 2001, and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments, if any, will bear
additional Contract Adjustment Payments at the rate of   % per annum (such
deferred installments of Contract Adjustment Payments together with the additional Contract Adjustment Payments, if any, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts--Contract Adjustment Payments" and "Description of the Trust Preferred Securities--Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.


     The Company's obligations with respect to the Debentures will be senior and unsecured and will rank pari passu in right of payment with all other senior unsecured obligations of the Company. The Company's obligations with respect to the Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's Senior Indebtedness.


     In the event a holder of Income PRIDES substituted Treasury Securities for the related Trust Preferred Securities or the Treasury Portfolio, as the case may be, such holder would receive on the resulting Growth PRIDES only quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, OID would accrue on the related Treasury Securities.



MISCELLANEOUS



     The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.


VOTING AND CERTAIN OTHER RIGHTS

     Holders of Trust Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities--Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

LISTING OF THE SECURITIES


     Application has been made to list the Income PRIDES on the NYSE under the symbol "KMTprI" subject to official notice of issuance. If the Growth PRIDES and Trust Preferred Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES are listed, including, if applicable, the NYSE.


NYSE SYMBOL OF COMMON STOCK

     The Common Stock is listed on the NYSE under the symbol "KMT."


                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL


     Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The number of newly issued shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value (as defined
herein) is equal to or greater than $          (the "Threshold Appreciation
Price", which is approximately   % above the last reported sale price of the
Common Stock set forth on the cover page of the final Prospectus Supplement (the "Reference Price")) the Settlement Rate (which is equal to the Stated Amount
divided by the Threshold Appreciation Price) will be        ; accordingly, if,
between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which will be
equal to the Stated Amount divided by the Reference Price) will be        ;
accordingly, if the market price for the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Applicable Market Value" means the average of the Closing Prices (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.


     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "--Early Settlement," (ii) in the case of Income PRIDES has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "--Notice to Settle with Cash," (iii) has had the Trust Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "--Termination" below has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with the applicable law, and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, (in the case of Income PRIDES holder) settles the related Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. The funds received by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, upon cash settlement of a Purchase Contract, will be promptly invested in overnight permitted investments and paid to the Company on the Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.



     Prior to the date on which shares of Common Stock are issued in settlement of Purchase Contracts, the Common Stock underlying the related Purchase Contracts will not be deemed to be outstanding for any purpose and the holders of such Purchase Contracts will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a shareholder of the Company by virtue of holding such Purchase Contracts. See "Description of the Trust Preferred Securities--Voting Rights."



     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Trust Preferred Securities appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.


REMARKETING


     Pursuant to the Remarketing Agreement and subject to the terms of the
Remarketing Underwriting Agreement to be dated as of February   , 2001 between
the Remarketing Agent, Purchase Contract Agent, the Company and the Trust, the Trust Preferred Securities of Income PRIDES holders' who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (in the manner described under "--Notice to Settle with Cash") of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities on such date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will automatically be applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus accrued and unpaid distributions (including delivered distributions, if any), the Remarketing Agent will remit the remaining portion of such proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Trust Preferred Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions (including deferred distributions, if any) and thus a Failed Remarketing occurs, the Company will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contracts, provided, that, if the Company exercises such rights as a secured creditor, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by the Company to the holders of record of such Trust Preferred Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than 7 nor more than 15 calendar days prior to the remarketing date, that the Depository notify its participants holding Trust Preferred Securities, Income PRIDES and Growth PRIDES of such remarketing and of the procedures that must be followed if a Trust Preferred Security holder wishes to exercise its right to put its Trust Preferred Security to the Company as described herein. The Company will endeavor to ensure that a registration statement with regard to the full amount of the Trust Preferred Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.


EARLY SETTLEMENT


     A holder of Income PRIDES may settle the related Purchase Contracts on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 32,000 Income PRIDES (and the related appropriate Applicable Ownership Interest of the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts prior to the second Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

     Upon Early Settlement of the Purchase Contracts related to any Income
PRIDES or Growth PRIDES, (a) the holder will receive        newly issued shares
of Common Stock per Income PRIDES or Growth PRIDES having a Stated Amount of $50 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "--Anti-Dilution Adjustments" below, (b) the Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments.



     If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date.



     Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolios or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "--Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.


NOTICE TO SETTLE WITH CASH


     A holder of an Income PRIDES or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of a Growth PRIDES holder or an Income PRIDES holder (if a Tax Event Redemption has occurred) and on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of an Income PRIDES holder. If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash, fails to deliver such cash on the Business Day immediately preceding the Purchase Contract Settlement Date, then the Company will exercise its right as a secured party to dispose of, in accordance with the applicable law, the related Trust Preferred Securities or Treasury Securities, as the case may be, or the principal amount of related Treasury Securities or of the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract.


CONTRACT ADJUSTMENT PAYMENTS


     Contract Adjustment Payments will be fixed at a rate per annum of     % of
the Stated Amount per Purchase Contract, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted
deferral thereof) will bear interest thereon at the rate per annum of     %
thereof, compounded quarterly, until paid. Contract Adjustment Payments, if any, payable for any period will be computed on the basis of a 360-day year of twelve 30 day-months. Contract Adjustment Payments, if any, will accrue from 1998 and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 each year, commencing February 16, 1998.



     Contract Adjustment Payments, if any, will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments, if any, for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry System" below. In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments, if any, are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.


     The Company's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under the Senior Indebtedness.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS


     The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments
at the rate of     % per annum (compounding on each succeeding Payment Date)
until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will also terminate.



     In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.



     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchase or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights pursuant to the Rights Agreement, or any successor to such Rights Agreement, and the declaration thereunder of a dividend of rights in the future).

ANTI-DILUTION ADJUSTMENTS


     The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with
(i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades on such exchange or in such market without the right to receive such issuance or distribution.


     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.


     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences--Income PRIDES--Purchase Contracts --Adjustment to Settlement Rate."


     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.


     Adjustments to the Settlement Rate will be calculated to the nearest
(1)/(10,000)th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

     Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION


     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. The company expects any such delay to be limited.


PLEDGED SECURITIES AND PLEDGE AGREEMENT


     The Trust Preferred Securities related to the Income PRIDES or, if substituted, the Treasury Securities related to the Growth PRIDES or the Treasury Portfolio if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date (collectively, the "Pledged Securities") will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (ii) to substitute Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES--Substitution of Pledged Securities" and "--Recreating Income PRIDES"), (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Trust Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights) and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.



     Except as described in "Description of the Purchase Contracts--General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

BOOK ENTRY-SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Trust Preferred Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract

Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.


     The information in this section concerning the Depository and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.


                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                      AGREEMENTS AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.


     Shares of Common Stock will be delivered on the Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a limited delay as a result of the imposition of an automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts--Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent. The Company expects any such delay to be limited. If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.


     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Trust Preferred Securities or Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities or Treasury Portfolio, as the case may be, for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.


NO CONSENT TO ASSUMPTION

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Debentures, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date (or after Early Settlement) or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.


GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT


     The First National Bank of Chicago will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.


     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT


     The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.


     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

MISCELLANEOUS


     The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the Offering, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES


     The Trust Preferred Securities, which form a component of the Income PRIDES, and which, under certain circumstances, will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES--Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Trust Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The following descriptions of certain terms of the Trust Preferred Securities offered hereby supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Trust Preferred Securities set forth in the accompanying Prospectus, to which reference is hereby made.


GENERAL


     The Declaration authorizes the Kennametal Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities), provides a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Guarantee will be held by, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "--Declaration Events of Default" and "--Voting Rights."


DISTRIBUTIONS


     Distributions on the Trust Preferred Securities will be fixed initially at
a rate per annum of     % of the stated liquidation amount of $50 per Trust
Preferred Security. Distributions applicable on the Trust Preferred Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date. See "--Market Rate Reset." Distributions in arrears for more
than one quarter will bear interest thereon at the rate of     % per annum
through and including February 15, 2001 and at the Reset Rate thereafter, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.



     Distributions on the Trust Preferred Securities will be cumulative and will
accrue from        1998 and will be payable quarterly in arrears on February 16,
May 16, August 16, and November 16 each year, commencing February 16, 1998, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.


     The Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Trust Preferred Securities (though such distributions would continue to
accrue with interest at the rate of     % per annum through and including
February 15, 2001, and at the Reset Rate thereafter) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, and (v) redemptions or repurchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to such Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee or the Common Securities Guarantee. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.


     Distributions on the Trust Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from the Company on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee." Distributions on the Trust Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Trust Preferred Securities do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

MARKET RATE RESET


     The applicable quarterly distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount, provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). The Company may limit the Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.


     On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Trust Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

OPTIONAL REDEMPTION


     The Debentures are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures--Tax Event Redemption." If the Company redeems the Debentures, upon the occurrence and continuation of a Tax Event, the proceeds from such repayment shall simultaneously be applied to redeem Trust Preferred Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Trust Preferred Security, equal to the Redemption Amount plus accrued and unpaid interest, thereon to the date of such redemption. Such proceeds will be payable in cash to the holders of such Trust Preferred Securities. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the Collateral Agent to purchase on behalf of such holders of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of the Income PRIDES holders' to purchase Common Stock under the related Purchase Contracts.



     If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders), holding such Trust Securities or Debentures, as the case may be, following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to put to the Company the related Debentures, or in the case of
Debentures, to put such Debentures directly to the Company on March      , 2001,
upon at least three Business Days' prior notice at a price per Debenture equal to $50, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures from the Trust by the Company,
(i) the proceeds from such repurchase shall simultaneously be applied to redeem such Trust Securities of such holder in an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased and
(ii) any accrued and unpaid distributions, including deferred distributions, with respect to such Trust Securities will be paid to such holder in cash.


REDEMPTION PROCEDURES


     If the Trust gives a notice of redemption (which notice will be irrevocable) in respect of all of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Preferred Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.


DISTRIBUTION OF THE DEBENTURES

     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If an

Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure such Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.



     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Trust Preferred Securities in the Trust would be substituted for the Trust Preferred Securities and pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.



     There can be no assurance as to the market prices for either the Trust Preferred Securities or the Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Trust Preferred Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities forming a part of the Income PRIDES offered hereby.



LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities on a pro rata basis in exchange for such Trust Preferred Securities.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities with regard to such distributions.


     Pursuant to the Declaration, the Trust shall dissolve (i) on November 12, 2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or the filing of a certificate of dissolution or its equivalent with respect to the Trust, (v) upon the distribution of Debentures, (vi) upon the occurrence and continuation of a Tax Event Redemption or (vii) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust.


DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Trust Preferred Securities is waived by holders of Trust Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Trust Preferred Securities may directly institute a proceeding after the respective due date specified in the Debentures for enforcement of payment (a "Direct Action") to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder. In connection with such Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder of the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee--Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.


     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any
past Indenture Event of Default that is waivable under Section      of the
Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debt Trustee (as defined herein) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.


     In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Trust

Preferred Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Trust Preferred Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Preferred Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to cancel Trust Preferred Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.


     The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company".


     Holders of the Trust Preferred Securities will have no rights to appoint or remove the Kennametal Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION


     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities. In addition, the Declaration may be amended without the consent of the holders of the Trust Securities to, among other things, cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.


     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional

Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution". The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) if the Trust Preferred Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted,
(iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY


     In the event that the Trust Preferred Securities are issued as one or more fully-registered global Trust Preferred Securities certificates representing the total aggregate number of the Trust Preferred Securities, the Depositary is designated to act as securities depositary for any Trust Preferred Securities that are held separately from the Income PRIDES or that are released to holders in connection with the creation of Growth PRIDES. In such event, the Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of the Company may decide not to use the system of book-entry transfers, through the DTC with respect to the Trust Preferred Securities. In that event, certificates of the Trust Preferred Securities will be printed and delivered to the holders.



     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Trust Preferred Securities as represented by a global certificate.

     Purchases of Trust Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Trust Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.


     To facilitate subsequent transfers, all the Trust Preferred Securities deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Trust Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.


     So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.



     The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Trust Preferred Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.


     Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the Trust.


     Distribution payments on the Trust Preferred Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Trust Preferred Securities.


     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Kennametal Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will appoint a paying agent with respect to the Trust Preferred Securities.


     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT


     Payments in respect of the Trust Preferred Securities represented by the global certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Kennametal Trustees. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).



     The First National Bank of Chicago will act as registrar, transfer agent and paying agent for the Trust Preferred Securities.


     Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.


     The First National Bank of Chicago maintains commercial banking relationships with the Company.

GOVERNING LAW

     The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration of Trust, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

     Holders of the Trust Preferred Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE


     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago, an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities. The following descriptions of certain terms of the Guarantee supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus, to which reference is hereby made.


GENERAL


     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a senior unsecured basis, to the holders of the Trust Preferred Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Preferred Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Trust shall have funds available therefor; and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee generally on a senior unsecured basis with respect to the Trust Preferred Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."

     The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by the Company of payments due on the Trust Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY


     In the Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).


MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Preferred Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION


     The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Preferred Securities, (b) upon full payment of the redemption price of all the Trust Preferred Securities in the event that all of the Debentures are repurchased by the Company upon the occurrence of a Tax Event Redemption or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must return payment of any sums paid under the Trust Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

     The Guarantee will constitute a senior unsecured obligation of the Company and will rank pari passu with all of the Company's other senior unsecured obligations.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES


     Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture and First Supplemental Indenture to be entered into between the Company and, The First National Bank of Chicago, as trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture"), which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.



     Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities-- Distribution of the Debentures." The following descriptions of certain terms of the Debentures supplement and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made.


GENERAL

     The Debentures will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured debt obligations. The Company's obligations with respect to the Debentures will not be subordinated to any other unsecured debt obligations of the Company, whether incurred prior to, on or after the date hereof. The Debentures will be
limited in aggregate principal amount to $          , such amount being the sum
of the aggregate stated liquidation amounts of the Trust Preferred Securities and the Common Securities.


     The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption has occurred, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest and expenses and taxes of the Trust (as defined herein), if any, on February 16, 2003.



     The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Institutional Trustee in Chicago, Illinois; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.


     The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST


     Each Debenture shall bear interest initially at the rate of     % per annum
from the original date of issuance, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each an "Interest Payment Date"), commencing February 16, 1998, to the person in whose name such Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Debentures and the distribution rate on the related Trust Preferred Securities outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount, provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term of the Trust Preferred Securities, as agreed upon by the Company and the Reset Agent.


     On the Reset Announcement Date, the Two-Year Benchmark Treasury will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company. The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the

Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than fifteen Business Days but less than 60 Business Days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

TAX EVENT REDEMPTION


     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part), at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust, if any, to the date of redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms, at the Redemption Price. Such Redemption Price will be payable in cash to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts; provided, that if the Tax Event Redemption occurs after the Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.


     "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for federal income tax purposes or (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to February 15, 2001 in an aggregate amount equal to the Applicable Principal Amount, and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date and (b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to February 15, 2003, in an aggregate amount equal to the

Applicable Principal Amount, and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.


     "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities outstanding on such Tax Event Redemption Date.

     "Redemption Amount" means for each Debenture, the product of the principal amount of such Debenture and the Treasury Portfolio Purchase Price, expressed as a percentage of the Applicable Principal Amount.

     "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.


     "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.


     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

PUT OPTION


     If a Failed Remarketing has occurred, holders of Debentures (including the Institutional Trustee, and following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders) holding such Debentures following the Purchase Contract Settlement Date, will have the right to put their Debentures to the Company on March 2, 2001, upon at least three Business Days' prior notice at a price per Debenture equal to $50, plus accrued and unpaid interest (including deferred interest), if any, thereon. Upon the repurchase of such Debentures from the Trust by the Company, the proceeds from such repurchase shall simultaneously be applied to redeem any outstanding Trust Preferred Securities of such holders having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so repurchased plus accrued and unpaid distributions, including deferred distributions, if any.


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any expenses and taxes of the Trust, as herein defined) together with interest thereon compounded quarterly at the
rate of     % per annum through and including February 15, 2001, and at the
Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or and (v) redemptions or repurchases of any rights pursuant to the Rights Agreement or any successor to the Rights Agreement, and the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures as of the record or payment date of such related interest payment.


EXPENSES AND TAXES OF THE TRUST

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including the costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The Company also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and expenses and taxes of the Trust, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.


     The following are Events of Default under the Indenture with respect to the
Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; provided, however, that if the Company is permitted by the terms of the Debentures to defer the payment in question, then the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at the stated maturity date, upon redemption or otherwise; provided, however, if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to the Company.

     The Indenture provides that the Debt Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in a payment on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the board of directors, the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.

     If an Event of Default with respect to the Debentures occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, the Debentures shall become immediately due and payable.

     In addition, in the case of the Debentures held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment.

     Any such declaration with respect to the Debentures may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debentures) may be waived by the holders of a majority of the principal amount of the outstanding Debentures, upon the conditions provided in the Indenture.

     The Indenture provides that the Company shall periodically file statements with the Debt Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to the Debentures, in performing such covenants, of which the signers may have knowledge.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Trust Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder after the respective due date specified in the Debentures. In connection with such action, the Company shall have the right under the Indenture to set-off any payment made to such holder by the Company. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Trust Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS


     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Kennametal Trustees and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities.

                        EFFECT OF OBLIGATIONS UNDER THE
                          DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Kennametal Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If the Company fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Trust Preferred Securities, using the procedures described in "Description of the Trust Preferred Securities--Book-Entry Only Issuance-- The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.


     The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. See "Description of the Guarantee."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Trust Preferred Securities and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchase Income PRIDES upon original issuance for an amount equal to the Stated Amount thereof. A "U.S. Holder" is (i) a person who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.


     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

INCOME PRIDES

     Allocation of Purchase Price. A U.S. Holder's acquisition of Income PRIDES will be treated as an acquisition of a unit consisting of the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES. The purchase price of each Income PRIDES will be allocated between the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Trust Preferred Security and the Purchase Contract. The Company will report the fair market
value of each Trust Preferred Security as $          and the fair market value
of each Purchase Contract as $          . This position will be binding upon
each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which an Income PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for an Income PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes.

     TRUST PREFERRED SECURITIES


     Ownership of Trust Preferred Securities. A U.S. Holder will be treated as owning the Trust Preferred Securities constituting a part of the Income PRIDES. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Trust Preferred Securities constituting a part of the Income PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of Income PRIDES will be treated as the owners of the Trust Preferred Securities constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.



     Classification of the Trust. In connection with the issuance of the FELINE PRIDES, Buchanan Ingersoll Professional Corporation ("Tax Counsel") will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Trust Preferred Securities will be treated as owning an undivided beneficial ownership interest in the Debentures. Accordingly, each U.S. Holder of Trust Preferred Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Debentures. See "--Interest Income and Original Issue Discount."


     Classification of the Debentures. The Company, the Trust and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat the Debentures as indebtedness of the Company for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.


     Interest Income and Original Issue Discount. Subject to the discussion below regarding the Company's right to defer payments of interest on the Debentures, the Debentures should be treated as "reset bonds" under applicable Treasury regulations, and interest on the Debentures should not constitute contingent interest for purposes of the OID rules. Under the Treasury regulations applicable to reset bonds, the Debentures should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day immediately preceding the Purchase Contract Settlement Date for an amount equal to 100.5% of the Stated Amount (the "Reset Amount") and as having been reissued on the Purchase Contract Settlement Date for the Reset Amount. If the amount of the initial purchase price for the FELINE PRIDES allocated to the Trust Preferred Securities is less than the Reset Amount, the Debentures should be treated as having been issued with OID equal to the difference between the Reset Amount and the amount so allocated to the Trust Preferred Securities, unless such difference is less than three-fourths of one-percent of the Reset Amount. If the Debentures were treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day immediately preceding the Purchase Contract Settlement Date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company will not actually make current cash payments with respect to such OID. Any amount of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Trust Preferred Securities. In addition, a U.S. Holder should include stated interest on the Debentures in income as ordinary income when paid to the Trust or accrued, in accordance with such U.S. Holder's regular method of accounting.


     Under the Indenture, the Company has the right to defer payments of interest on the Debentures. The Company's right to defer payments of interest could cause the Debentures to be subject to the OID rules. The Company, however, believes, and intends to take the position, that as of the issue date, the terms and conditions of the Debentures (in particular the restrictions on the Company's ability to pay dividends during an Extension Period) make the likelihood that the Company would exercise its option to defer the payment of interest a "remote" contingency for these purposes. If so treated, except as provided below, the Debentures would not be subject to the OID rules as a result of the Company's right to defer payments of interest on the Debentures.

     If the Company were to exercise its right to defer payments of interest, the Debentures would at that time be treated, solely for purposes of the OID rules, as reissued with OID. In such event, all of a U.S. Holder's taxable interest income with respect to the Debentures would thereafter be accounted for on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company would not make actual cash payments during an Extension Period. Any amount of OID included in a U.S. Holder's gross income would increase such U.S. Holder's tax basis in its Trust Preferred Securities, and the amount of distributions received by a U.S. Holder with respect to such Trust Preferred Securities would reduce the tax basis of such Trust Preferred Securities.

     The IRS could take the position that the likelihood that the Company would exercise its right to defer payments of interest is not a "remote" contingency for these purposes, in which case U.S. Holders would be required to accrue OID on the Debentures on an economic accrual basis under the OID rules described in the preceding paragraph.

     U.S. Holders that are corporations will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

     Distribution of Debentures to U.S. Holders of Trust Preferred Securities.
 A distribution by the Trust of the Debentures as described under the caption "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution" will be non-taxable to U.S. Holders. In such event, a U.S. Holder will have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Trust Preferred Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held the Trust Preferred Securities. A U.S. Holder will continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "--Interest Income and Original Issue Discount."


     Sales, Exchanges or Other Dispositions of Trust Preferred Securities. Gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a "disposition") of a Trust Preferred Security (including a redemption for cash or the remarketing thereof in satisfaction of the U.S. Holder's obligations pursuant to a Purchase Contract) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Trust Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not included in gross income previously) and the U.S. Holder's adjusted tax basis in the Trust Preferred Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon the sale, exchange or other disposition of Trust Preferred Securities. Gain or loss realized by a U.S. Holder on a disposition of a Trust Preferred Security may be long-term capital gain depending on the holding period of the Trust Preferred Security. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.


     PURCHASE CONTRACTS

     Income From Contract Adjustment Payments and Deferred Contract Adjustment Payments. There is no direct authority addressing the treatment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, under current law, and such treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, may constitute taxable income to a U.S. Holder when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The Company does not intend to deduct the Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, because it views them as a cost of issuing the Common Stock. The treatment of Contract

Adjustment Payments and Deferred Contract Adjustment Payments could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "--Acquisition of Common Stock under a Purchase Contract," "--Sale or Disposition of FELINE PRIDES" and "--Termination of Purchase Contract."

     Acquisition of Common Stock Under a Purchase Contract. A U.S. Holder generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "--Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.


     Ownership of Common Stock Acquired Under the Purchase Contract. Any dividend on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by the U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.


     Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss may be long-term capital gain or loss depending on the holding period of the Common Stock. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

     Early Settlement of Purchase Contract. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Trust Preferred Securities or Treasury Securities upon Early Settlement of a Purchase Contract and will have the same tax basis in such Trust Preferred Securities or Treasury Securities as before such Early Settlement.

     Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "--Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Any such gain or loss may be long-term capital gain or loss depending upon the holding period of the Purchase Contract. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Trust Preferred Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same tax basis in such Trust Preferred Securities, Treasury Securities or Treasury Portfolio as before such distribution.


     Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common

Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

GROWTH PRIDES

     SUBSTITUTION OF TREASURY SECURITIES TO CREATE GROWTH PRIDES

     A U.S. holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Trust Preferred Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Trust Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release. U.S. Holders should consult their tax advisors concerning the tax consequences of purchasing, owning and disposing of Treasury Securities.

     OWNERSHIP OF TREASURY SECURITIES


     A U.S. Holder will be treated as owning the Treasury Securities constituting a part of the Growth PRIDES. The Company, the Trust and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Treasury Securities constituting a part of the Growth PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of Growth PRIDES will be treated as the owners of the Treasury Securities constituting a part of such Growth PRIDES for United States federal, state and local income and franchise tax purposes.


     SUBSTITUTION OF TRUST PREFERRED SECURITIES TO RECREATE INCOME PRIDES

     A U.S. Holder of a Growth PRIDES that delivers Trust Preferred Securities to the Collateral Agent to recreate an Income PRIDES generally will not recognize gain or loss upon the delivery of such Trust Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

SALE OR DISPOSITION OF FELINE PRIDES

     Upon a disposition of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the Trust Preferred Securities, which will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss may be long-term capital gain or loss depending on the holding period of the FELINE PRIDES. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Trust Preferred Securities, Treasury Portfolio or Treasury Securities in an amount equal to such negative value, and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

     Payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract (see "--Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above).

TAX EVENT REDEMPTION


     A Tax Event Redemption will be a taxable event for U.S. Holders of Trust Preferred Securities. Gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between the Redemption Price (whether paid directly to such U.S. Holder or applied by the Collateral Agent to the purchase of the Treasury Portfolio on behalf of holders of Income PRIDES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included income, and the U.S. Holder's adjusted tax basis in the Trust Preferred Securities. Gain or loss realized by a U.S. Holder upon a Tax Event Redemption will be capital gain or loss and may be long-term capital gain or loss depending upon the holding period of the Trust Preferred Securities. Capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.



     Ownership of Treasury Portfolio. The Company, the Trust, and by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of that portion of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder. Based on such agreement, each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of FELINE PRIDES will be treated as the owners of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.



     Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped Treasury Securities. A U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant Treasury Securities and will include OID in income over the life of the Treasury Securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a substantial portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the U.S. Holder's investment in the Treasury Portfolio and will not be considered current income for federal income tax purposes.



     A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term Treasury Securities as defined below) in income for federal income tax purposes as it accrues on a constant yield to maturity basis. See "--Interest Income and Original Issue Discount" above. In the case of any Treasury Security with a maturity of one year or less from the date it is purchased (a "short-term Treasury Security"), in general, only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.


     Tax Basis of the Treasury Portfolio. A U.S. Holder's initial tax basis in the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect thereof.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Payments under the FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Purchase Contract, and the sale of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                          DESCRIPTION OF COMMON STOCK


     The following brief description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Pennsylvania law and to the provisions of the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and its By-Laws (the "By-Laws"), copies of which have been filed with the Commission.


COMMON STOCK


     The Company has authorized 70,000,000 shares of capital stock, par value $1.25 per share ("Common Stock"). As of November 30, 1997, there were 26,284,093 shares of Common Stock outstanding. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor after payment of dividends on any outstanding Preferred Stock and are entitled to one vote for each share of Common Stock held by them with respect to all matters upon which they are entitled to vote.


PREFERRED STOCK


     The Company has authorized 5,000,000 shares of Class A Preferred Stock, no par value per share (the "Preferred Stock"). At present, there are no shares of Preferred Stock outstanding. The Board of Directors of the Company, without further action by the stockholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series the dividend rate, redemption prices, preferences on dissolution, the terms of any sinking fund, conversion rights, voting rights, and any other preferences or special rights and qualifications. The Board of Directors of the Company has authorized 200,000 shares of Series One Preferred Stock for use in the Rights Agreement. See "Rights Agreement."


     Any Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. Issuances of Preferred Stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of Common Stock. The Company has no present plans to issue any Preferred Stock.

COVENANT RESTRICTIONS

     The Company's New Bank Credit Facility contains financial and operating covenants, including restrictions on the ability of the Company to, among other things, incur additional debt, make advances and investments, create, incur or permit the existence of certain liens, make loans or guarantees and requires the Company to achieve and maintain certain financial ratios, including minimum net worth, maximum leverage ratio and minimum fixed charge coverage ratio.


     The terms of the Indenture for the Debentures and the Guarantee prohibit the Company from declaring or paying any dividends on or making any distributions with respect to its Common Stock if an event of default exists under the Declaration or the Guarantee or during any Extension Period on the payment of interest on the Debentures. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Description of the Guarantee--Certain Covenants of the Company."


CERTAIN CHARTER AND BY-LAW PROVISIONS


     Certain provisions of the Restated Articles and By-Laws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the

Company or remove incumbent management even if some or a majority of shareholders deemed such an attempt to be in their best interests.


     The provisions in the Restated Articles and By-Laws include: (i) the classification of the Board of Directors into three classes; (ii) a procedure which requires shareholders to nominate directors in advance of a meeting to elect such directors; and (iii) the authority to issue additional shares of Common Stock or Preferred Stock without shareholder approval.


     The Restated Articles also include a provision requiring a 75 percent shareholder vote for certain mergers or other business combinations or transactions with five percent shareholders; a provision requiring a 75 percent shareholder vote to remove the entire Board, a class of the Board, any individual member of the Board without cause, or to increase the size of the Board to more than twelve members or decrease the size of the Board to fewer than eight members; a provision requiring disinterested shareholder approval of stock repurchases at a premium over market by the Company from certain four percent Shareholders (as defined in the Restated Articles); and a provision requiring a majority of disinterested shareholders to approve certain business combinations involving a stockholder who beneficially owns more than 10 percent of the voting power of the Company, unless certain minimum price, form of consideration and procedural requirements are satisfied or the transaction is approved by a majority of disinterested directors.

     Pursuant to the Restated Articles, the Board of Directors is permitted to consider the effects of a change in control on non-shareholder constituencies of the Company, such as its employees, suppliers, creditors, customers and the communities in which it operates. Pursuant to this provision, the Board may be guided by factors in addition to price and other financial considerations.


     PBCL Anti-Takeover Provisions. The Pennsylvania Business Corporation Law (the "PBCL") contains a number of statutory "anti-takeover" provisions, including Subchapters E, F, G and H of Chapter 25 and Section 2538 of the PBCL, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless such corporation elects to opt-out as provided in such provisions. The Company, as a Pennsylvania registered corporation, has elected in its By-Laws to opt-out of certain of the anti-takeover provisions entirely, namely Subchapters G and H.


     The following descriptions are qualified in their entirety by reference to such provisions of the PBCL:

          Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

          Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

          Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with "interested shareholders."

TRANSFER AGENT AND REGISTRAR

     ChaseMellon Shareholder Services, L.L.C. is the Transfer Agent and Registrar for the Common Stock.

RIGHTS AGREEMENT

     The Company has adopted a rights plan pursuant to which the Board of Directors authorized and the Company distributed one preferred stock purchase right (each a "right") for each outstanding share of Common Stock of the Company. The terms of the rights are governed by a Rights Agreement between the Company and Mellon Bank, N.A., as Rights Agent, dated as of October 25, 1990 (the "Rights Agreement"). The rights, which currently are automatically transferred with the related shares of Common Stock and are not separately transferable, will entitle the holder thereof to purchase one-hundredth of a share of a new series of preferred stock of the Company at a price of $105 (subject to certain adjustments).

     Subject to certain restrictions, the rights become exercisable only if a person or group of persons acquires or intends to make a tender offer for 20 percent or more of the Company's Common Stock. If any person acquires 20 percent of the Common Stock, each right will entitle the shareholder to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price. If the Company is acquired in a merger or certain other business combinations, each right then will entitle the shareholder to purchase at the exercise price, that number of shares of the acquiring company having a market value of two times the exercise price.

     The rights will expire on November 2, 2000, and are subject to redemption in certain circumstances by the Company at a redemption price of $0.01 per right.


     The foregoing summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed with the Commission as an exhibit in the Registration Statement of which this Prospectus Supplement forms a part. For a more detailed description of the Rights Agreement, see the Company's Form 8-A filed with the Commission with respect to the rights and incorporated by reference into the Prospectus.



                         DESCRIPTION OF OTHER OFFERINGS



COMMON STOCK OFFERINGS



     Concurrently with the Offering, the Company is offering 4,300,000 shares of Common Stock (4,945,000 Shares if the underwriters for the shares exercise their over-allotment options in full). The net proceeds from the Common Stock
Offerings are expected to be approximately $          million ($
million if the underwriters for the Common Stock Offerings exercise their over-allotment options in full). The consummation of the Common Stock Offerings is not a condition to consummation of the Offering.



SENIOR DEBT OFFERING



     Concurrently with the Offering, the Company is offering $150,000,000 aggregate principal amount of the 2001 Notes, $150,000,000 aggregate principal amount of the 2008 Notes and $150,000,000 aggregate principal amount of the 2028 Debentures. The net proceeds from the Senior Debt Offering are expected to be
approximately $          million. The Senior Debt Securities will be senior
unsecured obligations of the Company and will rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of the Company, including the Debentures. Interest on the Senior Debt Securities will be payable semi-annually. The consummation of the Senior Debt Offering is not a condition to consummation of the Offering.

                              ERISA CONSIDERATIONS



     Generally, employee benefit plans that are subject to ERISA, plans and individual retirement accounts that are subject to Section 4975 of the Code and entities whose assets are considered assets of such plans ("Plans") may purchase the Securities subject to the investing fiduciary's determination that the investment in the Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by Plans. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.



     Under regulations issued by the U.S. Department of Labor (the "DOL"), a Plan that owns the Securities may be deemed to own a portion of the assets held in the Trust, including a portion of the Debentures held in the Trust. In addition, the Company and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Securities and a deemed acquisition and ownership of an interest in the Debentures by a Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).



     Any fiduciary proposing to acquire the Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                  UNDERWRITING

     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Goldman, Sachs & Co. are acting as representatives (the "Representatives") of each of the underwriters named below (the "Underwriters"). Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among the Company and the Underwriters, the Company and the Trust have agreed to sell to the Underwriters, and each of the Underwriters severally and not jointly has agreed to purchase from the Company and the Trust, the number of Income PRIDES set forth opposite its name below.


                                                                                NUMBER OF
                                                                                 INCOME
                                        UNDERWRITERS                             PRIDES
                                                                                ---------
    Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................
    Goldman, Sachs & Co......................................................
                                                                                ---------
                Total........................................................   4,500,000
                                                                                =========



     In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES offered hereby if any of the Income PRIDES are purchased. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Purchase Agreement may be terminated.


     The Representatives have advised the Company and the Trust that the Underwriters propose initially to offer the Income PRIDES offered hereby to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession
not in excess of $     per Income PRIDES. The Underwriters may allow, and such
dealers may reallow, a discount not in excess of $          per Income PRIDES on
sales to certain other dealers. After the public offering, the public offering price, concession and discount may be changed.


     The Company and the Trust have granted an option to the Underwriters, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an aggregate of 675,000 additional Income PRIDES at the public offering price set forth on the cover page of this Prospectus Supplement, less the underwriting discount. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES offered hereby. To the extent that the Underwriters exercise this option, each Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Income PRIDES proportionate to such Underwriter's initial amount reflected in the foregoing table.



     The Company and the Trust have agreed not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Income PRIDES, Trust Preferred Securities, Purchase Contracts or Common Stock, as the case may be, or any securities of the Company or the Trust similar to the Income PRIDES, Trust Preferred Securities, Purchase Contracts or Common Stock or any security convertible into or exercisable or exchangeable for Income PRIDES, Trust Preferred Securities, Purchase Contracts or Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Income PRIDES, Trust Preferred Securities, Purchase Contracts or Common Stock or any securities convertible into or exercisable or exchangeable for Income PRIDES, Trust Preferred Securities, Purchase Contracts or Common Stock whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Income PRIDES, Trust Preferred Securities, Purchase Contracts or Common Stock or such other securities, in cash or otherwise, for a period of 90 days from the date of this Prospectus Supplement without the prior written consent of Merrill Lynch, other than (i) pursuant to the Purchase Agreement, (ii) Growth PRIDES or Income PRIDES to be created or recreated upon substitution of pledged securities or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES, (iii) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security described herein, (iv) any shares of Common Stock issued, or options to purchase such shares granted, pursuant to existing employee benefit plans described herein or (v) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

     The Company and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect hereof.


     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or the shares of Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.


     If the Underwriters create a short position in the Securities in connection with the Offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus Supplement, the Representatives may reduce that short position by purchasing Securities in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.


     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Securities as part of the Offering.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Securities to the extent that it discourages resales of the Securities.

     Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     Prior to the Offering, there has been no established trading market for the Income PRIDES. In determining the terms of the Income PRIDES, including the public offering price, the Company, the Trust and the Underwriters considered the market price of the Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. Application has been made to list the Income PRIDES on the NYSE under the trading symbol "KMTprI." The Company and the Trust have been advised by the Underwriters that they presently intend to make a market for the Growth PRIDES and the Trust Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance that an active trading market will develop for the Income PRIDES, Growth PRIDES or Trust Preferred Securities or that the Income PRIDES initially will trade in the public market subsequent to the Offering at or above the initial public offering price.



     This Prospectus Supplement, as amended or supplemented, may be used by the Remarketing Agent for remarketing the Trust Preferred Securities at such time as is necessary.



     Merrill Lynch has from time to time provided investment banking advisory services to the Company, for which it has received customary compensation, and may continue to do so in the future. Merrill Lynch has acted as financial advisor to the Company in connection with the Merger, including serving as dealer manager with respect to the Tender Offer. In this regard, the Company has agreed to indemnify Merrill Lynch against certain liabilities. Goldman, Sachs & Co. has from time to time provided investment banking or financial advisory services to the Company, and may continue to do so in the future.

                                 LEGAL MATTERS


     The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof and the Debentures will be passed upon for the Company and the Trust by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania, and certain matters of Delaware law with respect to the validity of the Trust Preferred Securities offered hereby will be passed upon for the Company and the Trust by Skadden, Arps, Slate Meagher & Flom, LLP, special Delaware counsel to the Company and the Trust. William R. Newlin, Chairman of the Board of the Company, is a shareholder in Buchanan Ingersoll Professional Corporation. As of July 30, 1997, Mr. Newlin owned 24,385 shares of Common Stock, stock credits representing the right to acquire 9,260 shares of Common Stock pursuant to the Company's directors deferred fee plan, 20,000 shares of JLK common stock and held options to acquire 1,500 shares of Common Stock and 15,000 shares of JLK common stock. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Debentures and the Trust Preferred Securities will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Skadden, Arps, Slate Meagher & Flom LLP, New York, New York is also advising the Underwriters with respect to certain matters in connection with the Securities. Simpson Thacher & Bartlett will rely on Buchanan Ingersoll Professional Corporation with respect to matters of Pennsylvania law.


                                    EXPERTS


     The consolidated financial statements of the Company as of June 30, 1996 and June 30, 1997 and for each of the three years in the period ended June 30, 1997, included in this Prospectus Supplement and elsewhere in the Registration Statement, of which this Prospectus Supplement is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The consolidated financial statements of Greenfield as of December 31, 1995 and December 31, 1996 and for each of the three years in the period ended December 31, 1996, included in this Prospectus Supplement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               INDEX OF SELECTED TERMS FOR PROSPECTUS SUPPLEMENT



                                        TERM                                            PAGE
-------------------------------------------------------------------------------------   -----
Applicable Market Value..............................................................    S-62
Applicable Ownership Interest........................................................    S-59
Applicable Principal Amount..........................................................    S-88
Beneficial Owner.....................................................................    S-81
Change in 1940 Act Law...............................................................    S-76
Closing Price........................................................................    S-62
Collateral Agent.....................................................................     S-7
Common Securities....................................................................     S_1
Common Securities Guarantee..........................................................    S-84
Common Stock.........................................................................    S-99
Compound Interest....................................................................    S-88
Contract Adjustment Payments.........................................................     S-1
Debentures...........................................................................     S-2
Debt Trustee.........................................................................    S-85
Declaration..........................................................................     S-6
Declaration Event of Default.........................................................    S-77
Deferred Contract Adjustment Payments................................................    S-61
Direct Action........................................................................    S-78
Early Settlement.....................................................................    S-14
Extension Periods....................................................................    S-16
Failed Remarketing...................................................................     S-3
FELINE PRIDES........................................................................     S-1
FELINE PRIDES Certificate............................................................    S-63
Guarantee............................................................................     S-2
Guarantee Payments...................................................................    S-83
Guarantee Trustee....................................................................    S-83
Global Security......................................................................    S-90
Growth PRIDES........................................................................     S-3
Income PRIDES........................................................................     S-1
Indenture............................................................................    S-85
Indenture Event of Default...........................................................    S-77
Kennametal Trustees..................................................................    S-41
Institutional Trustee................................................................    S-41
Interest Payment Date................................................................    S-86
Investment Company Event.............................................................    S-76
Payment Date.........................................................................    S-11
Pledge Agreement.....................................................................     S-7
Pledged Securities...................................................................    S-68
Primary Treasury Dealer..............................................................    S-88
Property Account.....................................................................    S-41
Purchase Agreement...................................................................   S-103
Purchase Contract....................................................................     S-1
Purchase Contract Agent..............................................................     S-7
Purchase Contract Agreement..........................................................     S-7
Purchase Contract Settlement Date....................................................     S-1
Quotation Agent......................................................................    S-88
Redemption Amount....................................................................    S-88
Regular Trustees.....................................................................    S-41
Reference Price......................................................................    S-62

                                        TERM                                            PAGE
-------------------------------------------------------------------------------------   -----
Remarketing Fee......................................................................     S-3
Reset Agent..........................................................................     S-7
Reset Announcement Date..............................................................    S-75
Reset Spread.........................................................................     S-2
Rights Agreement.....................................................................   S-100
Securities...........................................................................     S-1
Settlement Rate......................................................................    S-62
Sponsor..............................................................................    S-41
Stated Amount........................................................................     S-1
Successor Securities.................................................................    S-80
Super-Majority.......................................................................    S-78
Tax Counsel..........................................................................    S-94
Tax Event............................................................................    S-87
Tax Event Redemption.................................................................     S-5
Tax Event Redemption Date............................................................    S-87
Threshold Appreciation Price.........................................................    S-62
Trading Day..........................................................................    S-62
Treasury Portfolio...................................................................    S-87
Treasury Portfolio Purchase Price....................................................    S-88
Treasury Securities..................................................................     S-3
Trust................................................................................     S-1
Trust Preferred Security.............................................................     S-1
Trust Securities.....................................................................     S-1
Two-Year Benchmark Treasury..........................................................    S-86
U.S. Holder..........................................................................    S-93

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
KENNAMETAL INC.
Report of Independent Public Accountants..............................................   F-2
Consolidated Statements of Income.....................................................   F-3
Consolidated Balance Sheets...........................................................   F-4
Consolidated Statements of Cash Flows.................................................   F-5
Consolidated Statements of Shareholders' Equity.......................................   F-6
Notes to Consolidated Financial Statements............................................   F-7

GREENFIELD INDUSTRIES, INC.
Report of Independent Accountants.....................................................  F-22
Consolidated Statements of Operations.................................................  F-23
Consolidated Balance Sheets...........................................................  F-24
Consolidated Statements of Changes in Stockholders' Equity............................  F-25
Consolidated Statements of Cash Flows.................................................  F-26
Notes to Consolidated Financial Statements............................................  F-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Kennametal Inc.

We have audited the accompanying consolidated balance sheets of Kennametal Inc. and subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kennametal Inc. and subsidiaries as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
July 21, 1997 (except with respect
to the matters discussed in Note 18,
as to which the date is November 18, 1997)

                                KENNAMETAL INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                               THREE MONTHS ENDED
                                            YEAR ENDED JUNE 30,                   SEPTEMBER 30,
                                   --------------------------------------     ---------------------
                                     1995          1996           1997          1996         1997
                                   --------     ----------     ----------     --------     --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                   (UNAUDITED)
OPERATIONS
Net sales........................  $983,873     $1,079,963     $1,156,343     $275,203     $310,792
  Cost of goods sold.............   560,867        625,473        668,415      160,493      178,569
                                   --------     ----------     ----------     --------     --------
Gross profit.....................   423,006        454,490        487,928      114,710      132,223
  Research and development
     expenses....................    18,744         20,585         24,105        5,739        5,227
  Selling, marketing and
     distribution expenses.......   219,271        242,375        263,980       63,019       68,571
  General and administrative
     expenses....................    55,853         65,417         69,911       18,206       24,720
  Restructuring charge...........        --          2,666             --           --           --
  Amortization of intangibles....     2,165          1,596          2,907          546        1,052
                                   --------     ----------     ----------     --------     --------
Operating income.................   126,973        121,851        127,025       27,200       32,653
  Interest expense...............    12,793         11,296         10,393        2,642        1,180
  Other income (expense).........        54          4,821          1,531          627         (440)
                                   --------     ----------     ----------     --------     --------
Income before income taxes and
  minority interest..............   114,234        115,376        118,163       25,185       31,033
  Provision for income taxes.....    45,000         43,900         44,900        9,800       12,100
  Minority interest..............       940          1,744          1,231          182        1,385
                                   --------     ----------     ----------     --------     --------
Net income.......................  $ 68,294     $   69,732     $   72,032     $ 15,203     $ 17,548
                                   ========     ==========     ==========     ========     ========
PER SHARE DATA
Earnings per share...............  $   2.58     $     2.62     $     2.71     $   0.57     $   0.67
                                   ========     ==========     ==========     ========     ========
Dividends per share..............  $   0.60     $     0.60     $     0.66     $   0.15     $   0.17
                                   ========     ==========     ==========     ========     ========
Weighted average shares
  outstanding....................    26,486         26,635         26,575       26,729       26,171
                                   ========     ==========     ==========     ========     ========

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30,
                                                              ------------------------      SEPTEMBER 30,
                                                                1996           1997             1997
                                                              ---------      ---------      -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and equivalents.....................................   $  17,090      $  21,869        $  45,409
  Accounts receivable, less allowance for doubtful accounts
    of $9,296, $7,325 and $7,370...........................     189,820        200,515          202,144
  Inventories..............................................     204,934        210,111          214,068
  Deferred income taxes....................................      24,620         25,384           24,949
                                                              ---------      ---------        ---------
         Total current assets..............................     436,464        457,879          486,570
                                                              ---------      ---------        ---------
Property, plant and equipment:
  Land and buildings.......................................     156,064        156,292          160,474
  Machinery and equipment..................................     415,443        473,850          494,466
  Less accumulated depreciation............................    (304,400)      (329,756)        (344,377)
                                                              ---------      ---------        ---------
         Net property, plant and equipment.................     267,107        300,386          310,563
                                                              ---------      ---------        ---------
Other assets:
  Investments in affiliated companies......................       8,742         11,736           14,648
  Intangible assets, less accumulated amortization of
    $20,795, $23,960 and $25,031...........................      33,756         49,915           57,691
  Deferred income taxes....................................      41,757         34,307           31,644
  Other....................................................      11,665         15,086           18,473
                                                              ---------      ---------        ---------
         Total other assets................................      95,920        111,044          122,456
                                                              ---------      ---------        ---------
         TOTAL ASSETS......................................   $ 799,491      $ 869,309        $ 919,589
                                                              =========      =========        =========
LIABILITIES
Current liabilities:
  Current maturities of term debt and capital leases.......   $  17,543      $  13,853        $  14,010
  Notes payable to banks...................................      57,549        120,166           46,784
  Accounts payable.........................................      64,663         60,322           61,306
  Accrued vacation pay.....................................      19,228         18,176           17,818
  Other....................................................      59,830         69,485           88,217
                                                              ---------      ---------        ---------
         Total current liabilities.........................     218,813        282,002          228,135
                                                              ---------      ---------        ---------
  Term debt and capital leases, less current maturities....      56,059         40,445           40,464
  Deferred income taxes....................................      20,611         21,055           21,138
  Other liabilities........................................      52,559         57,060           55,621
                                                              ---------      ---------        ---------
         Total liabilities.................................     348,042        400,562          345,358
                                                              ---------      ---------        ---------
  Minority interest in consolidated subsidiaries...........      12,500          9,139           44,162
                                                              ---------      ---------        ---------
SHAREHOLDERS' EQUITY
  Preferred stock, 5,000 shares authorized; none issued....          --             --               --
  Capital stock, $1.25 par value; 70,000 shares authorized;
    29,370 shares issued...................................      36,712         36,712           36,712
  Additional paid-in capital...............................      87,417         91,049          148,438
  Retained earnings........................................     351,594        406,083          419,174
  Treasury shares, at cost; 2,667, 3,263 and 3,153 shares
    held...................................................     (35,734)       (62,400)         (61,101)
  Cumulative translation adjustments.......................      (1,040)       (11,836)         (13,154)
                                                              ---------      ---------        ---------
         Total shareholders' equity........................     438,949        459,608          530,069
                                                              ---------      ---------        ---------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........   $ 799,491      $ 869,309        $ 919,589
                                                              =========      =========        =========

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                              YEAR ENDED JUNE 30,                 SEPTEMBER 30,
                                       ----------------------------------     ---------------------
                                         1995         1996         1997         1996         1997
                                       --------     --------     --------     --------     --------
                                                              (IN THOUSANDS)
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES:
Net income...........................  $ 68,294     $ 69,732     $ 72,032     $ 15,203     $ 17,548
Adjustments for noncash items:
  Depreciation and amortization......    39,315       40,240       41,399        9,948       10,326
  Other..............................    11,953        9,000        5,356        2,335        1,091
Changes in certain assets and
  liabilities:
  Accounts receivable................   (23,815)     (20,359)      (8,032)       9,647       (4,077)
  Inventories........................   (34,389)      (9,758)       1,379       (2,551)      (2,319)
  Accounts payable and accrued
     liabilities.....................    (9,340)      (1,342)        (600)       2,702        8,903
  Other..............................     4,615       (2,034)     (11,684)        (344)       9,150
                                       --------     --------     --------     --------     --------
Net cash flow from operating
  activities.........................    56,633       85,479       99,850       36,940       40,622
                                       --------     --------     --------     --------     --------
INVESTING ACTIVITIES:
Purchases of property, plant and
  equipment..........................   (43,371)     (57,556)     (73,779)     (14,615)     (16,695)
Disposals of property, plant and
  equipment..........................     3,725        6,348        1,063           16          193
Acquisitions, net of cash............    (1,948)      (1,441)     (18,995)     (14,102)     (17,031)
Other................................    (3,320)       2,614          907        1,938        1,116
                                       --------     --------     --------     --------     --------
Net cash flow used in investing
  activities.........................   (44,914)     (50,035)     (90,804)     (26,763)     (32,417)
                                       --------     --------     --------     --------     --------
FINANCING ACTIVITIES:
Increase (decrease) in short-term
  debt...............................    (5,721)       5,019       55,689       (1,406)     (72,733)
Increase in term debt................     8,163        7,780          943          403           --
Reduction in term debt...............    (9,721)     (28,278)     (19,359)        (312)        (939)
Net proceeds from issuance and sale
  of subsidiary stock................        --           --           --           --       90,462
Purchase of treasury stock...........        --           --      (28,657)          --           --
Dividend reinvestment and employee
  stock plans........................     4,439        2,652        5,623        1,230        4,062
Cash dividends paid to
  shareholders.......................   (15,884)     (15,976)     (17,543)      (4,009)      (4,457)
                                       --------     --------     --------     --------     --------
Net cash flow from (used for)
  financing activities...............   (18,724)     (28,803)      (3,304)      (4,094)      16,395
                                       --------     --------     --------     --------     --------
Effect of exchange rate changes on
  cash...............................       642         (378)        (963)         254       (1,060)
                                       --------     --------     --------     --------     --------
CASH AND EQUIVALENTS:
Net increase (decrease) in cash and
  equivalents........................    (6,363)       6,263        4,779        6,337       23,540
Cash and equivalents, beginning of
  period.............................    17,190       10,827       17,090       17,090       21,869
                                       --------     --------     --------     --------     --------
Cash and equivalents, end of
  period.............................  $ 10,827     $ 17,090     $ 21,869     $ 23,427     $ 45,409
                                       ========     ========     ========     ========     ========
SUPPLEMENTAL DISCLOSURE:
Interest paid........................  $ 12,569     $ 11,436     $ 10,563     $  1,288     $    520
Income taxes paid....................    23,125       39,521       45,307        3,994        2,257

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           JUNE 30,
                                              ----------------------------------     SEPTEMBER 30,
                                                1995         1996         1997           1997
                                              --------     --------     --------     -------------
                                                                 (IN THOUSANDS)
                                                                                      (UNAUDITED)
CAPITAL STOCK
  Balance at beginning of period............  $ 36,712     $ 36,712     $ 36,712       $  36,712
                                              --------     --------     --------        --------
  Balance at end of period..................    36,712       36,712       36,712          36,712
                                              --------     --------     --------        --------
ADDITIONAL PAID-IN CAPITAL
  Balance at beginning of period............    83,839       85,768       87,417          91,049
  Dividend reinvestment and stock purchase
     plan...................................     1,015          882        1,132             189
  Employee stock plans......................       914          767        2,500           2,173
  Issuance of stock by subsidiary...........        --           --           --          55,027
                                              --------     --------     --------        --------
  Balance at end of period..................    85,768       87,417       91,049         148,438
                                              --------     --------     --------        --------
RETAINED EARNINGS
  Balance at beginning of period............   245,428      297,838      351,594         406,083
  Net income................................    68,294       69,732       72,032          17,548
  Cash dividends............................   (15,884)     (15,976)     (17,543)         (4,457)
                                              --------     --------     --------        --------
  Balance at end of period..................   297,838      351,594      406,083         419,174
                                              --------     --------     --------        --------
TREASURY SHARES
  Balance at beginning of period............   (39,247)     (36,737)     (35,734)        (62,400)
  Purchase of treasury stock................        --           --      (28,657)             --
  Dividend reinvestment and stock purchase
     plan...................................       938          537          708              74
  Employee stock plans......................     1,572          466        1,283           1,225
                                              --------     --------     --------        --------
  Balance at end of period..................   (36,737)     (35,734)     (62,400)        (61,101)
                                              --------     --------     --------        --------
CUMULATIVE TRANSLATION ADJUSTMENTS
  Balance at beginning of period............    (3,360)       8,304       (1,040)        (11,836)
  Current year translation adjustments......    11,664       (9,344)     (10,796)         (1,318)
                                              --------     --------     --------        --------
  Balance at end of period..................     8,304       (1,040)     (11,836)        (13,154)
                                              --------     --------     --------        --------
PENSION LIABILITY ADJUSTMENT
  Balance at beginning of period............      (536)          --           --              --
  Minimum pension liability adjustment......       536           --           --              --
                                              --------     --------     --------        --------
  Balance at end of period..................        --           --           --              --
                                              --------     --------     --------        --------
Total shareholders' equity..................  $391,885     $438,949     $459,608       $ 530,069
                                              ========     ========     ========        ========

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

     The Company is a global enterprise engaged in the manufacture, purchase and distribution of a broad range of tools, tooling systems, supplies and services for the metalworking, mining and highway construction industries.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The summary of significant accounting policies is presented below to assist in evaluating the Company's consolidated financial statements.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS. Temporary cash investments having original maturities of three months or less are considered cash equivalents. Cash equivalents consist principally of investments in money market funds and certificates of deposit.

     ACCOUNTS RECEIVABLE included $16.6 million and $12.8 million of receivables from affiliates at June 30, 1996 and 1997, respectively.

     INVENTORIES are carried at the lower of cost or market. The Company uses the last-in, first-out (LIFO) method for determining the cost of a significant portion of its U.S. inventories. The remainder of inventories is determined under the first-in, first-out (FIFO) or average cost methods.

     PROPERTY, PLANT AND EQUIPMENT are carried at cost. Major improvements are capitalized, while maintenance and repairs are generally expensed as incurred. Retirements and disposals are removed from cost and accumulated depreciation accounts, with the gain or loss reflected in income. Interest is capitalized during the construction of major facilities. Capitalized interest is included in the cost of the constructed asset and is amortized over its estimated useful life.

     Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years. Leased property and equipment under capital leases are amortized using the straight-line method over the terms of the related leases.

     INTANGIBLE ASSETS, which include the excess of cost over net assets of acquired companies, are amortized using the straight-line method over periods ranging from 3 to 40 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired entities.

     RESEARCH AND DEVELOPMENT COSTS are expensed as incurred.

     INCOME TAXES. Deferred income taxes are recognized based on the future income tax effects (using enacted tax laws and rates) of differences in the carrying amounts of assets and liabilities for financial reporting and tax purposes. A valuation allowance is recognized if it is "more likely than not" that some or all of a deferred tax asset will not be realized.

     FOREIGN CURRENCY TRANSLATION. For the most part, assets and liabilities of international operations are translated into U.S. dollars using year-end exchange rates, while revenues and expenses are translated at average

                                KENNAMETAL INC.

exchange rates throughout the year. The resulting net translation adjustments are recorded as a separate component of shareholders' equity.

     PENSION PLANS cover substantially all employees. Pension benefits are based on years of service and, for certain plans, on average compensation immediately preceding retirement. Pension costs are determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, "Employers' Accounting for Pensions." The Company funds pension costs in accordance with the funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA) for U.S. plans and in accordance with local regulations or customs for non-U.S. plans.

     EARNINGS PER SHARE is computed using the weighted average number of shares outstanding during the year.

     REVENUE RECOGNITION. The Company recognizes revenue from product sales upon transfer of title to the customer.

     NEW ACCOUNTING STANDARDS. Effective July 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The adoption of SFAS No. 121 did not have an impact on the consolidated financial statements, as the statement is consistent with existing Company policy.

     Additionally on July 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS No. 123, companies may elect to account for stock-based compensation plans using a fair-value-based method or may continue measuring compensation expense for those plans using the intrinsic-value-based method. The Company will continue to use the intrinsic-value-based method, which does not result in compensation cost. The Company's stock compensation plans are discussed in Note 13.

     The Financial Accounting Standards Board recently issued SFAS No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structures." SFAS No. 128 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all prior period earnings per share (EPS) data to be restated to conform to the provisions of the statement. This statement's objective is to simplify the computations of EPS and to make the U.S. standard for EPS computations more compatible with that of the International Accounting Standards Committee. The Company will adopt SFAS No. 128 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its reported EPS.

     SFAS No. 129 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all companies to provide specific disclosure regarding their capital structure. SFAS No. 129 will specify the disclosure for all companies, including descriptions of their capital structure and the contractual rights of the holders of such securities. The Company will adopt SFAS No. 129 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     Additionally, in June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 130 is effective for years ending after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company will adopt SFAS No. 130 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     SFAS No. 131 introduces a new model for segment reporting called the "management approach." The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the effect of applying this statement.

                                KENNAMETAL INC.

     RECLASSIFICATIONS. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform with the current year presentation.

     INTERIM UNAUDITED FINANCIAL INFORMATION. The consolidated financial statements as of, and for the three months ended September 30, 1996 and 1997 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation have been made. The results of interim periods are not necessarily indicative of the results to be expected for the full fiscal year.

NOTE 3. ISSUANCE OF SUBSIDIARY STOCK

     On July 2, 1997, an initial public offering (IPO) of approximately 4.9 million shares of common stock at a price of $20 per share of JLK Direct Distribution Inc. (JLK), a newly formed subsidiary of the Company, was consummated. JLK operates the industrial supply operations consisting of the Company's wholly owned J&L Industrial Supply (J&L) subsidiary and its Full Service Supply programs. The net proceeds from the offering were approximately $90 million and represented approximately 20 percent of JLK's common stock. The transaction was accounted for as an equity transaction in the consolidated financial statements. The net proceeds were used by JLK to repay $20 million of indebtedness related to a dividend to the Company and $20 million related to intercompany obligations to the Company. The Company used these proceeds to repay short-term debt. In connection with the IPO, the remaining net proceeds were loaned to the Company, under an intercompany debt/investment and cash management agreement at a fluctuating rate of interest equal to the Company's short-term borrowing costs. The Company will maintain unused lines of credit to enable it to repay any portion of the borrowed funds as the amounts are due on demand by JLK.

     The Company owns approximately 80 percent of the outstanding common stock of JLK and intends to retain a majority of both the economic and voting interests of JLK.

NOTE 4. INVENTORIES

     Inventories consisted of the following:

                                                              JUNE 30,
                                                        --------------------    SEPTEMBER 30,
                                                          1996        1997          1997
                                                        --------    --------    -------------
                                                                   (IN THOUSANDS)
                                                                                 (UNAUDITED)
     Finished goods...................................  $169,108    $183,961      $ 184,628
     Work in process and powder blends................    59,326      50,351         51,027
     Raw materials and supplies.......................    16,514      16,494         17,016
                                                        --------    --------      ---------
     Inventories at current cost......................   244,948     250,806        252,671
     Less LIFO valuation..............................   (40,014)    (40,695)       (38,603)
                                                        --------    --------      ---------
     Total inventories................................  $204,934    $210,111      $ 214,068
                                                        ========    ========      =========

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for a significant portion of U.S. inventories and the first-in, first-out (FIFO) method or average cost for other inventories. The Company used the LIFO method of valuing its inventories for approximately 55 and 56 percent of total inventories at June 30, 1996 and 1997, respectively, and for approximately 45 percent of total inventories at September 30, 1997. The Company uses the LIFO method for valuing the majority of its inventories in order to more closely match current costs with current revenues, thereby reducing the effects of inflation on earnings.

                                KENNAMETAL INC.

NOTE 5. OTHER CURRENT LIABILITIES

     Other current liabilities consisted of the following:

                                                                        1996       1997
                                                                       -------    -------
                                                                         (IN THOUSANDS)
     Federal and state income taxes..................................  $16,898    $17,563
     Accrued compensation............................................    7,259      8,522
     Accrued benefits................................................    3,613      6,894
     Payroll, state and local taxes..................................    7,910      6,098
     Accrued product warranty costs..................................    5,119      4,621
     Accrued advertising expenses....................................      906      1,363
     Accrued professional fees.......................................    1,013      1,284
     Accrued interest expense........................................      996        766
     Accrued restructuring charge....................................    2,666         --
     Other accrued expenses..........................................   13,450     22,374
                                                                       -------    -------
     Total other current liabilities.................................  $59,830    $69,485
                                                                       =======    =======

NOTE 6. TERM DEBT AND CAPITAL LEASES

     Term debt and capital lease obligations consisted of the following:

                                                                        1996        1997
                                                                      --------    --------
                                                                         (IN THOUSANDS)
     Senior notes, 9.64%, due in installments through 2000..........  $ 40,000    $ 30,000
     Borrowings outside the U.S., varying from 6.60% to 10.25% in
       1996 and 1997, due in installments through 2003..............    13,472       6,750
     Lease of office facilities with terms expiring through 2011 at
       6.75% to 7.55%...............................................    12,654      11,068
     Other..........................................................     7,476       6,480
                                                                       -------     -------
     Total term debt and capital leases.............................    73,602      54,298
                                                                       -------     -------
     Less current maturities:
       Term debt....................................................   (16,016)    (12,287)
       Capital leases...............................................    (1,527)     (1,566)
                                                                       -------     -------
       Total current maturities.....................................   (17,543)    (13,853)
                                                                       -------     -------
     Long-term debt and capital leases..............................  $ 56,059    $ 40,445
                                                                       =======     =======

     Future principal maturities of term debt are $12.3 million, $12.2 million, $12.1 million, $1.1 million and $1.1 million, respectively, in fiscal years 1998 through 2002.

     Certain of the term debt agreements contain various restrictions relating to, among other things, minimum net worth, maximum indebtedness, fixed charge coverage and debt guarantees.

                                KENNAMETAL INC.

     Future minimum lease payments under capital leases for the next five years and in total are as follows:

                 YEAR ENDING JUNE 30:                   (IN THOUSANDS)
------------------------------------------------------
  1998................................................     $  1,566
  1999................................................        1,511
  2000................................................        1,355
  2001................................................        1,355
  2002................................................        1,355
  After 2002..........................................        8,770
                                                            -------
Total future minimum lease payments...................       15,912
Less amount representing interest.....................       (4,844)
                                                            -------
Present value of minimum lease payments...............     $ 11,068
                                                            =======

     Future minimum lease payments under operating leases with noncancelable terms beyond one year were not significant at June 30, 1997.

NOTE 7. NOTES PAYABLE AND LINES OF CREDIT

     Notes payable to banks of $57.5 million and $120.2 million at June 30, 1996 and 1997, respectively, represent short-term borrowings under U.S. and international credit lines with commercial banks. These credit lines totaled approximately $280 million at June 30, 1997, of which $160 million was unused. The weighted average interest rate for short-term borrowings was 5.6 percent and
6.3 percent at June 30, 1996 and 1997, respectively.

     The Company has available U.S. credit lines totaling $175 million that are covered by a revolving credit agreement that amounts to $150 million and another agreement totaling $25 million. The revolving credit agreement allows the Company to borrow up to $150 million at fixed or variable interest rates. This credit line expires during fiscal 2001 and requires the Company to pay a facility fee on the total line. The Company has the option to terminate this agreement in whole or in part at any time.

     During 1997, the Company's J&L subsidiary obtained a $25 million line of credit with a bank and borrowed $20 million under the line of credit to fund a dividend to the Company. Interest payable under the line of credit was based on LIBOR plus 25 basis points. The Company guaranteed repayment of the line of credit in the event of default by J&L. The line of credit was repaid and canceled in full during July 1997.

                                KENNAMETAL INC.

NOTE 8. INCOME TAXES

     Income before income taxes and the provision for income taxes consisted of the following:

                                                             1995        1996        1997
                                                           --------    --------    --------
                                                                    (IN THOUSANDS)
     Income before income taxes:
       United States.....................................  $ 83,401    $ 76,020    $ 95,029
       International.....................................    29,893      37,612      21,903
                                                           --------    --------    --------
     Total income before income taxes....................  $113,294    $113,632    $116,932
                                                           ========    ========    ========
     Current income taxes:
       Federal...........................................  $ 26,500    $ 28,100    $ 30,600
       State.............................................     6,100       5,500       6,000
       International.....................................     4,000       1,800       4,400
                                                           --------    --------    --------
       Total.............................................    36,600      35,400      41,000
     Deferred income taxes...............................     8,400       8,500       3,900
                                                           --------    --------    --------
     Provision for income taxes..........................  $ 45,000    $ 43,900    $ 44,900
                                                           ========    ========    ========
     Effective tax rate..................................     39.7%       38.6%       38.4%
                                                           ========    ========    ========

     The reconciliation of income taxes computed using the statutory U.S. income tax rate and the provision for income taxes was as follows:

                                                               1995       1996       1997
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
     Income taxes at U.S. statutory rate....................  $39,653    $39,772    $40,926
     State income taxes, net of federal tax benefits........    3,981      3,575      3,917
     Combined tax effects of international income...........    1,288     (2,942)    (1,990)
     International losses with no related tax benefits......      219        421        102
     Other..................................................     (141)     3,074      1,945
                                                              -------    -------    -------
     Provision for income taxes.............................  $45,000    $43,900    $44,900
                                                              =======    =======    =======

     Deferred tax assets and liabilities consisted of the following:

                                                                        1996       1997
                                                                       -------    -------
                                                                         (IN THOUSANDS)
     Deferred tax assets (liabilities):
       Net operating loss carryforwards..............................  $35,985    $27,160
       Other postretirement benefits.................................   14,649     15,153
       Inventory valuation and reserves..............................    6,836      7,981
       Accrued vacation compensation.................................    3,965      4,316
       Property and equipment........................................    2,547      1,259
       Other accruals................................................    6,571      7,436
       Pension benefits..............................................   (1,053)    (2,133)
       Accumulated depreciation......................................  (19,558)   (18,922)
                                                                       -------    -------
     Total...........................................................   49,942     42,250
       Less valuation allowance......................................   (4,176)    (3,614)
                                                                       -------    -------
     Net deferred tax assets.........................................  $45,766    $38,636
                                                                       =======    =======

     Deferred income taxes have not been provided on cumulative undistributed earnings of international subsidiaries and affiliates. Any U.S. income taxes on such earnings, if distributed, would generally be offset by available foreign tax credits. In addition, there were no significant undistributed earnings of unconsolidated affiliates at June 30, 1997.

                                KENNAMETAL INC.

     Included in deferred tax assets at June 30, 1997, are unrealized tax benefits totaling $27.2 million related to net operating loss carryforwards. The realization of these tax benefits is contingent on future taxable income in certain international operations. Of this amount, approximately $23.6 million relates to net operating loss carryforwards in Germany, which can be carried forward indefinitely. The Company's operations in Germany are profitable.

     The remaining unrealized tax benefits relate to net operating loss carryforwards in certain other international operations, which expire at various dates through 2002. The Company established a valuation allowance of $3.6 million to offset the deferred tax benefits that may not be realized before the expiration of the carryforward periods.

NOTE 9. PENSION BENEFITS

     The components of net pension credit for the Company's U.S. defined benefit pension plans were as follows:

                                                              1995        1996        1997
                                                            --------    --------    --------
                                                                     (IN THOUSANDS)
     Service cost.........................................  $  5,906    $  6,722    $  7,728
     Interest cost........................................    13,016      13,688      14,569
     Return on plan assets................................   (37,746)    (45,888)    (46,845)
     Net amortization and deferral........................    17,628      24,682      22,457
                                                            --------    --------    --------
     Net pension credit...................................  $ (1,196)   $   (796)   $ (2,091)
                                                            ========    ========    ========

     The funded status of the plans and amounts recognized in the consolidated balance sheets were as follows:

                                                                       1996        1997
                                                                     --------    --------
                                                                        (IN THOUSANDS)
     Plan assets, at fair value....................................  $269,380    $318,229
     Present value of accumulated benefit obligations:
       Vested benefits.............................................   151,209     161,160
       Nonvested benefits..........................................     2,144       2,271
                                                                     --------    --------
     Accumulated benefit obligations...............................   153,353     163,431
     Effect of future salary increases.............................    44,369      48,054
                                                                     --------    --------
     Projected benefit obligations.................................   197,722     211,485
                                                                     --------    --------
     Plan assets in excess of projected benefit obligations........    71,658     106,744
     Amounts not recognized in the financial statements:
       Unrecognized net assets from July 1, 1986...................   (14,509)    (12,329)
       Unrecognized prior service costs............................       826         672
       Unrecognized net gains......................................   (52,312)    (87,118)
                                                                     --------    --------
     Prepaid pension costs.........................................  $  5,663    $  7,969
                                                                     ========    ========

     Prepaid pension costs are included in other noncurrent assets.

                                KENNAMETAL INC.

     Plan assets consist principally of common stocks, corporate bonds and U.S. government securities. The significant actuarial assumptions used to determine the present value of pension benefit obligations were as follows:

                                                                           1996     1997
                                                                           -----    -----
     Discount rate.......................................................   7.50%    7.50%
     Rate of future salary increases.....................................   4.50%    4.50%
     Rate of return on plan assets.......................................   9.00%    9.00%

     Pension plans of international subsidiaries are not required to report to U.S. government agencies pursuant to ERISA. The components of net pension cost for the Company's significant international defined benefit pension plans were as follows:

                                                                  1995      1996      1997
                                                                 ------    ------    ------
                                                                       (IN THOUSANDS)
     Service cost..............................................  $  231    $  735    $  877
     Interest cost.............................................     967     1,573     1,480
     Return on plan assets.....................................      --      (661)     (709)
     Net amortization and deferral.............................      --       (45)      (45)
                                                                 --------  --------  --------
     Net pension cost..........................................  $1,198    $1,602    $1,603
                                                                 ========  ========  ========

     The return on plan assets and the net amortization and deferral in 1995 were not significant.

     The funded status of the international plans and amounts recognized in the consolidated balance sheets were as follows:

                                                           JUNE 30, 1996         JUNE 30, 1997
                                                         ------------------    ------------------
                                                         ASSETS      ABO       ASSETS      ABO
                                                         EXCEED     EXCEED     EXCEED     EXCEED
                                                          ABO       ASSETS      ABO       ASSETS
                                                         ------    --------    ------    --------
                                                                      (IN THOUSANDS)
Plan assets, at fair value.............................  $8,274    $     --    $9,417    $     --
                                                         ------    --------    ------    --------
Present value of accumulated benefit obligations
  (ABO):...............................................
  Vested benefits......................................   5,602      10,922     5,643      11,863
  Nonvested benefits...................................      13       2,618        13       1,465
                                                         ------    --------    ------    --------
Accumulated benefit obligations........................   5,615      13,540     5,656      13,328
Effect of future salary increases......................   1,383         584     1,393         210
                                                         ------    --------    ------    --------
Projected benefit obligations..........................   6,998      14,124     7,049      13,538
                                                         ------    --------    ------    --------
Plan assets greater (less) than projected benefit
  obligations..........................................   1,276     (14,124)    2,368     (13,538)
Amounts not recognized in the financial statements:
  Unrecognized net assets..............................    (905)         --      (850)         --
  Unrecognized net gains...............................    (413)         --    (1,550)         --
                                                         ------    --------    ------    --------
Net pension liability..................................  $  (42)   $(14,124)   $  (32)   $(13,538)
                                                         ======    ========    ======    ========

     Accrued pension costs are included in other noncurrent liabilities. Plan assets consist principally of common stocks, corporate bonds and government securities.

                                KENNAMETAL INC.

     The significant actuarial assumptions used to determine the present value of pension benefit obligations for international plans were as follows:

                                                                 1996           1997
                                                              -----------    -----------
     Discount rate..........................................  8.00%-7.50%    8.00%-7.00%
     Rate of future salary increases........................  5.50%-4.50%    5.50%-4.00%
     Rate of return on plan assets..........................  9.00%          9.00%

     Total pension cost for U.S. and international plans amounted to $0.8 million, $2.1 million and $0.6 million in 1995, 1996 and 1997, respectively.

NOTE 10. OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

     The Company presently provides varying levels of postretirement health care and life insurance benefits to most U.S. employees. Postretirement health care benefits are available to employees and their spouses retiring at or after age 65 with five or more years of service after age 40. Employees (and their spouses) retiring under age 65 before January 1, 1998, with 20 or more years of service after age 40 also are eligible to receive postretirement health care benefits. Beginning with retirements on or after January 1, 1998, Kennametal's portion of the costs of postretirement health care benefits will be capped at 1996 levels.

     The components of other postretirement benefit costs for the Company's U.S. plans were as follows:

                                                                1995       1996       1997
                                                               ------     ------     ------
                                                                      (IN THOUSANDS)
     Service cost............................................  $  959     $1,100     $1,220
     Interest cost...........................................   2,626      2,661      2,427
     Net amortization and deferral...........................     (32)        --        (70)
                                                               ------     ------     ------
     Other postretirement benefit costs......................  $3,553     $3,761     $3,577
                                                               ======     ======     ======

     Accumulated postretirement benefit obligations and amounts recognized in the consolidated balance sheets were as follows:

                                                                       1996        1997
                                                                      -------     -------
                                                                        (IN THOUSANDS)
     Present value of accumulated benefit obligations:
       Retirees.....................................................  $21,333     $17,446
       Fully eligible active participants...........................    6,862       2,742
       Other active participants....................................    9,321      14,392
                                                                      -------     -------
     Accumulated benefit obligations................................   37,516      34,580
     Plan assets, at fair value.....................................       --          --
                                                                      -------     -------
     Accumulated benefit obligations in excess of plan assets.......   37,516      34,580
     Unrecognized net gains.........................................      626       4,340
                                                                      -------     -------
     Accrued postretirement benefits................................  $38,142     $38,920
                                                                      =======     =======

     Included in other noncurrent liabilities were accrued postretirement benefits of $35.1 million and $36.0 million at June 30, 1996 and 1997, respectively.

                                KENNAMETAL INC.

     The significant actuarial assumptions used to determine the present value of accumulated postretirement benefit obligations were as follows:

                                                                          1996       1997
                                                                          ----       ----
     Discount rate......................................................  7.50%      7.50%
     Rate of increase in health care costs:
       Initial rate.....................................................  8.50%      8.00%
       Ultimate rate in 2003 and after..................................  5.00%      5.00%

     A 1 percent increase in the health care cost trend rate would have increased other postretirement benefit costs by $0.1 million in 1997 and the accumulated benefit obligation by $1.0 million at June 30, 1997.

     The Company provides for postemployment benefits pursuant to SFAS No. 112, "Employers' Accounting for Postemployment Benefits." The Company accrues the cost of separation and other benefits provided to former or inactive employees after employment but before retirement. Postemployment benefit costs were not significant in 1995, 1996 and 1997, respectively.

NOTE 11. RESTRUCTURING CHARGE

     On April 29, 1996, the Board of Directors approved the Company's plan (the
Plan) to relocate its North America Metalworking Headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania. In connection with the Plan, the Company is constructing a new world headquarters at an estimated cost of $20 million. The relocation was made to globalize key functions and to provide a more efficient corporate structure. The action affected approximately 300 employees in Raleigh, North Carolina, all of whom were offered the opportunity to move to Latrobe, Pennsylvania. As a result, a pretax charge of $2.0 million was recorded in the fourth quarter of fiscal 1996. The charge was taken to cover the one-time costs of employee separation arrangements and early retirement costs.

     The costs resulting from the relocation of employees, hiring and training new employees, and other costs resulting from the temporary duplication of certain operations were not included in the one-time charge and will be included in operating expenses as incurred. The costs related to these items were estimated to be approximately $9.0 million pretax, $4.7 million that was recorded in fiscal 1997 and the remainder that will be incurred in fiscal 1998.

     During the fourth quarter of fiscal 1996, the Company also recorded a one-time pretax charge of $0.7 million related to the closure of a manufacturing facility in Canada. The supply of products produced at this location will be continued from other Company locations. The restructuring was substantially complete in 1997.

NOTE 12. FINANCIAL INSTRUMENTS

     FAIR VALUE. The Company had $21.9 million in cash and equivalents at June 30, 1997, which approximates fair value because of the short maturity of these investments.

     The estimated fair value of term debt was $44.9 million at June 30, 1997. Fair value was determined using discounted cash flow analysis and the Company's incremental borrowing rates for similar types of arrangements.

     OFF-BALANCE-SHEET RISK. The Company uses forward foreign exchange contracts in the normal course of business to hedge foreign currency exposures of underlying receivables and payables. These financial instruments involve credit risk in excess of the amount recognized in the financial statements. The Company controls credit risk through credit evaluations, limits and monitoring procedures. There were no financial instruments with significant off-balance-sheet risk at June 30, 1997.

                                KENNAMETAL INC.

     CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. By policy, the Company makes temporary cash investments with high credit quality financial institutions. With respect to trade receivables, concentrations of credit risk are significantly reduced because the Company serves numerous customers in many industries and geographic areas. As of June 30, 1997, the Company had no significant concentrations of credit risk.

NOTE 13. STOCK OPTIONS

     Under stock option plans approved by shareholders in 1996, 1992 and 1988, stock options generally are granted to eligible employees at fair market value at the date of grant. Options are exercisable under specified conditions for up to 10 years from the date of grant. No options may be granted under the 1988 plan after October 1998, no options may be granted under the 1992 plan after October 2002, and no options may be granted under the 1996 plan after October 2006. No charges to income have resulted from the operation of the plans.

     Under provisions of the plans, participants may deliver Kennametal stock in payment of the option price and receive credit for the fair market value of the shares on the date of delivery. Shares valued at $0.4 million (13,728 shares), $0.9 million (22,740 shares) and $0.5 million (11,684 shares) were delivered in 1995, 1996 and 1997, respectively.

     Under the 1996, 1992 and 1988 plans, shares may be awarded to eligible employees without payment. The respective plans specify such shares are awarded in the name of the employee, who has all the rights of a shareholder, subject to certain restrictions or forfeitures. Such awards were not significant in 1995, 1996 and 1997.

     The Company adopted the disclosure requirements of SFAS No. 123 effective with the 1997 consolidated financial statements, but elected to continue to measure compensation expense in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense for stock options has been recognized in the accompanying consolidated financial statements. If compensation expense had been determined based on the estimated fair value of options granted in 1996 and 1997, consistent with the methodology in SFAS No. 123, the effect on the Company's 1996 and 1997 net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                       1996        1997
                                                                      -------     -------
                                                                        (IN THOUSANDS)
     Net income:
       As reported..................................................  $69,732     $72,032
       Pro forma....................................................   65,610      70,140
     Earnings per share:
       As reported..................................................  $  2.62     $  2.71
       Pro forma....................................................     2.46        2.64

     The fair values of the options granted were estimated on the date of their grant using the Black-Scholes option-pricing model based on the following weighted average assumptions:

                                                                          1996       1997
                                                                          ----       ----
     Risk-free interest rate............................................  6.28%      6.64%
     Expected life (years)..............................................     5          5
     Expected volatility................................................  30.2%      27.9%
     Expected dividend yield............................................   1.9%       2.0%

                                KENNAMETAL INC.

     Stock option activity for 1995, 1996 and 1997 is set forth below:

                                                    1995                      1996                       1997
                                            ---------------------     ---------------------     ----------------------
                                                         WEIGHTED                  WEIGHTED                   WEIGHTED
                                                         AVERAGE                   AVERAGE                    AVERAGE
                                                         EXERCISE                  EXERCISE                   EXERCISE
            NUMBER OF SHARES                OPTIONS       PRICE       OPTIONS       PRICE        OPTIONS       PRICE
----------------------------------------    --------     --------     --------     --------     ---------     --------
Options outstanding, beginning of
  year..................................     475,650      $20.53       521,148      $20.55        994,244      $30.41
Granted.................................     204,950       24.75       580,500       36.86        327,000       31.42
Exercised...............................    (157,452)      16.94      (105,904)      17.16       (116,877)      22.65
Lapsed and forfeited....................      (2,000)      16.94        (1,500)      37.06        (35,000)      36.45
                                            --------     --------     --------     --------     ---------     --------
Options outstanding, end of year........     521,148      $20.55       994,244      $30.41      1,169,367      $30.85
                                            --------     --------     --------     --------     ---------     --------
Options exercisable, end of year........     281,482      $24.75       960,970      $30.88      1,132,111      $31.16
                                            --------     --------     --------     --------     ---------     --------
Weighted average fair value of options
  granted during the year...............                     N/A                    $11.56                     $ 9.48
                                                         ========                  ========                   ========

     Stock options outstanding at June 30, 1997:

                                    OPTIONS OUTSTANDING
            -------------------------------------------------------------------
                                                        WEIGHTED                     OPTIONS EXERCISABLE
                                                         AVERAGE                    ----------------------
                                                        REMAINING      WEIGHTED                   WEIGHTED
                                                       CONTRACTUAL     AVERAGE                    AVERAGE
                    RANGE OF                              LIFE         EXERCISE                   EXERCISE
                 EXERCISE PRICES          OPTIONS        (YEARS)        PRICE        OPTIONS       PRICE
            -------------------------    ---------     -----------     --------     ---------     --------
            $14.06-$16.34                    6,463         1.94         $15.73          6,463      $15.73
             16.94                         102,000         2.59          16.94         74,744       16.94
             20.53                         100,000         6.35          20.53        100,000       20.53
             24.75                         163,904         7.15          24.75        163,904       24.75
             30.81                         260,000         9.08          30.81        250,000       30.81
             31.06                          20,000         8.33          31.06         20,000       31.06
             34.06                          61,000         9.33          34.06         61,000       34.06
             37.06                         456,000         8.08          37.06        456,000       37.06
                                         ---------         ----         ------      ---------      ------
                                         1,169,367         7.62         $30.85      1,132,111      $31.16
                                         =========         ====         ======      =========      ======

NOTE 14. ENVIRONMENTAL MATTERS

     The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, it is management's opinion, based on its evaluations and discussions with outside counsel and independent consultants, that the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company.

     The Company maintains a Corporate Environmental, Health and Safety (EH&S) Department as well as an EH&S Policy Committee to ensure compliance with environmental regulations and to monitor and oversee remediation activities. In addition, the Company has established an EH&S administrator at each of its domestic manufacturing facilities. The Company's financial management team periodically meets with members of the Corporate EH&S Department and the Corporate Legal Department to review and evaluate the status of environmental projects and contingencies. On a quarterly and annual basis, management establishes or adjusts financial provisions and reserves for environmental contingencies in accordance with SFAS No. 5, "Accounting for Contingencies."

                                KENNAMETAL INC.

NOTE 15. SHAREHOLDER RIGHTS PLAN

     Pursuant to the Company's Shareholder Rights Plan, one-half of a right is associated with each share of capital stock. Each right entitles a shareholder to buy 1/100th of a share of a new series of preferred stock at a price of $105 (subject to adjustment).

     The rights will be exercisable only if a person or group of persons acquires or intends to make a tender offer for 20 percent or more of the Company's capital stock. If any person acquires 20 percent of the capital stock, each right will entitle the shareholder to receive that number of shares of capital stock having a market value of two times the exercise price. If the Company is acquired in a merger or other business combination, each right will entitle the shareholder to purchase at the exercise price that number of shares of the acquiring Company having a market value of two times the exercise price. The rights will expire on November 2, 2000, and are subject to redemption by the Company at $0.01 per right.

NOTE 16. ACQUISITIONS

     Fiscal 1997 results included sales of approximately $16 million from five companies acquired during the year for a total consideration of approximately $19 million. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition. Pro forma results of operations have not been presented because the effects of these acquisitions were not significant.

                                KENNAMETAL INC.

NOTE 17. SEGMENT DATA

     The Company operates predominantly as a tooling supplier specializing in powder metallurgy, which represents a single business segment. The following table presents the Company's operations by geographic area:

                                                                  1995           1996           1997
                                                               ----------     ----------     ----------
                                                                            (IN THOUSANDS)
Sales:
  United States............................................    $  726,977     $  784,295     $  867,321
  Europe...................................................       311,178        328,732        306,065
  Other international......................................        91,269        114,432        125,856
                                                               ----------     ----------     ----------
  Total....................................................     1,129,424      1,227,459      1,299,242
                                                               ----------     ----------     ----------
Intersegment transfers:
  United States............................................        92,939         97,343        100,000
  Europe...................................................        41,252         38,452         33,629
  Other international......................................        11,360         11,701          9,270
                                                               ----------     ----------     ----------
  Total....................................................       145,551        147,496        142,899
                                                               ----------     ----------     ----------
Net sales..................................................    $  983,873     $1,079,963     $1,156,343
                                                               ==========     ==========     ==========
Operating income:
  United States............................................    $   95,228     $   79,517     $   90,421
  Europe...................................................        22,977         27,614         18,876
  Other international......................................        13,792         15,247         15,949
  Eliminations.............................................        (5,024)          (527)         1,779
                                                               ----------     ----------     ----------
Total operating income.....................................       126,973        121,851        127,025
                                                               ----------     ----------     ----------
  Interest expense.........................................       (12,793)       (11,296)       (10,393)
  Other income.............................................            54          4,821          1,531
                                                               ----------     ----------     ----------
Income before income taxes and minority interest...........    $  114,234     $  115,376     $  118,163
                                                               ==========     ==========     ==========
Identifiable assets:
  United States............................................    $  462,812     $  495,452     $  560,631
  Europe...................................................       284,378        239,594        210,711
  Other international......................................        64,233         83,130         79,477
  Eliminations.............................................       (43,419)       (37,884)       (10,390)
  Corporate................................................        13,605         19,199         28,880
                                                               ----------     ----------     ----------
Total assets...............................................    $  781,609     $  799,491     $  869,309
                                                               ==========     ==========     ==========

     Intersegment transfers are accounted for at arm's-length prices, reflecting prevailing market conditions within the various geographic areas. Such sales and associated costs are eliminated in the consolidated financial statements.

     Identifiable assets are those assets that are identified with the operations in each geographic area. Corporate assets consist mainly of cash and cash equivalents, investments in affiliated companies and other assets.

     Sales to a single customer did not aggregate 10 percent or more of total sales. Export sales from U.S. operations to unaffiliated customers were $27.4 million, $21.4 million and $15.1 million in 1995, 1996 and 1997, respectively.

                                KENNAMETAL INC.

NOTE 18. SUBSEQUENT EVENTS


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, and Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company. The companies had aggregate annual sales of approximately $66 million in 1996. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition.


     On October 10, 1997, Kennametal and Kennametal Acquisition Corp. (Acquisition Corp.) entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997, approximately 16,179,976 shares (98% of the outstanding) of Greenfield's common stock. The Merger occurred on November 18, 1997, and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion.


     In connection with the acquisition of Greenfield, the Company, on November 18, 1997, entered into the New Bank Credit Facility. As of November 18, 1997, the Company had borrowed $500 million in term loans and approximately $300 million in revolving credit loans under the New Bank Credit Facility. The proceeds from these loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility is secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65% of the stock of Kennametal's significant foreign subsidiaries. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998, and all loans mature on August 31, 2002. Proceeds from anticipated common stock offerings, a FELINE PRIDES offering and a senior debt offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility. If all such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Greenfield Industries, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Greenfield Industries, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri
January 30, 1997

                          GREENFIELD INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                ----------------------------------     ---------------------
                                                  1994         1995         1996         1996         1997
                                                --------     --------     --------     --------     --------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                            (UNAUDITED)
Net sales.....................................  $271,787     $420,188     $510,094     $384,089     $419,480
Cost of sales.................................   180,974      288,158      357,203      266,835      295,167
                                                --------     --------     --------     --------     --------
Gross profit..................................    90,813      132,030      152,891      117,254      124,313
Selling, general and administrative
  expenses....................................    50,229       70,952       88,944       66,367       77,777
Restructuring costs...........................     1,300           --        4,000        4,000           --
                                                --------     --------     --------     --------     --------
Operating income..............................    39,284       61,078       59,947       46,887       46,536
Interest expense..............................     3,169        8,223       11,049        8,729        9,699
Dividends at 6% per annum on
  Company-obligated, mandatorily redeemable
  convertible preferred securities of
  subsidiary Greenfield Capital Trust holding
  solely convertible subordinated debentures
  of the Company..............................        --           --        4,734        3,009        5,175
                                                --------     --------     --------     --------     --------
Income before provision for income taxes......    36,115       52,855       44,164       35,149       31,662
Provision for income taxes....................    14,106       21,390       17,975       14,264       13,003
                                                --------     --------     --------     --------     --------
Net income....................................  $ 22,009     $ 31,465     $ 26,189     $ 20,885     $ 18,659
                                                ========     ========     ========     ========     ========
Earnings per common share:
  Primary.....................................  $   1.35     $   1.94     $   1.60     $   1.28     $   1.14
  Fully diluted(1)............................  $     --     $     --     $   1.59     $   1.25     $   1.13
Weighted average common and common equivalent
  shares outstanding:
  Primary.....................................    16,250       16,252       16,328       16,313       16,404
  Fully diluted(1)............................        --           --       18,247       17,941       19,192
Dividends per common share....................  $   0.09     $   0.13     $   0.17     $   0.12     $   0.15

---------

(1) For the years ended December 31, 1994 and 1995, there was no dilutive effect.

          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             ---------------------   SEPTEMBER 30,
                                                               1995         1996         1997
                                                             --------     --------   -------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash.....................................................  $  5,258     $  1,721     $      --
  Accounts receivable, net.................................    63,618       83,199        98,100
  Inventories, net.........................................   109,769      152,659       182,524
  Prepaid expenses and other...............................     4,069        8,034         5,875
                                                              -------      -------       -------
     Total current assets..................................   182,714      245,613       286,499
Property, plant and equipment, net.........................   109,022      144,300       169,179
Goodwill, net..............................................    98,795      169,958       180,187
Other assets, net..........................................     7,932        2,773         2,302
                                                              -------      -------       -------
                                                             $398,463     $562,644     $ 638,167
                                                              =======      =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........................  $    633     $    513     $   6,632
  Accounts payable.........................................    24,586       22,392        31,026
  Accrued liabilities......................................    33,688       35,411        41,561
                                                              -------      -------       -------
     Total current liabilities.............................    58,907       58,316        79,219
Long-term debt.............................................   140,198      162,625       197,734
Deferred taxes.............................................     4,207        9,524        10,302
Other long-term liabilities................................    15,891       16,451        18,891
                                                              -------      -------       -------
     Total liabilities.....................................   219,203      246,916       306,146
                                                              -------      -------       -------
Commitments and contingencies (Note 14)....................
Company-obligated, mandatorily redeemable convertible
  preferred securities of subsidiary Greenfield Capital
  Trust holding solely convertible subordinated debentures
  of the Company...........................................        --      115,000       115,000
                                                              -------      -------       -------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,500,000 shares
     authorized, no shares issued and outstanding..........
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 16,260,377, 16,374,925 and 16,445,757
     shares issued and outstanding, respectively...........       163          164           164
  Additional paid-in capital and other.....................   111,615      109,759       111,331
  Retained earnings........................................    69,014       92,425       108,622
  Cumulative translation adjustment........................    (1,532)      (1,620)       (3,096)
                                                              -------      -------       -------
     Total stockholders' equity............................   179,260      200,728       217,021
                                                              -------      -------       -------
                                                             $398,463     $562,644     $ 638,167
                                                              =======      =======       =======

          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                        ADDITIONAL                     CUMULATIVE
                                          COMMON      PAID-IN CAPITAL     RETAINED     TRANSLATION
                                          STOCK          AND OTHER        EARNINGS     ADJUSTMENT       TOTAL
                                         --------     ---------------     --------     -----------     --------
                                                                     (IN THOUSANDS)
Balance, December 31, 1993.............  $    159        $ 107,338        $ 19,075      $    (862)     $125,710
Net income.............................        --               --          22,009             --        22,009
Exercise of stock options and tax
  benefits
  relating thereto.....................         1            1,288              --             --         1,289
Dividends declared and paid............        --               --          (1,435)            --        (1,435)
Partial repayment of stock
  subscriptions receivable.............        --              128              --             --           128
Cumulative translation adjustment......        --               --              --            202           202
                                         --------         --------        --------       --------      --------
Balance, December 31, 1994.............       160          108,754          39,649           (660)      147,903
Net income.............................        --               --          31,465             --        31,465
Exercise of stock options and tax
  benefits relating thereto............         3            3,520              --             --         3,523
Dividends declared and paid............        --               --          (2,100)            --        (2,100)
Additional minimum pension liability...        --             (783)             --             --          (783)
Partial repayment of stock
  subscriptions receivable.............        --              124              --             --           124
Cumulative translation adjustment......        --               --              --           (872)         (872)
                                         --------         --------        --------       --------      --------
Balance, December 31, 1995.............       163          111,615          69,014         (1,532)      179,260
Net income.............................        --               --          26,189             --        26,189
Exercise of stock options and tax
  benefits relating thereto............         1            1,218              --             --         1,219
Dividends declared and paid............        --               --          (2,778)            --        (2,778)
Partial repayment of stock
  subscriptions receivable and other...        --             (115)             --             --          (115)
Executive restricted stock awards......        --              761              --             --           761
Issuance costs of mandatorily
  redeemable convertible preferred
  securities...........................        --           (4,254)             --             --        (4,254)
Additional minimum pension liability...        --              534              --             --           534
Cumulative translation adjustment......        --               --              --            (88)          (88)
                                         --------         --------        --------       --------      --------
Balance, December 31, 1996.............       164          109,759          92,425         (1,620)      200,728
Net income (unaudited).................        --               --          18,659             --        18,659
Exercise of stock options and tax
  benefits relating thereto
  (unaudited)..........................        --              753              --             --           753
Dividends declared and paid
  (unaudited)..........................        --               --          (2,462)            --        (2,462)
Partial repayment of stock
  subscriptions receivable
  (unaudited)..........................        --              133              --             --           133
Executive restricted stock awards
  (unaudited)..........................        --              686              --             --           686
Cumulative translation adjustment
  (unaudited)..........................        --               --              --         (1,476)       (1,476)
                                         --------         --------        --------       --------      --------
Balance, September 30, 1997
  (unaudited)..........................  $    164        $ 111,331        $108,622      $  (3,096)     $217,021
                                         ========         ========        ========       ========      ========

          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                    NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                             ---------------------------------    ---------------------
                                                               1994        1995        1996         1996         1997
                                                             --------    --------    ---------    ---------    --------
                                                                                   (IN THOUSANDS)
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income..............................................   $ 22,009    $ 31,465    $  26,189    $  20,885    $ 18,659
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities, excluding the
    effects of acquisitions:
    Depreciation..........................................      9,305      11,319       14,259       10,967      13,423
    Amortization..........................................      1,491       2,908        4,620        3,274       3,755
    Deferred income taxes.................................      3,606       5,759        8,390        2,514       3,848
    Tax benefits relating to stock options................      1,210       3,210          315          302         197
    Other.................................................        664        (811)       1,356         (821)      1,625
    Changes in operating assets and liabilities:
      Accounts receivable, net............................     (3,859)     (6,080)      (7,126)      (2,874)     (7,683)
      Inventories.........................................     (1,137)    (21,452)     (22,073)     (17,242)    (19,327)
      Prepaid expenses and other..........................      3,251      (1,440)      (2,639)      (2,411)      2,479
      Accounts payable....................................      1,244       3,912       (9,513)     (17,949)        306
      Accrued liabilities.................................      2,641     (11,403)     (11,620)      (1,358)      1,282
                                                             --------    --------    ---------    ---------    --------
        Net cash provided by (used in) operating
          activities......................................     40,425      17,387        2,158       (4,713)     18,564
                                                             --------    --------    ---------    ---------    --------
Cash flows from investing activities:
  Capital expenditures....................................    (13,141)    (26,847)     (29,185)     (21,789)    (26,189)
  Proceeds from the sale of fixed assets..................        325       1,219        2,018        2,352       1,733
  Purchase of businesses, net of cash acquired............    (73,639)    (24,434)    (111,183)     (96,503)    (33,725)
  Investment in Rule......................................         --      (5,611)          --           --          --
                                                             --------    --------    ---------    ---------    --------
        Net cash used in investing activities.............    (86,455)    (55,673)    (138,350)    (115,940)    (58,181)
                                                             --------    --------    ---------    ---------    --------
Cash flows from financing activities:
  Proceeds from borrowings................................     71,800     123,950      140,743      128,375      49,673
  Payments on borrowings..................................    (25,915)    (82,148)    (117,559)    (116,660)     (7,258)
  Net proceeds from issuance of 6% Company-obligated
    mandatorily redeemable convertible preferred
    securities of subsidiary Greenfield Capital Trust
    holding solely convertible junior subordinated
    debentures of the Company.............................         --          --      110,746      110,775          --
  Dividends paid on common stock..........................     (1,435)     (2,100)      (2,778)      (1,959)     (2,462)
  Other...................................................        (26)       (299)       1,381        2,571         650
                                                             --------    --------    ---------    ---------    --------
        Net cash provided by financing activities.........     44,424      39,403      132,533      123,102      40,603
                                                             --------    --------    ---------    ---------    --------
Effect of exchange rate changes on cash...................     (1,160)        145          122         (970)     (2,707)
                                                             --------    --------    ---------    ---------    --------
Net (decrease) increase in cash...........................     (2,766)      1,262       (3,537)       1,479      (1,721)
                                                             --------    --------    ---------    ---------    --------
Cash at beginning of period...............................      6,762       3,996        5,258        5,258       1,721
                                                             --------    --------    ---------    ---------    --------
Cash at end of period.....................................   $  3,996    $  5,258    $   1,721    $   6,737    $     --
                                                             ========    ========    =========    =========    ========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest..............................................   $  2,643    $  7,317    $  10,937
    Dividends on mandatorily redeemable convertible
      preferred securities................................         --          --        4,734
    Income taxes..........................................      7,699      16,797       18,601
Supplemental schedule of noncash investing and financing
  activities:
  Assets obtained under capital leases....................        241          --           --
  The Company purchased several companies as detailed in
    Note 3 in 1994, 1995 and 1996. In conjunction with the
    acquisitions, liabilities were assumed as follows:
      Fair value of assets acquired.......................   $ 56,284    $ 26,199    $  59,370
      Fair value assigned to goodwill.....................     60,940       6,009       76,379
      Cash paid...........................................    (73,639)    (24,434)    (111,183)
                                                             --------    --------    ---------
      Liabilities assumed.................................   $ 43,585    $  7,774    $  24,566
                                                             ========    ========    =========


          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. BUSINESS

     Greenfield Industries, Inc. (Greenfield or the Company) is a global manufacturer of expendable products for material cutting, material removal and wear applications used in various industries. The Company also manufactures a limited number of products (primarily bilge pumps) for the marine industry. The Company markets its products through six product groups which are as follows:
(1) industrial products, (2) engineered products, (3) energy and construction products, (4) electronics products, (5) consumer products, and (6) marine products. The majority of the Company's products are made from either high-speed steel or tungsten carbide. The Company's largest concentration of business is in North America but it sells its products throughout the world.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The policies utilized by the Company in the preparation of the consolidated financial statements conform to generally accepted accounting principles, and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates.

     The significant accounting policies followed by the Company are described below.

REVENUE RECOGNITION

     Revenue from the sale of the Company's products is recognized upon shipment to the customer.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The interim consolidated financial information at September 30, 1997 and for the nine months ended September 30, 1996 and 1997 and related disclosures in the notes herein (including Note 18) is unaudited. However, in the opinion of management, such information has been prepared on the same basis as the audited consolidated financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods presented. The interim results, however, are not necessarily indicative of the results for any future period.

FOREIGN CURRENCY TRANSLATION

     The accounts of the Company's foreign subsidiaries are maintained in their respective local currencies. The accompanying consolidated financial statements have been translated and adjusted to reflect U.S. dollars on the bases presented below.

     Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Adjustments resulting from the process of translating the consolidated amounts into U.S. dollars are accumulated in a separate translation adjustment account included in stockholders' equity. Common stock and additional paid-in capital are translated at historical U.S. dollar equivalents in effect at the date of acquisition. Foreign currency transaction gains and losses are included in earnings currently. The Company recognized net foreign currency transaction gains of $227, $540 and $599 for the years ended December 31, 1994, 1995 and 1996, respectively.

                          GREENFIELD INDUSTRIES, INC.

CASH

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash. Cash overdrafts, if any, on the Company's disbursement accounts are included in the balances outstanding under the Company's revolving credit facilities.

CONCENTRATION OF CREDIT RISK

     The Company sells its products to distributors and end-users in the industrial, energy and construction, electronics, engineered products, consumer and marine markets. While most of the Company's business activity is with customers located within North America, the Company also serves customers in Europe and the Far East. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and historically such losses have been within management's expectations. At December 31, 1996, the Company had no significant concentrations of credit risk.

RELATIONSHIPS WITH SUPPLIERS

     The Company purchases tungsten carbide materials from multiple suppliers, for which alternative suppliers also exist and are adequate. Although the Company purchases the majority of its domestic high-speed steel requirements from a single supplier, the Company believes that the supply of steel and the number of alternative suppliers are adequate. The Company considers its relationships with its primary suppliers to be strong.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method, for substantially all domestic inventories. For various tax and statutory reasons, inventories of the Company's foreign subsidiaries are stated at first-in, first-out (FIFO) cost. The effects on the consolidated financial position and results of operations from applying the FIFO method (versus the LIFO method) to certain inventories are immaterial. If the FIFO method (which approximates replacement cost) had been used in determining cost for all inventories, inventories would have been approximately $5,181 and $5,675 higher at December 31, 1995 and 1996, respectively. Inventories include the cost of materials, direct labor and manufacturing overhead. Obsolete or unsaleable inventories are reflected at their estimated net realizable values.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is carried at cost and is depreciated using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Properties held under capital leases are recorded at the present value of the noncancelable lease payments over the term of the lease and are amortized over the shorter of the lease term or the estimated useful lives of the assets. Expenditures for repairs, maintenance and renewals are charged to income as incurred. Expenditures which improve an asset or extend its estimated useful life are capitalized. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

GOODWILL

     The excess of the purchase price over the fair value of net assets acquired in business combinations is capitalized and amortized on a straight-line basis over the estimated period benefited. The amortization period for all acquisitions to date is 40 years. Amortization expense for the years ended December 31, 1994, 1995 and 1996 was approximately $1,221, $2,636 and $4,279, respectively. Accumulated amortization at December 31, 1995 and 1996 was approximately $7,592 and $11,849, respectively. The carrying value of goodwill is assessed for recoverability by management based on current and anticipated conditions, including expected cash flows and

                          GREENFIELD INDUSTRIES, INC.

operating results generated by the underlying tangible assets. Management believes that there has been no impairment at December 31, 1996.

OTHER ASSETS

     Other assets are primarily comprised of debt issuance and trademark costs. At December 31, 1995, other assets also included an investment in Rule Industries, Inc. stock as further described in Note 3. Debt issuance costs are being amortized on a straight-line basis over the life of the related obligation and trademarks are being amortized on a straight-line basis over 40 years. Amortization expense for the years ended December 31, 1994, 1995 and 1996 was approximately $270, $272 and $341, respectively. Accumulated amortization at December 31, 1995 and 1996 was $3,471 and $3,568, respectively.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, the deferred tax provision is determined using the liability method, whereby deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement and income tax bases of assets and liabilities using presently enacted tax rates.

EARNINGS PER SHARE

     Fully diluted earnings per share primarily reflect the effects of conversion of the Company's mandatorily redeemable convertible preferred securities and elimination of the related dividends, net of applicable income taxes (see Note 5). Primary earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Options under the Company's employee and directors stock option plans are not included as common stock equivalents for earnings per share purposes since they did not have a material dilutive effect.

ENVIRONMENTAL LIABILITIES

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated.

EMPLOYEE STOCK-BASED COMPENSATION

     The Company accounts for employee stock options and variable stock awards in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under APB 25, the Company applies the intrinsic value method of accounting. For employee stock options accounted for using the intrinsic value method, no compensation expense is recognized because the options are granted with an exercise price equal to the market value of the stock on the date of grant. For variable stock awards accounted for using the intrinsic value method, compensation cost is estimated and recorded each period from the date of grant to the measurement date based on the market value of the stock at the end of each period.

     During 1996, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), became effective for the Company. FAS 123 prescribes the recognition of compensation expense based on the fair value of options or stock awards determined on the date of grant. However, FAS 123 allows companies to continue to apply the valuation methods set forth in APB 25. For companies that continue to apply the valuation methods set forth in APB 25, FAS 123 mandates certain pro forma disclosures as if the fair value method had been utilized. See Note 12 for additional discussion.

                          GREENFIELD INDUSTRIES, INC.

3. ACQUISITIONS

     The following table summarizes certain information regarding the Company's acquisitions during the past three years:

                                                                                 NET CASH
DATE               BUSINESS                                                   PURCHASE PRICE
---------------    -------------------------------------------------------    --------------
October 1994       Threads, Inc. and Hendersonville Industrial Tool Co.,
                   Inc....................................................       $  5,272
November 1994      The Cleveland Twist Drill Company (CTD)................       $ 45,867
November 1994      Carbidie Corporation (Carbidie)........................       $ 22,500
January 1995       American Mine Tool Division of Valenite, Inc. (AMT)....       $ 14,676
June 1995          Van Keuren, Inc........................................       $  2,500
December 1995      Cleveland Europe Limited...............................       $  7,258
January 1996       Rule Industries, Inc. (Rule)...........................       $ 84,046
June 1996          Boride Products, Inc...................................       $  8,768
July 1996          Arkansas Cutting Tools, a division of Production
                   Carbide & Steel Company................................       $  4,872
December 1996      Bassett Rotary Tool Company............................       $ 13,497
March 1997         Hanita Metal Works, Ltd................................       $ 33,725

     During the past three years, the Company has made several acquisitions which have significantly expanded its product lines. These acquisitions were each accounted for using the purchase method of accounting and financed primarily through bank borrowings, resulting in an increase in the Company's outstanding debt. Results of operations of each acquired company have been included in the Company's consolidated financial statements from the date of acquisition. The purchase price of each acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. The excess of purchase price over the estimated fair value of net assets acquired was, in each instance, recorded as goodwill. Except for Rule, CTD and Carbidie, the pro forma effects, individually and collectively, of the acquisitions on the Company's consolidated results of operations and financial position are not material.

     The following table sets forth pro forma information for the Company as if the acquisitions of Rule, CTD and Carbidie had taken place on January 1, 1994 and the acquisition of Rule had taken place on January 1, 1995, respectively. This information is unaudited and does not purport to represent actual revenue, net income and earnings per share had the acquisitions actually occurred on January 1, 1994 and 1995, respectively. The pro forma effects of Rule, had the acquisition taken place on January 1, 1996, are not material.

                                                                  PRO FORMA INFORMATION
                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                                -------------------------
                                                                  1994             1995
                                                                --------         --------
     Net sales................................................  $419,662         $484,600
     Net income...............................................  $ 24,917         $ 31,479
     Primary earnings per common share........................  $   1.53         $   1.94

     In connection with a definitive merger agreement between Rule and the Company, on September 11, 1995 Greenfield exercised its option to acquire 630,000 shares of Rule common stock for approximately $5,611, including acquisition costs. The cost of the Rule common stock is reflected as other assets on the December 31, 1995 consolidated balance sheet. On January 12, 1996, Greenfield acquired the remaining outstanding shares of Rule common stock as discussed further below.

                          GREENFIELD INDUSTRIES, INC.

     In connection with the Company's acquisition of Rule in January 1996, the Company recorded a restructuring reserve of $2,600 in purchase accounting primarily related to the closing of two Rule facilities (including the corporate office) and the involuntary termination of a substantial number of Rule employees. Of the $2,600 reserve, $1,240 related to employee severance costs, $346 related to the closure of the two facilities, and $1,014 related to other nonrecurring costs associated with terminating certain Rule operations. This restructuring has resulted in a reduction in personnel and the elimination of certain duplicate functions. The employee severance costs related to the reduction of approximately 62 employees from the acquisition date. Of the total $2,600 reserve, substantially all of the costs had been paid as of December 31, 1996.


     The Company, as part of the acquisition of CTD, recorded a restructuring and plant consolidation liability of $10,480 in purchase accounting relating to the consolidation of certain facilities of CTD into existing facilities of the Company. The $10,480 liability included $8,430 in costs associated with plant closures, $2,000 in severance pay and $50 in other costs. Substantially all of these costs had been paid as of December 31, 1996.


     On March 27, 1997, the Company acquired the outstanding shares of Hanita Metal Works, Ltd., an Israeli-based company, and its U.S. subsidiary Hanita Cutting Tools, Inc. (collectively, Hanita) for approximately $20,800 (including cash acquired) and assumed indebtedness of approximately $14,600. Hanita, with its primary manufacturing, sales and distribution operations in Israel, is a leading manufacturer of high-quality, high performance end mills and other cutting tools for the metalworking industry. Hanita also sells and distributes products around the world, including the United States. The acquisition was accounted for using the purchase method of accounting and was financed through the Company's existing unsecured credit facility. For the year ended December 31, 1996, Hanita had net sales of approximately $27,000. The pro forma effects of the acquisition on the Company's results of operations are not material. The results of operations of Hanita are included in the Company's consolidated financial statements from the date of acquisition.

                          GREENFIELD INDUSTRIES, INC.

4. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                     DECEMBER 31,
                                                                ----------------------      SEPTEMBER 30,
                                                                  1995          1996            1997
                                                                --------      --------      -------------
                                                                                             (UNAUDITED)
SENIOR NOTES PAYABLE TO INSTITUTIONAL INVESTORS:
  Principal payable in annual installments of $10,715
    commencing October 15, 1999 with a final payment of
    $10,710 on October 15, 2005; interest payable
    semi-annually at 7.31%; unsecured........................   $ 75,000      $ 75,000        $  75,000
INDUSTRIAL REVENUE BONDS:
  Principal due March 1, 2015; interest payable monthly at
    4.3% at December 31, 1996; secured by related property
    and equipment (repaid May 1997)..........................      4,178         5,602               --
  Principal due August 1, 2015; interest payable monthly at
    4.5% at December 31, 1996; secured by related property
    and equipment............................................      3,287         3,751            4,737
  Principal due April 3, 2009; interest payable monthly at
    3.85% at September 30, 1997; secured by related property
    and equipment............................................         --            --            1,222
NOTES PAYABLE TO BANKS:
  Principal due in annual installments of approximately $37;
    interest payable semi-annually at 6.0%; secured by the
    mortgage on the property of Kemmer AG, an indirect,
    wholly-owned subsidiary..................................      1,802         1,334            1,036
  Principal due in varying installments through 2001;
    interest at rates ranging from 5.6% to 8.85%; secured by
    property and equipment...................................         --            14           14,224
  Foreign currency denominated notes due in varying
    installments through 2001; interest at rates ranging from
    2% to 16.5%; secured by property and equipment...........         --            --            2,445
REVOLVING CREDIT FACILITIES:
  Multi-currency facility; payable in full on December 9,
    2001; interest payable quarterly at LIBOR plus a
    specified percentage, or at a base rate as set forth
    within the loan agreement. The interest rate under each
    option is determined by the Company's ratio of total
    indebtedness to cash flow (6.3% to 8.3% at December 31,
    1996); unsecured
       Domestic..............................................         --        60,500           89,600
       Foreign currency......................................         --        15,930           15,407
  Domestic facility (replaced in December 1996)..............     34,400            --               --
  Foreign currency denominated facility (replaced in December
    1996)....................................................     20,709            --               --
CAPITAL LEASE OBLIGATIONS....................................      1,455         1,007              695
                                                                --------      --------         --------
                                                                 140,831       163,138          204,366
  Less current portion of long-term debt and amounts due on
    demand, including $590, $462 and $316 of capital lease
    obligations at December 31, 1995, and 1996 and at
    September 30, 1997, respectively.........................       (633)         (513)          (6,632)
                                                                --------      --------         --------
                                                                $140,198      $162,625        $ 197,734
                                                                ========      ========         ========

     On April 3, 1997, the Company issued $7,000 City of Pine Bluff, Arkansas Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Greenfield Industries, Inc. Project), Series 1997 (Arkansas Bonds) to pay for the planned equipment purchases for its facility in Pine Bluff, Arkansas. The Arkansas Bonds mature on

                          GREENFIELD INDUSTRIES, INC.

April 3, 2009 and bear interest at 3.8% at September 30, 1997. The proceeds from the Arkansas Bonds are held in trust until needed for the equipment purchases. Approximately $1,222 has been received from the Arkansas Bonds as of September 30, 1997.


     During December 1996, the Company replaced its existing foreign and domestic unsecured revolving credit facilities. The new agreement provides for a $130,000 multi-currency unsecured revolving facility and a $50,000 U.S. dollar acquisition facility. The multi-currency revolving facility provides for loans of up to DM 30,000 and Sterling 15,000. The facility requires commitment fees of 0.20% or 0.25% per annum (as determined by the Company's ratio of total indebtedness to cash flow) payable quarterly on any unused portion of the multi-currency facility. As of December 31, 1996 and September 30, 1997, interest on borrowings under the multi-currency facility ranged from 6.3% to 8.3% per annum and from 4.0% to 8.2% per annum, respectively. At December 31, 1996 and September 30, 1997, there was $53,570 and $24,993, respectively, available under the multi-currency facility and $50,000 available under the acquisition facility.


     On October 23, 1995, the Company completed the private placement of $75,000 of senior unsecured notes (Notes) with various institutional investors. The Notes, bearing interest payable quarterly at 7.31%, are due in 2005 with equal payments beginning in 1999. The proceeds from the Notes were used to refinance existing indebtedness and for general corporate purposes.

     On August 16, 1995, the Company, through CTD, issued $7,200 in City of Solon, Ohio Industrial Development Revenue Bonds (The Cleveland Twist Drill Company Project) Series 1995 (Ohio Bonds) to pay for the construction of a new manufacturing facility in Solon, Ohio. The Ohio Bonds mature on August 1, 2015 and bear interest at 4.5% at December 31, 1996. The proceeds from the Ohio Bonds are held in trust until needed for the construction. Approximately $3,751 has been received from the Ohio Bonds as of December 31, 1996.

     On March 31, 1995, the Company, in conjunction with the South Carolina Jobs-Economic Development Authority, issued $7,200 in Tax-Exempt Adjustable Mode Economic Development Revenue Bonds (South Carolina Bonds) to pay for the expansion of its facility in Clemson, South Carolina. The South Carolina Bonds mature on March 1, 2015 and bear interest at 4.3% at December 31, 1996. The proceeds from the South Carolina Bonds are held in trust until needed for the expansion. Approximately $5,602 has been received from the South Carolina Bonds as of December 31, 1996. The South Carolina Bonds were repaid in May 1997.

     On March 15, 1995, the Company amended its existing $20,000 unsecured foreign credit facility. The amended agreement provided for a DM 21 million unsecured credit facility and a Sterling 4.5 million unsecured credit facility. In connection with the acquisition of Cleveland Europe Limited, during December 1995, the Company amended the unsecured foreign credit facility, increasing the Sterling Facility to Sterling 9.5 million. As discussed above, this foreign revolving credit facility was replaced in December 1996.

     During November 1994, the Company amended its existing unsecured credit facility. The amended agreement provided for a $110,000 domestic revolving facility and a $20,000 acquisition facility. The facility required commitment fees of 0.25% or 0.375% per annum (as determined by the Company's ratio of total indebtedness to cash flow) payable quarterly on any unused portion of the domestic and foreign revolving credit facilities. As discussed above, the domestic revolving facility and the acquisition facility were replaced in December 1996.

     The financing agreements contain provisions which limit additional borrowings and capital expenditures, require maintenance of certain debt to capital and debt to cash flow ratios and net worth levels. At December 31, 1995 and 1996, and at September 30, 1997, the Company was in compliance with such provisions.

                          GREENFIELD INDUSTRIES, INC.

     At December 31, 1996, the minimum principal payments of long-term debt, excluding capital lease obligations, for the five subsequent fiscal years are as follows:

                                                           INDUSTRIAL     REVOLVING
                                                NOTES       REVENUE        CREDIT
                                               PAYABLE       BONDS        FACILITY       TOTAL
                                               -------     ----------     ---------     --------
     1997....................................  $    51       $   --        $    --      $     51
     1998....................................       37           --             --            37
     1999....................................   10,752           --             --        10,752
     2000....................................   10,752           --             --        10,752
     2001....................................   10,752           --         76,430        87,182
     2002 and thereafter.....................   44,004        9,353             --        53,357
                                               -------       ------        -------      --------
                                               $76,348       $9,353        $76,430      $162,131
                                               =======       ======        =======      ========

     The book value of long-term debt at December 31, 1996 approximates fair value.

5. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED SECURITIES


     On April 24, 1996, the Company completed a private placement to institutional investors of $115,000 of 6% Convertible Preferred Securities (liquidation preference of $50 per Convertible Preferred Security). The placement was made through the Company's wholly-owned subsidiary, Greenfield Capital Trust (Trust), a newly-formed Delaware business trust. The securities represent undivided beneficial ownership interests in the Trust. The sole asset of the Trust is the $118,557 aggregate principal amount of the 6% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 which were acquired with the proceeds from the private placement of the Convertible Preferred Securities and the offering and sale of Common Securities to the Company. The Company's obligations under the Convertible Junior Subordinated Debentures, the Indenture pursuant to which they were issued, the Amended and Restated Declaration of Trust of the Trust and the Guarantee of Greenfield, taken together, constitute a full and unconditional guarantee by Greenfield of amounts due on the Convertible Preferred Securities. The Convertible Preferred Securities are convertible at the option of the holders at any time into the common stock of Greenfield at an effective conversion price of $41.25 per share and are redeemable at Greenfield's option after April 15, 1999. The net proceeds of the offering of approximately $110,746 were used by Greenfield to retire indebtedness. A registration statement relating to resales of such Convertible Preferred Securities was declared effective by the Securities and Exchange Commission on September 26, 1996.


     Upon consummation of the merger described in Note 18, the effective conversion price of the Convertible Preferred Securities was adjusted to approximately $36.05.

6. LEASE COMMITMENTS

     The Company leases certain of its equipment under noncancelable lease agreements. These agreements extend for a period of up to 42 months and contain purchase or renewal options on a month-to-month basis. The leases are reflected in the consolidated financial statements as capitalized leases in accordance with the requirements of Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

                          GREENFIELD INDUSTRIES, INC.

     In addition, the Company has manufacturing facilities, office space and certain equipment leased under noncancelable operating leases having remaining terms of up to 14 years. Minimum lease payments under long-term capital and operating leases at December 31, 1996 are as follows:

                                                                       CAPITAL     OPERATING
                                                                       LEASES       LEASES
                                                                       -------     ---------
    1997.............................................................  $   494      $ 4,989
    1998.............................................................      274        5,359
    1999.............................................................      141        2,638
    2000.............................................................      246        2,285
    2001.............................................................       --        1,881
    2002 and thereafter..............................................       --       10,283
                                                                        ------      -------
    Total minimum lease payments.....................................    1,155      $27,435
                                                                                    =======
    Less amount representing interest................................     (148)
                                                                        ------
    Present value of net minimum lease payments, including current portion of $462................................................  $ 1,007
                                                                        ======

     Rental expense incurred on the operating leases in 1994, 1995 and 1996 approximated $2,291, $2,840 and $6,070, respectively.

7. INCOME TAXES

     Income (loss) before provision (benefit) for income taxes for the years ended December 31 was taxed under the following jurisdictions:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Domestic..............................................  $36,594     $45,213     $34,694
    Foreign...............................................     (479)      7,642       9,470
                                                            -------     -------     -------
    Total.................................................  $36,115     $52,855     $44,164
                                                            =======     =======     =======

     The provision (benefit) for income taxes charged to operations was as follows:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Current tax provision (benefit):
      U.S. federal........................................  $ 7,940     $10,383     $ 8,587
      State and local.....................................    1,660       2,101       1,471
      Foreign.............................................      900       3,147        (473)
                                                            -------     -------     -------
    Total current provision...............................   10,500      15,631       9,585
                                                            =======     =======     =======
    Deferred tax provision (benefit):
      U.S. federal........................................    4,504       4,637       3,820
      State and local.....................................      602         785         695
      Foreign.............................................   (1,500)        337       3,875
                                                            -------     -------     -------
    Total deferred provision..............................    3,606       5,759       8,390
                                                            -------     -------     -------
    Total provision for income taxes......................  $14,106     $21,390     $17,975
                                                            =======     =======     =======

                          GREENFIELD INDUSTRIES, INC.

     Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                                       1995         1996
                                                                     --------     --------
    Depreciation...................................................  $ 14,226     $ 18,705
    LIFO inventory.................................................     7,424        7,300
    Foreign deferred tax liabilities, primarily related to
      depreciation.................................................     2,334        3,437
    Other..........................................................       105          135
                                                                      -------      -------
    Gross deferred tax liabilities.................................    24,089       29,577
                                                                      -------      -------
    Property, plant and equipment basis differences................    (1,547)      (2,253)
    Restructuring costs............................................    (2,517)      (2,093)
    Inventory reserves and costing capitalization..................    (1,772)      (4,174)
    Retiree health.................................................    (3,490)      (3,578)
    Pension........................................................    (2,309)      (2,301)
    Workers' compensation reserves.................................      (651)        (726)
    Environmental reserves.........................................      (998)      (1,053)
    Other accruals.................................................    (2,331)      (3,266)
    Foreign deferred tax assets, primarily loss carryforwards and
      other reserves...............................................    (3,708)        (936)
    Other..........................................................      (866)      (1,327)
                                                                      -------      -------
    Gross deferred tax assets......................................   (20,189)     (21,707)
                                                                      -------      -------
    Deferred tax assets valuation allowance........................       975          975
                                                                      -------      -------
    Net deferred tax liability.....................................  $  4,875     $  8,845
                                                                      =======      =======

     The deferred tax asset valuation allowance at December 31, 1996 primarily represents excess deductible temporary differences over taxable temporary differences for foreign operations and potential nonrealization of certain other deferred tax assets. The tax benefits, if any, from the future recognition of certain deductible temporary differences present at the date of the acquisition of CTD and Rule, but not recognized at that time, will be applied to reduce goodwill.

     The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Statutory U.S. rate...................................  $12,640     $18,499     $15,457
    Increase (decrease) in rate resulting from:
      Foreign taxes, net..................................     (432)        809         172
      State/local taxes, net..............................    1,471       1,876       1,532
      Nondeductible goodwill amortization.................      282         957       1,258
      Other...............................................      145        (751)       (444)
                                                            -------     -------     -------
      Effective tax rate..................................  $14,106     $21,390     $17,975
                                                            =======     =======     =======

8. RESTRUCTURING COSTS

     The results of operations for the year ended December 31, 1996 included restructuring costs of $4,000 (approximately $2,400 net of related tax benefits, or $0.15 per common share), on a primary basis. These costs were primarily related to employee severance and certain other nonrecurring charges resulting from the effects of the reorganization of the Company's business groups. The restructuring costs included the costs associated with the combination or elimination of certain functions or operations which were identified as redundant. The $4,000 restructuring charge recorded in the third quarter included $2,727 for employee-related costs consisting primarily

                          GREENFIELD INDUSTRIES, INC.

of severance costs, $585 for the noncash write-down of plant assets where operations have been or will be terminated, and $688 for other nonrecurring severance costs for personnel that have been terminated or will be terminated in future periods. The employee severance costs relate to the reduction of approximately 42 employees as of December 31, 1996 and future reductions of approximately 28 employees. Of the total $4,000 charge, approximately $777 had been incurred through December 31, 1996. The remaining accrual primarily relates to employee severance costs and costs associated with the closure of two facilities.

     During 1994, the Company recorded restructuring costs of $1,300 relating to the consolidation of the plant in Switzerland into a plant in Germany. The $1,300 charge is comprised of $700 in costs associated with plant closures and relocation of machinery and equipment, $500 in severance costs related to approximately 35 administrative staff and plant personnel at the closed Swiss facility and $100 in other costs. The Company substantially completed the restructuring by the end of 1994.

     The Company continues to evaluate its operations with an intent to streamline operations, improve productivity and reduce costs and may implement additional rationalization programs in the future.

9. RETIREMENT PLANS

     The Company offers substantially all of its domestic employees a retirement savings plan under Section 401(k) of the Internal Revenue Code. Employees may elect to enter a written salary deferral agreement under which a maximum of 15% of their salaries may be contributed to the plan, subject to aggregate limits required under the Internal Revenue Code. The Company is required to make a mandatory contribution of 2% of qualified employee earnings. In addition, the Company will match a percentage of the employees' contribution up to a specified maximum percentage of their salaries and may make a discretionary contribution from profits upon resolution of its Board of Directors. For the years ended December 31, 1994, 1995 and 1996, the Company made contributions to the defined contribution plans of approximately $2,448, $3,406 and $3,923, respectively.

     CTD, Carbidie and AMT had defined benefit pension plans covering substantially all domestic employees with the exception of AMT non-union employees when they were acquired by the Company. All of these plans were frozen in 1995, and benefits were frozen at 1995 levels. In addition, Rule had a defined benefit pension plan for certain employees for which the benefits had been frozen prior to the Company's acquisition of Rule in January 1996. The Company's funding policy with respect to such plans is to contribute annually the minimum amount required under ERISA. Plan assets include marketable equity securities, U.S. government securities, federal agency obligations, corporate debt instruments, money market funds and other fixed income securities.

     In connection with the CTD and Carbidie acquisitions in 1994, the Company recorded an aggregate net liability of $6,051 in purchase accounting representing the excess of the estimated projected benefit obligation (PBO) over the fair value of plan assets. During 1996, the Company recorded a net liability of $700 in purchase accounting for the excess of the PBO over the fair value of the plan assets in connection with the Rule acquisition.

     The following tables set forth the defined benefit pension plans' net periodic pension costs for the years ended December 31, 1995 and 1996 and the plans' net funded status, amounts recorded in the consolidated balance sheet, and other summary information at December 31, 1995 and 1996:

                    FOR THE YEARS ENDED DECEMBER 31,                    1995        1996
     ---------------------------------------------------------------  --------    --------
     NET PERIODIC PENSION COST:
     Service cost...................................................  $    502    $     30
     Interest cost..................................................     2,334       2,297
     Other..........................................................       583        (732)
     Less: Actual return on plan assets.............................    (2,842)     (1,560)
                                                                      --------    --------
     Net periodic pension cost......................................  $    577    $     35
                                                                      ========    ========

                          GREENFIELD INDUSTRIES, INC.

                              DECEMBER 31,                              1995        1996
     ---------------------------------------------------------------  --------    --------
     NET PENSION LIABILITY:
     Vested accumulated benefit obligation..........................  $ 30,288    $ 32,226
                                                                       =======     =======
     Nonvested accumulated benefit obligation.......................  $  1,622    $    751
                                                                       =======     =======
     PBO............................................................  $ 31,910    $ 33,228
     Fair value of plan assets......................................   (27,361)    (29,570)
     Unrecognized prior service cost................................        --         (30)
     Unrecognized net loss..........................................      (519)        (29)
     Additional minimum pension liability...........................       783         279
                                                                      --------    --------
     Net pension liability..........................................  $  4,813    $  3,878
                                                                       =======     =======
     Discount rate used to determine the PBO........................      7.5%        8.0%
     Assumed long-term rate of return on plan assets................      9.0%        9.0%

10. POSTRETIREMENT BENEFITS

     Under Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the Company is required to recognize the cost of providing health care and other benefits to retirees over the term of the employees' service. Prior to the acquisitions of CTD and Carbidie, the Company provided no postretirement benefits other than those related to the 401(k) plans described in Note 9. CTD and a certain other subsidiary provides health care insurance benefits to certain of its retired employees. All of these plans were frozen in 1995, and benefits were frozen at 1995 levels. In connection with the CTD acquisition in 1994, the Company recorded a liability of $11,939 in purchase accounting representing the estimated discounted present value of the expected future retiree benefits attributed to employees' service rendered in periods prior to Greenfield's acquisition.

     The following tables set forth the plans' net periodic postretirement benefit cost for the years ended December 31, 1995 and 1996, the accumulated postretirement benefit obligation (APBO) at December 31, 1995 and 1996 and other summary information:

                     FOR THE YEARS ENDED DECEMBER 31,                   1995       1996
     ----------------------------------------------------------------  -------    -------
     NET PERIODIC POSTRETIREMENT BENEFIT COST:
     Service cost....................................................  $    55    $    --
     Interest cost...................................................      873        765
                                                                       --------   --------
     Net periodic postretirement benefit cost........................  $   928    $   765
                                                                       ========   ========

                               DECEMBER 31,                             1995       1996
     ----------------------------------------------------------------  -------    -------
     ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION:
     APBO (consisting solely of retirees and dependents).............  $11,692    $ 9,653
     Unrecognized net gain (loss)....................................       (3)       754
                                                                       -------    -------
     Net APBO........................................................  $11,689    $10,407
                                                                       =======    =======
     Discount rate used in measuring the APBO........................     7.5%       8.0%
     Assumed health care cost trend rate used in measuring the
       APBO..........................................................     8.5%       8.5%

     The assumed health care cost trend rate used in measuring the APBO for 1995 and 1996 decreased gradually to 6% (until 2002 and thereafter). If the assumed health care cost trend rates were increased by 1%, the APBO for 1995 and 1996 would have increased approximately $558 and $434, respectively.

                          GREENFIELD INDUSTRIES, INC.

     There are no plan assets and the Company expects to continue to fund these benefit costs on a pay-as-you-go basis. During 1995 and 1996, the Company made payments of approximately $1,018 and $1,400, respectively, related to these benefits.

11. 1993 EXECUTIVE STOCK OPTIONS

     In 1993, the Company established the 1993-1 Executive Stock Option Plan (1993-1 Plan) and granted to certain officers of Rogers Tool Works, Inc., a wholly-owned subsidiary of the Company (RTW), non-qualified stock options to purchase an aggregate of 438,258 shares of common stock at a price of $0.51 per share, subject to adjustment, in exchange for the cancellation of RTW shares held by these officers. In addition, the Company cancelled the promissory notes of each of these officers issued to finance the purchase of their RTW shares. The exercise price with respect to the options granted was determined to preserve the original purchase price per share of the RTW shares cancelled. The options became exercisable as to 25% of the shares issuable thereunder on January 26, 1994, and as to a cumulative 35%, 50% and 100% of the shares issuable thereunder on each succeeding six-month anniversary thereof. As of December 31, 1995 all of the options had been exercised. During the years ended December 31, 1994 and 1995, 153,367 and 284,891 shares, respectively, were issued in connection with the 1993-1 Plan.

     In 1993, the Company also adopted the 1993-2 Executive Stock Option Plan (1993-2 Plan) pursuant to which nonqualified stock options were granted to certain existing shareholders prior to the initial public offering to acquire an aggregate 453,350 shares of the Company's common stock, subject to adjustment, by tendering existing common stock in payment thereof. The exercise price of all options was the current market price on the date of exercise and all options were exercised only by exchanging shares of previously owned common stock. The grant and exercise of options under the 1993-2 Plan did not result in any increase in the beneficial ownership of common stock by the plan participants from the number of shares owned immediately after the initial public offering. Under the terms of the 1993-2 Plan, the options were exercised immediately after the initial public offering and the shares of common stock issued thereunder became freely transferable by each participant as to 25% of the shares issuable to such participants on January 31, 1994 and as to a cumulative 35%, 50% and 100% of the shares issuable to such participant on each succeeding six-month anniversary thereof. The shares tendered in exercise of options granted under the 1993-2 Plan were issued under promissory notes due in 1998 through 2002. The notes are reflected in stock subscriptions receivable, included in additional paid-in capital and other, in the accompanying consolidated financial statements.

12. STOCK OPTION AND STOCK INCENTIVE PLANS

STOCK OPTION PLANS

     The Company has three stock options plans: the Employee Stock Option Plan (Employee Plan), the 1995 Directors Non-Qualified Stock Option Plan (Directors
Plan) and the 1993 Directors Non-Qualified Stock Option Plan (1993 Directors
Plan).

     The Employee Plan provides for the granting of options to purchase up to 1,000,000 shares of common stock to the Company's executive officers and key employees at prices equal to the fair market value of the stock on the date of grant. The Employee Plan was amended effective May 6, 1997, to, among other things, increase the number of options to purchase shares of common stock from 1,000,000 to 2,000,000. Options outstanding at December 31, 1996 entitle the holders to purchase common stock at prices ranging between $16.00 and $37.00 per share, subject to adjustment. Options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date. The right to exercise the options expires ten years from the date of grant, or earlier if an option holder ceases to be employed by the Company.

                          GREENFIELD INDUSTRIES, INC.

     The Directors Plan provides for the granting of options to purchase up to 125,000 shares of common stock to the Company's Directors who are not employees of the Company at prices equal to the fair market value of the stock on the date of grant. Options are granted to each eligible Director on the date such person is first elected to the board of directors of the Company and on each subsequent re-election date. The Directors Plan was approved in May 1996 by the stockholders. Options outstanding at December 31, 1996 entitle the holders to purchase common stock at a price of $37.00 per share, subject to adjustment. Options granted upon re-election shall become exercisable in full on the first anniversary of such date. All other options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary date of the date of grant, commencing on the second anniversary of such date. The right to exercise the options expires ten years from the date of grant, or earlier, if an option holder ceases to be a Director of the Company.

     The 1993 Directors Plan provides for the granting of options to purchase up to 100,000 shares of common stock to the Company's Directors who are not employees of the Company at prices equal to the fair market value of the stock on the date of grant. Options are granted to each eligible Director on the date such person is first elected to the board of directors of the Company. Options outstanding at December 31, 1996 entitle the holders to purchase common stock at prices ranging between $15.50 and $25.75 per share, subject to adjustment. Options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date. The right to exercise the options expires ten years from the date of grant, or earlier if an option holder ceases to be a Director of the Company. Subsequent to the May 1996 approval of the Directors Plan, no further grants will be issued under the 1993 Directors Plan.

     A summary of the status of the Company's stock option plans as of December 31, 1994, 1995 and 1996, and changes during the years then ended are presented below:

                                        1994                    1995                    1996
                                --------------------    --------------------    --------------------
                                           WEIGHTED-               WEIGHTED-               WEIGHTED-
                                            AVERAGE                 AVERAGE                 AVERAGE
                                           EXERCISE                EXERCISE                EXERCISE
                                SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                -------    ---------    -------    ---------    -------    ---------
     Outstanding at beginning
       of year................  368,500     $ 15.98     578,500     $ 18.76     788,175     $ 21.95
     Granted..................  217,500     $ 23.36     244,300     $ 29.07     255,400     $ 28.58
     Exercised................       --          --     (10,375)    $ 16.07     (55,000)    $ 16.53
     Forfeited................   (7,500)    $ 16.18     (24,250)    $ 19.93     (34,175)    $ 27.21
                                -------                 -------                 -------
     Outstanding at end of
       year...................  578,500     $ 18.76     788,175     $ 21.95     954,400     $ 23.85
                                =======                 =======                 =======
     Exercisable at end of
       year...................       --          --      77,125     $ 15.98     158,875     $ 18.12
                                =======                 =======                 =======

     The following table summarizes information for options currently outstanding and exercisable at December 31, 1996:

                          OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
             ---------------------------------------------     -------------------------
                                 WEIGHTED         WEIGHTED                      WEIGHTED
RANGE OF                        REMAINING         AVERAGE                       AVERAGE
EXERCISE       NUMBER          CONTRACTUAL        EXERCISE        NUMBER        EXERCISE
 PRICES      OUTSTANDING           LIFE            PRICE       EXERCISABLE       PRICE
--------     -----------     ----------------     --------     ------------     --------
 $14-21        308,000               7             $16.24         118,015        $16.13
 $22-29        360,150               9             $25.23          40,860        $23.85
 $30-37        286,250               9             $30.31              --
               -------                                            -------
 $14-37        954,400               8             $23.85         158,875        $18.12
               =======                                            =======

                          GREENFIELD INDUSTRIES, INC.

     In connection with the resignation of a member of the Company's Board of Directors, in 1994 the Company exchanged options for 10,000 shares of common stock previously granted to the Director with a warrant to purchase 10,000 shares of common stock at an exercise price equal to the exercise price of the options.

STOCK INCENTIVE PLANS

     The Company has two stock incentive plans: the 1995 Equity Incentive Plan (Incentive Plan) and the 1995 Restricted Stock Bonus Plan (Ownership Plan). Both plans were approved in May 1996 by the stockholders of the Company.

     The Incentive Plan provides for the granting of up to 273,000 shares of common stock to certain senior executives of the Company in time-lapse restricted stock, performance contingent restricted stock and performance shares. Time-lapse restricted stock vests in one-third increments over a three-year period commencing four years after the date of the award. Performance contingent restricted stock is earned when the price for the Company's stock reaches certain predetermined levels, and then vests over a three- or five-year period. Performance shares are earned based on attainment of a predetermined four-year cumulative earnings per share level. Attainment of between 50% and 200% of the predetermined objective will entitle the participants to receive restricted performance shares of between 50% and 200% of the target award, which then vest over a three-year period. No performance shares are earned if less than 50% of the performance objective is obtained.

     The Ownership Plan provides for the issuance of up to 250,000 shares of common stock to certain employees, by allowing such employees to elect to defer up to 50% of their annual cash bonus and receive, in lieu thereof, shares of the Company's common stock. The Company will increase the employees' deferred bonus by either 20% or 35% (depending on the employees' selection of 3 or 5 years, respectively, for the restriction period).

     Shares issued under these plans are restricted and are subject to forfeiture upon termination of employment. During the period that the shares are restricted, award holders have the right to vote and to receive dividends on such shares.

     A summary of stock earned and issued pursuant to the Incentive Plan and Ownership Plan for the year ended December 31, 1996 follows:

                                                         MARKET VALUE
                                              SHARES    OF DATE EARNED       VESTING PERIOD
                                              ------    --------------    ---------------------
     Incentive Plan
       Time-lapse Restricted Stock..........  26,000       $  30.50       Nov 1999-Nov 2001
       Time-lapse Restricted Stock..........   8,000       $ 31.625       July 2000-July 2002
       Performance Contingent Restricted
          Stock.............................   7,700       $  37.75       Nov 2000
                                              ------
                                              41,700
     Ownership Plan.........................  17,848       $  30.50       Feb 1997-Feb 2001
                                              ------
     Total restricted shares earned and
       issued in 1996.......................  59,548
                                              ======

     The Company awarded up to 273,000 shares of restricted stock to certain senior executives under the Incentive Plan, subject to the attainment of certain performance levels, as discussed above. The weighted average fair value of the shares on the grant date was $30.73. The Company applies APB 25 and related interpretations in accounting for stock awards under the Incentive and Ownership Plans. Under APB 25, the Company recorded $1,500 of compensation expense during 1996 attributable to these awards, which is included in selling, general and administrative expenses in the 1996 consolidated statement of operations.

                          GREENFIELD INDUSTRIES, INC.

     Shares which have been issued but which remain restricted are recorded as deferred compensation, a reduction to additional paid-in capital. The increase in additional paid-in capital of $761 during 1996 represents the issuance of executive stock awards and is net of this deferred compensation. As the shares vest and become unrestricted, the deferred compensation will be recorded as compensation expense and additional paid-in capital will increase.

PRO FORMA DISCLOSURES

     The Company applies APB 25 and related interpretations in accounting for its stock option plans. Accordingly, except for the Incentive and Ownership Plans as described above, no compensation cost has been recognized for the stock options because the options were granted with an exercise price equal to the stock price on the date of grant. Had compensation costs for the Company's stock option plans been determined based on the fair value of the options on the grant dates consistent with the methodology prescribed by FAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below. Due to the adoption of the methodology prescribed by FAS 123, the pro forma results shown below only reflect the impact of options and stock awards granted in 1995 and 1996. Because future options and stock awards may be granted, the pro forma impact for 1995 and 1996 is not necessarily indicative of the impact in future years.

                                                 1995        1996
                                                -------     -------
Net income                     As reported      $31,465     $26,189
                               Pro forma        $31,336     $25,614
Primary earnings per           As reported      $  1.94     $  1.60
  share....................
                               Pro forma        $  1.90     $  1.55

     The fair value of the options granted (which is amortized over the option vesting period in determining the pro forma impact), is estimated on the date of grant using the Black-Scholes multiple option-pricing model with the following weighted average assumptions:

                                                                   1995           1996
                                                                ----------     ----------
     Expected life of options.................................     5 years        5 years
     Risk-free interest rates.................................  5.69--7.76%    5.39--6.69%
     Expected volatility of stock.............................          29%            32%
     Expected dividend yield..................................         0.5%           0.5%

     The weighted average fair value of options granted during the years ended December 31, 1995 and 1996 was $10.34 and $10.84 per share, respectively.

13. RELATED PARTIES

     Harbour Group Investments, L.P. (HGI, L.P.) was the Company's principal stockholder prior to HGI, L.P.'s sale of substantially all of its shares in a secondary stock offering in March 1994. Under terms of a corporate development consulting and advisory services agreement, the Company incurred fees totaling $1,109, $445 and $580 in 1994, 1995 and 1996, respectively, payable to an affiliate of HGI, L.P. related to corporate development services provided in identifying, negotiating and consummating certain acquisitions.

     Under terms of a management consulting and advisory services agreement, Harbour Group, Ltd. (HGL), an affiliate of HGI, L.P., charges the Company for direct management and administrative services provided to the Company based on HGL's approximate costs for such services. These charges totaled approximately $250, $182 and $53 for the years ended December 31, 1994, 1995 and 1996, respectively, and are reflected in selling, general and administrative expenses in the accompanying consolidated financial statements.

                          GREENFIELD INDUSTRIES, INC.

     At December 31, 1995 and 1996, a member of HGL management owned 80,000 shares of the Company's common stock partially financed with promissory notes totaling $101 due in 1998 through 2003. The notes are reflected in stock subscriptions receivable, included in additional paid-in capital and other, in the accompanying consolidated financial statements.

14. COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain claims and legal proceedings in which monetary damages are sought. The Company is vigorously contesting these claims. However, resolution of these claims is not expected to occur quickly and their ultimate outcome presently cannot be predicted. It is the opinion of management that any liability of the Company for claims or proceedings will not materially affect its financial position.

     In connection with the acquisition of CTD, the Company recorded a liability of $2,600 in purchase accounting for certain estimated environmental clean-up costs to be incurred relative to acquired CTD facilities. This estimated potential liability, which is included in other accrued liabilities, has not been reduced for any expected proceeds from other potentially responsible third parties. At December 31, 1996, the liability balance was approximately $2,200.

15. SEGMENT INFORMATION

     Worldwide operations data, as required by Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," are listed below. Profitability of the Company's foreign operations by geographic area was determined based on ultimate sales to unaffiliated customers. Income from operations was included in the geographic area of the entity transacting the final sale. Intercompany sales have been eliminated in consolidation.

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                              ------------------------------------------
                                              NET SALES TO      INCOME
                                              UNAFFILIATED       FROM       IDENTIFIABLE      CAPITAL
                                               CUSTOMERS      OPERATIONS       ASSETS       EXPENDITURES
                                              ------------    ----------    ------------    ------------
     1994
     North America..........................    $240,809       $ 38,223       $289,610        $ 12,345
     Europe.................................      30,978          1,061         30,325           1,037
                                                --------        -------       --------         -------
                                                $271,787       $ 39,284       $319,935        $ 13,382
                                                ========        =======       ========         =======
     1995
     North America..........................    $377,314       $ 52,112       $352,532        $ 26,177
     Europe.................................      42,874          8,966         45,931             670
                                                --------        -------       --------         -------
                                                $420,188       $ 61,078       $398,463        $ 26,847
                                                ========        =======       ========         =======
     1996
     North America..........................    $451,383       $ 50,463       $514,163        $ 27,175
     Europe.................................      58,711          9,484         48,481           2,010
                                                --------        -------       --------         -------
                                                $510,094       $ 59,947       $562,644        $ 29,185
                                                ========        =======       ========         =======

                          GREENFIELD INDUSTRIES, INC.

     Export revenues included in the North American net sales to unaffiliated customers were as follows:

                FOR THE YEARS ENDED DECEMBER 31,               1994       1995       1996
     -------------------------------------------------------  -------    -------    -------
     Geographic Areas:
       Far East.............................................  $ 9,113    $19,837    $20,091
       Canada/Latin America.................................    6,521      5,749     10,534
       Europe...............................................    3,572      7,601     15,340
       Other................................................       36        665      1,343
                                                              -------    -------    -------
                                                              $19,242    $33,852    $47,308
                                                              =======    =======    =======

16. SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                             DECEMBER 31,
                                                          -------------------    SEPTEMBER 30,
                                                            1995       1996          1997
                                                          --------   --------    ------------
     ACCOUNTS RECEIVABLE:
       Trade receivables................................  $ 66,242   $ 86,962      $102,792
       Allowance for doubtful accounts and customer
          rebates.......................................    (2,624)    (3,763)       (4,692)
                                                          --------   --------      --------
                                                          $ 63,618   $ 83,199      $ 98,100
                                                          ========   ========      ========
     INVENTORIES:
       Raw materials and component parts................  $ 28,248   $ 49,500      $ 68,988
       Work in process..................................    31,648     38,055        43,060
       Finished goods...................................    49,873     65,104        70,476
                                                          --------   --------      --------
                                                          $109,769   $152,659      $182,524
                                                          ========   ========      ========
     PROPERTY, PLANT AND EQUIPMENT:
       Machinery and equipment..........................  $108,077   $143,664      $172,781
       Buildings........................................    20,531     33,125        37,985
       Land and land improvements.......................     2,445      4,159         4,095
       Property held under capital leases...............     4,579      4,496         4,496
                                                          --------   --------      --------
            Total property, plant and equipment at
               cost.....................................   135,632    185,444       219,357
       Less accumulated depreciation and amortization,
          including $3,241 and $3,715, respectively,
          related to property held under capital
          leases........................................   (46,833)   (59,902)      (71,931)
                                                          --------   --------      --------
                                                            88,799    125,542       147,426
       Construction in progress.........................    18,558     17,338        20,231
       Property held for sale...........................     1,665      1,420         1,522
                                                          --------   --------      --------
                                                          $109,022   $144,300      $169,179
                                                          ========   ========      ========
     ACCRUED LIABILITIES:
       Employee compensation and benefits...............  $ 18,676   $ 19,151      $ 22,566
       Restructuring costs..............................     4,919      3,371         2,363
       Interest.........................................     1,544      1,656         3,395
       Other............................................     8,549     11,233        13,237
                                                          --------   --------      --------
                                                          $ 33,688   $ 35,411      $ 41,561
                                                          ========   ========      ========

                          GREENFIELD INDUSTRIES, INC.

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for 1994, 1995 and 1996 appears below (in thousands, except per share data):

                                                                      NET SALES
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $ 62,631    $106,419    $132,698
     Second quarter......................................    62,213     104,799     130,021
     Third quarter.......................................    65,679     104,147     121,370
     Fourth quarter......................................    81,264     104,823     126,005
                                                           --------    --------    --------
                                                           $271,787    $420,188    $510,094
                                                           ========    ========    ========

                                                                     GROSS PROFIT
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $ 20,802    $ 34,007    $ 40,570
     Second quarter......................................    21,451      31,469      41,685
     Third quarter.......................................    22,051      32,683      34,999
     Fourth quarter......................................    26,509      33,871      35,637
                                                           --------    --------    --------
                                                           $ 90,813    $132,030    $152,891
                                                           ========    ========    ========

                                                                      NET INCOME
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $  5,040    $  7,055    $  8,569
     Second quarter......................................     4,798       7,915       8,357
     Third quarter.......................................     5,975       8,085       3,959
     Fourth quarter......................................     6,196       8,410       5,304
                                                           --------    --------    --------
                                                           $ 22,009    $ 31,465    $ 26,189
                                                           ========    ========    ========

                                                              PRIMARY EARNINGS PER SHARE
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $    .31    $    .43    $    .53
     Second quarter......................................       .29         .49         .51
     Third quarter.......................................       .37         .50         .24
     Fourth quarter......................................       .38         .52         .32
                                                           --------    --------    --------
                                                           $   1.35    $   1.94    $   1.60
                                                           ========    ========    ========

18. SUBSEQUENT EVENTS (UNAUDITED)

     On October 10, 1997, the Company entered into a definitive merger agreement with Kennametal Inc. (Kennametal), whereby Kennametal Acquisition Corp. (a wholly-owned subsidiary of Kennametal) commenced a tender offer on October 17, 1997 for all of the outstanding shares of the Company for $38 per share. The tender offer expired on November 14, 1997 and approximately 98% of the Company's shares were tendered. The merger was completed on November 18, 1997. Under the terms of the merger agreement, all outstanding options to acquire shares of the Company were cancelled in exchange for a payment equal to the difference between $38 per share and the strike price.

     In the fourth quarter of 1997, pursuant to a plan approved by the Company's board of directors, the Company recorded a $11.5 million charge for nonrecurring expenses primarily related to the restructuring of the Company's South Deerfield, Massachusetts operations. These costs primarily included write-downs of inventory

                          GREENFIELD INDUSTRIES, INC.

and machinery and equipment to estimated net realizable values, severance costs and other miscellaneous expenses relative to the Company's decision to discontinue the manufacture and sale of certain low margin product lines. The restructuring will result in a reduction in personnel, thereby eliminating excessive costs and redundancies in future periods. The Company expects to record additional nonrecurring expenses of approximately $2.0 million in 1998 related to the rearrangement of the remaining operations at its South Deerfield, Massachusetts facility.

======================================================


    NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY KENNAMETAL, KENNAMETAL FINANCING I OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                            ------------------------

                               TABLE OF CONTENTS


          PROSPECTUS SUPPLEMENT             Page
                                            -----
Prospectus Supplement Summary............     S-6
Risk Factors.............................    S-24
Recent Developments......................    S-30
Use of Proceeds..........................    S-31
Price Range of Common Stock and Dividend
  Policy.................................    S-32
Capitalization...........................    S-33
Pro Forma Condensed Consolidated
  Financial Information..................    S-34
The Trust................................    S-41
Accounting Treatment.....................    S-42
Selected Condensed Consolidated Financial
  Data...................................    S-43
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................    S-44
Business.................................    S-51
Management...............................    S-58
Description of the FELINE PRIDES.........    S-59
Description of the Purchase Contracts....    S-62
Certain Provisions of the Purchase
  Contract Agreements and the Pledge
  Agreement..............................    S-70
Description of the Trust Preferred
  Securities.............................    S-73
Description of the Guarantee.............    S-83
Description of the Debentures............    S-85
Effect of Obligations Under the
  Debentures and the Guarantee...........    S-92
Certain Federal Income Tax
  Consequences...........................    S-93
Description of Common Stock..............    S-99
Description of Other Offerings...........   S-101
ERISA Considerations.....................   S-102
Underwriting.............................   S-103
Legal Matters............................   S-105
Experts..................................   S-105
Index to Consolidated Financial
  Statements.............................     F-1


                            ------------------------


                PROSPECTUS
Available Information.....................     4
Incorporation of Certain Documents by
  Reference...............................     4
Kennametal Inc............................     5
The Trust.................................     5
Ratio of Earnings to Fixed Charges........     6
Use of Proceeds...........................     6
Description of Debt Securities............     7
Description of Preferred Securities.......    15
Description of the Guarantee..............    26
Relationship Among the Preferred
  Securities, the Trust Debentures and the
  Guarantee...............................    29
Description of Common Stock...............    30
Description of Stock Purchase Contracts
  and Stock Purchase Units................    32
Book Entry Issuance.......................    33
Plan of Distribution......................    34
Legal Matters.............................    35
Experts...................................    36


======================================================
======================================================

                                   4,500,000


                               FELINE PRIDES(SM)


                                KENNAMETAL LOGO


                                KENNAMETAL INC.



                             KENNAMETAL FINANCING I

                            ------------------------


                             PROSPECTUS  SUPPLEMENT

                            ------------------------
                              MERRILL LYNCH & CO.

                              GOLDMAN, SACHS & CO.
                                           , 1998

                 (SM)Service Mark of Merrill Lynch & Co., Inc.


======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
     NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
     SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1998


PROSPECTUS SUPPLEMENT


(TO PROSPECTUS DATED         , 1998)



                                4,300,000 SHARES


                                KENNAMETAL INC.                  KENNAMETAL LOGO
                                  COMMON STOCK
                            ------------------------


    Of the 4,300,000 shares of capital stock, par value $1.25 per share (the "Common Stock"), hereby offered by
Kennametal Inc., a Pennsylvania corporation ("Kennametal" or the "Company"), 3,440,000 shares are being offered initially in the United States and Canada by the U.S. Underwriters (the "U.S. Offering") and 860,000 shares are being offered in a concurrent offering outside the United States and Canada by the International Managers (the "International Offering"). The offering price and the underwriting discount per share in the U.S. Offering and the International Offering will be identical. Such offerings are collectively referred to as the "Offerings." See "Underwriting."



    The Company and Kennametal Financing I, a related statutory business trust formed under the laws of the State of Delaware (the "Trust"), are concurrently offering 4,500,000 FELINE PRIDES(SM), stated amount $50 per FELINE PRIDES(SM) (5,175,000 if the underwriters for the FELINE PRIDES(SM) exercise their over-allotment option in full), issued by the Company and the Trust (the "FELINE
PRIDES Offering") and $150,000,000 aggregate principal amount of   % Senior
Notes due 2001 (the "2001 Notes"), $150,000,000 aggregate principal amount of
    % Senior Notes due 2008 (the "2008 Notes") and $150,000,000 aggregate
principal amount of     % Senior Debentures due 2028 (the "2028 Debentures," and
together with the 2001 Notes and the 2008 Notes, the "Senior Debt Securities") (the "Senior Debt Offering"). The gross proceeds of the FELINE PRIDES Offering
are expected to be approximately $    million ($         million if the
underwriters for the FELINE PRIDES(SM) exercise their over-allotment option in full) and of the Senior Debt Offering are expected to be approximately
$         million. The Offerings, the FELINE PRIDES Offering, and the Senior
Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings.



    The Common Stock is listed on the New York Stock Exchange ("NYSE") and is traded under the symbol "KMT." On December 31, 1997, the last reported sale price of the Common Stock on the NYSE was $52 1/16 per share. See "Price Range of Common Stock and Dividend Policy."

                            ------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===================================================================================================
                                          PRICE TO           UNDERWRITING
                                           PUBLIC             DISCOUNT(2)          PROCEEDS TO
                                                                                   COMPANY(3)
---------------------------------------------------------------------------------------------------
Per Share(1)........................           $                   $                    $
---------------------------------------------------------------------------------------------------
Total(4)............................           $                   $                    $
===================================================================================================


(1) Each share is issued with a nontransferable Preferred Stock Purchase Right. See "Description of Common Stock-- Rights Plan."

(2) Kennametal has agreed to indemnify the several U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(3) Before deducting expenses payable by the Company estimated at $1,400,000.



(4) The Company has granted the several U.S. Underwriters and the International Managers options, exercisable within 30 days after the date hereof, to purchase up to 516,000 and 129,000 additional shares, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $      , $      and $      , respectively. See "Underwriting."

                            ------------------------


    The shares of Common Stock offered hereby are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock offered hereby will
be made in New York, New York on or about            , 1998.

                            ------------------------

MERRILL LYNCH & CO.
                   CIBC OPPENHEIMER

                                      GOLDMAN, SACHS & CO.

                                                   LEHMAN BROTHERS

                            ------------------------

            The date of this Prospectus Supplement is        , 1998.

------------------
(SM)Service Mark of Merrill Lynch & Co., Inc.

                               (LOGO) KENNAMETAL

          A GLOBAL PROVIDER OF CONSUMABLE TOOLS, SUPPLIES AND SERVICES

(Photograph of                  (Photograph of                  (Photograph of
metalworking tooling)           showroom sales)                 high speed steel drill)

                                      PRODUCTS OFFERED

KENNAMETAL AND KENNAMETAL       JLK DIRECT                      GREENFIELD INDUSTRIES LOGO
HERTEL LOGO                     DISTRIBUTION INC. LOGO
Kennametal and                  Metalworking inserts,           Consumable industrial rotary
Hertel-branded metalcutting     milling cutters, endmills,      cutting tools and related
inserts, milling cutters,       drills, reamers, boring         products for metalworking,
endmills, solid-carbide         bars, taps, dies, gauges,       electronics, construction,
drills, boring bars, lathe      countersinks, saw blades,       and energy- production
toolholders, holemaking         precision measuring tools,      applications, wear resistant
tooling, quick-change and       tooling components,             tungsten carbide and ceramic
modular tooling, machining      toolholding and workholding     components, drill bits and
center tooling, tool            devices, abrasives, power       hardware products for the
management software,            and hand tools, accessories,    consumer market and marine
machining accessories and       from Kennametal, Kennametal     products.
supplies. Carbide-tipped        Hertel, Greenfield and other
tools for mining and            leading manufacturers.
construction applications.

                                CUSTOMERS SERVED


Manufacturers of automobiles, trucks, aerospace components, oil and gas drilling and processing equipment, construction and farm machinery, railroad equipment, ships and marine equipment, power generation and transmission equipment, appliances, machine tools, factory equipment and metal parts, as well as metalworking job shops, and maintenance and repair operations. Mine operators and suppliers, highway repair and construction firms, government agencies, state, county, and municipal authorities.



     Certain persons participating in the Offerings may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock. Such transactions may include stabilizing, the purchase of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

                         PROSPECTUS SUPPLEMENT SUMMARY



     The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus Supplement. On November 17, 1997, Kennametal Acquisition Corp. ("Acquisition Corp."), a wholly-owned subsidiary of Kennametal, purchased in accordance with its tender offer (the "Tender Offer") approximately 98% of the outstanding common stock of Greenfield Industries, Inc. ("Greenfield") pursuant to an Agreement and Plan of Merger dated as of October 10, 1997 (the "Merger Agreement"), among Kennametal, Greenfield and Acquisition Corp. and, on November 18, 1997, Acquisition Corp. was merged into Greenfield and Greenfield became a wholly-owned subsidiary of Kennametal. Except as otherwise noted or unless the context otherwise requires, (i) "fiscal" in connection with a year means the 12 months ended June 30 of the calendar year specified, and (ii) the information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment options. Unless the context indicates otherwise, any reference in this Prospectus Supplement to the "Company" or "Kennametal" refers to Kennametal Inc. and its consolidated subsidiaries other than Greenfield.



     This Prospectus Supplement contains certain forward-looking statements (as such term is defined in the Securities Act) concerning the Company's operations, performance and financial condition, including, in particular, the likelihood of the Company's success in integrating the acquisition of Greenfield. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements to the extent that economic conditions in the United States, Europe and, to a lesser extent, the Asia Pacific region change from the Company's expectations and to the extent that the Company does not effectively integrate the acquisition of Greenfield and achieve expected synergistic benefits.


                                  THE COMPANY


     The Company is a vertically integrated global manufacturer, marketer and distributor of a broad range of consumable tools, supplies and services for the metalworking, mining and highway construction industries. Kennametal specializes in developing and manufacturing tools utilizing tungsten carbide powder metallurgy for the three primary metalcutting methods--turning, milling and drilling. In addition, through its 80%-owned subsidiary, JLK Direct Distribution Inc. ("JLK"), the Company markets and distributes a broad line of consumable metalcutting tools, as well as abrasives, machine tool accessories, hand tools, measuring equipment and other industrial supplies used in the metalworking industry. The Company is a recognized leader in turning and milling consumable metalcutting tools and believes it is the largest North American and the second largest global provider of consumable metalcutting tools and supplies. Leveraging its expertise in tungsten carbide powder metallurgy, the Company has developed innovative consumable tools for the mining and construction industries and believes it is the largest global manufacturer, marketer and distributor of such tools to these markets.



     In November 1997, the Company acquired Greenfield, the leading North American manufacturer of drilling and other rotary high-speed steel consumable metalcutting tools for the metalworking industry. Kennametal believes that Greenfield's operations strongly complement its core businesses and that the acquisition of Greenfield, in addition to providing the Company with opportunities for substantial cost savings, offers significant strategic benefits, including: (i) providing an important new channel of traditional industrial distributors through which to sell the Company's products; (ii) expanding and enhancing the Company's line of drilling products; (iii) allowing the Company to diversify into new markets such as certain wear products by leveraging its material science expertise in tungsten carbide powder metallurgy; and (iv) providing the opportunity to introduce and sell each company's products into the markets served by the other company.


     End users of the Company's metalworking products include manufacturers and suppliers in the aerospace, automotive, construction and farm machinery, railroad equipment, power generation and transmission equipment, home appliance, electrical equipment, and oil field services and gas exploration industries. The Company markets its products through: a technically skilled direct sales force; JLK's catalogs, showrooms and other direct marketing efforts; JLK's integrated industrial supply programs; and, with the acquisition of Greenfield, a network of traditional industrial distributors. This multi-channel marketing approach enables the Company to meet the varying needs of metalworking customers of all sizes which range from same-day ordering and rapid delivery of products to outsourcing the entire procurement and inventory management process for metalworking and related products. The Company estimates there are approximately 250,000 metalworking industrial sites in the United States. The Company's multi-channel distribution network, comprehensive product offering and global presence allow customers of all sizes the advantage of a single source of supply for most metalworking needs.


     The Company believes five significant trends are currently impacting the metalworking industry: (i) consolidation of fragmented distribution channels as customers seek a single source of supply for their metalworking needs; (ii) increasing demand from large customers to outsource procurement and inventory management processes through integrated supply programs; (iii) growing demand for suppliers that can provide a complete selection of tools, supplies and services globally; (iv) demand for world class capabilities including customer service, technical application support and information and product technology while, at the same time, maintaining or reducing costs; and (v) continuing advances in customers' metalworking manufacturing technology requiring more technically advanced tools. These factors are resulting in a restructuring and consolidation in the metalworking industry as tooling manufacturers and distributors are forced to either become more competitive or seek stronger partners. The Company's business strategy is designed to capitalize on these and other trends.


BUSINESS STRATEGY

     The Company's objective is to become the supplier of first choice of consumable tools, related supplies, and services to the worldwide metalworking industry and to other industries which can benefit from tungsten carbide products. The Company believes its market-leadership position results from the successful implementation of its business strategy, the major elements of which include:

     - Expanding Customer Base Through Multi-Channel Distribution. The Company seeks to access potential customers through all primary distribution channels. The Company serves its traditional base of large and medium-sized metalworking customers through a direct sales force. JLK direct markets a broad range of tiered ("good," "better" and "best") metalworking consumables and other related products targeted at small and medium-sized metalworking customers and offers integrated supply programs targeted at large industrial metalworking customers. The acquisition of Greenfield, which sells its consumable tools, related products and services through a network of more than 2,500 traditional industrial distributors, provides Kennametal with access to approximately 50% of the North American metalworking market.


     - Providing Most Complete Product Offering. The Company seeks to provide the most complete and comprehensive product offering in the metalworking industry. As a result of various acquisitions and internal development, the Company markets and distributes what it believes is one of the broadest lines of tools and services typically used by metalworking customers. The recent acquisition of Greenfield with its consumable high-speed steel rotary cutting tools and related products provides the Company with the capability to manufacture all of the major consumable tools needed by customers in their metalcutting manufacturing processes.



     - Expanding Strong Global Presence. Kennametal is committed to growing its global presence as demonstrated by its position as the second largest provider of tools to the European metalworking industry, the world's largest metalworking market, as well as its plans to expand its presence in the Asia Pacific region. The Company recently completed construction of a cutting tool manufacturing facility in Shanghai, China, for a total investment of about $20 million, and has increased to 100% its ownership interest in a sales and marketing subsidiary in Japan. The Company also has targeted marketing efforts in Eastern Europe and Russia and other developing countries.



     - Providing Superior Customer Service, Product Availability, and Technical Support. The Company's skills in rapidly filling orders, maintaining high levels of product availability and providing technical product application support are vital to the ability of its metalworking customers to meet their production and delivery schedules in a cost effective manner. Kennametal's sophisticated order entry and inventory management systems enable the Company to ship more than 90 percent of its products from stock. In addition, the Company's technically skilled direct sales force of more than 700 persons provide on-site product selection and application support to enable customers to optimize their metalcutting processes. The addition of Greenfield's more than 70 technical specialists broadens the Company's technical support capability into high-speed steel drilling applications.

     - Maintaining Leadership in Product Innovation. As a result of its commitment to research and development, the Company has brought to market during the past few years a number of new or improved metalcutting products. The exacting requirements of modern high-precision metalcutting, along with advances in manufacturing technology, exacting manufacturing specifications, and new workpiece materials are driving the demand for new and improved consumable tools and systems capable of achieving superior technical performance with high and uniform quality. The Company believes that its reputation for supplying high quality and technologically innovative consumable metalcutting tools and supplies to the metalworking industry has been a very significant factor in its achieving its market position.


     - Leveraging Use of Information Technology. The Company's decision to invest nearly $40 million in a business information system utilizing SAP R-3 software demonstrates its commitment to the use of information technology. This system, which is expected to be fully operational in fiscal 1999, will link sales, distribution, manufacturing, purchasing and accounting activities at all major sites throughout Kennametal and is designed to enhance customer service, operational effectiveness and management decision-making.


     In addition to the above business strategies, the Company seeks to continue to improve operating efficiencies as well as to pursue selected acquisitions that enhance its distribution channels, complement its existing product offerings and strengthen its geographic presence.


                              RECENT DEVELOPMENTS
GREENFIELD ACQUISITION


     On November 17, 1997, the Company purchased in the Tender Offer approximately 98% of Greenfield's common stock and acquired the balance by a merger (the "Merger") on the following day. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion. Greenfield is the largest North American manufacturer of consumable rotary metalcutting tools as well as a leading manufacturer of consumable tools and related products, wear products and marine products.


NEW BANK CREDIT FACILITY


     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into a $1.4 billion credit agreement with the banks named therein (the "New Bank Credit Facility") under which, as of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. If the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.


OTHER ACQUISITIONS


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company. The companies had aggregate sales of approximately $66 million in 1996.



OTHER OFFERINGS



     Concurrently with the Offerings, (i) the Company and Kennametal Financing I, a Delaware business trust the common securities of which are owned by the Company, are undertaking the FELINE PRIDES Offering of 4,500,000 FELINE PRIDES(SM) (5,175,000 if the underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full) and (ii) the Company is undertaking the Senior Debt Offering of $450,000,000 aggregate principal amount of the Senior Debt Securities. The Offerings, the FELINE PRIDES Offering, and the Senior Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings. The net proceeds to the Company from the FELINE PRIDES Offering and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility.

                                 THE OFFERINGS

Shares offered by the Company:


U.S. Offering.......................................... 3,440,000 shares



International Offering.................................   860,000 shares



     Total(1).......................................... 4,300,000 shares



Shares to be outstanding after the Offerings(2)........30,516,591 shares


NYSE symbol............................................KMT

Use of Proceeds...............   To repay indebtedness under the Company's New Bank
                                 Credit Facility, which indebtedness was incurred by
                                 the Company in connection with the acquisition of
                                 Greenfield. See "Use of Proceeds."

---------

(1) Does not include any shares issuable pursuant to the over-allotment options granted to the Underwriters in the Offerings. See "Underwriting."


(2) As of September 30, 1997. Does not include (i) 1,567,185 shares of Common Stock as of September 30, 1997, issuable upon exercise of outstanding options of which options covering 1,539,929 shares were exercisable as of that date, (ii) 63,804 shares issuable as of September 30, 1997 pursuant to the Company's deferred stock plans, (iii) shares which may be issued pursuant to the Company's dividend reinvestment and stock purchase plan, or
    (iv) from        to        shares which will be issued on             , 2001
    pursuant to the FELINE PRIDES Offering depending upon the average trading
    price of the Common Stock prior to issuance (or from           to
    shares if the underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full).

              SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION


    The summary condensed consolidated income statement and balance sheet data for the Company presented below are derived from the Company's consolidated financial statements. The Company's condensed consolidated financial statements as of and for the fiscal years ended June 30, 1995, 1996 and 1997 have been audited by Arthur Andersen LLP. The condensed consolidated financial statements as of and for the three months ended September 30, 1996 and 1997 are derived from the Company's unaudited interim financial statements appearing elsewhere in this Prospectus Supplement, which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Results for the three months ended September 30, 1997, are not necessarily indicative of the results of operations to be expected for the full fiscal year. The summary financial information presented below should be read in conjunction with, and is qualified by reference to, the more detailed information in the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus Supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information set forth herein. Pro forma information is based on the historical financial statements of the Company and Greenfield adjusted to give effect to the acquisition of Greenfield, the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering. See "Pro Forma Condensed Consolidated Financial Information." The pro forma financial information is provided for informational purposes only and does not purport to present what the Company's results of operations would actually have been if the acquisition of Greenfield had occurred on the assumed dates or to project the Company's financial condition or results of operations for any future period.



                                                  FISCAL YEAR ENDED JUNE 30,                 THREE MONTHS ENDED SEPTEMBER 30,
                                      --------------------------------------------------    ----------------------------------
                                                                               1997 PRO                              1997 PRO
                                                                               FORMA AS                              FORMA AS
                                        1995         1996          1997        ADJUSTED       1996        1997       ADJUSTED
                                      --------    ----------    ----------    ----------    --------    --------    ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales..........................   $983,873    $1,079,963    $1,156,343    $1,683,362    $275,203    $310,792      $450,628
  Cost of goods sold...............    560,867       625,473       668,415     1,043,548     160,493     178,569       277,842
                                      --------    ----------    ----------    ----------    --------    --------       -------
Gross profit.......................    423,006       454,490       487,928       639,814     114,710     132,223       172,786
  Operating expenses...............    293,868       328,377       357,996       450,417      86,964      98,518       124,287
  Restructuring charge.............         --         2,666            --            --          --          --            --
  Amortization of intangibles......      2,165         1,596         2,907        18,410         546       1,052         5,036
                                      --------    ----------    ----------    ----------    --------    --------       -------
Operating income...................    126,973       121,851       127,025       170,987      27,200      32,653        43,463
  Interest expense.................     12,793        11,296        10,393        57,373       2,642       1,180        10,590
  Other income (expense)...........         54         4,821         1,531         1,531         627        (440)         (440)
  Minority interest on Company-
    obligated, mandatorily
    redeemable securities of
    subsidiary holding solely
    parent company debentures......         --            --            --        15,165          --          --         3,791
                                      --------    ----------    ----------    ----------    --------    --------       -------
Income before income taxes and
  minority interest................    114,234       115,376       118,163        99,980      25,185      31,033        28,642
  Provision for income taxes.......     45,000        43,900        44,900        39,992       9,800      12,100        11,457
  Minority interest................        940         1,744         1,231         1,231         182       1,385         1,385
                                      --------    ----------    ----------    ----------    --------    --------       -------
Net income.........................   $ 68,294    $   69,732    $   72,032    $   58,757    $ 15,203    $ 17,548      $ 15,800
                                      ========    ==========    ==========    ==========    ========    ========       =======
PER SHARE DATA:
Net income.........................   $   2.58    $     2.62    $     2.71    $     1.90    $   0.57    $   0.67      $   0.52
Dividends..........................       0.60          0.60          0.66            --        0.15        0.17            --
Weighted average shares
  outstanding......................     26,486        26,635        26,575        30,875      26,729      26,171        30,471



                                                                       AS OF JUNE 30,                AS OF SEPTEMBER 30,
                                                            ------------------------------------    ----------------------
                                                                                                                 1997 PRO
                                                                                                                 FORMA AS
                                                               1995          1996         1997        1997       ADJUSTED
                                                            ----------    ----------    --------    --------    ----------
                                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital........................................     $184,072      $217,651    $175,877    $258,435    $  492,912
  Total assets...........................................      781,609       799,491     869,309     919,589     2,018,870
  Long-term debt (less current maturities)...............       78,700        56,059      40,445      40,464       635,110
  Company-obligated, mandatorily redeemable securities of
    subsidiary holding solely parent company
    debentures...........................................           --            --          --          --       222,300
  Shareholders' equity...................................      391,885       438,949     459,608     530,069       725,809

                              RECENT DEVELOPMENTS


GREENFIELD ACQUISITION



     On October 10, 1997, Kennametal and Acquisition Corp. entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997, approximately 16,179,976 (98% of the outstanding) shares of Greenfield's common stock. The Merger occurred on November 18, 1997, and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion. There can be no assurance that the Company will effectively integrate and manage the acquired business or retain the management and the numerous distributorship customers of Greenfield. In addition there can be no assurance that the anticipated benefits of the Greenfield acquisition will be achieved. If Kennametal does not successfully integrate and manage the acquisition, there could be a material adverse effect on the Company.



NEW BANK CREDIT FACILITY



     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into the New Bank Credit Facility with BankBoston, N.A., Deutsche Bank AG, New York Branch, Mellon Bank, N.A. and PNC Bank, National Association. As of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans under the New Bank Credit Facility. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield, and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility was initially secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65% of the stock of Kennametal's significant foreign subsidiaries. On December 24, 1997, the stock held as security was released. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998 and all loans mature on August 31, 2002. Proceeds from the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce the commitments of the lenders under the New Bank Credit Facility. If all of such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility. See "Capitalization," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Financial Condition."



OTHER ACQUISITIONS



     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, a marketer of carbide precision tools for milling, drilling and other metalcutting applications, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, a manufacturer of industrial high-speed steel cutting tools, Car-Max Tool & Cutter Sales, Inc., which is engaged in the distribution of metalcutting tools and industrial supplies in the midwestern United States and GRS Industrial Supply Company which is engaged in the distribution of metalcutting tools and industrial supplies in the midwestern United States. The companies had aggregate sales of approximately $66 million in 1996.



OTHER OFFERINGS



     Concurrently with the Offerings, (i) the Company and Kennametal Financing I, a Delaware business trust the common securities of which are owned by the Company, are offering 4,500,000 FELINE PRIDES(SM) (5,175,000 if the underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full) and
(ii) the Company is also undertaking the Senior Debt Offering of $450 million aggregate principal amount of the Senior Debt Securities. The Offerings, the FELINE PRIDES Offering, and the Senior Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings. Proceeds from the FELINE PRIDES Offering and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility. This Prospectus Supplement does not constitute an offer to buy or the solicitation of an offer to sell the FELINE PRIDES(SM) or the Senior Debt Securities being offered by the FELINE PRIDES Offering or the Senior Debt Offering, respectively. The FELINE PRIDES Offering and the Senior Debt Offering will be made only by means of prospectuses, as amended or supplemented, relating to such offerings.

                                USE OF PROCEEDS


     The net proceeds to be received by the Company from the sale of the shares of Common Stock, after deducting estimated underwriting discounts and expenses of the Offerings payable by the Company, are expected to be approximately $
million (or approximately $     million if the Underwriters' over-allotment
options are exercised in full). See "Underwriting." The net proceeds from the FELINE PRIDES Offering (assuming it is completed and the over-allotment option
is not exercised) are estimated to be $     million and the net proceeds from
the Senior Debt Offering (assuming it is completed) are expected to be $ million. The net proceeds from the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility, which indebtedness was incurred by the Company in connection with the acquisition of Greenfield, and had a weighted average interest rate, as of November 30, 1997, of 7.1%. If the Company consummates the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.


                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is currently traded on the NYSE under the symbol "KMT." The high and low sales prices as reported on the NYSE Composite Tape and dividends paid for the periods indicated are set forth in the table below.


                                                                      PRICE RANGE
                                                                      ------------
                                                                      HIGH     LOW     DIVIDENDS
                                                                      ----     ---     ---------
Fiscal 1996
  First Quarter....................................................   $41  1/8 $34 5/8   $0.15
  Second Quarter...................................................    36  1/4 28  3/4    0.15
  Third Quarter....................................................    37  1/4 27  3/4    0.15
  Fourth Quarter...................................................    38  1/4 33  5/8    0.15
Fiscal 1997
  First Quarter....................................................   $34  3/8 $28 7/8   $0.15
  Second Quarter...................................................    39      32  3/4    0.17
  Third Quarter....................................................    43  1/8 34  7/8    0.17
  Fourth Quarter...................................................    44  1/8 33  1/8    0.17
Fiscal 1998
  First Quarter....................................................   $49  1/2 $41 1/4   $0.17
  Second Quarter...................................................    55      47         0.17



     On December 31, 1997, the last reported sale price of the Common Stock on the NYSE was $52 1/16 per share.



     The Company has paid cash dividends in every quarter since fiscal 1947. The Board of Directors intends to continue its present policy of declaring regular quarterly dividends when justified by the financial condition of the Company. The amount of future dividends, if any, will depend on general business conditions encountered by the Company, earnings, financial condition and capital requirements of the Company, and such other factors as the Board of Directors may deem relevant. The payment of dividends is subject to compliance with certain financial covenants in the New Bank Credit Facility (see "Description of Common Stock--Covenant Restrictions") and will be subject to certain restrictions in connection with the FELINE PRIDES Offering (see "Description of Other Offerings--FELINE PRIDES Offering").

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of September 30, 1997 and as adjusted to reflect the consummation of the acquisition of Greenfield (including borrowings under the New Bank Credit Facility), the Offerings, FELINE PRIDES Offering and the Senior Debt Offering, and the application of the net proceeds therefrom, after deducting estimated underwriting commissions and expenses of the Offerings (assuming that the Underwriters' over-allotment options are not exercised). See "Use of Proceeds" and "Description of Other Offerings." The information set forth in this table should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus Supplement. See "Pro Forma Condensed Consolidated Balance Sheet."



                                                                     AS OF SEPTEMBER 30, 1997
                                                                  -------------------------------
                                                                                     PRO FORMA
                                                                   ACTUAL           AS ADJUSTED
                                                                  --------         --------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Short-term debt................................................   $ 60,794           $   37,069
                                                                  ========           ==========
Long-term debt.................................................   $ 40,464           $  635,110
Minority interest in consolidated subsidiaries.................     44,162               44,162
Company-obligated, mandatorily redeemable securities of
  subsidiary holding solely parent company debentures..........         --              222,300
Shareholders' equity:
  Preferred stock, 5,000 shares authorized; none issued........         --                   --
  Capital stock, $1.25 par value per share;
     70,000 shares authorized; 29,370 and 33,670 shares
     issued(a).................................................     36,712               42,087
  Additional paid-in capital...................................    148,438              346,663
  Retained earnings............................................    419,174              411,314
  Less treasury shares, at cost; 3,153 shares held.............    (61,101)             (61,101)
  Cumulative translation adjustments...........................    (13,154)             (13,154)
                                                                  --------           ----------
     Total shareholders' equity................................    530,069              725,809
                                                                  --------           ----------
     Total capitalization......................................   $614,695           $1,627,381
                                                                  ========           ==========


---------


(a) Does not include: (i) 1,567,185 shares of Common Stock as of September 30, 1997, issuable upon exercise of outstanding options of which options covering 1,539,929 shares were exercisable as of that date; (ii) 63,804 shares issuable as of September 30, 1997, pursuant to the Company's deferred stock plans; (iii) shares which may be issued pursuant to the Company's
    dividend reinvestment and stock purchase plan; or (iv) from        to
           shares which will be issued on             , 2001 pursuant to the
    FELINE PRIDES Offering depending upon the average trading price of the
    Common Stock prior to issuance (or from        to        shares if the
    underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full).

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following Pro Forma Condensed Consolidated Statements of Income, the Pro Forma Condensed Consolidated Balance Sheet and the pro forma data under "Prospectus Supplement Summary--Summary Condensed Consolidated Financial Information" are based on the historical financial statements of the Company and Greenfield adjusted to give effect to the acquisition of Greenfield, the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering. The Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 1997, and for the three months ended September 30, 1997, assume that the acquisition of Greenfield occurred as of the first day of the Company's 1997 fiscal year (July 1, 1996). Since Greenfield has a fiscal year-end of December 31, the historical information included in the Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 1997 has been derived from Greenfield's operating results for the twelve months ended June 30, 1997. The Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Greenfield, the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering as if they had occurred on September 30, 1997.



     The pro forma financial information reflects the purchase method of accounting for the acquisition of Greenfield, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision depending upon completion of appraisals or other studies of the fair value of Greenfield's assets and liabilities. Final purchase accounting adjustments will differ from the pro forma adjustments presented herein and described in the accompanying notes due to the results of operations of Greenfield from September 30, 1997, to the date of closing (November 18, 1997). See Note 18 to the Company's consolidated financial statements included herein.



     The pro forma financial information reflects certain assumptions described above and in the Notes to Pro Forma Condensed Consolidated Statements of Income and Pro Forma Condensed Consolidated Balance Sheet which follow. The pro forma financial information, including notes thereto, should be read in conjunction with the consolidated financial statements of the Company and of Greenfield, and the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus Supplement. The pro forma financial information is provided for informational purposes only and does not purport to present what the Company's results of operations would actually have been if the acquisition of Greenfield had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1997


                                                                 ACQUISITION      OFFERINGS
                                     HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA       PRO FORMA
                                     KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                     ----------    ----------    -----------     -----------     -----------
                                     (UNAUDITED)      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.........................   $1,156,343     $ 527,019     $      --       $      --      $ 1,683,362
  Cost of goods sold..............      668,415       373,133         2,000(a)           --        1,043,548
                                     ----------      --------      --------        --------       ----------
Gross profit......................      487,928       153,886        (2,000)             --          639,814
  Operating expenses..............      357,996        92,421            --              --          450,417
  Amortization of intangibles.....        2,907         4,946        10,557(b)           --           18,410
                                     ----------      --------      --------        --------       ----------
Operating income..................      127,025        56,519       (12,557)             --          170,987
  Interest expense................       10,393        10,916        64,922(c)      (28,858)(d)       57,373
  Other income....................        1,531            --            --              --            1,531
  Dividends on
     Greenfield-obligated
     mandatorily redeemable
     convertible preferred
     securities of subsidiary
     Greenfield Capital Trust
     holding solely convertible
     subordinated debentures of
     Greenfield...................           --         6,900        (6,900)(e)          --               --
  Minority interest on Company-
     obligated, mandatorily
     redeemable securities of
     subsidiary holding solely
     parent company debentures....           --            --            --          15,165(f)        15,165
                                     ----------      --------      --------        --------       ----------
Income before income taxes and
  minority interest...............      118,163        38,703       (70,579)         13,693           99,980
  Provision for income taxes......       44,900        15,876       (26,261)          5,477           39,992(g)
  Minority interest...............        1,231            --            --              --            1,231
                                     ----------      --------      --------        --------       ----------
Net income........................   $   72,032     $  22,827     $ (44,318)      $   8,216      $    58,757
                                     ==========      ========      ========        ========       ==========
PER SHARE DATA:
Net income........................   $     2.71                                                  $      1.90(h)
                                     ==========                                                   ==========
Weighted average shares
  outstanding.....................       26,575                                                       30,875(h)
                                     ==========                                                   ==========


See accompanying Notes to Pro Forma Condensed Consolidated Statement of Income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                            YEAR ENDED JUNE 30, 1997

(a) Represents additional depreciation expense related to excess purchase price assigned to property, plant and equipment.


(b) Represents amortization of excess purchase price allocated to goodwill over 40 years of approximately $15.5 million less the elimination of historical Greenfield goodwill amortization of approximately $4.9 million.



(c) Reflects (i) an increase in interest expense of approximately $69.1 million associated with the New Bank Credit Facility, (ii) the elimination of historical interest expense of approximately $17.3 million as a result of repayment of outstanding indebtedness of Kennametal and Greenfield and (iii) the amortization of deferred financing costs of approximately $13.1 million to establish the New Bank Credit Facility, which includes a charge to reflect repayments of the New Bank Credit Facility using the net proceeds of the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering.



(d) Reflects a decrease in interest expense of approximately $28.9 million for a reduction in borrowings under the New Bank Credit Facility upon application of the net proceeds of the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering.



(e) Reflects the elimination of historical dividends of approximately $6.9 million as a result of repayment of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield.



(f) Reflects an increase in distributions on trust preferred securities of approximately $14.6 million in connection with Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, and amortization of transaction costs related to the trust preferred securities of approximately $0.5 million.



(g) Represents an adjustment to the total provision for income taxes to reflect a statutory tax rate of 40%.



(h) Represents the sale and issuance of 4.3 million shares of Common Stock.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     THREE MONTHS ENDED SEPTEMBER 30, 1997


                                                                  ACQUISITION      OFFERINGS
                                      HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA       PRO FORMA
                                      KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                      ----------    ----------    -----------     -----------     -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                    (UNAUDITED)
INCOME STATEMENT DATA:
Net sales..........................    $310,792      $ 139,836     $      --        $    --        $ 450,628
  Cost of goods sold...............     178,569         98,773           500(a)          --          277,842
                                       --------       --------      --------        -------         --------
Gross profit.......................     132,223         41,063          (500)            --          172,786
  Operating expenses...............      98,518         25,769            --             --          124,287
  Amortization of intangibles......       1,052          1,263         2,721(b)          --            5,036
                                       --------       --------      --------        -------         --------
Operating income...................      32,653         14,031        (3,221)            --           43,463
  Interest expense.................       1,180          3,670        12,955(c)      (7,215)(d)       10,590
  Other (expense)..................        (440)            --            --             --             (440)
  Dividends on
     Greenfield-obligated,
     mandatorily redeemable
     convertible preferred
     securities of subsidiary
     Greenfield Capital Trust
     holding solely convertible
     subordinated debentures of
     Greenfield....................          --          1,725        (1,725)(e)         --               --
  Minority interest on Company-
     obligated, mandatorily
     redeemable securities of
     subsidiary holding solely
     parent company debentures.....          --             --            --          3,791(f)         3,791
                                       --------       --------      --------        -------         --------
Income before income taxes and
  minority interest................      31,033          8,636       (14,451)         3,424           28,642
  Provision for income taxes.......      12,100          3,541        (5,554)         1,370           11,457(g)
  Minority interest................       1,385             --            --             --            1,385
                                       --------       --------      --------        -------         --------
Net income.........................    $ 17,548      $   5,095     $  (8,897)       $ 2,054        $  15,800
                                       ========       ========      ========        =======         ========
PER SHARE DATA:
Net income.........................    $   0.67                                                    $    0.52(h)
                                       ========                                                     ========
Weighted average shares
  outstanding......................      26,171                                                       30,471(h)
                                       ========                                                     ========


See accompanying Notes to Pro Forma Condensed Consolidated Statement of Income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     THREE MONTHS ENDED SEPTEMBER 30, 1997

(a) Represents additional depreciation expense related to excess purchase price assigned to property, plant and equipment.

(b) Represents amortization of excess purchase price allocated to goodwill over 40 years of approximately $3.9 million less the elimination of historical Greenfield goodwill amortization of approximately $1.2 million.


(c) Reflects: (i) an increase in interest expense of approximately $17.3 million associated with the New Bank Credit Facility and (ii) the elimination of historical interest expense of approximately $4.3 million as a result of repayment of outstanding indebtedness of Kennametal and Greenfield.



(d) Reflects a decrease in interest expense of approximately $7.2 million for a reduction in borrowings under the New Bank Credit Facility upon application of the net proceeds of the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering.



(e) Reflects the elimination of historical dividends of approximately $1.7 million as a result of repayment of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield.



(f) Reflects an increase in distributions on trust preferred securities of approximately $3.7 million in connection with Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, and amortization of transaction costs related to the trust preferred securities of approximately $0.1 million.



(g) Represents an adjustment to the total provision for income taxes to reflect a statutory tax rate of 40%.



(h) Represents the sale and issuance of 4.3 million shares of Common Stock.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997



                                                                 ACQUISITION        OFFERINGS
                                     HISTORICAL    HISTORICAL     PRO FORMA         PRO FORMA           PRO FORMA
                                     KENNAMETAL    GREENFIELD    ADJUSTMENTS       ADJUSTMENTS         AS ADJUSTED
                                     ----------    ----------    -----------       -----------         -----------
                                                                    (IN THOUSANDS)
                                                                      (UNAUDITED)
ASSETS
Cash and equivalents..............    $ 45,409      $     --     $       --         $      --          $   45,409
Accounts receivable, net of
  allowance.......................     202,144        98,100             --                --             300,244
Inventories.......................     214,068       182,524          5,700 (a)            --             396,292
                                            --            --         (6,000)(b)            --                  --
Other current assets..............      24,949         5,875             --                --              30,824
                                      --------      --------     ----------         ---------          ----------
  Total current assets............     486,570       286,499           (300)               --             772,769
Net property, plant and
  equipment.......................     310,563       169,179         20,000 (a)            --             497,242
                                            --            --         (2,500)(b)            --                  --
Intangible assets.................      57,691       180,187        439,952 (a)            --             677,830
Other assets......................      64,765         2,302         13,100 (c)       (13,100)(c)          71,029
                                            --            --             --             3,962 (d)              --
                                      --------      --------     ----------         ---------          ----------
  Total assets....................    $919,589      $638,167     $  470,252         $  (9,138)         $2,018,870
                                      ========      ========     ==========         =========          ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Short-term debt...................    $ 60,794      $  6,632     $  (30,357)(e)     $      --          $   37,069
Accounts payable..................      61,306        31,026             --                --              92,332
Other current liabilities.........     106,035        41,561          3,000 (b)         5,100 (f)         150,456
                                            --            --             --            (5,240)(c)              --
                                      --------      --------     ----------         ---------          ----------
  Total current liabilities.......     228,135        79,219        (27,357)             (140)            279,857
Term debt and capital leases, less
  current maturities..............      40,464       197,734       (200,000)(e)       450,000 (d)         635,110
                                            --            --      1,023,950 (e)      (877,038)(d)              --
Other liabilities.................      76,759        29,193          5,680 (a)            --             111,632
                                      --------      --------     ----------         ---------          ----------
  Total liabilities...............     345,358       306,146        802,273          (427,178)          1,026,599
Minority interest in consolidated
  subsidiaries....................      44,162            --             --                --              44,162
Greenfield-obligated, mandatorily
  redeemable convertible preferred
  securities of subsidiary
  Greenfield Capital Trust holding
  solely convertible subordinated
  debentures of Greenfield........          --       115,000       (115,000)(e)            --                  --
Company-obligated, mandatorily
  redeemable securities of
  subsidiary holding solely parent
  company debentures..............          --            --             --           222,300 (g)         222,300
Shareholders' equity..............     530,069       217,021       (217,021)(a)       214,000 (d)         725,809
                                            --            --             --            (7,860)(c)              --
                                            --            --             --           (10,400)(h)              --
                                      --------      --------     ----------         ---------          ----------
  Total liabilities and
    shareholders' equity..........    $919,589      $638,167     $  470,252         $  (9,138)         $2,018,870
                                      ========      ========     ==========         =========          ==========


   See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997


(a) The preliminary allocation of the estimated purchase price to assets acquired and liabilities assumed as of September 30, 1997 is as follows:


         Purchase price........................................................   $ 624,960
         Buy-out of stock options and warrants.................................      16,333
         Estimated acquisition costs...........................................      24,200
                                                                                  ---------
                  Total purchase price.........................................   $ 665,493
                                                                                  =========
         Net book value of assets acquired.....................................   $ 217,021
         Less: goodwill of Greenfield..........................................    (180,187)
         Adjustments to fair value:
                  Inventories, eliminate LIFO reserve..........................       5,700
                  Property, plant and equipment................................      20,000
                  Net deferred income tax liabilities..........................      (5,680)
                  Impact of restructuring of Greenfield........................     (11,500)
                  Goodwill.....................................................     620,139
                                                                                  ---------
                                                                                  $ 665,493
                                                                                  =========



(b) Reflects the costs related to the restructuring of Greenfield's South Deerfield, Massachusetts operations. In November 1997, Greenfield recorded an $11.5 million charge for non-recurring expenses primarily related to the restructuring of its South Deerfield operations. These costs primarily included inventory and machinery and equipment reserves, severance costs and other miscellaneous expenses relative to Greenfield's decision to discontinue the manufacture and sale of certain low-margin product lines. The restructuring will result in a reduction in personnel, thereby eliminating excessive costs and redundancies in future periods. Greenfield also expects to record additional non-recurring expenses of approximately $2.0 million in 1998 related to the restructuring of its South Deerfield operations. These amounts are not included in the restructuring charge.



         The components of the restructuring charge are recorded as follows:
                  Inventory write-down...........................................   $ 6,000
                  Property, plant and equipment write-down.......................     2,500
                  Severance costs and other current liabilities..................     3,000
                                                                                    -------
             Impact of restructuring of Greenfield...............................   $11,500
                                                                                    =======



(c) Represents payment of estimated deferred financing costs of approximately $13.1 million to establish the New Bank Credit Facility. Such costs are subsequently charged to interest expense, with a related tax benefit of approximately $5.2 million, upon payment of the New Bank Credit Facility using the net proceeds of the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering.



(d) Reflects the net proceeds of approximately $877.0 million from: (i) approximately $214.0 million from the issuance of 4.3 million shares of Common Stock, net of related transaction costs of approximately $11.0 million; (ii) approximately $217.0 million from the issuance of $225.0 million of Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, net of related transaction costs of approximately $8.0 million; and (iii) an aggregate of approximately $446.0 million from the issuance of $450.0 million of the 2001 Notes, the 2008 Notes and the 2028 Debentures, net of the estimated portion of the anticipated transaction costs of approximately $4.0 million.



(e) Reflects borrowings under the New Bank Credit Facility of approximately $1,024.0 million to: (i) acquire Greenfield (approximately $665.5 million);
    (ii) repay approximately $230.4 million of certain debt of Greenfield and Kennametal; (iii) repay $115.0 million of outstanding indebtedness of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield; and (iv) pay transaction fees of approximately $13.1 million related to the New Bank Credit Facility.



(f) Reflects the contract adjustment payments of approximately $5.1 million related to the FELINE PRIDES Offering.



(g) Reflects the proceeds of approximately $225.0 million from the issuance of Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, net of the estimated portion of the anticipated transaction costs related solely to the trust preferred securities of approximately $2.7 million.



(h) Reflects: (i) the contract adjustment payments of approximately $5.1 million related to the FELINE PRIDES Offering; and (ii) the estimated portion of anticipated transaction costs related to the stock purchase contract component of the FELINE PRIDES Offering of approximately $5.3 million.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA



    The selected condensed consolidated income statement and balance sheet data for the Company presented below are derived from the Company's consolidated financial statements. The Company's consolidated financial statements as of and for the fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997 have been audited by Arthur Andersen LLP. The consolidated financial statements as of and for the three months ended September 30, 1996 and 1997 are derived from the Company's unaudited interim financial statements appearing elsewhere in this Prospectus Supplement, which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Results for the three months ended September 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The selected financial information presented below should be read in conjunction with, and is qualified by reference to, the more detailed information in the consolidated financial statements of the Company and the related notes thereto included elsewhere in this Prospectus Supplement, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information set forth herein.



                                                                                                          THREE MONTHS ENDED
                                                          FISCAL YEAR ENDED JUNE 30,                        SEPTEMBER 30,
                                         ------------------------------------------------------------    --------------------
                                           1993        1994        1995         1996          1997         1996        1997
                                         --------    --------    --------    ----------    ----------    --------    --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.............................   $598,496    $802,513    $983,873    $1,079,963    $1,156,343    $275,203    $310,792
  Cost of goods sold..................    352,773     472,533     560,867       625,473       668,415     160,493     178,569
                                         --------    --------    --------    ----------    ----------    --------    --------
Gross profit..........................    245,723     329,980     423,006       454,490       487,928     114,710     132,223
  Research and development expenses...     14,714      15,201      18,744        20,585        24,105       5,739       5,227
  Selling, marketing and distribution
    expenses..........................    144,850     189,487     219,271       242,375       263,980      63,019      68,571
  General and administrative
    expenses..........................     41,348      58,612      55,853        65,417        69,911      18,206      24,720
  Restructuring charge................         --      24,749          --         2,666            --          --          --
  Patent litigation income............     (1,738)         --          --            --            --          --          --
  Amortization of intangibles.........      3,425       3,996       2,165         1,596         2,907         546       1,052
                                         --------    --------    --------    ----------    ----------    --------    --------
Operating income......................     43,124      37,935     126,973       121,851       127,025      27,200      32,653
  Interest expense....................      9,549      13,811      12,793        11,296        10,393       2,642       1,180
  Other income (expense)..............        519       1,860          54         4,821         1,531         627        (440)
                                         --------    --------    --------    ----------    ----------    --------    --------
Income before income taxes and
  minority interest...................     34,094      25,984     114,234       115,376       118,163      25,185      31,033
Provision for income taxes............     14,000      15,500      45,000        43,900        44,900       9,800      12,100
Minority interest.....................         --        (431)        940         1,744         1,231         182       1,385
                                         --------    --------    --------    ----------    ----------    --------    --------
Income before cumulative effect of
  accounting changes..................     20,094      10,915      68,294        69,732        72,032      15,203      17,548
Cumulative effect of accounting
  changes.............................         --     (15,003)         --            --            --          --          --
                                         --------    --------    --------    ----------    ----------    --------    --------
Net income (loss).....................   $ 20,094    $ (4,088)   $ 68,294    $   69,732    $   72,032    $ 15,203    $ 17,548
                                         ========    ========    ========    ==========    ==========    ========    ========
PER SHARE DATA:
Income before cumulative effect of
  accounting changes..................   $   0.93    $   0.45    $   2.58    $     2.62    $     2.71    $   0.57    $   0.67
Net income (loss).....................       0.93       (0.17)       2.58          2.62          2.71        0.57        0.67
Dividends.............................       0.58        0.58        0.60          0.60          0.66        0.15        0.17
Weighted average shares outstanding...     21,712      24,304      26,486        26,635        26,575      26,729      26,171



                                                                       AS OF JUNE 30,                             AS OF
                                                  --------------------------------------------------------    SEPTEMBER 30,
                                                    1993        1994        1995        1996        1997          1997
                                                  --------    --------    --------    --------    --------    -------------
BALANCE SHEET DATA:
  Working capital..............................   $120,877    $130,777    $184,072    $217,651    $175,877      $ 258,435
  Total assets.................................    448,263     697,532     781,609     799,491     869,309        919,589
  Long-term debt (less current maturities).....     87,891      90,178      78,700      56,059      40,445         40,464
  Shareholders' equity.........................    255,141     322,836     391,885     438,949     459,608        530,069

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996

     SALES AND MARKETS. During the quarter ended September 30, 1997, consolidated sales were $310.8 million, up 13 percent from $275.2 million in the same quarter last year. Sales rose 16 percent excluding unfavorable foreign currency translation effects. The increase in sales was primarily attributable to higher sales of metalworking products in North America and from higher sales of industrial supplies sold by J&L Industrial Supply ("J&L") and by integrated industrial supply programs ("Full Service Supply programs"), both operating within JLK.

     Net income for the first quarter ended September 30, 1997, was $17.5 million, or $0.67 per share, as compared with net income of $15.2 million, or $0.57 per share, in the same quarter last year. The results included expenses of $5.2 million, or $0.12 per share, for the completion of the relocation and related expenses incurred in connection with the construction of the new world headquarters. Earnings benefited from higher sales of metalcutting and related products in North America and Europe as well as from higher production levels and productivity improvements related to its focused factory initiative of rearranging manufacturing layout to improve productivity. This was partially offset by unfavorable foreign currency translation effects.

     During the September 1997 quarter, sales in the North America Metalworking market increased 7 percent from the previous year. Sales of metalcutting inserts and toolholding devices in North America increased due to improved economic conditions in the United States in most major end markets and from continued emphasis on milling and drilling products. Additionally, sales of metalcutting and toolholding devices sold through all sales channels in North America, including sales through the industrial supply market, increased 11 percent.

     Sales in the Europe Metalworking market on a local currency basis increased 13 percent over the same quarter a year ago. Including unfavorable foreign currency translation effects, sales in the Europe Metalworking market were flat. Demand for metalworking products continued to show improvement during the quarter in most key end markets as a result of improved market conditions in Europe, principally in Germany. Sales in the European market have posted double-digit order gains for four consecutive months.


     In the Asia Pacific Metalworking market, sales decreased slightly as results were affected by weak economic conditions in Korea, Singapore and Thailand. Excluding unfavorable foreign currency translation effects, sales in the Asia Pacific Metalworking market increased 3 percent. Additionally, effective August 1, 1997, the Company acquired 100 percent of Kobe Kennametal K.K. from its joint venture partner, Kobe Steel.



     Sales in the industrial supply market rose 35 percent as a result of increased sales through mail order, Full Service Supply programs and from acquisitions. Excluding the acquisitions, sales increased approximately 24 percent. Sales increased because of four additional showrooms, from the integration of new showroom locations from acquired companies, from further penetration of existing customers, and from an expanded product offering of more than 10,000 new stock keeping units ("SKUs") in J&L's 1998 master catalog issued September 1, 1997.


     During the September 1997 quarter, sales in the mining and construction market increased 10 percent from the previous year as a result of increased domestic demand for highway construction tools. International sales of mining and highway construction tools also improved as a result of strong market demand in South Africa and China.


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom ("Presto"), Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company ("GRS"). The companies had aggregate sales of approximately $66 million in 1996. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition except for the acquisitions of Presto and GRS, which were acquired after September 30, 1997. Pro forma results of operations have not been presented because the effects of these acquisitions were not significant.

     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the September 1997 quarter was 42.5 percent as compared with 41.7 percent in the prior year. The gross profit margin increased primarily as a result of productivity improvements related in part to the focused factory initiative and from higher production levels. This increase was partially offset by unfavorable foreign currency translation effects.


     Operating expenses as a percentage of sales were 31.7 percent compared to
31.6 percent last year. Operating expenses increased 13.0 percent primarily because of relocation and related costs incurred in connection with the construction of the new world headquarters, which amounted to approximately $5.2 million during the first quarter. The project is now successfully completed. Operating expenses also increased because of higher costs related to acquisitions, and from the JLK showroom expansion program, including higher direct mail costs and increased direct marketing costs in new territories in the United States and in Europe.



     Interest expense for the September 1997 quarter was $1.2 million compared to $2.6 million in the same quarter of a year ago. Interest expense decreased as a result of lower debt balances as the Company used the proceeds received from the initial public offering ("IPO") of approximately 4.9 million shares of common stock of JLK to reduce indebtedness.


     The effective tax rate for the September 1997 quarter was 39.0 percent compared to an effective tax rate of 38.9 percent in the prior year.

FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996

     OVERVIEW. Net income for 1997 was $72.0 million, compared to $69.7 million last year. While revenues and earnings rose to record highs, earnings were affected by weakness in the European market, primarily in Germany, and from negative effects of foreign currency translations due to the strength of the U.S. dollar. Earnings for 1997 also were affected by additional costs related to the J&L showroom expansion program, integration of new client-server information systems and relocation and related costs associated with the construction of a new world headquarters in Latrobe, Pennsylvania. Earnings in 1997 benefited from slightly higher sales of metalworking products in North America and from higher sales of metalworking products and industrial supplies sold to the Industrial Supply market through mail order and Full Service Supply programs.


                                                    SALES BY MARKET AND GEOGRAPHIC AREA

                                                            YEAR ENDED JUNE 30,
                       ----------------------------------------------------------------------------------------------
                               1995                          1996                                 1997
                       --------------------    ---------------------------------    ---------------------------------
                                                               (IN THOUSANDS)
                       PERCENT                 PERCENT                   PERCENT    PERCENT                   PERCENT
                       OF TOTAL     AMOUNT     OF TOTAL      AMOUNT      CHANGE     OF TOTAL      AMOUNT      CHANGE
                       --------    --------    --------    ----------    -------    --------    ----------    -------
BY MARKET
Metalworking:
  North America.....       37%     $367,807        34%     $  368,481       --%         33%     $  378,679        3%
  Europe............       26       254,037        25         271,004        7          22         251,304       (7)
  Asia Pacific......        3        24,579         3          35,854       46           4          41,425       16
Industrial
  Supply............       20       201,152        24         256,703       28          28         328,531       28
Mining and
  Construction......       14       136,298        14         147,921        9          13         156,404        6
                         ----      --------      ----      ----------      ---        ----      ----------      ---
Net sales...........      100%     $983,873       100%     $1,079,963       10%        100%     $1,156,343        7%
                         ====      ========      ====      ==========      ===        ====      ==========      ===
BY GEOGRAPHIC AREA
Within the
  United States.....       62%     $606,623        62%     $  665,510       10%         65%     $  752,268       13%
International.......       38       377,250        38         414,453       10          35         404,075      (3)
                         ----      --------      ----      ----------      ---        ----      ----------      ---
Net sales...........      100%     $983,873       100%     $1,079,963       10%        100%     $1,156,343        7%
                         ====      ========      ====      ==========      ===        ====      ==========      ===



     SALES AND MARKETS. Sales for the year ended June 30, 1997, were $1.2 billion, up 7 percent from $1.1 billion last year. Sales primarily increased in 1997 because of higher sales of metalworking products and industrial supplies sold to the Industrial Supply market by J&L and by Full Service Supply programs. The increase in sales was offset in part by lower sales of metalworking products in Europe due to weak economic conditions, especially the German market, and from negative foreign currency translation effects.


     Sales in the North America Metalworking market increased 3 percent over 1996, despite the transfer of small customer accounts to J&L, as a result of improved economic conditions in the United States and from the continued emphasis on milling and drilling products. Sales in Canada rose 15 percent because of increased sales of metalworking products to aerospace and automotive companies. Additionally, sales of traditional metalworking products sold through all sales channels in North America, including sales through the Industrial Supply market, increased 7 percent.



     Sales in the Europe Metalworking market decreased 7 percent. Demand for metalworking products continued to be slow due to weak economic conditions in Europe, primarily in the German market. Demand in Europe was weak for most of 1997 but began to show improvement during the fourth quarter of fiscal 1997. Despite the economic situation in Europe, sales continued to post gains in the United Kingdom and France. In the Asia Pacific Metalworking market, sales rose 16 percent as a result of increased demand in China, Japan and Taiwan, although sales were affected by soft economic conditions in Korea and Thailand. Excluding foreign currency translation effects, sales in the Europe Metalworking market decreased 2 percent, while sales in the Asia Pacific Metalworking market increased 21 percent.



     The Industrial Supply market was the major contributor to the overall sales increase because of the continued growth of mail order and Full Service Supply programs. Sales rose 28.0 percent primarily because of the expanded product offering of over 20,000 new SKUs in the J&L 1997 master catalog, from the addition of five new showrooms and from innovative marketing programs. Full Service Supply programs increased, to a lesser extent, from the continued ramp-up of existing Full Service Supply programs. Also contributing to the sales increase was the acquisition of two industrial supply companies during the fourth quarter of 1997. The acquired companies had annual sales of $36 million in their latest fiscal year and will provide four additional showroom locations in the Midwest. Excluding these acquisitions, the Industrial Supply market sales increased 26 percent. At June 30, 1997, the Company operated a total of 28 showrooms, including six distribution centers in the United States and one in the United Kingdom, and provided Full Service Supply programs to around 60 customers covering about 120 different facilities.



     Sales in the Mining and Construction market increased 6 percent from 1996 as a result of increased domestic and international demand for mining tools. Highway construction tool sales were flat in the United States, while international sales declined slightly as a result of weak economic conditions in Europe.



     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the year ended June 30, 1997, was 42.2 percent, compared to 42.1 percent last year. The gross profit margin improved slightly as a result of the positive effects of productivity improvements related to the focused factory initiative. These benefits were partially offset by a less favorable sales mix coupled with unfavorable foreign currency translation effects.



     Operating expenses as a percentage of sales were 31.0 percent, compared to
30.4 percent last year, excluding the effects of the one-time restructuring charge in fiscal 1996. Operating expenses increased primarily because of higher costs related to the J&L showroom expansion program, including higher direct mail costs and increased direct marketing in new territories in the United States and in Europe. Operating expenses also increased from higher costs to support new and existing Full Service Supply programs, from the integration of new client-server information systems, from higher research and development costs and from relocation and related costs of $4.7 million associated with the construction of a new world headquarters.


     Interest expense decreased 8 percent because of lower average borrowings coupled with slightly lower interest rates. The effective tax rate was 38.4 percent in 1997, compared to 38.6 percent in 1996. The decrease in the effective tax rate resulted from additional tax benefits derived from international operations.

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995


     OVERVIEW. Net income for 1996 was $69.7 million, up 2 percent from $68.3 million in 1995. The 1996 results included a restructuring charge totaling $2.7 million ($0.06 per share) for the relocation of the North America Metalworking Headquarters and for the closure of a manufacturing facility in Canada. Excluding the restructuring charge, net income for 1996 was up 5 percent.

     Earnings for 1996 increased because of the rapid growth in industrial supply sales, primarily through mail order and Full Service Supply programs and from slightly higher sales of metalcutting products in each of the three metalworking markets. Earnings were affected by a less favorable sales mix and lower production levels. Further, costs associated with the implementation of new client-server information systems and focused factory programs reduced pretax earnings by $10.4 million during 1996.


     SALES AND MARKETS. Sales for the year ended June 30, 1996, were $1.1 billion, up 10 percent from $984 million in 1995. Sales increased in each of the five markets over 1995. Sales increased in 1996 because of slightly higher sales volumes and modest price increases.



     Sales in the North America Metalworking market were flat compared to the prior year. Sales of metalcutting inserts and toolholding devices in the United States were flat, as sales growth was affected by weak economic conditions. Sales of metalworking products in Canada increased 11 percent because of increased demand.



     In the Europe Metalworking market, sales increased 7 percent because of higher sales volumes. Demand for metalworking products was slow in Germany, while sales grew at a faster pace in the United Kingdom and France. Demand in Europe was stronger in the first half of the fiscal year but slowed as the year progressed. In the Asia Pacific Metalworking market, sales rose 11 percent as a result of increased demand. Sales also increased because, effective July 1, 1995, Kennametal began to consolidate its majority-owned subsidiaries in China and Japan. Excluding foreign currency translation effects, sales in the Europe and Asia Pacific Metalworking markets increased 6 and 7 percent, respectively.



     The Industrial Supply market accounted for the largest percentage sales gain because of the rapid growth of mail order and Full Service Supply programs. Sales rose 28 percent as a result of aggressive marketing programs, the successful geographic showroom expansion program at J&L and new and existing Full Service Supply programs with large customers. During fiscal 1996, J&L opened seven showroom locations and at the end of fiscal 1996 operated a total of 18 showrooms in the United States and one location in the United Kingdom. Full Service Supply added 18 new contracts, bringing the total number to slightly more than 50 contracts covering more than 100 plant locations in 1996. Also, during June 1996, the Company began transferring small customer accounts from the North America Metalworking market to J&L to provide added customer service and to further leverage J&L's full complement of metalcutting supplies.



     Sales in the Mining and Construction market increased 9 percent over 1995 as a result of strong domestic demand for both mining and highway construction tools. International sales rose only slightly because of increased competition.



     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the year ended June 30, 1996, was 42.1 percent, compared to 43.0 percent in 1995. The gross profit margin benefited from higher sales volumes and modest price increases. These benefits were offset by a less favorable sales mix, slightly higher raw material costs, costs associated with the implementation of focused factory programs and reduced manufacturing efficiencies because of lower production levels.



     Operating expenses as a percentage of sales were 30.4 percent, compared to
29.9 percent in 1995. Operating expenses increased 12 percent primarily because of costs related to the implementation of new client-server information systems, costs necessary to support the higher sales levels, and marketing and showroom expansion programs at J&L. Results of operations also included a restructuring charge related to the consolidation of the North America Metalworking headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania, and the closure of a manufacturing facility in Canada. These pretax items were recorded during the fourth quarter of fiscal 1996 and amounted to $2.7 million.



     Interest expense decreased 12 percent because of lower average borrowings and slightly lower interest rates. The effective tax rate was 38.6 percent in 1996, compared to 39.7 percent in 1995. The decrease in the effective tax rate resulted from additional tax benefits derived from international operations.


     RESTRUCTURING CHARGE. During the fourth quarter of fiscal 1996, the Company recorded a pretax charge of $2.7 million to relocate its North America Metalworking headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania, and to close a manufacturing facility in Canada. The relocation was made to globalize key functions and to provide a more efficient corporate structure. As a result, a pretax charge of $2.7 million was recorded to cover the related one-time costs of employee separation arrangements and early retirements. In connection with the relocation, the Company is constructing a new world headquarters building estimated to cost $20 million.

     Certain costs resulting from the relocation of employees, hiring and training new employees, and other costs resulting from the temporary duplication of certain operations were not included in the one-time charge and will be included in operating expenses as incurred. The costs related to these items were estimated to be $9 million pretax and will be incurred during fiscal 1997 and 1998.

LIQUIDITY AND CAPITAL RESOURCES


     On October 10, 1997, Kennametal and Acquisition Corp. entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997 approximately 16,179,976 shares (98 percent of the outstanding) of Greenfield's common stock. The Merger occurred on November 18, 1997 and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion.



     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into the New Bank Credit Facility. As of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans under the New Bank Credit Facility. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility was initially secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65.0 percent of the stock of Kennametal's significant foreign subsidiaries. On December 24, 1997 the stock held as security was released. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998 and all loans mature on August 31, 2002. Proceeds from the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering will be used to prepay loans and, correspondingly, permanently reduce the commitments of the lenders under the New Bank Credit Facility. If all of such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.


     Kennametal's cash flow from operations is the primary source of financing for capital expenditures and internal growth. The Company and its subsidiaries generally obtain local financing through credit lines with commercial banks.


     During 1997, the Company generated $99.9 million in cash from operations. Cash provided by operations increased from 1996 primarily because of lower working capital requirements and slightly higher net income. Capital expenditures, totaling $73.8 million, were made to construct a new world headquarters in Latrobe, Pennsylvania, and a manufacturing facility in China, for new client-server information systems and to upgrade machinery and equipment. Additionally, the Company paid $17.5 million of cash dividends and paid $19 million to acquire five small companies throughout 1997. The effects of the acquisitions were not significant to the Company. During the quarter ended September 30, 1997, the Company generated $40.6 million in cash from operations. The increase in cash provided by operations resulted primarily from higher net income and slightly lower incremental working capital requirements. Net cash used in investing activities during the quarter ended September 30, 1997 was $32.4 million. The increase in net cash used in investing activities resulted from higher capital expenditures and from the acquisition of Rubig G.m.b.H. and the remaining interest in Kobe Kennametal K.K. from its joint venture partner, Kobe Steel.



     On January 31, 1997, the Company initiated a stock repurchase program to repurchase from time to time up to a total of 1.6 million shares of its outstanding capital stock. During the year ended June 30, 1997, the Company repurchased approximately 781,000 shares of its Common Stock at a total cost of approximately $28.7 million.

The repurchases were made in the open market or in negotiated or other permissible transactions. The repurchase of Common Stock was financed principally by cash from operations and short-term borrowings.

     On July 2, 1997, an IPO of approximately 4.9 million shares of common stock of JLK at a price of $20 per share was consummated. JLK operates the industrial supply operations consisting of the Company's wholly owned J&L subsidiary and its Full Service Supply programs. The net proceeds from the offering were approximately $90 million and represented the sale of approximately 20 percent of JLK's common stock. The net proceeds were used by JLK to repay $20 million of indebtedness related to a dividend to the Company and $20 million related to intercompany obligations to the Company. The Company used these proceeds to repay short-term debt. In connection with the IPO, the remaining net proceeds were loaned to the Company, under an intercompany debt/investment and cash management agreement at a fluctuating rate of interest equal to the Company's short-term borrowing costs. The Company will maintain unused lines of credit to enable it to repay any portion of the borrowed funds as the amounts are due on demand by JLK. The Company owns approximately 80 percent of the outstanding common stock of JLK and intends to retain a majority of both the economic and voting interests of JLK.

     During 1996, the Company generated $85 million in cash from operations, which was used primarily to finance $58 million of capital expenditures and to pay $16 million of cash dividends. Capital expenditures were made to modernize facilities, to upgrade machinery and equipment, and to acquire new information systems. In January 1996, the Company announced plans to build a $20 million facility in Shanghai, China to manufacture cemented carbide metalcutting tools. Pilot production commenced in the second quarter of fiscal 1998 with full production beginning in the third quarter of fiscal 1998.

     During 1995, the Company generated $57 million in cash from operations, which was used primarily to finance $43 million of capital expenditures and to pay $16 million of cash dividends. Capital expenditures were made to modernize facilities, to upgrade machinery and equipment and to acquire new information systems.

     Capital expenditures for fiscal 1998 (excluding) Greenfield are estimated to be $70-$80 million of which $16.7 million has been spent through September 30, 1997, and will be used primarily to complete the construction of a new world headquarters in Latrobe, Pennsylvania and a manufacturing facility in China, to acquire additional client-server information systems, to construct or acquire a new Midwest distribution center and to upgrade machinery and equipment.

FINANCIAL CONDITION


     Kennametal's financial condition remains strong. Total assets were $869 million in 1997, up 9 percent from $799 million in 1996. Net working capital was $176 million, down 19 percent from the previous year. The ratio of current assets to current liabilities was 1.6 in 1997, compared with 2.0 in 1996. Total assets were $920 million at September 30, 1997, up 6 percent from $869 million at June 30, 1997. Net working capital was $258 million, up 47 percent from $176 million from the previous quarter and the ratio of current assets to current liabilities was 2.1 as of September 30, 1997 and 1.6 as of June 30, 1997.



     Accounts receivable increased 6 percent to $201 million because of increased sales and from the effects of acquisitions. Inventories rose slightly to $210 million due to the growth of sales to the Industrial Supply market, the effects of acquisitions, offset by the Company's inventory reduction efforts of manufactured products. Inventory turnover was 3.2 in 1997 and 3.0 in 1996. The Company will continue to focus on ways to improve inventory turnover and overall asset utilization.



     Total debt (including capital lease obligations) increased 33 percent to $174 million in 1997. In 1997, total debt increased principally because of the stock repurchase program and increased capital expenditures. The ratio of total debt to total capital (i.e., total debt divided by the sum of total debt, minority interest and shareholders' equity) was 27.1 percent in 1997 as compared with 22.5 percent in 1996. Total debt decreased 42 percent to $101 million and the Company's debt-to-capital ratio was 15.0 percent at September 30, 1997. Total debt decreased as a result of the application of net proceeds of $90 million received from the IPO of approximately 4.9 million shares of common stock of JLK.



     After the acquisition of Greenfield, the Offerings, the FELINE PRIDES Offering and the Senior Debt Offering, and the application of the net proceeds therefrom, total debt will increase to approximately

$672.2 million and the debt-to-capital ratio will increase to approximately 40.4 percent. To maintain financial flexibility and to optimize the cost of capital, Kennametal's financial objective, over the long term, is to maintain a total debt-to-capital ratio of not more than 40 percent. Cash from operations and the Company's debt capacity are expected to continue to be sufficient to fund capital expenditures, dividend payments, stock repurchases, acquisitions and operating requirements.


ENVIRONMENTAL MATTERS


     Compliance with Environmental Laws did not have a material effect on the Company's capital expenditures, earnings or competitive position for fiscal 1997, nor is the Company currently aware of any compliance requirement that it expects will have a material effect in the future.


     The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, management believes that, based on its evaluations and discussions with outside counsel and independent consultants, that the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company. See Note 14 to the consolidated financial statements.

NEW ACCOUNTING STANDARDS

     The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structures." SFAS No. 128 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all prior year earnings per share ("EPS") data to be restated to conform to the provisions of the statement. This statement's objective is to simplify the computations of EPS and to make the U.S. standard for EPS computations more compatible with that of the International Accounting Standards Committee. The Company will adopt SFAS No. 128 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its reported EPS.

     SFAS No. 129 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all companies to provide specific disclosure regarding their capital structure. SFAS No. 129 will specify the disclosure for all companies, including descriptions of their capital structure and the contractual rights of the holders of such securities. The Company will adopt SFAS No. 129 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     Additionally, in June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 130 is effective for years ending after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company will adopt SFAS No. 130 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     SFAS No. 131 introduces a new model for segment reporting called the "management approach." The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the effect of applying this statement.

EFFECTS OF INFLATION

     Despite modest inflation in recent years, rising costs continue to affect the Company's operations throughout the world. Kennametal strives to minimize the effects of inflation through cost containment, productivity improvements and price increases under highly competitive conditions.

                                    BUSINESS


     The Company is a vertically integrated global manufacturer, marketer and distributor of a broad range of consumable tools, supplies and services for the metalworking, mining and highway construction industries. Kennametal specializes in developing and manufacturing tools utilizing tungsten carbide powder metallurgy for the three primary metalcutting methods--turning, milling and drilling. In addition, through JLK, the Company markets and distributes a broad line of consumable metalcutting tools, as well as abrasives, machine tool accessories, hand tools, measuring equipment and other industrial supplies used in the metalworking industry. The Company is a recognized leader in turning and milling consumable metalcutting tools and believes it is the largest North American and the second largest global provider of consumable metalcutting tools and supplies. Leveraging its expertise in tungsten carbide powder metallurgy, the Company has developed innovative consumable tools for the mining and construction industries and believes it is the largest global manufacturer, marketer and distributor of such tools to these markets.



     In November 1997, the Company acquired Greenfield, the leading North American manufacturer of drilling and other rotary high-speed steel consumable metalcutting tools for the metalworking industry. Kennametal believes that Greenfield's operations strongly complement its core businesses and that the acquisition of Greenfield, in addition to providing the Company with opportunities for substantial cost savings, offers significant strategic benefits, including: (i) providing an important new channel of traditional industrial distributors through which to sell the Company's products; (ii) expanding and enhancing the Company's line of drilling products; (iii) allowing the Company to diversify into new markets such as certain wear products by leveraging its material science expertise in tungsten carbide powder metallurgy and (iv) providing the opportunity to introduce and sell each company's products into the markets served by the other company.


     End users of the Company's metalworking products include manufacturers and suppliers in the aerospace, automotive, construction and farm machinery, railroad equipment, power generation and transmission equipment, home appliance, electrical equipment, and oil field services and gas exploration industries. The Company markets its products through: a technically skilled direct sales force; JLK's catalogs, showrooms and other direct marketing efforts; JLK's integrated industrial supply programs; and, with the acquisition of Greenfield, a network of traditional industrial distributors. This multi-channel product marketing approach enables the Company to meet the varying needs of metalworking customers of all sizes which range from same-day ordering and rapid delivery of products to outsourcing the entire procurement and inventory management process for metalworking and related products. The Company estimates there are approximately 250,000 metalworking industrial sites in the United States. The Company's multi-channel distribution network, comprehensive product offering and global presence allow customers of all sizes the advantage of a single source of supply for most metalworking needs.


     The Company believes five significant trends are currently impacting the metalworking industry: (i) consolidation of fragmented distribution channels as customers seek a single source of supply for their metalworking needs; (ii) increasing demand from large customers to outsource procurement and inventory management processes through integrated supply programs; (iii) growing demand for suppliers that can provide a complete selection of tools, supplies and services globally; (iv) demand for world class capabilities including customer service, technical application support and information and product technology while, at the same time, maintaining or reducing costs; and (v) continuing advances in customers' metalworking manufacturing technology requiring more technically advanced tools. These factors are resulting in a restructuring and consolidation in the metalworking industry as tooling manufacturers and distributors are forced to either become more competitive or seek stronger partners. The Company's business strategy is designed to capitalize on these and other trends.



     The address of the Company's principal executive offices is Route 981 South at Westmoreland County Airport, Latrobe, Pennsylvania 15650 and its telephone number is (412) 539-5000.


BUSINESS STRATEGY

     The Company's objective is to become the supplier of first choice of consumable tools, related supplies, and services to the worldwide metalworking industry and to other industries which can benefit from tungsten carbide products. The Company believes its market-leadership position results from successful implementation of its business strategy, the major elements of which include:

     - Expanding Customer Base Through Multi-Channel Distribution. The Company seeks to access potential customers through all primary distribution channels. The Company serves its traditional base of large and medium-sized metalworking customers through a direct sales force. JLK direct markets a broad range of tiered ("good," "better" and "best") metalworking consumables and other related products targeted at small and medium-sized metalworking customers and offers integrated supply programs targeted at large industrial metalworking customers. The acquisition of Greenfield, which sells its consumable tools, related products and services through a network of more than 2,500 traditional industrial distributors, provides Kennametal with access to approximately 50% of the North American metalworking market.


     - Providing Most Complete Product Offering. The Company seeks to provide the most complete and comprehensive product offering in the metalworking industry. As a result of various acquisitions and internal development, the Company markets and distributes what it believes is one of the broadest lines of tools and services typically used by metalworking customers. The recent acquisition of Greenfield with its consumable high-speed steel rotary cutting tools and related products provides the Company with the capability to manufacture all of the major consumable tools needed by customers in their metalcutting manufacturing processes.



     - Expanding Strong Global Presence. Kennametal is committed to growing its global presence as demonstrated by its position as the second-largest provider of tools to the European metalworking industry, the world's largest metalworking market, as well as its plans to expand its presence in the Asia Pacific region. The Company recently completed construction of a cutting tool manufacturing facility in Shanghai, China for a total investment of about $20 million, and has increased to 100% its ownership interest in a sales and marketing subsidiary in Japan. The Company also has targeted marketing efforts in Eastern Europe and Russia and other developing countries.



     - Providing Superior Customer Service, Product Availability, and Technical Support. The Company's skills in rapidly filling orders, maintaining high levels of product availability and providing technical product application support are vital to the ability of its metalworking customers to meet their production and delivery schedules in a cost-effective manner. Kennametal's sophisticated order entry and inventory management systems enable the Company to ship more than 90 percent of its products from stock. In addition, the Company's technically skilled direct sales force of more than 700 persons provides on-site product selection and application support to enable customers to optimize their metalcutting processes. The addition of Greenfield's more than 70 technical specialists broadens the Company's technical support capability into high-speed steel drilling applications.



     - Maintaining Leadership in Product Innovation. As a result of its commitment to research and development, the Company has brought to market during the past few years a number of new or improved metalcutting products. The exacting requirements of modern high-precision metalcutting, along with advances in manufacturing technology, exacting manufacturing specifications, and new workpiece materials, are driving the demand for new and improved consumable tools and systems capable of achieving superior technical performance with high and uniform quality. The Company believes that its reputation for supplying high quality and technologically innovative consumable metalcutting tools and supplies to the metalworking industry has been a very significant factor in its achieving its market position.



     - Leveraging Use of Information Technology. The Company's decision to invest nearly $40 million in a business information system utilizing SAP R-3 software demonstrates its commitment to the use of information technology. This system, which is expected to be fully operational in fiscal 1999, will link sales, distribution, manufacturing, purchasing and accounting activities at all major sites throughout Kennametal and is designed to enhance customer service, operational effectiveness and management decision-making.



     In addition to the above business strategies, the Company seeks to continue to improve operating efficiencies as well as to pursue selected acquisitions that enhance its distribution channels, complement its existing product offerings and strengthen its geographic presence.

BUSINESS SEGMENT AND MARKETS

     The Company operates predominantly as a tooling supplier specializing in powder metallurgy, which represents a single business segment. While many of the Company's products are similar in composition, sales are classified into three markets: metalworking, industrial supply, and mining and construction.

     METALWORKING MARKETS. Kennametal markets, manufactures and distributes a full line of products and services for the metalworking industry. The Company provides metalcutting tools to manufacturing companies in a wide range of industries throughout the world.

     A Kennametal tooling system usually consists of a steel toolholder and an indexable cutting tool called an insert. During a metalworking operation, the toolholder is positioned in a machine tool that provides the turning power. While the workpiece or toolholder is rapidly rotating, the cutting tool insert contacts the workpiece and cuts or shapes the workpiece. The cutting tool insert is consumed during use and must be replaced periodically. Metalcutting operations include turning, boring, threading, grooving, milling and drilling. The Company also makes wear-resistant parts for use in abrasive environments and specialty applications.

     INDUSTRIAL SUPPLY MARKET. Kennametal distributes a full line of industrial supplies to the metalworking industry principally through JLK. These products include cutting tools, abrasives, precision measuring devices, power tools and hand tools, machine tool accessories and, to a lesser extent, some maintenance, repair and operating supplies. The majority of industrial supplies distributed by the Company are purchased from other manufacturers, although the industrial supply product offering does include Kennametal-manufactured items.

     MINING AND CONSTRUCTION MARKET. Mining and construction cutting tools are fabricated from steel parts and tipped with cemented carbide. Mining tools, used primarily in the coal industry, include longwall shearer and continuous miner drums, blocks, bits, pinning rods, augers and a wide range of mining tool accessories. The Company also supplies compacts for mining, quarrying, water well drilling and oil and gas exploration. Construction cutting tools include carbide-tipped bits for ditching, trenching and road planing, grader blades for site preparation and routine roadbed control, and snowplow blades and shoes for winter road plowing.

     The Company also makes proprietary metallurgical powders for use as a basic material in many of its metalworking, mining and construction products. In addition, the Company produces a variety of metallurgical powders and related materials for specialized markets. These products include intermediate carbide powders, hardfacing materials and matrix powders that are sold to manufacturers of cemented carbide products, oil and gas drilling equipment and diamond drill bits.

     INTERNATIONAL OPERATIONS. The Company's principal international operations are conducted in Western Europe and Canada. In addition, the Company has joint ventures in India, Italy, Poland and Russia, manufacturing and sales subsidiaries in Asia Pacific and sales agents and distributors in eastern Europe and other areas of the world.

     The Company's international operations are subject to the usual risks of doing business in those countries, including currency fluctuations and changes in social, political and economic environments. In management's opinion, the Company's business is not materially dependent upon any one international location involving significant risk.

MARKETING AND DISTRIBUTION

     The Company's products are sold through three distinct channels: a direct sales force, Full Service Supply programs, and retail showrooms and mail-order catalogs. The Company's manufactured products are sold to end users primarily through a direct sales force. Service engineers and technicians directly assist customers with product design, selection and application. In addition, Kennametal-manufactured products, together with a broad range of purchased products, are sold through Full Service Supply programs and retail showrooms and mail-order catalogs. The Company also uses independent distributors and sales agents in the United States and certain international markets.

     The Company's products are marketed under various trademarks and tradenames, such as Kennametal*, Hertel*, Kendex*, Kenloc*, Top Notch*, Erickson*, Kyon*, KM*, Drill-Fix* and Fix-Perfect*. Purchased products are sold under the manufacturer's name or a private label.
---------
* Trademark owned by Kennametal Inc. or Kennametal Hertel AG

GREENFIELD

     GENERAL. Greenfield is a leading manufacturer of consumable cutting tools and related products used primarily in industrial applications and is the largest North American producer of expendable rotary cutting tools used to cut metal and other industrial materials. Greenfield's products are sold in six principal markets: industrial, electronics, energy and construction, engineered products, consumer and marine. Greenfield offers products made from high-speed steel and tungsten carbide materials; and each accounts for approximately half of Greenfield's revenues. In addition, Greenfield manufactures and markets a line of marine products.

     MARKETS AND PRODUCTS. Greenfield manufactures and markets expendable cutting tools and carbide products to the industrial, electronics, energy and construction, engineered products, and consumer markets. Greenfield manufactures a wide variety of cutting tools. High-speed steel is the predominant material for rotary cutting tools, offering high performance in a broad range of applications. Tungsten carbide materials are costlier and more durable and are preferred in certain applications. Greenfield also manufactures and markets a line of marine products. Greenfield's brand names enjoy a high degree of recognition in their respective markets. Greenfield also supplies a number of industrial and consumer private label customers with its products, including Sears' line of Craftsman(R) drill bits.

     Greenfield is the largest producer in North America of rotary cutting tools for industrial applications. Products sold in the industrial market include rotary cutting tools and related products such as drills, reamers, taps, end mills, burrs, routers, counterbores and countersinks. Greenfield also manufactures and markets an extensive line of hardware products, primarily stationary and portable power tool accessories for use in the industrial and consumer markets. In 1996, the industrial market accounted for approximately 51% of Greenfield's consolidated net sales.

     Greenfield manufactures and markets small diameter circuit board drills for the electronics market. Greenfield believes that it is one of the largest worldwide manufacturers of circuit board drills and routers. In 1996, the electronics market accounted for approximately 12% of Greenfield's consolidated net sales.

     Greenfield believes that it is the largest independent supplier of oilfield compacts in the world. Compacts are the cutting edges of oil well drilling bits, which are commonly referred to as "rock bits." Greenfield's compacts are used both for oil and natural gas drilling. Natural gas reserves tend to be found deeper than oil, thereby increasing the utilization of rock bits. Greenfield is a significant producer of tungsten carbide-tipped mining bits for the United States coal mining industry and manufactures mining bit accessories and carbide-tipped bits used in highway road resurfacing. In 1996, the energy and construction market accounted for approximately 12% of Greenfield's consolidated net sales.

     Greenfield is an on-demand producer of custom-made tungsten carbide preform wear parts for use in the tool and die industry including stamping dies, powder metal tooling, container and impact tooling, seal rings, extruded rods, wear parts and steel processing parts. Greenfield also manufactures tungsten carbide balls used in rotary equipment such as pumps and mixers and seats which are components in the check valves used in oil producing pumps, tungsten carbide trim parts used in oil field chokes, mechanical face seals and ceramic-based wear parts. In 1996, the engineered products market accounted for approximately 13% of Greenfield's consolidated net sales.

     Greenfield is an active supplier of consumer drill bits, saws, hand tools and other products to the do-it-yourself market, which includes Sears, Home Depot and other major retailers and includes products sold under private label brands such as the Sears Craftsman(R) drill line, which Greenfield has supplied for more than 65 years. In 1996, the consumer market accounted for approximately 7% of Greenfield's consolidated net sales.

     Greenfield also manufactures a line of marine products. Greenfield's marine products include submersible pumps, activating switches, magnetic compasses, DC-powered winches and various electronic instruments and gauges. In 1996, the marine market accounted for approximately 5% of Greenfield's consolidated net sales.

     MARKETING AND DISTRIBUTION. Greenfield's cutting tool products are sold primarily through selected distributors supported by Greenfield's technical sales personnel. In addition to distributors, Greenfield sells cutting tool products as well as other products directly to private label, catalog, large industrial and other customers having special technical or other requirements. Generally, Greenfield's major brands are represented by distinct sales forces. Greenfield's sales force numbers approximately 150 and sells to over 2,500 independent distributors in North America and worldwide.

COMPETITION

     Kennametal is one of the world's leading producers of cemented carbide tools and maintains a strong competitive position, especially in North America and Europe. There is active competition in the sale of all products made by the Company, with approximately 30 companies engaged in the cemented carbide business in the United States and many more outside the United States. Several competitors are divisions of larger corporations. In addition, several hundred fabricators and toolmakers, many of whom operate out of relatively small shops, produce tools similar to those made by the Company and buy the cemented carbide components for such tools from cemented carbide producers, including the Company. Major competition exists from both U.S.-based and international-based concerns. In addition, the Company competes with thousands of industrial supply distributors.

     The purchase price of consumable cutting tools is relatively small compared to the customer's significant investment in production equipment, control systems, work piece materials and a trained work force. However, use of the customer's equipment and systems can be significantly impaired if consumable cutting tools are of inconsistent quality, fail to meet technical specifications, or are not readily available. The Company therefore believes that its competitive strengths rest on the consistently high quality of its products, state-of-the-art manufacturing capabilities, customer service, multiple distribution channels, global presence, and its ability to develop new and improved systems responsive to its customer's needs. These factors frequently permit the Company to sell many of its products based on their value added to the customer, rather than strictly on price.

SEASONALITY


     Seasonal variations do not have a major effect on the Company's and Greenfield's business. However, to varying degrees, traditional summer vacation shutdowns of metalworking customers' plants and holiday shutdowns often affect the Company's first and second fiscal quarters and Greenfield's third and fourth fiscal quarters.


RESEARCH AND DEVELOPMENT

     The Company is involved in research and development of new products and processes. Research and development expenses totaled $18.7 million, $20.6 million and $24.1 million in 1995, 1996 and 1997, respectively. Additionally, certain costs associated with improving manufacturing processes are included in cost of goods sold. The Company holds a number of patents and licenses which, in the aggregate, are not material to the operation of the business.

     The Company has brought a number of new products to market during the past few years. These include metalcutting inserts that incorporate innovative tool geometries or compositions for improved chip control and productivity. These new compositions include KC994M* multi-coated metalcutting inserts for milling applications, KC9010* and KC9025* multi-coated metalcutting inserts for turning applications, Kyon 3500* ceramic metalcutting inserts for machining cast irons, and KCD25* diamond-coated metalcutting inserts for machining aluminum alloys and other nonferrous materials.

EMPLOYEES

     The Company employed approximately 7,500 persons at June 30, 1997, of which 4,700 were located in the United States and 2,800 in other parts of the world, principally Europe and Asia Pacific. Approximately 1,100 employees were represented by labor unions, of which 170 were hourly-rated employees located at plants in the Latrobe, Pennsylvania area. The remaining 930 employees represented by labor unions were employed at seven plants located outside of the United States. The Company has not experienced any work stoppages in the last five years and considers its labor relations to be generally good.


     At December 31, 1996, Greenfield had approximately 5,000 employees worldwide. Approximately 1,000 employees at eight of Greenfield's facilities were covered under collective bargaining agreements which expire in June 2002. Greenfield has not experienced any work stoppages in the last five years and considers its relations with employees to be good.


REGULATION


     The Company and its operations are subject to federal, state, and local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, certain materials and waste, and impose liability for the costs of investigating and cleaning up, and certain damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials (collectively, "Environmental Laws"). Environmental Laws can be complex and may change often, and violations of Environmental Laws may result in substantial fines and penalties. In addition, Environmental Laws such as the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as "Superfund") impose liability on several grounds for the investigation and cleanup of contaminated soil, groundwater, and buildings, and for damages to natural resources, at a wide range of properties: for example, contamination at properties formerly owned or operated by the Company or its subsidiaries as well as at properties the Company currently owns or operates, and properties to which hazardous substances were sent by any of them, may result in liability for the Company under Environmental Laws.



     From time to time in the past, the Company has been cited for violations of Environmental Laws, and in light of the nature of its operations, the Company may in the future be cited for alleged violations of Environmental Laws. The cost to correct any such violations and to satisfy any associated penalties that may be alleged in the future could be substantial. In addition, changes in existing Environmental Laws or their interpretation could adversely impact the Company. However, compliance with government laws and regulations pertaining to the discharge of materials or pollutants into the environment or otherwise relating to the protection of the environment did not have a material effect on the Company's capital expenditures, earnings or competitive position for fiscal 1997, nor is such compliance expected to have a material effect in the future.



     The Company and some of its subsidiaries (including Greenfield) have actively acquired companies or businesses. As a result of such acquisitions, the Company may be subject to claims that it is liable for conditions at (or resulting from disposal by) facilities formerly owned or operated by such companies or businesses, as well as facilities the Company or its subsidiaries currently owns or operates. In light of the activities (such as manufacturing) of some of the companies and businesses acquired, such claims could be substantial if they were to arise. In addition, some of the Company's facilities, including a number of those acquired through the Greenfield acquisition, have long histories of manufacturing or similar uses and could have conditions, which could be material, that give rise to an obligation by the Company or its subsidiaries to investigate or remediate the conditions. The Company is not aware of any such obligations or of claims, pending or threatened, against it or any of its subsidiaries, for such matters. The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, in management's opinion, based on its evaluations and discussions with outside counsel and independent consultants, the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company.


     The Company maintains a Corporate Environmental, Health and Safety ("EH&S") Department as well as an EH&S Policy Committee to ensure compliance with environmental regulations and to monitor and oversee remediation activities. In addition, the Company has established an EH&S administrator at each of its domestic manufacturing facilities. The Company's financial management team periodically meets with members of the Corporate EH&S Department and the Corporate Legal Department to review and evaluate the status of environmental projects and contingencies. On a quarterly and annual basis, management establishes or adjusts financial provisions and reserves for environmental contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies."


PROPERTIES


     Presented below is a summary of principal manufacturing facilities used by the Company as of September 30, 1997.

            LOCATION                     OWNED/LEASED                   PRINCIPAL PRODUCTS
---------------------------------        ------------            --------------------------------
United States:
Monrovia, California                        Leased               Metalworking Boring Bars
Troy, Michigan                              Leased               Metalworking Toolholders
Fallon, Nevada                               Owned               Metallurgical Powders
Henderson, North Carolina                    Owned               Metallurgical Powders
Roanoke Rapids, North Carolina               Owned               Metalworking Inserts
Orwell, Ohio                                 Owned               Metalworking Inserts
Solon, Ohio                                  Owned               Metalworking Toolholders
Bedford, Pennsylvania                        Owned               Mining and Construction
                                                                 Tools and Wear Parts
Latrobe, Pennsylvania                        Owned               Metallurgical Powders
                                                                 and Wear Parts
Johnson City, Tennessee                      Owned               Metalworking Inserts
New Market, Virginia                         Owned               Metalworking Toolholders

International (a):
Victoria, Canada                             Owned               Wear Parts
Shanxi, China                                Owned               Mining Tools
Xuzhou, China                                Owned               Mining Tools
Blaydon, England                            Leased               Mining Tools
Kingswinford, England                       Leased               Metalworking Toolholders
Bordeaux, France                            Leased               Metalworking Cutting Tools
Ebermannstadt, Germany                       Owned               Metalworking Inserts
Mistelgau, Germany                           Owned               Metallurgical Powders,
                                                                 Metalworking Inserts and Wear
                                                                 Parts
Nabburg, Germany                             Owned               Metalworking Toolholders
Vohenstrauss, Germany                        Owned               Metalworking Carbide Drills
Arnhem, Netherlands                          Owned               Wear Products

---------


(a) In January 1996, the Company announced plans to construct a $20 million facility in Shanghai, China, to manufacture cemented carbide metalcutting tools. Operations began in the second quarter of 1998.


     The Company also has a network of warehouses and customer service centers located throughout North America, Western Europe, Asia and Australia, a significant portion of which are leased. The majority of the Company's research and development efforts are conducted in a corporate technology center located adjacent to world headquarters in Latrobe, Pennsylvania and in Furth, Germany.

     All significant properties are used in the Company's dominant business of powder metallurgy, tools, tooling systems and supplies. The Company's production capacity is adequate for its present needs. The Company believes that its properties have been adequately maintained, are generally in good condition and are suitable for the Company's business as presently conducted.

     Greenfield's headquarters are located in Augusta, Georgia. Greenfield owns significant manufacturing facilities in Arkansas, Georgia, Indiana, Massachusetts, Michigan, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, and leases significant facilities in Illinois, Massachusetts, Missouri, Vermont and Wisconsin. Greenfield also maintains, through ownership or leases, smaller manufacturing, office, warehouse and research facilities, as well as property held for sale, in eight other states and seven other countries. In the event of a cancellation or termination of a lease relating to any of Greenfield's leased properties, Greenfield anticipates no difficulty in connection with leasing alternate space at reasonable rates.

LEGAL MATTERS

     There are no material legal proceedings pending against the Company.

                                   MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information with respect to the directors and executive officers of the Company.


                   NAME                      AGE                     POSITION
------------------------------------------   ---    ------------------------------------------
Robert L. McGeehan........................   60     President, Chief Executive Officer and
                                                    Director
William R. Newlin.........................   56     Chairman of the Board and Director
David B. Arnold...........................   58     Vice President and Chief Technical Officer
David T. Cofer............................   52     Vice President, Secretary and General
                                                    Counsel
Richard C. Hendricks......................   58     Vice President and Director of Corporate
                                                    Business Development
H. Patrick Mahanes, Jr....................   54     Vice President and Chief Operating Officer
Richard J. Orwig..........................   56     Vice President and Chief Financial and
                                                    Administrative Officer
Michael W. Ruprich........................   41     President of JLK Direct Distribution Inc.
A. David Tilstone.........................   43     Vice President and Director of Global
                                                    Marketing
Richard C. Alberding......................   66     Director
Peter B. Bartlett.........................   62     Director
A. Peter Held.............................   53     Director
Warren H. Hollinshead.....................   60     Director
Aloysius T. McLaughlin, Jr................   62     Director
Larry Yost................................   58     Director


     The following table sets forth information with respect to the senior officers of Greenfield, all of whom are expected to continue in such capacity with Greenfield.


                   NAME                      AGE                     POSITION
------------------------------------------   ---    ------------------------------------------
Paul W. Jones.............................   49     President and Chief Executive Officer
Peter K. Hunt.............................   51     Senior Vice President--Business
                                                    Development
Henry G. Libby............................   57     Senior Vice President--Consumer Products
                                                    Group
Roger B. Farley...........................   53     Senior Vice President--Human Resources
Ajita G. Rajendra.........................   45     Senior Vice President--Industrial Products
                                                    Group
Mark R. Richards..........................   37     Vice President--Electronics Products Group
J. Robert Quinlan.........................   59     Vice President--Energy and Construction
                                                    Products Group
Bart A. Aiken.............................   38     Vice President--Engineered Products Group

                          DESCRIPTION OF COMMON STOCK


     The following brief description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Pennsylvania law and to the provisions of the Company's Amended and Restated Articles of Incorporation (the "Restated Articles") and its By-Laws (the "By-Laws"), copies of which have been filed with the Commission.


COMMON STOCK


     The Company has authorized 70,000,000 shares of capital stock, par value $1.25 per share ("Common Stock"). As of November 30, 1997, there were 26,284,093 shares of Common Stock outstanding. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor after payment of dividends on any outstanding Preferred Stock and are entitled to one vote for each share of Common Stock held by them with respect to all matters upon which they are entitled to vote.


PREFERRED STOCK


     The Company has authorized 5,000,000 shares of Class A Preferred Stock, no par value per share (the "Preferred Stock"). At present, there are no shares of Preferred Stock outstanding. The Board of Directors of the Company, without further action by the stockholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series the dividend rate, redemption prices, preferences on dissolution, the terms of any sinking fund, conversion rights, voting rights, and any other preferences or special rights and qualifications. The Board of Directors of the Company has authorized 200,000 shares of Series One Preferred Stock for use in the Rights Agreement. See "Rights Agreement."


     Any Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of Preferred Stock may have class or series voting rights. Issuances of Preferred Stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of Common Stock. The Company has no present plans to issue any Preferred Stock.

COVENANT RESTRICTIONS


     The Company's New Bank Credit Facility contains financial and operating covenants, including restrictions on the ability of the Company to, among other things, incur additional debt, make advances and investments, create, incur or permit the existence of certain liens, make loans or guarantees and requires the Company to achieve and maintain certain financial ratios, including minimum net worth, maximum leverage ratio and minimum fixed charge coverage ratio.



     The terms of the indenture, and a related guarantee, under which the
Company will issue $     ,000,000 of      % Debentures which mature on
          , 2003, in connection with the FELINE PRIDES Offering prohibit the Company from declaring or paying any dividends on or making any distributions with respect to its Common Stock if an event of default exists under the agreement of trust or the guarantee agreement to be entered into in connection with the FELINE PRIDES Offering, or during any period in which the Company has exercised its option to defer the payment of interest on the Debentures. See "Description of Other Offerings--FELINE PRIDES Offering."



CERTAIN CHARTER AND BY-LAW PROVISIONS



     Certain provisions of the Restated Articles and By-Laws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or remove incumbent management even if some or a majority of shareholders deemed such an attempt to be in their best interests.

     The provisions in the Restated Articles and By-Laws include: (i) the classification of the Board of Directors into three classes; (ii) a procedure which requires shareholders to nominate directors in advance of a meeting to elect such directors; and (iii) the authority to issue additional shares of Common Stock or Preferred Stock without shareholder approval.


     The Restated Articles also include a provision requiring a 75 percent shareholder vote for certain mergers or other business combinations or transactions with five percent shareholders; a provision requiring a 75 percent shareholder vote to remove the entire Board, a class of the Board, any individual member of the Board without cause, or to increase the size of the Board to more than twelve members or decrease the size of the Board to fewer than eight members; a provision requiring disinterested shareholder approval of stock repurchases at a premium over market by the Company from certain four percent Shareholders (as defined in the Restated Articles); and a provision requiring a majority of disinterested shareholders to approve certain business combinations involving a stockholder who beneficially owns more than 10 percent of the voting power of the Company, unless certain minimum price, form of consideration and procedural requirements are satisfied or the transaction is approved by a majority of disinterested directors.

     Pursuant to the Restated Articles, the Board of Directors is permitted to consider the effects of a change in control on non-shareholder constituencies of the Company, such as its employees, suppliers, creditors, customers and the communities in which it operates. Pursuant to this provision, the Board may be guided by factors in addition to price and other financial considerations.


     PBCL Anti-Takeover Provisions. The Pennsylvania Business Corporation Law (the "PBCL") contains a number of statutory "anti-takeover" provisions, including Subchapters E, F, G and H of Chapter 25 and Section 2538 of the PBCL, which apply automatically to a Pennsylvania registered corporation (usually a public company) unless such corporation elects to opt-out as provided in such provisions. The Company, as a Pennsylvania registered corporation, has elected in its By-Laws to opt-out of certain of the anti-takeover provisions entirely, namely Subchapters G and H.


     The following descriptions are qualified in their entirety by reference to such provisions of the PBCL:

          Subchapter E (relating to control transactions) generally provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

          Subchapter F (relating to business combinations) generally delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions between a corporation and an interested shareholder including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

          Section 2538 of the PBCL generally establishes certain shareholder approval requirements with respect to specified transactions with "interested shareholders."


TRANSFER AGENT AND REGISTRAR


     ChaseMellon Shareholder Services, L.L.C. is the Transfer Agent and Registrar for the Common Stock.


RIGHTS AGREEMENT



     The Company has adopted a rights plan pursuant to which the Board of Directors authorized and the Company distributed one preferred stock purchase right (each a "right") for each outstanding share of Common Stock of the Company. The terms of the rights are governed by a Rights Agreement between the Company and Mellon Bank, N.A., as Rights Agent, dated as of October 25, 1990 (the "Rights Agreement"). The rights, which currently are automatically transferred with the related shares of Common Stock and are not separately transferable, will entitle the holder thereof to purchase one-hundredth of a share of a new series of preferred stock of the Company at a price of $105 (subject to certain adjustments).

     Subject to certain restrictions, the rights become exercisable only if a person or group of persons acquires or intends to make a tender offer for 20 percent or more of the Company's Common Stock. If any person acquires 20 percent of the Common Stock, each right will entitle the shareholder to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price. If the Company is acquired in a merger or certain other business combinations, each right then will entitle the shareholder to purchase at the exercise price, that number of shares of the acquiring company having a market value of two times the exercise price.

     The rights will expire on November 2, 2000, and are subject to redemption in certain circumstances by the Company at a redemption price of $0.01 per right.


     The foregoing summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed with the Commission as an exhibit in the Registration Statement of which this Prospectus Supplement forms a part. For a more detailed description of the Rights Agreement, see the Company's Form 8-A filed with the Commission with respect to the rights and incorporated by reference into the Prospectus.



                         DESCRIPTION OF OTHER OFFERINGS



FELINE PRIDES OFFERING



     Concurrently with the Offerings, the Company and Kennametal Financing I (the "Trust") are offering 4,500,000 FELINE PRIDES(SM). The net proceeds from
the FELINE PRIDES Offering are expected to be approximately $     million
($     million if the underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full).



     Each FELINE PRIDES(SM) offered hereby initially will consist of a unit (referred to as an "Income PRIDES") with a Stated Amount of $50 (the "Stated Amount") comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company on February 16, 2001 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of the Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured, subordinated contract adjustment payments ("Contract
Adjustment Payments") at the rate of        % of the Stated Amount per annum,
provided that if such rate is 0%, then the Company will not make any Contract
Adjustment Payments, and (b) either beneficial ownership (i) of a        % Trust
Originated Preferred Security(SM) (a "Trust Preferred Security"), having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred undivided beneficial interest in the assets of the Trust, (ii) in the case of a dissolution of the Trust, the Debentures hereafter described, having a principal amount equal to the Stated Amount, to be held by the Trust or (iii) upon the occurrence of a tax event redemption prior to the Purchase Contract Settlement Date, the applicable ownership interest in a treasury security portfolio.



     The number of new shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement
Rate") will range from        to        shares and be calculated as follows
(subject to adjustment under certain circumstances): (a) if the Applicable
Market Value is equal to or greater than $          (the "Threshold Appreciation
Price"), the Settlement Rate will be           (b) if the Applicable Market
Value is less than the Threshold Appreciation Price but greater than
$          , the Settlement Rate will equal the Stated Amount divided by the
Applicable Market Value, and (c) if the Applicable Market Value is less than or
equal to $          , the Settlement Rate will be        . "Applicable Market
Value" means the average of the Closing Prices (as defined) per share of Common Stock on each of the twenty consecutive Trading Days (as defined) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.


     The Trust Preferred Securities have a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, and represent a preferred undivided beneficial interest in the assets of Kennametal Financing I, a Delaware business trust (the "Trust"). Kennametal owns all of the common equity interests in the Trust. Holders of the Trust Preferred Securities are entitled
to receive cumulative cash distributions payable at the rate of     % of the
Stated Amount per annum. The sole asset of the Trust will consist of the
Company's      % Debentures,
due February 16, 2003 (the "Debentures") and it will make distributions only to the extent that the Company makes a corresponding payment on the Debentures. The terms of the indenture pursuant to which the Debentures will be issued permits the Company to defer quarterly payments of interest on the Debentures by extending the payment dates for a period not to exceed the maturity date of the Debentures. Any such deferred payments will accrue interest at a compounded rate. During any such extension period, the indenture, and a related guarantee, provide that the Company may not declare or pay dividends on, make distributions with respect to or repurchase (other than in certain limited circumstances) its capital stock (including its Common Stock). In addition, the terms of the guaranty agreement to be entered into by the Company to guaranty payment of amounts due on the Trust Preferred Securities to the extent of the assets of the Trust, provide that during any event of default under the guaranty agreement or under the agreement of trust, the Company may not declare or pay any dividends on, make distributions with respect to or repurchase (other than in certain limited circumstances) its capital stock (including its Common Stock). The Company has no present intention of exercising its right to defer interest payments by extending the interest payment period on the Debentures.



     The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent on the tenth Business Day prior to the Purchase Contract Settlement Date and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined) in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, such sum being the distribution rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that the Company may limit such Reset Spread to be no higher than the rate on the Two-Year Benchmark Treasury (as defined) on the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is so limited. The consummation of the FELINE PRIDES Offering is not a condition to consummation of the Offerings.



SENIOR DEBT OFFERING



     Concurrently with the Offerings, the Company is offering $150,000,000 aggregate principal amount of the 2001 Notes, $150,000,000 aggregate principal amount of the 2008 Notes and $150,000,000 aggregate principal amount of the 2028 Debentures. The net proceeds from the Senior Debt Offering are expected to be
approximately $     million. The Senior Debt Securities will be senior unsecured obligations of the Company and will rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of the Company, including the Debentures. Interest on the Senior Debt Securities will be payable semi-annually. The consummation of the Senior Debt Offering is not a condition to consummation of the Offerings.

                                  UNDERWRITING


     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CIBC Oppenheimer Corp., Goldman, Sachs & Co. and Lehman Brothers Inc. are acting as representatives (the "U.S. Representatives") of each of the underwriters named below (the "U.S. Underwriters"). Subject to the terms and conditions set forth in a U.S. purchase agreement (the "U.S. Purchase Agreement") among the Company and the U.S. Underwriters, and concurrently with the sale of 860,000 shares of Common Stock to the International Managers (as defined below), the Company has agreed to sell to the U.S. Underwriters, and each of the U.S. Underwriters severally and not jointly has agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.



                                                                                  NUMBER
                                        UNDERWRITERS                            OF SHARES
                                                                                ----------
    Merrill Lynch, Pierce, Fenner & Smith Incorporated.......................
    CIBC Oppenheimer Corp....................................................
    Goldman, Sachs & Co......................................................
    Lehman Brothers Inc......................................................

                                                                                ----------
                Total........................................................   3,440,000
                                                                                ========



     The Company has also entered into an international purchase agreement (the "International Purchase Agreement") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International, CIBC Oppenheimer Corp., Goldman Sachs International and Lehman Brothers International (Europe) are acting as lead managers (the "Lead Managers"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of 3,440,000 shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase from the Company, an aggregate of 860,000 shares of Common Stock. The public offering price per share of Common Stock and the total underwriting discount per share of Common Stock are identical under the U.S. Purchase Agreement and the International Purchase Agreement.



     In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such agreement if any of the shares of Common Stock being sold pursuant to such agreement are purchased. Under certain circumstances, under the U.S. Purchase Agreement and the International Purchase Agreement, the commitments of non-defaulting Underwriters may be increased. The closings with respect to the sale of shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers are conditioned upon one another.



     The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the shares of Common Stock offered hereby to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a
concession not in excess of $       per share of Common Stock. The U.S.
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $       per share of Common Stock on sales to certain other dealers. After the public offering, the public offering price, concession and discount may be changed.



     The Company has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an aggregate of 516,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus Supplement, less the underwriting discount. The U.S. Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the shares of Common Stock offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such U.S. Underwriter's initial amount reflected in the foregoing table. The Company also has granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an aggregate of 129,000 additional shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.



     The Company has agreed not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 90 days from the date of this Prospectus Supplement without the prior written consent of Merrill Lynch, other than any shares of Common Stock: (i) to be sold pursuant to the U.S. Purchase Agreement or the International Purchase Agreement;
(ii) issuable upon early settlement of the shares of FELINE PRIDES(SM); (iii) issued by the Company upon exercise of an option, warrant, or the conversion of a security described herein; (iv) issued, or options to purchase such shares granted, pursuant to existing employee benefit plans described herein or (v) issued pursuant to any non-employee director stock plan or dividend reinvestment plan.


     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.


     Each International Manager has agreed that: (i) it has not offered or sold and, for a period of six months following consummation of the Offerings, will not offer or sell any Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied with and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from, or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom the document may otherwise lawfully be issued or passed on.


     The Company has agreed to indemnify the U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the U.S. Underwriters and the International Managers may be required to make in respect hereof.

     Until the distribution of the shares of Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the shares of Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of shares of Common Stock.


     If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus Supplement, the U.S. Representatives may reduce that short position by purchasing shares of Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.


     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the shares of Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Common Stock to the extent that it discourages resales of the shares of Common Stock.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     Merrill Lynch has from time to time provided investment banking advisory services to the Company, for which it has received customary compensation, and may continue to do so in the future. Merrill Lynch has acted as financial advisor to the Company in connection with the Merger, including serving as dealer manager with respect to the Tender Offer. In this regard, the Company has agreed to indemnify Merrill Lynch against certain liabilities. CIBC Oppenheimer Corp., Goldman, Sachs & Co. and Lehman Brothers Inc. have from time to time provided investment banking or financial advisory services to the Company, and may continue to do so in the future. An affiliate of CIBC Oppenheimer Corp. is a lender under the New Bank Credit Facility.


                                 LEGAL MATTERS


     The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. William R. Newlin, Chairman of the Board of the Company, is a shareholder in Buchanan Ingersoll Professional Corporation. As of July 30, 1997, Mr. Newlin owned 24,385 shares of Common Stock, stock credits representing the right to acquire 9,260 shares of Common Stock pursuant to the Company's directors deferred fee plan, 20,000 shares of JLK common stock and held options to acquire 1,500 shares of Common Stock and 15,000 shares of JLK common stock. Certain legal matters in connection with the Offerings will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett will rely on Buchanan Ingersoll Professional Corporation with respect to matters of Pennsylvania law.

                                    EXPERTS


     The consolidated financial statements of the Company as of June 30, 1996 and June 30, 1997 and for each of the three years in the period ended June 30, 1997, included in this Prospectus Supplement and elsewhere in the Registration Statement, of which this Prospectus Supplement is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The consolidated financial statements of Greenfield as of December 31, 1995, and December 31, 1996, and for each of the three years in the period ended December 31, 1996, included in this Prospectus Supplement, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
KENNAMETAL INC.
Report of Independent Public Accountants..............................................   F-2
Consolidated Statements of Income.....................................................   F-3
Consolidated Balance Sheets...........................................................   F-4
Consolidated Statements of Cash Flows.................................................   F-5
Consolidated Statements of Shareholders' Equity.......................................   F-6
Notes to Consolidated Financial Statements............................................   F-7

GREENFIELD INDUSTRIES, INC.
Report of Independent Accountants.....................................................  F-22
Consolidated Statements of Operations.................................................  F-23
Consolidated Balance Sheets...........................................................  F-24
Consolidated Statements of Changes in Stockholders' Equity............................  F-25
Consolidated Statements of Cash Flows.................................................  F-26
Notes to Consolidated Financial Statements............................................  F-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Kennametal Inc.

We have audited the accompanying consolidated balance sheets of Kennametal Inc. and subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kennametal Inc. and subsidiaries as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
July 21, 1997 (except with respect
to the matters discussed in Note 18,
as to which the date is November 18, 1997)

                                KENNAMETAL INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                               THREE MONTHS ENDED
                                            YEAR ENDED JUNE 30,                   SEPTEMBER 30,
                                   --------------------------------------     ---------------------
                                     1995          1996           1997          1996         1997
                                   --------     ----------     ----------     --------     --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                   (UNAUDITED)
OPERATIONS
Net sales........................  $983,873     $1,079,963     $1,156,343     $275,203     $310,792
  Cost of goods sold.............   560,867        625,473        668,415      160,493      178,569
                                   --------     ----------     ----------     --------     --------
Gross profit.....................   423,006        454,490        487,928      114,710      132,223
  Research and development
     expenses....................    18,744         20,585         24,105        5,739        5,227
  Selling, marketing and
     distribution expenses.......   219,271        242,375        263,980       63,019       68,571
  General and administrative
     expenses....................    55,853         65,417         69,911       18,206       24,720
  Restructuring charge...........        --          2,666             --           --           --
  Amortization of intangibles....     2,165          1,596          2,907          546        1,052
                                   --------     ----------     ----------     --------     --------
Operating income.................   126,973        121,851        127,025       27,200       32,653
  Interest expense...............    12,793         11,296         10,393        2,642        1,180
  Other income (expense).........        54          4,821          1,531          627         (440)
                                   --------     ----------     ----------     --------     --------
Income before income taxes and
  minority interest..............   114,234        115,376        118,163       25,185       31,033
  Provision for income taxes.....    45,000         43,900         44,900        9,800       12,100
  Minority interest..............       940          1,744          1,231          182        1,385
                                   --------     ----------     ----------     --------     --------
Net income.......................  $ 68,294     $   69,732     $   72,032     $ 15,203     $ 17,548
                                   ========     ==========     ==========     ========     ========
PER SHARE DATA
Earnings per share...............  $   2.58     $     2.62     $     2.71     $   0.57     $   0.67
                                   ========     ==========     ==========     ========     ========
Dividends per share..............  $   0.60     $     0.60     $     0.66     $   0.15     $   0.17
                                   ========     ==========     ==========     ========     ========
Weighted average shares
  outstanding....................    26,486         26,635         26,575       26,729       26,171
                                   ========     ==========     ==========     ========     ========

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      JUNE 30,
                                                              ------------------------      SEPTEMBER 30,
                                                                1996           1997             1997
                                                              ---------      ---------      -------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and equivalents.....................................   $  17,090      $  21,869        $  45,409
  Accounts receivable, less allowance for doubtful accounts
    of $9,296, $7,325 and $7,370...........................     189,820        200,515          202,144
  Inventories..............................................     204,934        210,111          214,068
  Deferred income taxes....................................      24,620         25,384           24,949
                                                              ---------      ---------        ---------
         Total current assets..............................     436,464        457,879          486,570
                                                              ---------      ---------        ---------
Property, plant and equipment:
  Land and buildings.......................................     156,064        156,292          160,474
  Machinery and equipment..................................     415,443        473,850          494,466
  Less accumulated depreciation............................    (304,400)      (329,756)        (344,377)
                                                              ---------      ---------        ---------
         Net property, plant and equipment.................     267,107        300,386          310,563
                                                              ---------      ---------        ---------
Other assets:
  Investments in affiliated companies......................       8,742         11,736           14,648
  Intangible assets, less accumulated amortization of
    $20,795, $23,960 and $25,031...........................      33,756         49,915           57,691
  Deferred income taxes....................................      41,757         34,307           31,644
  Other....................................................      11,665         15,086           18,473
                                                              ---------      ---------        ---------
         Total other assets................................      95,920        111,044          122,456
                                                              ---------      ---------        ---------
         TOTAL ASSETS......................................   $ 799,491      $ 869,309        $ 919,589
                                                              =========      =========        =========
LIABILITIES
Current liabilities:
  Current maturities of term debt and capital leases.......   $  17,543      $  13,853        $  14,010
  Notes payable to banks...................................      57,549        120,166           46,784
  Accounts payable.........................................      64,663         60,322           61,306
  Accrued vacation pay.....................................      19,228         18,176           17,818
  Other....................................................      59,830         69,485           88,217
                                                              ---------      ---------        ---------
         Total current liabilities.........................     218,813        282,002          228,135
                                                              ---------      ---------        ---------
  Term debt and capital leases, less current maturities....      56,059         40,445           40,464
  Deferred income taxes....................................      20,611         21,055           21,138
  Other liabilities........................................      52,559         57,060           55,621
                                                              ---------      ---------        ---------
         Total liabilities.................................     348,042        400,562          345,358
                                                              ---------      ---------        ---------
  Minority interest in consolidated subsidiaries...........      12,500          9,139           44,162
                                                              ---------      ---------        ---------
SHAREHOLDERS' EQUITY
  Preferred stock, 5,000 shares authorized; none issued....          --             --               --
  Capital stock, $1.25 par value; 70,000 shares authorized;
    29,370 shares issued...................................      36,712         36,712           36,712
  Additional paid-in capital...............................      87,417         91,049          148,438
  Retained earnings........................................     351,594        406,083          419,174
  Treasury shares, at cost; 2,667, 3,263 and 3,153 shares
    held...................................................     (35,734)       (62,400)         (61,101)
  Cumulative translation adjustments.......................      (1,040)       (11,836)         (13,154)
                                                              ---------      ---------        ---------
         Total shareholders' equity........................     438,949        459,608          530,069
                                                              ---------      ---------        ---------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........   $ 799,491      $ 869,309        $ 919,589
                                                              =========      =========        =========

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                              YEAR ENDED JUNE 30,                 SEPTEMBER 30,
                                       ----------------------------------     ---------------------
                                         1995         1996         1997         1996         1997
                                       --------     --------     --------     --------     --------
                                                              (IN THOUSANDS)
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES:
Net income...........................  $ 68,294     $ 69,732     $ 72,032     $ 15,203     $ 17,548
Adjustments for noncash items:
  Depreciation and amortization......    39,315       40,240       41,399        9,948       10,326
  Other..............................    11,953        9,000        5,356        2,335        1,091
Changes in certain assets and
  liabilities:
  Accounts receivable................   (23,815)     (20,359)      (8,032)       9,647       (4,077)
  Inventories........................   (34,389)      (9,758)       1,379       (2,551)      (2,319)
  Accounts payable and accrued
     liabilities.....................    (9,340)      (1,342)        (600)       2,702        8,903
  Other..............................     4,615       (2,034)     (11,684)        (344)       9,150
                                       --------     --------     --------     --------     --------
Net cash flow from operating
  activities.........................    56,633       85,479       99,850       36,940       40,622
                                       --------     --------     --------     --------     --------
INVESTING ACTIVITIES:
Purchases of property, plant and
  equipment..........................   (43,371)     (57,556)     (73,779)     (14,615)     (16,695)
Disposals of property, plant and
  equipment..........................     3,725        6,348        1,063           16          193
Acquisitions, net of cash............    (1,948)      (1,441)     (18,995)     (14,102)     (17,031)
Other................................    (3,320)       2,614          907        1,938        1,116
                                       --------     --------     --------     --------     --------
Net cash flow used in investing
  activities.........................   (44,914)     (50,035)     (90,804)     (26,763)     (32,417)
                                       --------     --------     --------     --------     --------
FINANCING ACTIVITIES:
Increase (decrease) in short-term
  debt...............................    (5,721)       5,019       55,689       (1,406)     (72,733)
Increase in term debt................     8,163        7,780          943          403           --
Reduction in term debt...............    (9,721)     (28,278)     (19,359)        (312)        (939)
Net proceeds from issuance and sale
  of subsidiary stock................        --           --           --           --       90,462
Purchase of treasury stock...........        --           --      (28,657)          --           --
Dividend reinvestment and employee
  stock plans........................     4,439        2,652        5,623        1,230        4,062
Cash dividends paid to
  shareholders.......................   (15,884)     (15,976)     (17,543)      (4,009)      (4,457)
                                       --------     --------     --------     --------     --------
Net cash flow from (used for)
  financing activities...............   (18,724)     (28,803)      (3,304)      (4,094)      16,395
                                       --------     --------     --------     --------     --------
Effect of exchange rate changes on
  cash...............................       642         (378)        (963)         254       (1,060)
                                       --------     --------     --------     --------     --------
CASH AND EQUIVALENTS:
Net increase (decrease) in cash and
  equivalents........................    (6,363)       6,263        4,779        6,337       23,540
Cash and equivalents, beginning of
  period.............................    17,190       10,827       17,090       17,090       21,869
                                       --------     --------     --------     --------     --------
Cash and equivalents, end of
  period.............................  $ 10,827     $ 17,090     $ 21,869     $ 23,427     $ 45,409
                                       ========     ========     ========     ========     ========
SUPPLEMENTAL DISCLOSURE:
Interest paid........................  $ 12,569     $ 11,436     $ 10,563     $  1,288     $    520
Income taxes paid....................    23,125       39,521       45,307        3,994        2,257

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           JUNE 30,
                                              ----------------------------------     SEPTEMBER 30,
                                                1995         1996         1997           1997
                                              --------     --------     --------     -------------
                                                                 (IN THOUSANDS)
                                                                                      (UNAUDITED)
CAPITAL STOCK
  Balance at beginning of period............  $ 36,712     $ 36,712     $ 36,712       $  36,712
                                              --------     --------     --------        --------
  Balance at end of period..................    36,712       36,712       36,712          36,712
                                              --------     --------     --------        --------
ADDITIONAL PAID-IN CAPITAL
  Balance at beginning of period............    83,839       85,768       87,417          91,049
  Dividend reinvestment and stock purchase
     plan...................................     1,015          882        1,132             189
  Employee stock plans......................       914          767        2,500           2,173
  Issuance of stock by subsidiary...........        --           --           --          55,027
                                              --------     --------     --------        --------
  Balance at end of period..................    85,768       87,417       91,049         148,438
                                              --------     --------     --------        --------
RETAINED EARNINGS
  Balance at beginning of period............   245,428      297,838      351,594         406,083
  Net income................................    68,294       69,732       72,032          17,548
  Cash dividends............................   (15,884)     (15,976)     (17,543)         (4,457)
                                              --------     --------     --------        --------
  Balance at end of period..................   297,838      351,594      406,083         419,174
                                              --------     --------     --------        --------
TREASURY SHARES
  Balance at beginning of period............   (39,247)     (36,737)     (35,734)        (62,400)
  Purchase of treasury stock................        --           --      (28,657)             --
  Dividend reinvestment and stock purchase
     plan...................................       938          537          708              74
  Employee stock plans......................     1,572          466        1,283           1,225
                                              --------     --------     --------        --------
  Balance at end of period..................   (36,737)     (35,734)     (62,400)        (61,101)
                                              --------     --------     --------        --------
CUMULATIVE TRANSLATION ADJUSTMENTS
  Balance at beginning of period............    (3,360)       8,304       (1,040)        (11,836)
  Current year translation adjustments......    11,664       (9,344)     (10,796)         (1,318)
                                              --------     --------     --------        --------
  Balance at end of period..................     8,304       (1,040)     (11,836)        (13,154)
                                              --------     --------     --------        --------
PENSION LIABILITY ADJUSTMENT
  Balance at beginning of period............      (536)          --           --              --
  Minimum pension liability adjustment......       536           --           --              --
                                              --------     --------     --------        --------
  Balance at end of period..................        --           --           --              --
                                              --------     --------     --------        --------
Total shareholders' equity..................  $391,885     $438,949     $459,608       $ 530,069
                                              ========     ========     ========        ========

        The accompanying notes are an integral part of these statements.

                                KENNAMETAL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

     The Company is a global enterprise engaged in the manufacture, purchase and distribution of a broad range of tools, tooling systems, supplies and services for the metalworking, mining and highway construction industries.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The summary of significant accounting policies is presented below to assist in evaluating the Company's consolidated financial statements.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS. Temporary cash investments having original maturities of three months or less are considered cash equivalents. Cash equivalents consist principally of investments in money market funds and certificates of deposit.

     ACCOUNTS RECEIVABLE included $16.6 million and $12.8 million of receivables from affiliates at June 30, 1996 and 1997, respectively.

     INVENTORIES are carried at the lower of cost or market. The Company uses the last-in, first-out (LIFO) method for determining the cost of a significant portion of its U.S. inventories. The remainder of inventories is determined under the first-in, first-out (FIFO) or average cost methods.

     PROPERTY, PLANT AND EQUIPMENT are carried at cost. Major improvements are capitalized, while maintenance and repairs are generally expensed as incurred. Retirements and disposals are removed from cost and accumulated depreciation accounts, with the gain or loss reflected in income. Interest is capitalized during the construction of major facilities. Capitalized interest is included in the cost of the constructed asset and is amortized over its estimated useful life.

     Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years. Leased property and equipment under capital leases are amortized using the straight-line method over the terms of the related leases.

     INTANGIBLE ASSETS, which include the excess of cost over net assets of acquired companies, are amortized using the straight-line method over periods ranging from 3 to 40 years. The Company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired entities.

     RESEARCH AND DEVELOPMENT COSTS are expensed as incurred.

     INCOME TAXES. Deferred income taxes are recognized based on the future income tax effects (using enacted tax laws and rates) of differences in the carrying amounts of assets and liabilities for financial reporting and tax purposes. A valuation allowance is recognized if it is "more likely than not" that some or all of a deferred tax asset will not be realized.

     FOREIGN CURRENCY TRANSLATION. For the most part, assets and liabilities of international operations are translated into U.S. dollars using year-end exchange rates, while revenues and expenses are translated at average

                                KENNAMETAL INC.

exchange rates throughout the year. The resulting net translation adjustments are recorded as a separate component of shareholders' equity.

     PENSION PLANS cover substantially all employees. Pension benefits are based on years of service and, for certain plans, on average compensation immediately preceding retirement. Pension costs are determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, "Employers' Accounting for Pensions." The Company funds pension costs in accordance with the funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA) for U.S. plans and in accordance with local regulations or customs for non-U.S. plans.

     EARNINGS PER SHARE is computed using the weighted average number of shares outstanding during the year.

     REVENUE RECOGNITION. The Company recognizes revenue from product sales upon transfer of title to the customer.

     NEW ACCOUNTING STANDARDS. Effective July 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The adoption of SFAS No. 121 did not have an impact on the consolidated financial statements, as the statement is consistent with existing Company policy.

     Additionally on July 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS No. 123, companies may elect to account for stock-based compensation plans using a fair-value-based method or may continue measuring compensation expense for those plans using the intrinsic-value-based method. The Company will continue to use the intrinsic-value-based method, which does not result in compensation cost. The Company's stock compensation plans are discussed in Note 13.

     The Financial Accounting Standards Board recently issued SFAS No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structures." SFAS No. 128 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all prior period earnings per share (EPS) data to be restated to conform to the provisions of the statement. This statement's objective is to simplify the computations of EPS and to make the U.S. standard for EPS computations more compatible with that of the International Accounting Standards Committee. The Company will adopt SFAS No. 128 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its reported EPS.

     SFAS No. 129 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all companies to provide specific disclosure regarding their capital structure. SFAS No. 129 will specify the disclosure for all companies, including descriptions of their capital structure and the contractual rights of the holders of such securities. The Company will adopt SFAS No. 129 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     Additionally, in June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 130 is effective for years ending after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company will adopt SFAS No. 130 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.

     SFAS No. 131 introduces a new model for segment reporting called the "management approach." The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the effect of applying this statement.

                                KENNAMETAL INC.

     RECLASSIFICATIONS. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform with the current year presentation.

     INTERIM UNAUDITED FINANCIAL INFORMATION. The consolidated financial statements as of, and for the three months ended September 30, 1996 and 1997 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation have been made. The results of interim periods are not necessarily indicative of the results to be expected for the full fiscal year.

NOTE 3. ISSUANCE OF SUBSIDIARY STOCK

     On July 2, 1997, an initial public offering (IPO) of approximately 4.9 million shares of common stock at a price of $20 per share of JLK Direct Distribution Inc. (JLK), a newly formed subsidiary of the Company, was consummated. JLK operates the industrial supply operations consisting of the Company's wholly owned J&L Industrial Supply (J&L) subsidiary and its Full Service Supply programs. The net proceeds from the offering were approximately $90 million and represented approximately 20 percent of JLK's common stock. The transaction was accounted for as an equity transaction in the consolidated financial statements. The net proceeds were used by JLK to repay $20 million of indebtedness related to a dividend to the Company and $20 million related to intercompany obligations to the Company. The Company used these proceeds to repay short-term debt. In connection with the IPO, the remaining net proceeds were loaned to the Company, under an intercompany debt/investment and cash management agreement at a fluctuating rate of interest equal to the Company's short-term borrowing costs. The Company will maintain unused lines of credit to enable it to repay any portion of the borrowed funds as the amounts are due on demand by JLK.

     The Company owns approximately 80 percent of the outstanding common stock of JLK and intends to retain a majority of both the economic and voting interests of JLK.

NOTE 4. INVENTORIES

     Inventories consisted of the following:

                                                              JUNE 30,
                                                        --------------------    SEPTEMBER 30,
                                                          1996        1997          1997
                                                        --------    --------    -------------
                                                                   (IN THOUSANDS)
                                                                                 (UNAUDITED)
     Finished goods...................................  $169,108    $183,961      $ 184,628
     Work in process and powder blends................    59,326      50,351         51,027
     Raw materials and supplies.......................    16,514      16,494         17,016
                                                        --------    --------      ---------
     Inventories at current cost......................   244,948     250,806        252,671
     Less LIFO valuation..............................   (40,014)    (40,695)       (38,603)
                                                        --------    --------      ---------
     Total inventories................................  $204,934    $210,111      $ 214,068
                                                        ========    ========      =========

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method for a significant portion of U.S. inventories and the first-in, first-out (FIFO) method or average cost for other inventories. The Company used the LIFO method of valuing its inventories for approximately 55 and 56 percent of total inventories at June 30, 1996 and 1997, respectively, and for approximately 45 percent of total inventories at September 30, 1997. The Company uses the LIFO method for valuing the majority of its inventories in order to more closely match current costs with current revenues, thereby reducing the effects of inflation on earnings.

                                KENNAMETAL INC.

NOTE 5. OTHER CURRENT LIABILITIES

     Other current liabilities consisted of the following:

                                                                        1996       1997
                                                                       -------    -------
                                                                         (IN THOUSANDS)
     Federal and state income taxes..................................  $16,898    $17,563
     Accrued compensation............................................    7,259      8,522
     Accrued benefits................................................    3,613      6,894
     Payroll, state and local taxes..................................    7,910      6,098
     Accrued product warranty costs..................................    5,119      4,621
     Accrued advertising expenses....................................      906      1,363
     Accrued professional fees.......................................    1,013      1,284
     Accrued interest expense........................................      996        766
     Accrued restructuring charge....................................    2,666         --
     Other accrued expenses..........................................   13,450     22,374
                                                                       -------    -------
     Total other current liabilities.................................  $59,830    $69,485
                                                                       =======    =======

NOTE 6. TERM DEBT AND CAPITAL LEASES

     Term debt and capital lease obligations consisted of the following:

                                                                        1996        1997
                                                                      --------    --------
                                                                         (IN THOUSANDS)
     Senior notes, 9.64%, due in installments through 2000..........  $ 40,000    $ 30,000
     Borrowings outside the U.S., varying from 6.60% to 10.25% in
       1996 and 1997, due in installments through 2003..............    13,472       6,750
     Lease of office facilities with terms expiring through 2011 at
       6.75% to 7.55%...............................................    12,654      11,068
     Other..........................................................     7,476       6,480
                                                                       -------     -------
     Total term debt and capital leases.............................    73,602      54,298
                                                                       -------     -------
     Less current maturities:
       Term debt....................................................   (16,016)    (12,287)
       Capital leases...............................................    (1,527)     (1,566)
                                                                       -------     -------
       Total current maturities.....................................   (17,543)    (13,853)
                                                                       -------     -------
     Long-term debt and capital leases..............................  $ 56,059    $ 40,445
                                                                       =======     =======

     Future principal maturities of term debt are $12.3 million, $12.2 million, $12.1 million, $1.1 million and $1.1 million, respectively, in fiscal years 1998 through 2002.

     Certain of the term debt agreements contain various restrictions relating to, among other things, minimum net worth, maximum indebtedness, fixed charge coverage and debt guarantees.

                                KENNAMETAL INC.

     Future minimum lease payments under capital leases for the next five years and in total are as follows:

                 YEAR ENDING JUNE 30:                   (IN THOUSANDS)
------------------------------------------------------
  1998................................................     $  1,566
  1999................................................        1,511
  2000................................................        1,355
  2001................................................        1,355
  2002................................................        1,355
  After 2002..........................................        8,770
                                                            -------
Total future minimum lease payments...................       15,912
Less amount representing interest.....................       (4,844)
                                                            -------
Present value of minimum lease payments...............     $ 11,068
                                                            =======

     Future minimum lease payments under operating leases with noncancelable terms beyond one year were not significant at June 30, 1997.

NOTE 7. NOTES PAYABLE AND LINES OF CREDIT

     Notes payable to banks of $57.5 million and $120.2 million at June 30, 1996 and 1997, respectively, represent short-term borrowings under U.S. and international credit lines with commercial banks. These credit lines totaled approximately $280 million at June 30, 1997, of which $160 million was unused. The weighted average interest rate for short-term borrowings was 5.6 percent and
6.3 percent at June 30, 1996 and 1997, respectively.

     The Company has available U.S. credit lines totaling $175 million that are covered by a revolving credit agreement that amounts to $150 million and another agreement totaling $25 million. The revolving credit agreement allows the Company to borrow up to $150 million at fixed or variable interest rates. This credit line expires during fiscal 2001 and requires the Company to pay a facility fee on the total line. The Company has the option to terminate this agreement in whole or in part at any time.

     During 1997, the Company's J&L subsidiary obtained a $25 million line of credit with a bank and borrowed $20 million under the line of credit to fund a dividend to the Company. Interest payable under the line of credit was based on LIBOR plus 25 basis points. The Company guaranteed repayment of the line of credit in the event of default by J&L. The line of credit was repaid and canceled in full during July 1997.

                                KENNAMETAL INC.

NOTE 8. INCOME TAXES

     Income before income taxes and the provision for income taxes consisted of the following:

                                                             1995        1996        1997
                                                           --------    --------    --------
                                                                    (IN THOUSANDS)
     Income before income taxes:
       United States.....................................  $ 83,401    $ 76,020    $ 95,029
       International.....................................    29,893      37,612      21,903
                                                           --------    --------    --------
     Total income before income taxes....................  $113,294    $113,632    $116,932
                                                           ========    ========    ========
     Current income taxes:
       Federal...........................................  $ 26,500    $ 28,100    $ 30,600
       State.............................................     6,100       5,500       6,000
       International.....................................     4,000       1,800       4,400
                                                           --------    --------    --------
       Total.............................................    36,600      35,400      41,000
     Deferred income taxes...............................     8,400       8,500       3,900
                                                           --------    --------    --------
     Provision for income taxes..........................  $ 45,000    $ 43,900    $ 44,900
                                                           ========    ========    ========
     Effective tax rate..................................     39.7%       38.6%       38.4%
                                                           ========    ========    ========

     The reconciliation of income taxes computed using the statutory U.S. income tax rate and the provision for income taxes was as follows:

                                                               1995       1996       1997
                                                              -------    -------    -------
                                                                     (IN THOUSANDS)
     Income taxes at U.S. statutory rate....................  $39,653    $39,772    $40,926
     State income taxes, net of federal tax benefits........    3,981      3,575      3,917
     Combined tax effects of international income...........    1,288     (2,942)    (1,990)
     International losses with no related tax benefits......      219        421        102
     Other..................................................     (141)     3,074      1,945
                                                              -------    -------    -------
     Provision for income taxes.............................  $45,000    $43,900    $44,900
                                                              =======    =======    =======

     Deferred tax assets and liabilities consisted of the following:

                                                                        1996       1997
                                                                       -------    -------
                                                                         (IN THOUSANDS)
     Deferred tax assets (liabilities):
       Net operating loss carryforwards..............................  $35,985    $27,160
       Other postretirement benefits.................................   14,649     15,153
       Inventory valuation and reserves..............................    6,836      7,981
       Accrued vacation compensation.................................    3,965      4,316
       Property and equipment........................................    2,547      1,259
       Other accruals................................................    6,571      7,436
       Pension benefits..............................................   (1,053)    (2,133)
       Accumulated depreciation......................................  (19,558)   (18,922)
                                                                       -------    -------
     Total...........................................................   49,942     42,250
       Less valuation allowance......................................   (4,176)    (3,614)
                                                                       -------    -------
     Net deferred tax assets.........................................  $45,766    $38,636
                                                                       =======    =======

     Deferred income taxes have not been provided on cumulative undistributed earnings of international subsidiaries and affiliates. Any U.S. income taxes on such earnings, if distributed, would generally be offset by available foreign tax credits. In addition, there were no significant undistributed earnings of unconsolidated affiliates at June 30, 1997.

                                KENNAMETAL INC.

     Included in deferred tax assets at June 30, 1997, are unrealized tax benefits totaling $27.2 million related to net operating loss carryforwards. The realization of these tax benefits is contingent on future taxable income in certain international operations. Of this amount, approximately $23.6 million relates to net operating loss carryforwards in Germany, which can be carried forward indefinitely. The Company's operations in Germany are profitable.

     The remaining unrealized tax benefits relate to net operating loss carryforwards in certain other international operations, which expire at various dates through 2002. The Company established a valuation allowance of $3.6 million to offset the deferred tax benefits that may not be realized before the expiration of the carryforward periods.

NOTE 9. PENSION BENEFITS

     The components of net pension credit for the Company's U.S. defined benefit pension plans were as follows:

                                                              1995        1996        1997
                                                            --------    --------    --------
                                                                     (IN THOUSANDS)
     Service cost.........................................  $  5,906    $  6,722    $  7,728
     Interest cost........................................    13,016      13,688      14,569
     Return on plan assets................................   (37,746)    (45,888)    (46,845)
     Net amortization and deferral........................    17,628      24,682      22,457
                                                            --------    --------    --------
     Net pension credit...................................  $ (1,196)   $   (796)   $ (2,091)
                                                            ========    ========    ========

     The funded status of the plans and amounts recognized in the consolidated balance sheets were as follows:

                                                                       1996        1997
                                                                     --------    --------
                                                                        (IN THOUSANDS)
     Plan assets, at fair value....................................  $269,380    $318,229
     Present value of accumulated benefit obligations:
       Vested benefits.............................................   151,209     161,160
       Nonvested benefits..........................................     2,144       2,271
                                                                     --------    --------
     Accumulated benefit obligations...............................   153,353     163,431
     Effect of future salary increases.............................    44,369      48,054
                                                                     --------    --------
     Projected benefit obligations.................................   197,722     211,485
                                                                     --------    --------
     Plan assets in excess of projected benefit obligations........    71,658     106,744
     Amounts not recognized in the financial statements:
       Unrecognized net assets from July 1, 1986...................   (14,509)    (12,329)
       Unrecognized prior service costs............................       826         672
       Unrecognized net gains......................................   (52,312)    (87,118)
                                                                     --------    --------
     Prepaid pension costs.........................................  $  5,663    $  7,969
                                                                     ========    ========

     Prepaid pension costs are included in other noncurrent assets.

                                KENNAMETAL INC.

     Plan assets consist principally of common stocks, corporate bonds and U.S. government securities. The significant actuarial assumptions used to determine the present value of pension benefit obligations were as follows:

                                                                           1996     1997
                                                                           -----    -----
     Discount rate.......................................................   7.50%    7.50%
     Rate of future salary increases.....................................   4.50%    4.50%
     Rate of return on plan assets.......................................   9.00%    9.00%

     Pension plans of international subsidiaries are not required to report to U.S. government agencies pursuant to ERISA. The components of net pension cost for the Company's significant international defined benefit pension plans were as follows:

                                                                  1995      1996      1997
                                                                 ------    ------    ------
                                                                       (IN THOUSANDS)
     Service cost..............................................  $  231    $  735    $  877
     Interest cost.............................................     967     1,573     1,480
     Return on plan assets.....................................      --      (661)     (709)
     Net amortization and deferral.............................      --       (45)      (45)
                                                                 --------  --------  --------
     Net pension cost..........................................  $1,198    $1,602    $1,603
                                                                 ========  ========  ========

     The return on plan assets and the net amortization and deferral in 1995 were not significant.

     The funded status of the international plans and amounts recognized in the consolidated balance sheets were as follows:

                                                           JUNE 30, 1996         JUNE 30, 1997
                                                         ------------------    ------------------
                                                         ASSETS      ABO       ASSETS      ABO
                                                         EXCEED     EXCEED     EXCEED     EXCEED
                                                          ABO       ASSETS      ABO       ASSETS
                                                         ------    --------    ------    --------
                                                                      (IN THOUSANDS)
Plan assets, at fair value.............................  $8,274    $     --    $9,417    $     --
                                                         ------    --------    ------    --------
Present value of accumulated benefit obligations
  (ABO):...............................................
  Vested benefits......................................   5,602      10,922     5,643      11,863
  Nonvested benefits...................................      13       2,618        13       1,465
                                                         ------    --------    ------    --------
Accumulated benefit obligations........................   5,615      13,540     5,656      13,328
Effect of future salary increases......................   1,383         584     1,393         210
                                                         ------    --------    ------    --------
Projected benefit obligations..........................   6,998      14,124     7,049      13,538
                                                         ------    --------    ------    --------
Plan assets greater (less) than projected benefit
  obligations..........................................   1,276     (14,124)    2,368     (13,538)
Amounts not recognized in the financial statements:
  Unrecognized net assets..............................    (905)         --      (850)         --
  Unrecognized net gains...............................    (413)         --    (1,550)         --
                                                         ------    --------    ------    --------
Net pension liability..................................  $  (42)   $(14,124)   $  (32)   $(13,538)
                                                         ======    ========    ======    ========

     Accrued pension costs are included in other noncurrent liabilities. Plan assets consist principally of common stocks, corporate bonds and government securities.

                                KENNAMETAL INC.

     The significant actuarial assumptions used to determine the present value of pension benefit obligations for international plans were as follows:

                                                                 1996           1997
                                                              -----------    -----------
     Discount rate..........................................  8.00%-7.50%    8.00%-7.00%
     Rate of future salary increases........................  5.50%-4.50%    5.50%-4.00%
     Rate of return on plan assets..........................  9.00%          9.00%

     Total pension cost for U.S. and international plans amounted to $0.8 million, $2.1 million and $0.6 million in 1995, 1996 and 1997, respectively.

NOTE 10. OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS

     The Company presently provides varying levels of postretirement health care and life insurance benefits to most U.S. employees. Postretirement health care benefits are available to employees and their spouses retiring at or after age 65 with five or more years of service after age 40. Employees (and their spouses) retiring under age 65 before January 1, 1998, with 20 or more years of service after age 40 also are eligible to receive postretirement health care benefits. Beginning with retirements on or after January 1, 1998, Kennametal's portion of the costs of postretirement health care benefits will be capped at 1996 levels.

     The components of other postretirement benefit costs for the Company's U.S. plans were as follows:

                                                                1995       1996       1997
                                                               ------     ------     ------
                                                                      (IN THOUSANDS)
     Service cost............................................  $  959     $1,100     $1,220
     Interest cost...........................................   2,626      2,661      2,427
     Net amortization and deferral...........................     (32)        --        (70)
                                                               ------     ------     ------
     Other postretirement benefit costs......................  $3,553     $3,761     $3,577
                                                               ======     ======     ======

     Accumulated postretirement benefit obligations and amounts recognized in the consolidated balance sheets were as follows:

                                                                       1996        1997
                                                                      -------     -------
                                                                        (IN THOUSANDS)
     Present value of accumulated benefit obligations:
       Retirees.....................................................  $21,333     $17,446
       Fully eligible active participants...........................    6,862       2,742
       Other active participants....................................    9,321      14,392
                                                                      -------     -------
     Accumulated benefit obligations................................   37,516      34,580
     Plan assets, at fair value.....................................       --          --
                                                                      -------     -------
     Accumulated benefit obligations in excess of plan assets.......   37,516      34,580
     Unrecognized net gains.........................................      626       4,340
                                                                      -------     -------
     Accrued postretirement benefits................................  $38,142     $38,920
                                                                      =======     =======

     Included in other noncurrent liabilities were accrued postretirement benefits of $35.1 million and $36.0 million at June 30, 1996 and 1997, respectively.

                                KENNAMETAL INC.

     The significant actuarial assumptions used to determine the present value of accumulated postretirement benefit obligations were as follows:

                                                                          1996       1997
                                                                          ----       ----
     Discount rate......................................................  7.50%      7.50%
     Rate of increase in health care costs:
       Initial rate.....................................................  8.50%      8.00%
       Ultimate rate in 2003 and after..................................  5.00%      5.00%

     A 1 percent increase in the health care cost trend rate would have increased other postretirement benefit costs by $0.1 million in 1997 and the accumulated benefit obligation by $1.0 million at June 30, 1997.

     The Company provides for postemployment benefits pursuant to SFAS No. 112, "Employers' Accounting for Postemployment Benefits." The Company accrues the cost of separation and other benefits provided to former or inactive employees after employment but before retirement. Postemployment benefit costs were not significant in 1995, 1996 and 1997, respectively.

NOTE 11. RESTRUCTURING CHARGE

     On April 29, 1996, the Board of Directors approved the Company's plan (the
Plan) to relocate its North America Metalworking Headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania. In connection with the Plan, the Company is constructing a new world headquarters at an estimated cost of $20 million. The relocation was made to globalize key functions and to provide a more efficient corporate structure. The action affected approximately 300 employees in Raleigh, North Carolina, all of whom were offered the opportunity to move to Latrobe, Pennsylvania. As a result, a pretax charge of $2.0 million was recorded in the fourth quarter of fiscal 1996. The charge was taken to cover the one-time costs of employee separation arrangements and early retirement costs.

     The costs resulting from the relocation of employees, hiring and training new employees, and other costs resulting from the temporary duplication of certain operations were not included in the one-time charge and will be included in operating expenses as incurred. The costs related to these items were estimated to be approximately $9.0 million pretax, $4.7 million that was recorded in fiscal 1997 and the remainder that will be incurred in fiscal 1998.

     During the fourth quarter of fiscal 1996, the Company also recorded a one-time pretax charge of $0.7 million related to the closure of a manufacturing facility in Canada. The supply of products produced at this location will be continued from other Company locations. The restructuring was substantially complete in 1997.

NOTE 12. FINANCIAL INSTRUMENTS

     FAIR VALUE. The Company had $21.9 million in cash and equivalents at June 30, 1997, which approximates fair value because of the short maturity of these investments.

     The estimated fair value of term debt was $44.9 million at June 30, 1997. Fair value was determined using discounted cash flow analysis and the Company's incremental borrowing rates for similar types of arrangements.

     OFF-BALANCE-SHEET RISK. The Company uses forward foreign exchange contracts in the normal course of business to hedge foreign currency exposures of underlying receivables and payables. These financial instruments involve credit risk in excess of the amount recognized in the financial statements. The Company controls credit risk through credit evaluations, limits and monitoring procedures. There were no financial instruments with significant off-balance-sheet risk at June 30, 1997.

                                KENNAMETAL INC.

     CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. By policy, the Company makes temporary cash investments with high credit quality financial institutions. With respect to trade receivables, concentrations of credit risk are significantly reduced because the Company serves numerous customers in many industries and geographic areas. As of June 30, 1997, the Company had no significant concentrations of credit risk.

NOTE 13. STOCK OPTIONS

     Under stock option plans approved by shareholders in 1996, 1992 and 1988, stock options generally are granted to eligible employees at fair market value at the date of grant. Options are exercisable under specified conditions for up to 10 years from the date of grant. No options may be granted under the 1988 plan after October 1998, no options may be granted under the 1992 plan after October 2002, and no options may be granted under the 1996 plan after October 2006. No charges to income have resulted from the operation of the plans.

     Under provisions of the plans, participants may deliver Kennametal stock in payment of the option price and receive credit for the fair market value of the shares on the date of delivery. Shares valued at $0.4 million (13,728 shares), $0.9 million (22,740 shares) and $0.5 million (11,684 shares) were delivered in 1995, 1996 and 1997, respectively.

     Under the 1996, 1992 and 1988 plans, shares may be awarded to eligible employees without payment. The respective plans specify such shares are awarded in the name of the employee, who has all the rights of a shareholder, subject to certain restrictions or forfeitures. Such awards were not significant in 1995, 1996 and 1997.

     The Company adopted the disclosure requirements of SFAS No. 123 effective with the 1997 consolidated financial statements, but elected to continue to measure compensation expense in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense for stock options has been recognized in the accompanying consolidated financial statements. If compensation expense had been determined based on the estimated fair value of options granted in 1996 and 1997, consistent with the methodology in SFAS No. 123, the effect on the Company's 1996 and 1997 net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                       1996        1997
                                                                      -------     -------
                                                                        (IN THOUSANDS)
     Net income:
       As reported..................................................  $69,732     $72,032
       Pro forma....................................................   65,610      70,140
     Earnings per share:
       As reported..................................................  $  2.62     $  2.71
       Pro forma....................................................     2.46        2.64

     The fair values of the options granted were estimated on the date of their grant using the Black-Scholes option-pricing model based on the following weighted average assumptions:

                                                                          1996       1997
                                                                          ----       ----
     Risk-free interest rate............................................  6.28%      6.64%
     Expected life (years)..............................................     5          5
     Expected volatility................................................  30.2%      27.9%
     Expected dividend yield............................................   1.9%       2.0%

                                KENNAMETAL INC.

     Stock option activity for 1995, 1996 and 1997 is set forth below:

                                                    1995                      1996                       1997
                                            ---------------------     ---------------------     ----------------------
                                                         WEIGHTED                  WEIGHTED                   WEIGHTED
                                                         AVERAGE                   AVERAGE                    AVERAGE
                                                         EXERCISE                  EXERCISE                   EXERCISE
            NUMBER OF SHARES                OPTIONS       PRICE       OPTIONS       PRICE        OPTIONS       PRICE
----------------------------------------    --------     --------     --------     --------     ---------     --------
Options outstanding, beginning of
  year..................................     475,650      $20.53       521,148      $20.55        994,244      $30.41
Granted.................................     204,950       24.75       580,500       36.86        327,000       31.42
Exercised...............................    (157,452)      16.94      (105,904)      17.16       (116,877)      22.65
Lapsed and forfeited....................      (2,000)      16.94        (1,500)      37.06        (35,000)      36.45
                                            --------     --------     --------     --------     ---------     --------
Options outstanding, end of year........     521,148      $20.55       994,244      $30.41      1,169,367      $30.85
                                            --------     --------     --------     --------     ---------     --------
Options exercisable, end of year........     281,482      $24.75       960,970      $30.88      1,132,111      $31.16
                                            --------     --------     --------     --------     ---------     --------
Weighted average fair value of options
  granted during the year...............                     N/A                    $11.56                     $ 9.48
                                                         ========                  ========                   ========

     Stock options outstanding at June 30, 1997:

                                    OPTIONS OUTSTANDING
            -------------------------------------------------------------------
                                                        WEIGHTED                     OPTIONS EXERCISABLE
                                                         AVERAGE                    ----------------------
                                                        REMAINING      WEIGHTED                   WEIGHTED
                                                       CONTRACTUAL     AVERAGE                    AVERAGE
                    RANGE OF                              LIFE         EXERCISE                   EXERCISE
                 EXERCISE PRICES          OPTIONS        (YEARS)        PRICE        OPTIONS       PRICE
            -------------------------    ---------     -----------     --------     ---------     --------
            $14.06-$16.34                    6,463         1.94         $15.73          6,463      $15.73
             16.94                         102,000         2.59          16.94         74,744       16.94
             20.53                         100,000         6.35          20.53        100,000       20.53
             24.75                         163,904         7.15          24.75        163,904       24.75
             30.81                         260,000         9.08          30.81        250,000       30.81
             31.06                          20,000         8.33          31.06         20,000       31.06
             34.06                          61,000         9.33          34.06         61,000       34.06
             37.06                         456,000         8.08          37.06        456,000       37.06
                                         ---------         ----         ------      ---------      ------
                                         1,169,367         7.62         $30.85      1,132,111      $31.16
                                         =========         ====         ======      =========      ======

NOTE 14. ENVIRONMENTAL MATTERS

     The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, it is management's opinion, based on its evaluations and discussions with outside counsel and independent consultants, that the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company.

     The Company maintains a Corporate Environmental, Health and Safety (EH&S) Department as well as an EH&S Policy Committee to ensure compliance with environmental regulations and to monitor and oversee remediation activities. In addition, the Company has established an EH&S administrator at each of its domestic manufacturing facilities. The Company's financial management team periodically meets with members of the Corporate EH&S Department and the Corporate Legal Department to review and evaluate the status of environmental projects and contingencies. On a quarterly and annual basis, management establishes or adjusts financial provisions and reserves for environmental contingencies in accordance with SFAS No. 5, "Accounting for Contingencies."

                                KENNAMETAL INC.

NOTE 15. SHAREHOLDER RIGHTS PLAN

     Pursuant to the Company's Shareholder Rights Plan, one-half of a right is associated with each share of capital stock. Each right entitles a shareholder to buy 1/100th of a share of a new series of preferred stock at a price of $105 (subject to adjustment).

     The rights will be exercisable only if a person or group of persons acquires or intends to make a tender offer for 20 percent or more of the Company's capital stock. If any person acquires 20 percent of the capital stock, each right will entitle the shareholder to receive that number of shares of capital stock having a market value of two times the exercise price. If the Company is acquired in a merger or other business combination, each right will entitle the shareholder to purchase at the exercise price that number of shares of the acquiring Company having a market value of two times the exercise price. The rights will expire on November 2, 2000, and are subject to redemption by the Company at $0.01 per right.

NOTE 16. ACQUISITIONS

     Fiscal 1997 results included sales of approximately $16 million from five companies acquired during the year for a total consideration of approximately $19 million. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition. Pro forma results of operations have not been presented because the effects of these acquisitions were not significant.

                                KENNAMETAL INC.

NOTE 17. SEGMENT DATA

     The Company operates predominantly as a tooling supplier specializing in powder metallurgy, which represents a single business segment. The following table presents the Company's operations by geographic area:

                                                                  1995           1996           1997
                                                               ----------     ----------     ----------
                                                                            (IN THOUSANDS)
Sales:
  United States............................................    $  726,977     $  784,295     $  867,321
  Europe...................................................       311,178        328,732        306,065
  Other international......................................        91,269        114,432        125,856
                                                               ----------     ----------     ----------
  Total....................................................     1,129,424      1,227,459      1,299,242
                                                               ----------     ----------     ----------
Intersegment transfers:
  United States............................................        92,939         97,343        100,000
  Europe...................................................        41,252         38,452         33,629
  Other international......................................        11,360         11,701          9,270
                                                               ----------     ----------     ----------
  Total....................................................       145,551        147,496        142,899
                                                               ----------     ----------     ----------
Net sales..................................................    $  983,873     $1,079,963     $1,156,343
                                                               ==========     ==========     ==========
Operating income:
  United States............................................    $   95,228     $   79,517     $   90,421
  Europe...................................................        22,977         27,614         18,876
  Other international......................................        13,792         15,247         15,949
  Eliminations.............................................        (5,024)          (527)         1,779
                                                               ----------     ----------     ----------
Total operating income.....................................       126,973        121,851        127,025
                                                               ----------     ----------     ----------
  Interest expense.........................................       (12,793)       (11,296)       (10,393)
  Other income.............................................            54          4,821          1,531
                                                               ----------     ----------     ----------
Income before income taxes and minority interest...........    $  114,234     $  115,376     $  118,163
                                                               ==========     ==========     ==========
Identifiable assets:
  United States............................................    $  462,812     $  495,452     $  560,631
  Europe...................................................       284,378        239,594        210,711
  Other international......................................        64,233         83,130         79,477
  Eliminations.............................................       (43,419)       (37,884)       (10,390)
  Corporate................................................        13,605         19,199         28,880
                                                               ----------     ----------     ----------
Total assets...............................................    $  781,609     $  799,491     $  869,309
                                                               ==========     ==========     ==========

     Intersegment transfers are accounted for at arm's-length prices, reflecting prevailing market conditions within the various geographic areas. Such sales and associated costs are eliminated in the consolidated financial statements.

     Identifiable assets are those assets that are identified with the operations in each geographic area. Corporate assets consist mainly of cash and cash equivalents, investments in affiliated companies and other assets.

     Sales to a single customer did not aggregate 10 percent or more of total sales. Export sales from U.S. operations to unaffiliated customers were $27.4 million, $21.4 million and $15.1 million in 1995, 1996 and 1997, respectively.

                                KENNAMETAL INC.

NOTE 18. SUBSEQUENT EVENTS


     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, and Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company. The companies had aggregate annual sales of approximately $66 million in 1996. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition.


     On October 10, 1997, Kennametal and Kennametal Acquisition Corp. (Acquisition Corp.) entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997, approximately 16,179,976 shares (98% of the outstanding) of Greenfield's common stock. The Merger occurred on November 18, 1997, and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion.


     In connection with the acquisition of Greenfield, the Company, on November 18, 1997, entered into the New Bank Credit Facility. As of November 18, 1997, the Company had borrowed $500 million in term loans and approximately $300 million in revolving credit loans under the New Bank Credit Facility. The proceeds from these loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility is secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65% of the stock of Kennametal's significant foreign subsidiaries. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998, and all loans mature on August 31, 2002. Proceeds from anticipated common stock offerings, a FELINE PRIDES offering and a senior debt offering will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility. If all such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Greenfield Industries, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Greenfield Industries, Inc. and its subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri
January 30, 1997

                          GREENFIELD INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                ----------------------------------     ---------------------
                                                  1994         1995         1996         1996         1997
                                                --------     --------     --------     --------     --------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                            (UNAUDITED)
Net sales.....................................  $271,787     $420,188     $510,094     $384,089     $419,480
Cost of sales.................................   180,974      288,158      357,203      266,835      295,167
                                                --------     --------     --------     --------     --------
Gross profit..................................    90,813      132,030      152,891      117,254      124,313
Selling, general and administrative
  expenses....................................    50,229       70,952       88,944       66,367       77,777
Restructuring costs...........................     1,300           --        4,000        4,000           --
                                                --------     --------     --------     --------     --------
Operating income..............................    39,284       61,078       59,947       46,887       46,536
Interest expense..............................     3,169        8,223       11,049        8,729        9,699
Dividends at 6% per annum on
  Company-obligated, mandatorily redeemable
  convertible preferred securities of
  subsidiary Greenfield Capital Trust holding
  solely convertible subordinated debentures
  of the Company..............................        --           --        4,734        3,009        5,175
                                                --------     --------     --------     --------     --------
Income before provision for income taxes......    36,115       52,855       44,164       35,149       31,662
Provision for income taxes....................    14,106       21,390       17,975       14,264       13,003
                                                --------     --------     --------     --------     --------
Net income....................................  $ 22,009     $ 31,465     $ 26,189     $ 20,885     $ 18,659
                                                ========     ========     ========     ========     ========
Earnings per common share:
  Primary.....................................  $   1.35     $   1.94     $   1.60     $   1.28     $   1.14
  Fully diluted(1)............................  $     --     $     --     $   1.59     $   1.25     $   1.13
Weighted average common and common equivalent
  shares outstanding:
  Primary.....................................    16,250       16,252       16,328       16,313       16,404
  Fully diluted(1)............................        --           --       18,247       17,941       19,192
Dividends per common share....................  $   0.09     $   0.13     $   0.17     $   0.12     $   0.15

---------

(1) For the years ended December 31, 1994 and 1995, there was no dilutive effect.

          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                             ---------------------   SEPTEMBER 30,
                                                               1995         1996         1997
                                                             --------     --------   -------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash.....................................................  $  5,258     $  1,721     $      --
  Accounts receivable, net.................................    63,618       83,199        98,100
  Inventories, net.........................................   109,769      152,659       182,524
  Prepaid expenses and other...............................     4,069        8,034         5,875
                                                              -------      -------       -------
     Total current assets..................................   182,714      245,613       286,499
Property, plant and equipment, net.........................   109,022      144,300       169,179
Goodwill, net..............................................    98,795      169,958       180,187
Other assets, net..........................................     7,932        2,773         2,302
                                                              -------      -------       -------
                                                             $398,463     $562,644     $ 638,167
                                                              =======      =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........................  $    633     $    513     $   6,632
  Accounts payable.........................................    24,586       22,392        31,026
  Accrued liabilities......................................    33,688       35,411        41,561
                                                              -------      -------       -------
     Total current liabilities.............................    58,907       58,316        79,219
Long-term debt.............................................   140,198      162,625       197,734
Deferred taxes.............................................     4,207        9,524        10,302
Other long-term liabilities................................    15,891       16,451        18,891
                                                              -------      -------       -------
     Total liabilities.....................................   219,203      246,916       306,146
                                                              -------      -------       -------
Commitments and contingencies (Note 14)....................
Company-obligated, mandatorily redeemable convertible
  preferred securities of subsidiary Greenfield Capital
  Trust holding solely convertible subordinated debentures
  of the Company...........................................        --      115,000       115,000
                                                              -------      -------       -------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,500,000 shares
     authorized, no shares issued and outstanding..........
  Common stock, $.01 par value, 100,000,000 shares
     authorized, 16,260,377, 16,374,925 and 16,445,757
     shares issued and outstanding, respectively...........       163          164           164
  Additional paid-in capital and other.....................   111,615      109,759       111,331
  Retained earnings........................................    69,014       92,425       108,622
  Cumulative translation adjustment........................    (1,532)      (1,620)       (3,096)
                                                              -------      -------       -------
     Total stockholders' equity............................   179,260      200,728       217,021
                                                              -------      -------       -------
                                                             $398,463     $562,644     $ 638,167
                                                              =======      =======       =======

          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                        ADDITIONAL                     CUMULATIVE
                                          COMMON      PAID-IN CAPITAL     RETAINED     TRANSLATION
                                          STOCK          AND OTHER        EARNINGS     ADJUSTMENT       TOTAL
                                         --------     ---------------     --------     -----------     --------
                                                                     (IN THOUSANDS)
Balance, December 31, 1993.............  $    159        $ 107,338        $ 19,075      $    (862)     $125,710
Net income.............................        --               --          22,009             --        22,009
Exercise of stock options and tax
  benefits
  relating thereto.....................         1            1,288              --             --         1,289
Dividends declared and paid............        --               --          (1,435)            --        (1,435)
Partial repayment of stock
  subscriptions receivable.............        --              128              --             --           128
Cumulative translation adjustment......        --               --              --            202           202
                                         --------         --------        --------       --------      --------
Balance, December 31, 1994.............       160          108,754          39,649           (660)      147,903
Net income.............................        --               --          31,465             --        31,465
Exercise of stock options and tax
  benefits relating thereto............         3            3,520              --             --         3,523
Dividends declared and paid............        --               --          (2,100)            --        (2,100)
Additional minimum pension liability...        --             (783)             --             --          (783)
Partial repayment of stock
  subscriptions receivable.............        --              124              --             --           124
Cumulative translation adjustment......        --               --              --           (872)         (872)
                                         --------         --------        --------       --------      --------
Balance, December 31, 1995.............       163          111,615          69,014         (1,532)      179,260
Net income.............................        --               --          26,189             --        26,189
Exercise of stock options and tax
  benefits relating thereto............         1            1,218              --             --         1,219
Dividends declared and paid............        --               --          (2,778)            --        (2,778)
Partial repayment of stock
  subscriptions receivable and other...        --             (115)             --             --          (115)
Executive restricted stock awards......        --              761              --             --           761
Issuance costs of mandatorily
  redeemable convertible preferred
  securities...........................        --           (4,254)             --             --        (4,254)
Additional minimum pension liability...        --              534              --             --           534
Cumulative translation adjustment......        --               --              --            (88)          (88)
                                         --------         --------        --------       --------      --------
Balance, December 31, 1996.............       164          109,759          92,425         (1,620)      200,728
Net income (unaudited).................        --               --          18,659             --        18,659
Exercise of stock options and tax
  benefits relating thereto
  (unaudited)..........................        --              753              --             --           753
Dividends declared and paid
  (unaudited)..........................        --               --          (2,462)            --        (2,462)
Partial repayment of stock
  subscriptions receivable
  (unaudited)..........................        --              133              --             --           133
Executive restricted stock awards
  (unaudited)..........................        --              686              --             --           686
Cumulative translation adjustment
  (unaudited)..........................        --               --              --         (1,476)       (1,476)
                                         --------         --------        --------       --------      --------
Balance, September 30, 1997
  (unaudited)..........................  $    164        $ 111,331        $108,622      $  (3,096)     $217,021
                                         ========         ========        ========       ========      ========

          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                    NINE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                                                             ---------------------------------    ---------------------
                                                               1994        1995        1996         1996         1997
                                                             --------    --------    ---------    ---------    --------
                                                                                   (IN THOUSANDS)
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income..............................................   $ 22,009    $ 31,465    $  26,189    $  20,885    $ 18,659
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities, excluding the
    effects of acquisitions:
    Depreciation..........................................      9,305      11,319       14,259       10,967      13,423
    Amortization..........................................      1,491       2,908        4,620        3,274       3,755
    Deferred income taxes.................................      3,606       5,759        8,390        2,514       3,848
    Tax benefits relating to stock options................      1,210       3,210          315          302         197
    Other.................................................        664        (811)       1,356         (821)      1,625
    Changes in operating assets and liabilities:
      Accounts receivable, net............................     (3,859)     (6,080)      (7,126)      (2,874)     (7,683)
      Inventories.........................................     (1,137)    (21,452)     (22,073)     (17,242)    (19,327)
      Prepaid expenses and other..........................      3,251      (1,440)      (2,639)      (2,411)      2,479
      Accounts payable....................................      1,244       3,912       (9,513)     (17,949)        306
      Accrued liabilities.................................      2,641     (11,403)     (11,620)      (1,358)      1,282
                                                             --------    --------    ---------    ---------    --------
        Net cash provided by (used in) operating
          activities......................................     40,425      17,387        2,158       (4,713)     18,564
                                                             --------    --------    ---------    ---------    --------
Cash flows from investing activities:
  Capital expenditures....................................    (13,141)    (26,847)     (29,185)     (21,789)    (26,189)
  Proceeds from the sale of fixed assets..................        325       1,219        2,018        2,352       1,733
  Purchase of businesses, net of cash acquired............    (73,639)    (24,434)    (111,183)     (96,503)    (33,725)
  Investment in Rule......................................         --      (5,611)          --           --          --
                                                             --------    --------    ---------    ---------    --------
        Net cash used in investing activities.............    (86,455)    (55,673)    (138,350)    (115,940)    (58,181)
                                                             --------    --------    ---------    ---------    --------
Cash flows from financing activities:
  Proceeds from borrowings................................     71,800     123,950      140,743      128,375      49,673
  Payments on borrowings..................................    (25,915)    (82,148)    (117,559)    (116,660)     (7,258)
  Net proceeds from issuance of 6% Company-obligated
    mandatorily redeemable convertible preferred
    securities of subsidiary Greenfield Capital Trust
    holding solely convertible junior subordinated
    debentures of the Company.............................         --          --      110,746      110,775          --
  Dividends paid on common stock..........................     (1,435)     (2,100)      (2,778)      (1,959)     (2,462)
  Other...................................................        (26)       (299)       1,381        2,571         650
                                                             --------    --------    ---------    ---------    --------
        Net cash provided by financing activities.........     44,424      39,403      132,533      123,102      40,603
                                                             --------    --------    ---------    ---------    --------
Effect of exchange rate changes on cash...................     (1,160)        145          122         (970)     (2,707)
                                                             --------    --------    ---------    ---------    --------
Net (decrease) increase in cash...........................     (2,766)      1,262       (3,537)       1,479      (1,721)
                                                             --------    --------    ---------    ---------    --------
Cash at beginning of period...............................      6,762       3,996        5,258        5,258       1,721
                                                             --------    --------    ---------    ---------    --------
Cash at end of period.....................................   $  3,996    $  5,258    $   1,721    $   6,737    $     --
                                                             ========    ========    =========    =========    ========
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest..............................................   $  2,643    $  7,317    $  10,937
    Dividends on mandatorily redeemable convertible
      preferred securities................................         --          --        4,734
    Income taxes..........................................      7,699      16,797       18,601
Supplemental schedule of noncash investing and financing
  activities:
  Assets obtained under capital leases....................        241          --           --
  The Company purchased several companies as detailed in
    Note 3 in 1994, 1995 and 1996. In conjunction with the
    acquisitions, liabilities were assumed as follows:
      Fair value of assets acquired.......................   $ 56,284    $ 26,199    $  59,370
      Fair value assigned to goodwill.....................     60,940       6,009       76,379
      Cash paid...........................................    (73,639)    (24,434)    (111,183)
                                                             --------    --------    ---------
      Liabilities assumed.................................   $ 43,585    $  7,774    $  24,566
                                                             ========    ========    =========


          See accompanying Notes to Consolidated Financial Statements.

                          GREENFIELD INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. BUSINESS

     Greenfield Industries, Inc. (Greenfield or the Company) is a global manufacturer of expendable products for material cutting, material removal and wear applications used in various industries. The Company also manufactures a limited number of products (primarily bilge pumps) for the marine industry. The Company markets its products through six product groups which are as follows:
(1) industrial products, (2) engineered products, (3) energy and construction products, (4) electronics products, (5) consumer products, and (6) marine products. The majority of the Company's products are made from either high-speed steel or tungsten carbide. The Company's largest concentration of business is in North America but it sells its products throughout the world.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The policies utilized by the Company in the preparation of the consolidated financial statements conform to generally accepted accounting principles, and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates.

     The significant accounting policies followed by the Company are described below.

REVENUE RECOGNITION

     Revenue from the sale of the Company's products is recognized upon shipment to the customer.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

INTERIM UNAUDITED FINANCIAL INFORMATION

     The interim consolidated financial information at September 30, 1997 and for the nine months ended September 30, 1996 and 1997 and related disclosures in the notes herein (including Note 18) is unaudited. However, in the opinion of management, such information has been prepared on the same basis as the audited consolidated financial statements and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods presented. The interim results, however, are not necessarily indicative of the results for any future period.

FOREIGN CURRENCY TRANSLATION

     The accounts of the Company's foreign subsidiaries are maintained in their respective local currencies. The accompanying consolidated financial statements have been translated and adjusted to reflect U.S. dollars on the bases presented below.

     Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Adjustments resulting from the process of translating the consolidated amounts into U.S. dollars are accumulated in a separate translation adjustment account included in stockholders' equity. Common stock and additional paid-in capital are translated at historical U.S. dollar equivalents in effect at the date of acquisition. Foreign currency transaction gains and losses are included in earnings currently. The Company recognized net foreign currency transaction gains of $227, $540 and $599 for the years ended December 31, 1994, 1995 and 1996, respectively.

                          GREENFIELD INDUSTRIES, INC.

CASH

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash. Cash overdrafts, if any, on the Company's disbursement accounts are included in the balances outstanding under the Company's revolving credit facilities.

CONCENTRATION OF CREDIT RISK

     The Company sells its products to distributors and end-users in the industrial, energy and construction, electronics, engineered products, consumer and marine markets. While most of the Company's business activity is with customers located within North America, the Company also serves customers in Europe and the Far East. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and historically such losses have been within management's expectations. At December 31, 1996, the Company had no significant concentrations of credit risk.

RELATIONSHIPS WITH SUPPLIERS

     The Company purchases tungsten carbide materials from multiple suppliers, for which alternative suppliers also exist and are adequate. Although the Company purchases the majority of its domestic high-speed steel requirements from a single supplier, the Company believes that the supply of steel and the number of alternative suppliers are adequate. The Company considers its relationships with its primary suppliers to be strong.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method, for substantially all domestic inventories. For various tax and statutory reasons, inventories of the Company's foreign subsidiaries are stated at first-in, first-out (FIFO) cost. The effects on the consolidated financial position and results of operations from applying the FIFO method (versus the LIFO method) to certain inventories are immaterial. If the FIFO method (which approximates replacement cost) had been used in determining cost for all inventories, inventories would have been approximately $5,181 and $5,675 higher at December 31, 1995 and 1996, respectively. Inventories include the cost of materials, direct labor and manufacturing overhead. Obsolete or unsaleable inventories are reflected at their estimated net realizable values.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is carried at cost and is depreciated using the straight-line method over the estimated useful lives of the assets which range from 3 to 40 years. Properties held under capital leases are recorded at the present value of the noncancelable lease payments over the term of the lease and are amortized over the shorter of the lease term or the estimated useful lives of the assets. Expenditures for repairs, maintenance and renewals are charged to income as incurred. Expenditures which improve an asset or extend its estimated useful life are capitalized. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

GOODWILL

     The excess of the purchase price over the fair value of net assets acquired in business combinations is capitalized and amortized on a straight-line basis over the estimated period benefited. The amortization period for all acquisitions to date is 40 years. Amortization expense for the years ended December 31, 1994, 1995 and 1996 was approximately $1,221, $2,636 and $4,279, respectively. Accumulated amortization at December 31, 1995 and 1996 was approximately $7,592 and $11,849, respectively. The carrying value of goodwill is assessed for recoverability by management based on current and anticipated conditions, including expected cash flows and

                          GREENFIELD INDUSTRIES, INC.

operating results generated by the underlying tangible assets. Management believes that there has been no impairment at December 31, 1996.

OTHER ASSETS

     Other assets are primarily comprised of debt issuance and trademark costs. At December 31, 1995, other assets also included an investment in Rule Industries, Inc. stock as further described in Note 3. Debt issuance costs are being amortized on a straight-line basis over the life of the related obligation and trademarks are being amortized on a straight-line basis over 40 years. Amortization expense for the years ended December 31, 1994, 1995 and 1996 was approximately $270, $272 and $341, respectively. Accumulated amortization at December 31, 1995 and 1996 was $3,471 and $3,568, respectively.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, the deferred tax provision is determined using the liability method, whereby deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement and income tax bases of assets and liabilities using presently enacted tax rates.

EARNINGS PER SHARE

     Fully diluted earnings per share primarily reflect the effects of conversion of the Company's mandatorily redeemable convertible preferred securities and elimination of the related dividends, net of applicable income taxes (see Note 5). Primary earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Options under the Company's employee and directors stock option plans are not included as common stock equivalents for earnings per share purposes since they did not have a material dilutive effect.

ENVIRONMENTAL LIABILITIES

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated.

EMPLOYEE STOCK-BASED COMPENSATION

     The Company accounts for employee stock options and variable stock awards in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under APB 25, the Company applies the intrinsic value method of accounting. For employee stock options accounted for using the intrinsic value method, no compensation expense is recognized because the options are granted with an exercise price equal to the market value of the stock on the date of grant. For variable stock awards accounted for using the intrinsic value method, compensation cost is estimated and recorded each period from the date of grant to the measurement date based on the market value of the stock at the end of each period.

     During 1996, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123), became effective for the Company. FAS 123 prescribes the recognition of compensation expense based on the fair value of options or stock awards determined on the date of grant. However, FAS 123 allows companies to continue to apply the valuation methods set forth in APB 25. For companies that continue to apply the valuation methods set forth in APB 25, FAS 123 mandates certain pro forma disclosures as if the fair value method had been utilized. See Note 12 for additional discussion.

                          GREENFIELD INDUSTRIES, INC.

3. ACQUISITIONS

     The following table summarizes certain information regarding the Company's acquisitions during the past three years:

                                                                                 NET CASH
DATE               BUSINESS                                                   PURCHASE PRICE
---------------    -------------------------------------------------------    --------------
October 1994       Threads, Inc. and Hendersonville Industrial Tool Co.,
                   Inc....................................................       $  5,272
November 1994      The Cleveland Twist Drill Company (CTD)................       $ 45,867
November 1994      Carbidie Corporation (Carbidie)........................       $ 22,500
January 1995       American Mine Tool Division of Valenite, Inc. (AMT)....       $ 14,676
June 1995          Van Keuren, Inc........................................       $  2,500
December 1995      Cleveland Europe Limited...............................       $  7,258
January 1996       Rule Industries, Inc. (Rule)...........................       $ 84,046
June 1996          Boride Products, Inc...................................       $  8,768
July 1996          Arkansas Cutting Tools, a division of Production
                   Carbide & Steel Company................................       $  4,872
December 1996      Bassett Rotary Tool Company............................       $ 13,497
March 1997         Hanita Metal Works, Ltd................................       $ 33,725

     During the past three years, the Company has made several acquisitions which have significantly expanded its product lines. These acquisitions were each accounted for using the purchase method of accounting and financed primarily through bank borrowings, resulting in an increase in the Company's outstanding debt. Results of operations of each acquired company have been included in the Company's consolidated financial statements from the date of acquisition. The purchase price of each acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair value at the date of acquisition. The excess of purchase price over the estimated fair value of net assets acquired was, in each instance, recorded as goodwill. Except for Rule, CTD and Carbidie, the pro forma effects, individually and collectively, of the acquisitions on the Company's consolidated results of operations and financial position are not material.

     The following table sets forth pro forma information for the Company as if the acquisitions of Rule, CTD and Carbidie had taken place on January 1, 1994 and the acquisition of Rule had taken place on January 1, 1995, respectively. This information is unaudited and does not purport to represent actual revenue, net income and earnings per share had the acquisitions actually occurred on January 1, 1994 and 1995, respectively. The pro forma effects of Rule, had the acquisition taken place on January 1, 1996, are not material.

                                                                  PRO FORMA INFORMATION
                                                                   FOR THE YEARS ENDED
                                                                      DECEMBER 31,
                                                                -------------------------
                                                                  1994             1995
                                                                --------         --------
     Net sales................................................  $419,662         $484,600
     Net income...............................................  $ 24,917         $ 31,479
     Primary earnings per common share........................  $   1.53         $   1.94

     In connection with a definitive merger agreement between Rule and the Company, on September 11, 1995 Greenfield exercised its option to acquire 630,000 shares of Rule common stock for approximately $5,611, including acquisition costs. The cost of the Rule common stock is reflected as other assets on the December 31, 1995 consolidated balance sheet. On January 12, 1996, Greenfield acquired the remaining outstanding shares of Rule common stock as discussed further below.

                          GREENFIELD INDUSTRIES, INC.

     In connection with the Company's acquisition of Rule in January 1996, the Company recorded a restructuring reserve of $2,600 in purchase accounting primarily related to the closing of two Rule facilities (including the corporate office) and the involuntary termination of a substantial number of Rule employees. Of the $2,600 reserve, $1,240 related to employee severance costs, $346 related to the closure of the two facilities, and $1,014 related to other nonrecurring costs associated with terminating certain Rule operations. This restructuring has resulted in a reduction in personnel and the elimination of certain duplicate functions. The employee severance costs related to the reduction of approximately 62 employees from the acquisition date. Of the total $2,600 reserve, substantially all of the costs had been paid as of December 31, 1996.


     The Company, as part of the acquisition of CTD, recorded a restructuring and plant consolidation liability of $10,480 in purchase accounting relating to the consolidation of certain facilities of CTD into existing facilities of the Company. The $10,480 liability included $8,430 in costs associated with plant closures, $2,000 in severance pay and $50 in other costs. Substantially all of these costs had been paid as of December 31, 1996.


     On March 27, 1997, the Company acquired the outstanding shares of Hanita Metal Works, Ltd., an Israeli-based company, and its U.S. subsidiary Hanita Cutting Tools, Inc. (collectively, Hanita) for approximately $20,800 (including cash acquired) and assumed indebtedness of approximately $14,600. Hanita, with its primary manufacturing, sales and distribution operations in Israel, is a leading manufacturer of high-quality, high performance end mills and other cutting tools for the metalworking industry. Hanita also sells and distributes products around the world, including the United States. The acquisition was accounted for using the purchase method of accounting and was financed through the Company's existing unsecured credit facility. For the year ended December 31, 1996, Hanita had net sales of approximately $27,000. The pro forma effects of the acquisition on the Company's results of operations are not material. The results of operations of Hanita are included in the Company's consolidated financial statements from the date of acquisition.

                          GREENFIELD INDUSTRIES, INC.

4. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                     DECEMBER 31,
                                                                ----------------------      SEPTEMBER 30,
                                                                  1995          1996            1997
                                                                --------      --------      -------------
                                                                                             (UNAUDITED)
SENIOR NOTES PAYABLE TO INSTITUTIONAL INVESTORS:
  Principal payable in annual installments of $10,715
    commencing October 15, 1999 with a final payment of
    $10,710 on October 15, 2005; interest payable
    semi-annually at 7.31%; unsecured........................   $ 75,000      $ 75,000        $  75,000
INDUSTRIAL REVENUE BONDS:
  Principal due March 1, 2015; interest payable monthly at
    4.3% at December 31, 1996; secured by related property
    and equipment (repaid May 1997)..........................      4,178         5,602               --
  Principal due August 1, 2015; interest payable monthly at
    4.5% at December 31, 1996; secured by related property
    and equipment............................................      3,287         3,751            4,737
  Principal due April 3, 2009; interest payable monthly at
    3.85% at September 30, 1997; secured by related property
    and equipment............................................         --            --            1,222
NOTES PAYABLE TO BANKS:
  Principal due in annual installments of approximately $37;
    interest payable semi-annually at 6.0%; secured by the
    mortgage on the property of Kemmer AG, an indirect,
    wholly-owned subsidiary..................................      1,802         1,334            1,036
  Principal due in varying installments through 2001;
    interest at rates ranging from 5.6% to 8.85%; secured by
    property and equipment...................................         --            14           14,224
  Foreign currency denominated notes due in varying
    installments through 2001; interest at rates ranging from
    2% to 16.5%; secured by property and equipment...........         --            --            2,445
REVOLVING CREDIT FACILITIES:
  Multi-currency facility; payable in full on December 9,
    2001; interest payable quarterly at LIBOR plus a
    specified percentage, or at a base rate as set forth
    within the loan agreement. The interest rate under each
    option is determined by the Company's ratio of total
    indebtedness to cash flow (6.3% to 8.3% at December 31,
    1996); unsecured
       Domestic..............................................         --        60,500           89,600
       Foreign currency......................................         --        15,930           15,407
  Domestic facility (replaced in December 1996)..............     34,400            --               --
  Foreign currency denominated facility (replaced in December
    1996)....................................................     20,709            --               --
CAPITAL LEASE OBLIGATIONS....................................      1,455         1,007              695
                                                                --------      --------         --------
                                                                 140,831       163,138          204,366
  Less current portion of long-term debt and amounts due on
    demand, including $590, $462 and $316 of capital lease
    obligations at December 31, 1995, and 1996 and at
    September 30, 1997, respectively.........................       (633)         (513)          (6,632)
                                                                --------      --------         --------
                                                                $140,198      $162,625        $ 197,734
                                                                ========      ========         ========

     On April 3, 1997, the Company issued $7,000 City of Pine Bluff, Arkansas Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Greenfield Industries, Inc. Project), Series 1997 (Arkansas Bonds) to pay for the planned equipment purchases for its facility in Pine Bluff, Arkansas. The Arkansas Bonds mature on

                          GREENFIELD INDUSTRIES, INC.

April 3, 2009 and bear interest at 3.8% at September 30, 1997. The proceeds from the Arkansas Bonds are held in trust until needed for the equipment purchases. Approximately $1,222 has been received from the Arkansas Bonds as of September 30, 1997.


     During December 1996, the Company replaced its existing foreign and domestic unsecured revolving credit facilities. The new agreement provides for a $130,000 multi-currency unsecured revolving facility and a $50,000 U.S. dollar acquisition facility. The multi-currency revolving facility provides for loans of up to DM 30,000 and Sterling 15,000. The facility requires commitment fees of 0.20% or 0.25% per annum (as determined by the Company's ratio of total indebtedness to cash flow) payable quarterly on any unused portion of the multi-currency facility. As of December 31, 1996 and September 30, 1997, interest on borrowings under the multi-currency facility ranged from 6.3% to 8.3% per annum and from 4.0% to 8.2% per annum, respectively. At December 31, 1996 and September 30, 1997, there was $53,570 and $24,993, respectively, available under the multi-currency facility and $50,000 available under the acquisition facility.


     On October 23, 1995, the Company completed the private placement of $75,000 of senior unsecured notes (Notes) with various institutional investors. The Notes, bearing interest payable quarterly at 7.31%, are due in 2005 with equal payments beginning in 1999. The proceeds from the Notes were used to refinance existing indebtedness and for general corporate purposes.

     On August 16, 1995, the Company, through CTD, issued $7,200 in City of Solon, Ohio Industrial Development Revenue Bonds (The Cleveland Twist Drill Company Project) Series 1995 (Ohio Bonds) to pay for the construction of a new manufacturing facility in Solon, Ohio. The Ohio Bonds mature on August 1, 2015 and bear interest at 4.5% at December 31, 1996. The proceeds from the Ohio Bonds are held in trust until needed for the construction. Approximately $3,751 has been received from the Ohio Bonds as of December 31, 1996.

     On March 31, 1995, the Company, in conjunction with the South Carolina Jobs-Economic Development Authority, issued $7,200 in Tax-Exempt Adjustable Mode Economic Development Revenue Bonds (South Carolina Bonds) to pay for the expansion of its facility in Clemson, South Carolina. The South Carolina Bonds mature on March 1, 2015 and bear interest at 4.3% at December 31, 1996. The proceeds from the South Carolina Bonds are held in trust until needed for the expansion. Approximately $5,602 has been received from the South Carolina Bonds as of December 31, 1996. The South Carolina Bonds were repaid in May 1997.

     On March 15, 1995, the Company amended its existing $20,000 unsecured foreign credit facility. The amended agreement provided for a DM 21 million unsecured credit facility and a Sterling 4.5 million unsecured credit facility. In connection with the acquisition of Cleveland Europe Limited, during December 1995, the Company amended the unsecured foreign credit facility, increasing the Sterling Facility to Sterling 9.5 million. As discussed above, this foreign revolving credit facility was replaced in December 1996.

     During November 1994, the Company amended its existing unsecured credit facility. The amended agreement provided for a $110,000 domestic revolving facility and a $20,000 acquisition facility. The facility required commitment fees of 0.25% or 0.375% per annum (as determined by the Company's ratio of total indebtedness to cash flow) payable quarterly on any unused portion of the domestic and foreign revolving credit facilities. As discussed above, the domestic revolving facility and the acquisition facility were replaced in December 1996.

     The financing agreements contain provisions which limit additional borrowings and capital expenditures, require maintenance of certain debt to capital and debt to cash flow ratios and net worth levels. At December 31, 1995 and 1996, and at September 30, 1997, the Company was in compliance with such provisions.

                          GREENFIELD INDUSTRIES, INC.

     At December 31, 1996, the minimum principal payments of long-term debt, excluding capital lease obligations, for the five subsequent fiscal years are as follows:

                                                           INDUSTRIAL     REVOLVING
                                                NOTES       REVENUE        CREDIT
                                               PAYABLE       BONDS        FACILITY       TOTAL
                                               -------     ----------     ---------     --------
     1997....................................  $    51       $   --        $    --      $     51
     1998....................................       37           --             --            37
     1999....................................   10,752           --             --        10,752
     2000....................................   10,752           --             --        10,752
     2001....................................   10,752           --         76,430        87,182
     2002 and thereafter.....................   44,004        9,353             --        53,357
                                               -------       ------        -------      --------
                                               $76,348       $9,353        $76,430      $162,131
                                               =======       ======        =======      ========

     The book value of long-term debt at December 31, 1996 approximates fair value.

5. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED SECURITIES


     On April 24, 1996, the Company completed a private placement to institutional investors of $115,000 of 6% Convertible Preferred Securities (liquidation preference of $50 per Convertible Preferred Security). The placement was made through the Company's wholly-owned subsidiary, Greenfield Capital Trust (Trust), a newly-formed Delaware business trust. The securities represent undivided beneficial ownership interests in the Trust. The sole asset of the Trust is the $118,557 aggregate principal amount of the 6% Convertible Junior Subordinated Deferrable Interest Debentures Due 2016 which were acquired with the proceeds from the private placement of the Convertible Preferred Securities and the offering and sale of Common Securities to the Company. The Company's obligations under the Convertible Junior Subordinated Debentures, the Indenture pursuant to which they were issued, the Amended and Restated Declaration of Trust of the Trust and the Guarantee of Greenfield, taken together, constitute a full and unconditional guarantee by Greenfield of amounts due on the Convertible Preferred Securities. The Convertible Preferred Securities are convertible at the option of the holders at any time into the common stock of Greenfield at an effective conversion price of $41.25 per share and are redeemable at Greenfield's option after April 15, 1999. The net proceeds of the offering of approximately $110,746 were used by Greenfield to retire indebtedness. A registration statement relating to resales of such Convertible Preferred Securities was declared effective by the Securities and Exchange Commission on September 26, 1996.


     Upon consummation of the merger described in Note 18, the effective conversion price of the Convertible Preferred Securities was adjusted to approximately $36.05.

6. LEASE COMMITMENTS

     The Company leases certain of its equipment under noncancelable lease agreements. These agreements extend for a period of up to 42 months and contain purchase or renewal options on a month-to-month basis. The leases are reflected in the consolidated financial statements as capitalized leases in accordance with the requirements of Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

                          GREENFIELD INDUSTRIES, INC.

     In addition, the Company has manufacturing facilities, office space and certain equipment leased under noncancelable operating leases having remaining terms of up to 14 years. Minimum lease payments under long-term capital and operating leases at December 31, 1996 are as follows:

                                                                       CAPITAL     OPERATING
                                                                       LEASES       LEASES
                                                                       -------     ---------
    1997.............................................................  $   494      $ 4,989
    1998.............................................................      274        5,359
    1999.............................................................      141        2,638
    2000.............................................................      246        2,285
    2001.............................................................       --        1,881
    2002 and thereafter..............................................       --       10,283
                                                                        ------      -------
    Total minimum lease payments.....................................    1,155      $27,435
                                                                                    =======
    Less amount representing interest................................     (148)
                                                                        ------
    Present value of net minimum lease payments, including current portion of $462................................................  $ 1,007
                                                                        ======

     Rental expense incurred on the operating leases in 1994, 1995 and 1996 approximated $2,291, $2,840 and $6,070, respectively.

7. INCOME TAXES

     Income (loss) before provision (benefit) for income taxes for the years ended December 31 was taxed under the following jurisdictions:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Domestic..............................................  $36,594     $45,213     $34,694
    Foreign...............................................     (479)      7,642       9,470
                                                            -------     -------     -------
    Total.................................................  $36,115     $52,855     $44,164
                                                            =======     =======     =======

     The provision (benefit) for income taxes charged to operations was as follows:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Current tax provision (benefit):
      U.S. federal........................................  $ 7,940     $10,383     $ 8,587
      State and local.....................................    1,660       2,101       1,471
      Foreign.............................................      900       3,147        (473)
                                                            -------     -------     -------
    Total current provision...............................   10,500      15,631       9,585
                                                            =======     =======     =======
    Deferred tax provision (benefit):
      U.S. federal........................................    4,504       4,637       3,820
      State and local.....................................      602         785         695
      Foreign.............................................   (1,500)        337       3,875
                                                            -------     -------     -------
    Total deferred provision..............................    3,606       5,759       8,390
                                                            -------     -------     -------
    Total provision for income taxes......................  $14,106     $21,390     $17,975
                                                            =======     =======     =======

                          GREENFIELD INDUSTRIES, INC.

     Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                                       1995         1996
                                                                     --------     --------
    Depreciation...................................................  $ 14,226     $ 18,705
    LIFO inventory.................................................     7,424        7,300
    Foreign deferred tax liabilities, primarily related to
      depreciation.................................................     2,334        3,437
    Other..........................................................       105          135
                                                                      -------      -------
    Gross deferred tax liabilities.................................    24,089       29,577
                                                                      -------      -------
    Property, plant and equipment basis differences................    (1,547)      (2,253)
    Restructuring costs............................................    (2,517)      (2,093)
    Inventory reserves and costing capitalization..................    (1,772)      (4,174)
    Retiree health.................................................    (3,490)      (3,578)
    Pension........................................................    (2,309)      (2,301)
    Workers' compensation reserves.................................      (651)        (726)
    Environmental reserves.........................................      (998)      (1,053)
    Other accruals.................................................    (2,331)      (3,266)
    Foreign deferred tax assets, primarily loss carryforwards and
      other reserves...............................................    (3,708)        (936)
    Other..........................................................      (866)      (1,327)
                                                                      -------      -------
    Gross deferred tax assets......................................   (20,189)     (21,707)
                                                                      -------      -------
    Deferred tax assets valuation allowance........................       975          975
                                                                      -------      -------
    Net deferred tax liability.....................................  $  4,875     $  8,845
                                                                      =======      =======

     The deferred tax asset valuation allowance at December 31, 1996 primarily represents excess deductible temporary differences over taxable temporary differences for foreign operations and potential nonrealization of certain other deferred tax assets. The tax benefits, if any, from the future recognition of certain deductible temporary differences present at the date of the acquisition of CTD and Rule, but not recognized at that time, will be applied to reduce goodwill.

     The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                             1994        1995        1996
                                                            -------     -------     -------
    Statutory U.S. rate...................................  $12,640     $18,499     $15,457
    Increase (decrease) in rate resulting from:
      Foreign taxes, net..................................     (432)        809         172
      State/local taxes, net..............................    1,471       1,876       1,532
      Nondeductible goodwill amortization.................      282         957       1,258
      Other...............................................      145        (751)       (444)
                                                            -------     -------     -------
      Effective tax rate..................................  $14,106     $21,390     $17,975
                                                            =======     =======     =======

8. RESTRUCTURING COSTS

     The results of operations for the year ended December 31, 1996 included restructuring costs of $4,000 (approximately $2,400 net of related tax benefits, or $0.15 per common share), on a primary basis. These costs were primarily related to employee severance and certain other nonrecurring charges resulting from the effects of the reorganization of the Company's business groups. The restructuring costs included the costs associated with the combination or elimination of certain functions or operations which were identified as redundant. The $4,000 restructuring charge recorded in the third quarter included $2,727 for employee-related costs consisting primarily

                          GREENFIELD INDUSTRIES, INC.

of severance costs, $585 for the noncash write-down of plant assets where operations have been or will be terminated, and $688 for other nonrecurring severance costs for personnel that have been terminated or will be terminated in future periods. The employee severance costs relate to the reduction of approximately 42 employees as of December 31, 1996 and future reductions of approximately 28 employees. Of the total $4,000 charge, approximately $777 had been incurred through December 31, 1996. The remaining accrual primarily relates to employee severance costs and costs associated with the closure of two facilities.

     During 1994, the Company recorded restructuring costs of $1,300 relating to the consolidation of the plant in Switzerland into a plant in Germany. The $1,300 charge is comprised of $700 in costs associated with plant closures and relocation of machinery and equipment, $500 in severance costs related to approximately 35 administrative staff and plant personnel at the closed Swiss facility and $100 in other costs. The Company substantially completed the restructuring by the end of 1994.

     The Company continues to evaluate its operations with an intent to streamline operations, improve productivity and reduce costs and may implement additional rationalization programs in the future.

9. RETIREMENT PLANS

     The Company offers substantially all of its domestic employees a retirement savings plan under Section 401(k) of the Internal Revenue Code. Employees may elect to enter a written salary deferral agreement under which a maximum of 15% of their salaries may be contributed to the plan, subject to aggregate limits required under the Internal Revenue Code. The Company is required to make a mandatory contribution of 2% of qualified employee earnings. In addition, the Company will match a percentage of the employees' contribution up to a specified maximum percentage of their salaries and may make a discretionary contribution from profits upon resolution of its Board of Directors. For the years ended December 31, 1994, 1995 and 1996, the Company made contributions to the defined contribution plans of approximately $2,448, $3,406 and $3,923, respectively.

     CTD, Carbidie and AMT had defined benefit pension plans covering substantially all domestic employees with the exception of AMT non-union employees when they were acquired by the Company. All of these plans were frozen in 1995, and benefits were frozen at 1995 levels. In addition, Rule had a defined benefit pension plan for certain employees for which the benefits had been frozen prior to the Company's acquisition of Rule in January 1996. The Company's funding policy with respect to such plans is to contribute annually the minimum amount required under ERISA. Plan assets include marketable equity securities, U.S. government securities, federal agency obligations, corporate debt instruments, money market funds and other fixed income securities.

     In connection with the CTD and Carbidie acquisitions in 1994, the Company recorded an aggregate net liability of $6,051 in purchase accounting representing the excess of the estimated projected benefit obligation (PBO) over the fair value of plan assets. During 1996, the Company recorded a net liability of $700 in purchase accounting for the excess of the PBO over the fair value of the plan assets in connection with the Rule acquisition.

     The following tables set forth the defined benefit pension plans' net periodic pension costs for the years ended December 31, 1995 and 1996 and the plans' net funded status, amounts recorded in the consolidated balance sheet, and other summary information at December 31, 1995 and 1996:

                    FOR THE YEARS ENDED DECEMBER 31,                    1995        1996
     ---------------------------------------------------------------  --------    --------
     NET PERIODIC PENSION COST:
     Service cost...................................................  $    502    $     30
     Interest cost..................................................     2,334       2,297
     Other..........................................................       583        (732)
     Less: Actual return on plan assets.............................    (2,842)     (1,560)
                                                                      --------    --------
     Net periodic pension cost......................................  $    577    $     35
                                                                      ========    ========

                          GREENFIELD INDUSTRIES, INC.

                              DECEMBER 31,                              1995        1996
     ---------------------------------------------------------------  --------    --------
     NET PENSION LIABILITY:
     Vested accumulated benefit obligation..........................  $ 30,288    $ 32,226
                                                                       =======     =======
     Nonvested accumulated benefit obligation.......................  $  1,622    $    751
                                                                       =======     =======
     PBO............................................................  $ 31,910    $ 33,228
     Fair value of plan assets......................................   (27,361)    (29,570)
     Unrecognized prior service cost................................        --         (30)
     Unrecognized net loss..........................................      (519)        (29)
     Additional minimum pension liability...........................       783         279
                                                                      --------    --------
     Net pension liability..........................................  $  4,813    $  3,878
                                                                       =======     =======
     Discount rate used to determine the PBO........................      7.5%        8.0%
     Assumed long-term rate of return on plan assets................      9.0%        9.0%

10. POSTRETIREMENT BENEFITS

     Under Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," the Company is required to recognize the cost of providing health care and other benefits to retirees over the term of the employees' service. Prior to the acquisitions of CTD and Carbidie, the Company provided no postretirement benefits other than those related to the 401(k) plans described in Note 9. CTD and a certain other subsidiary provides health care insurance benefits to certain of its retired employees. All of these plans were frozen in 1995, and benefits were frozen at 1995 levels. In connection with the CTD acquisition in 1994, the Company recorded a liability of $11,939 in purchase accounting representing the estimated discounted present value of the expected future retiree benefits attributed to employees' service rendered in periods prior to Greenfield's acquisition.

     The following tables set forth the plans' net periodic postretirement benefit cost for the years ended December 31, 1995 and 1996, the accumulated postretirement benefit obligation (APBO) at December 31, 1995 and 1996 and other summary information:

                     FOR THE YEARS ENDED DECEMBER 31,                   1995       1996
     ----------------------------------------------------------------  -------    -------
     NET PERIODIC POSTRETIREMENT BENEFIT COST:
     Service cost....................................................  $    55    $    --
     Interest cost...................................................      873        765
                                                                       --------   --------
     Net periodic postretirement benefit cost........................  $   928    $   765
                                                                       ========   ========

                               DECEMBER 31,                             1995       1996
     ----------------------------------------------------------------  -------    -------
     ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION:
     APBO (consisting solely of retirees and dependents).............  $11,692    $ 9,653
     Unrecognized net gain (loss)....................................       (3)       754
                                                                       -------    -------
     Net APBO........................................................  $11,689    $10,407
                                                                       =======    =======
     Discount rate used in measuring the APBO........................     7.5%       8.0%
     Assumed health care cost trend rate used in measuring the
       APBO..........................................................     8.5%       8.5%

     The assumed health care cost trend rate used in measuring the APBO for 1995 and 1996 decreased gradually to 6% (until 2002 and thereafter). If the assumed health care cost trend rates were increased by 1%, the APBO for 1995 and 1996 would have increased approximately $558 and $434, respectively.

                          GREENFIELD INDUSTRIES, INC.

     There are no plan assets and the Company expects to continue to fund these benefit costs on a pay-as-you-go basis. During 1995 and 1996, the Company made payments of approximately $1,018 and $1,400, respectively, related to these benefits.

11. 1993 EXECUTIVE STOCK OPTIONS

     In 1993, the Company established the 1993-1 Executive Stock Option Plan (1993-1 Plan) and granted to certain officers of Rogers Tool Works, Inc., a wholly-owned subsidiary of the Company (RTW), non-qualified stock options to purchase an aggregate of 438,258 shares of common stock at a price of $0.51 per share, subject to adjustment, in exchange for the cancellation of RTW shares held by these officers. In addition, the Company cancelled the promissory notes of each of these officers issued to finance the purchase of their RTW shares. The exercise price with respect to the options granted was determined to preserve the original purchase price per share of the RTW shares cancelled. The options became exercisable as to 25% of the shares issuable thereunder on January 26, 1994, and as to a cumulative 35%, 50% and 100% of the shares issuable thereunder on each succeeding six-month anniversary thereof. As of December 31, 1995 all of the options had been exercised. During the years ended December 31, 1994 and 1995, 153,367 and 284,891 shares, respectively, were issued in connection with the 1993-1 Plan.

     In 1993, the Company also adopted the 1993-2 Executive Stock Option Plan (1993-2 Plan) pursuant to which nonqualified stock options were granted to certain existing shareholders prior to the initial public offering to acquire an aggregate 453,350 shares of the Company's common stock, subject to adjustment, by tendering existing common stock in payment thereof. The exercise price of all options was the current market price on the date of exercise and all options were exercised only by exchanging shares of previously owned common stock. The grant and exercise of options under the 1993-2 Plan did not result in any increase in the beneficial ownership of common stock by the plan participants from the number of shares owned immediately after the initial public offering. Under the terms of the 1993-2 Plan, the options were exercised immediately after the initial public offering and the shares of common stock issued thereunder became freely transferable by each participant as to 25% of the shares issuable to such participants on January 31, 1994 and as to a cumulative 35%, 50% and 100% of the shares issuable to such participant on each succeeding six-month anniversary thereof. The shares tendered in exercise of options granted under the 1993-2 Plan were issued under promissory notes due in 1998 through 2002. The notes are reflected in stock subscriptions receivable, included in additional paid-in capital and other, in the accompanying consolidated financial statements.

12. STOCK OPTION AND STOCK INCENTIVE PLANS

STOCK OPTION PLANS

     The Company has three stock options plans: the Employee Stock Option Plan (Employee Plan), the 1995 Directors Non-Qualified Stock Option Plan (Directors
Plan) and the 1993 Directors Non-Qualified Stock Option Plan (1993 Directors
Plan).

     The Employee Plan provides for the granting of options to purchase up to 1,000,000 shares of common stock to the Company's executive officers and key employees at prices equal to the fair market value of the stock on the date of grant. The Employee Plan was amended effective May 6, 1997, to, among other things, increase the number of options to purchase shares of common stock from 1,000,000 to 2,000,000. Options outstanding at December 31, 1996 entitle the holders to purchase common stock at prices ranging between $16.00 and $37.00 per share, subject to adjustment. Options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date. The right to exercise the options expires ten years from the date of grant, or earlier if an option holder ceases to be employed by the Company.

                          GREENFIELD INDUSTRIES, INC.

     The Directors Plan provides for the granting of options to purchase up to 125,000 shares of common stock to the Company's Directors who are not employees of the Company at prices equal to the fair market value of the stock on the date of grant. Options are granted to each eligible Director on the date such person is first elected to the board of directors of the Company and on each subsequent re-election date. The Directors Plan was approved in May 1996 by the stockholders. Options outstanding at December 31, 1996 entitle the holders to purchase common stock at a price of $37.00 per share, subject to adjustment. Options granted upon re-election shall become exercisable in full on the first anniversary of such date. All other options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary date of the date of grant, commencing on the second anniversary of such date. The right to exercise the options expires ten years from the date of grant, or earlier, if an option holder ceases to be a Director of the Company.

     The 1993 Directors Plan provides for the granting of options to purchase up to 100,000 shares of common stock to the Company's Directors who are not employees of the Company at prices equal to the fair market value of the stock on the date of grant. Options are granted to each eligible Director on the date such person is first elected to the board of directors of the Company. Options outstanding at December 31, 1996 entitle the holders to purchase common stock at prices ranging between $15.50 and $25.75 per share, subject to adjustment. Options shall become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary of such date. The right to exercise the options expires ten years from the date of grant, or earlier if an option holder ceases to be a Director of the Company. Subsequent to the May 1996 approval of the Directors Plan, no further grants will be issued under the 1993 Directors Plan.

     A summary of the status of the Company's stock option plans as of December 31, 1994, 1995 and 1996, and changes during the years then ended are presented below:

                                        1994                    1995                    1996
                                --------------------    --------------------    --------------------
                                           WEIGHTED-               WEIGHTED-               WEIGHTED-
                                            AVERAGE                 AVERAGE                 AVERAGE
                                           EXERCISE                EXERCISE                EXERCISE
                                SHARES       PRICE      SHARES       PRICE      SHARES       PRICE
                                -------    ---------    -------    ---------    -------    ---------
     Outstanding at beginning
       of year................  368,500     $ 15.98     578,500     $ 18.76     788,175     $ 21.95
     Granted..................  217,500     $ 23.36     244,300     $ 29.07     255,400     $ 28.58
     Exercised................       --          --     (10,375)    $ 16.07     (55,000)    $ 16.53
     Forfeited................   (7,500)    $ 16.18     (24,250)    $ 19.93     (34,175)    $ 27.21
                                -------                 -------                 -------
     Outstanding at end of
       year...................  578,500     $ 18.76     788,175     $ 21.95     954,400     $ 23.85
                                =======                 =======                 =======
     Exercisable at end of
       year...................       --          --      77,125     $ 15.98     158,875     $ 18.12
                                =======                 =======                 =======

     The following table summarizes information for options currently outstanding and exercisable at December 31, 1996:

                          OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
             ---------------------------------------------     -------------------------
                                 WEIGHTED         WEIGHTED                      WEIGHTED
RANGE OF                        REMAINING         AVERAGE                       AVERAGE
EXERCISE       NUMBER          CONTRACTUAL        EXERCISE        NUMBER        EXERCISE
 PRICES      OUTSTANDING           LIFE            PRICE       EXERCISABLE       PRICE
--------     -----------     ----------------     --------     ------------     --------
 $14-21        308,000               7             $16.24         118,015        $16.13
 $22-29        360,150               9             $25.23          40,860        $23.85
 $30-37        286,250               9             $30.31              --
               -------                                            -------
 $14-37        954,400               8             $23.85         158,875        $18.12
               =======                                            =======

                          GREENFIELD INDUSTRIES, INC.

     In connection with the resignation of a member of the Company's Board of Directors, in 1994 the Company exchanged options for 10,000 shares of common stock previously granted to the Director with a warrant to purchase 10,000 shares of common stock at an exercise price equal to the exercise price of the options.

STOCK INCENTIVE PLANS

     The Company has two stock incentive plans: the 1995 Equity Incentive Plan (Incentive Plan) and the 1995 Restricted Stock Bonus Plan (Ownership Plan). Both plans were approved in May 1996 by the stockholders of the Company.

     The Incentive Plan provides for the granting of up to 273,000 shares of common stock to certain senior executives of the Company in time-lapse restricted stock, performance contingent restricted stock and performance shares. Time-lapse restricted stock vests in one-third increments over a three-year period commencing four years after the date of the award. Performance contingent restricted stock is earned when the price for the Company's stock reaches certain predetermined levels, and then vests over a three- or five-year period. Performance shares are earned based on attainment of a predetermined four-year cumulative earnings per share level. Attainment of between 50% and 200% of the predetermined objective will entitle the participants to receive restricted performance shares of between 50% and 200% of the target award, which then vest over a three-year period. No performance shares are earned if less than 50% of the performance objective is obtained.

     The Ownership Plan provides for the issuance of up to 250,000 shares of common stock to certain employees, by allowing such employees to elect to defer up to 50% of their annual cash bonus and receive, in lieu thereof, shares of the Company's common stock. The Company will increase the employees' deferred bonus by either 20% or 35% (depending on the employees' selection of 3 or 5 years, respectively, for the restriction period).

     Shares issued under these plans are restricted and are subject to forfeiture upon termination of employment. During the period that the shares are restricted, award holders have the right to vote and to receive dividends on such shares.

     A summary of stock earned and issued pursuant to the Incentive Plan and Ownership Plan for the year ended December 31, 1996 follows:

                                                         MARKET VALUE
                                              SHARES    OF DATE EARNED       VESTING PERIOD
                                              ------    --------------    ---------------------
     Incentive Plan
       Time-lapse Restricted Stock..........  26,000       $  30.50       Nov 1999-Nov 2001
       Time-lapse Restricted Stock..........   8,000       $ 31.625       July 2000-July 2002
       Performance Contingent Restricted
          Stock.............................   7,700       $  37.75       Nov 2000
                                              ------
                                              41,700
     Ownership Plan.........................  17,848       $  30.50       Feb 1997-Feb 2001
                                              ------
     Total restricted shares earned and
       issued in 1996.......................  59,548
                                              ======

     The Company awarded up to 273,000 shares of restricted stock to certain senior executives under the Incentive Plan, subject to the attainment of certain performance levels, as discussed above. The weighted average fair value of the shares on the grant date was $30.73. The Company applies APB 25 and related interpretations in accounting for stock awards under the Incentive and Ownership Plans. Under APB 25, the Company recorded $1,500 of compensation expense during 1996 attributable to these awards, which is included in selling, general and administrative expenses in the 1996 consolidated statement of operations.

                          GREENFIELD INDUSTRIES, INC.

     Shares which have been issued but which remain restricted are recorded as deferred compensation, a reduction to additional paid-in capital. The increase in additional paid-in capital of $761 during 1996 represents the issuance of executive stock awards and is net of this deferred compensation. As the shares vest and become unrestricted, the deferred compensation will be recorded as compensation expense and additional paid-in capital will increase.

PRO FORMA DISCLOSURES

     The Company applies APB 25 and related interpretations in accounting for its stock option plans. Accordingly, except for the Incentive and Ownership Plans as described above, no compensation cost has been recognized for the stock options because the options were granted with an exercise price equal to the stock price on the date of grant. Had compensation costs for the Company's stock option plans been determined based on the fair value of the options on the grant dates consistent with the methodology prescribed by FAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below. Due to the adoption of the methodology prescribed by FAS 123, the pro forma results shown below only reflect the impact of options and stock awards granted in 1995 and 1996. Because future options and stock awards may be granted, the pro forma impact for 1995 and 1996 is not necessarily indicative of the impact in future years.

                                                 1995        1996
                                                -------     -------
Net income                     As reported      $31,465     $26,189
                               Pro forma        $31,336     $25,614
Primary earnings per           As reported      $  1.94     $  1.60
  share....................
                               Pro forma        $  1.90     $  1.55

     The fair value of the options granted (which is amortized over the option vesting period in determining the pro forma impact), is estimated on the date of grant using the Black-Scholes multiple option-pricing model with the following weighted average assumptions:

                                                                   1995           1996
                                                                ----------     ----------
     Expected life of options.................................     5 years        5 years
     Risk-free interest rates.................................  5.69--7.76%    5.39--6.69%
     Expected volatility of stock.............................          29%            32%
     Expected dividend yield..................................         0.5%           0.5%

     The weighted average fair value of options granted during the years ended December 31, 1995 and 1996 was $10.34 and $10.84 per share, respectively.

13. RELATED PARTIES

     Harbour Group Investments, L.P. (HGI, L.P.) was the Company's principal stockholder prior to HGI, L.P.'s sale of substantially all of its shares in a secondary stock offering in March 1994. Under terms of a corporate development consulting and advisory services agreement, the Company incurred fees totaling $1,109, $445 and $580 in 1994, 1995 and 1996, respectively, payable to an affiliate of HGI, L.P. related to corporate development services provided in identifying, negotiating and consummating certain acquisitions.

     Under terms of a management consulting and advisory services agreement, Harbour Group, Ltd. (HGL), an affiliate of HGI, L.P., charges the Company for direct management and administrative services provided to the Company based on HGL's approximate costs for such services. These charges totaled approximately $250, $182 and $53 for the years ended December 31, 1994, 1995 and 1996, respectively, and are reflected in selling, general and administrative expenses in the accompanying consolidated financial statements.

                          GREENFIELD INDUSTRIES, INC.

     At December 31, 1995 and 1996, a member of HGL management owned 80,000 shares of the Company's common stock partially financed with promissory notes totaling $101 due in 1998 through 2003. The notes are reflected in stock subscriptions receivable, included in additional paid-in capital and other, in the accompanying consolidated financial statements.

14. COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain claims and legal proceedings in which monetary damages are sought. The Company is vigorously contesting these claims. However, resolution of these claims is not expected to occur quickly and their ultimate outcome presently cannot be predicted. It is the opinion of management that any liability of the Company for claims or proceedings will not materially affect its financial position.

     In connection with the acquisition of CTD, the Company recorded a liability of $2,600 in purchase accounting for certain estimated environmental clean-up costs to be incurred relative to acquired CTD facilities. This estimated potential liability, which is included in other accrued liabilities, has not been reduced for any expected proceeds from other potentially responsible third parties. At December 31, 1996, the liability balance was approximately $2,200.

15. SEGMENT INFORMATION

     Worldwide operations data, as required by Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," are listed below. Profitability of the Company's foreign operations by geographic area was determined based on ultimate sales to unaffiliated customers. Income from operations was included in the geographic area of the entity transacting the final sale. Intercompany sales have been eliminated in consolidation.

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                              ------------------------------------------
                                              NET SALES TO      INCOME
                                              UNAFFILIATED       FROM       IDENTIFIABLE      CAPITAL
                                               CUSTOMERS      OPERATIONS       ASSETS       EXPENDITURES
                                              ------------    ----------    ------------    ------------
     1994
     North America..........................    $240,809       $ 38,223       $289,610        $ 12,345
     Europe.................................      30,978          1,061         30,325           1,037
                                                --------        -------       --------         -------
                                                $271,787       $ 39,284       $319,935        $ 13,382
                                                ========        =======       ========         =======
     1995
     North America..........................    $377,314       $ 52,112       $352,532        $ 26,177
     Europe.................................      42,874          8,966         45,931             670
                                                --------        -------       --------         -------
                                                $420,188       $ 61,078       $398,463        $ 26,847
                                                ========        =======       ========         =======
     1996
     North America..........................    $451,383       $ 50,463       $514,163        $ 27,175
     Europe.................................      58,711          9,484         48,481           2,010
                                                --------        -------       --------         -------
                                                $510,094       $ 59,947       $562,644        $ 29,185
                                                ========        =======       ========         =======

                          GREENFIELD INDUSTRIES, INC.

     Export revenues included in the North American net sales to unaffiliated customers were as follows:

                FOR THE YEARS ENDED DECEMBER 31,               1994       1995       1996
     -------------------------------------------------------  -------    -------    -------
     Geographic Areas:
       Far East.............................................  $ 9,113    $19,837    $20,091
       Canada/Latin America.................................    6,521      5,749     10,534
       Europe...............................................    3,572      7,601     15,340
       Other................................................       36        665      1,343
                                                              -------    -------    -------
                                                              $19,242    $33,852    $47,308
                                                              =======    =======    =======

16. SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                             DECEMBER 31,
                                                          -------------------    SEPTEMBER 30,
                                                            1995       1996          1997
                                                          --------   --------    ------------
     ACCOUNTS RECEIVABLE:
       Trade receivables................................  $ 66,242   $ 86,962      $102,792
       Allowance for doubtful accounts and customer
          rebates.......................................    (2,624)    (3,763)       (4,692)
                                                          --------   --------      --------
                                                          $ 63,618   $ 83,199      $ 98,100
                                                          ========   ========      ========
     INVENTORIES:
       Raw materials and component parts................  $ 28,248   $ 49,500      $ 68,988
       Work in process..................................    31,648     38,055        43,060
       Finished goods...................................    49,873     65,104        70,476
                                                          --------   --------      --------
                                                          $109,769   $152,659      $182,524
                                                          ========   ========      ========
     PROPERTY, PLANT AND EQUIPMENT:
       Machinery and equipment..........................  $108,077   $143,664      $172,781
       Buildings........................................    20,531     33,125        37,985
       Land and land improvements.......................     2,445      4,159         4,095
       Property held under capital leases...............     4,579      4,496         4,496
                                                          --------   --------      --------
            Total property, plant and equipment at
               cost.....................................   135,632    185,444       219,357
       Less accumulated depreciation and amortization,
          including $3,241 and $3,715, respectively,
          related to property held under capital
          leases........................................   (46,833)   (59,902)      (71,931)
                                                          --------   --------      --------
                                                            88,799    125,542       147,426
       Construction in progress.........................    18,558     17,338        20,231
       Property held for sale...........................     1,665      1,420         1,522
                                                          --------   --------      --------
                                                          $109,022   $144,300      $169,179
                                                          ========   ========      ========
     ACCRUED LIABILITIES:
       Employee compensation and benefits...............  $ 18,676   $ 19,151      $ 22,566
       Restructuring costs..............................     4,919      3,371         2,363
       Interest.........................................     1,544      1,656         3,395
       Other............................................     8,549     11,233        13,237
                                                          --------   --------      --------
                                                          $ 33,688   $ 35,411      $ 41,561
                                                          ========   ========      ========

                          GREENFIELD INDUSTRIES, INC.

17. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized quarterly financial data for 1994, 1995 and 1996 appears below (in thousands, except per share data):

                                                                      NET SALES
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $ 62,631    $106,419    $132,698
     Second quarter......................................    62,213     104,799     130,021
     Third quarter.......................................    65,679     104,147     121,370
     Fourth quarter......................................    81,264     104,823     126,005
                                                           --------    --------    --------
                                                           $271,787    $420,188    $510,094
                                                           ========    ========    ========

                                                                     GROSS PROFIT
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $ 20,802    $ 34,007    $ 40,570
     Second quarter......................................    21,451      31,469      41,685
     Third quarter.......................................    22,051      32,683      34,999
     Fourth quarter......................................    26,509      33,871      35,637
                                                           --------    --------    --------
                                                           $ 90,813    $132,030    $152,891
                                                           ========    ========    ========

                                                                      NET INCOME
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $  5,040    $  7,055    $  8,569
     Second quarter......................................     4,798       7,915       8,357
     Third quarter.......................................     5,975       8,085       3,959
     Fourth quarter......................................     6,196       8,410       5,304
                                                           --------    --------    --------
                                                           $ 22,009    $ 31,465    $ 26,189
                                                           ========    ========    ========

                                                              PRIMARY EARNINGS PER SHARE
                                                           --------------------------------
                                                             1994        1995        1996
                                                           --------    --------    --------
     First quarter.......................................  $    .31    $    .43    $    .53
     Second quarter......................................       .29         .49         .51
     Third quarter.......................................       .37         .50         .24
     Fourth quarter......................................       .38         .52         .32
                                                           --------    --------    --------
                                                           $   1.35    $   1.94    $   1.60
                                                           ========    ========    ========

18. SUBSEQUENT EVENTS (UNAUDITED)

     On October 10, 1997, the Company entered into a definitive merger agreement with Kennametal Inc. (Kennametal), whereby Kennametal Acquisition Corp. (a wholly-owned subsidiary of Kennametal) commenced a tender offer on October 17, 1997 for all of the outstanding shares of the Company for $38 per share. The tender offer expired on November 14, 1997 and approximately 98% of the Company's shares were tendered. The merger was completed on November 18, 1997. Under the terms of the merger agreement, all outstanding options to acquire shares of the Company were cancelled in exchange for a payment equal to the difference between $38 per share and the strike price.

     In the fourth quarter of 1997, pursuant to a plan approved by the Company's board of directors, the Company recorded a $11.5 million charge for nonrecurring expenses primarily related to the restructuring of the Company's South Deerfield, Massachusetts operations. These costs primarily included write-downs of inventory

                          GREENFIELD INDUSTRIES, INC.

and machinery and equipment to estimated net realizable values, severance costs and other miscellaneous expenses relative to the Company's decision to discontinue the manufacture and sale of certain low margin product lines. The restructuring will result in a reduction in personnel, thereby eliminating excessive costs and redundancies in future periods. The Company expects to record additional nonrecurring expenses of approximately $2.0 million in 1998 related to the rearrangement of the remaining operations at its South Deerfield, Massachusetts facility.

======================================================

    NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY KENNAMETAL OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------
                               TABLE OF CONTENTS


                                          Page
                                          ----
            PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary............ S-3
Summary Condensed Consolidated Financial
  Information............................ S-7
Recent Developments...................... S-8
Use of Proceeds.......................... S-10
Price Range of Common Stock and Dividend
  Policy................................. S-10
Capitalization........................... S-11
Pro Forma Condensed Consolidated
  Financial Information.................. S-12
Selected Condensed Consolidated Financial
  Data................................... S-19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................. S-20
Business................................. S-27
Management............................... S-34
Description of Common Stock.............. S-35
Description of Other Offerings........... S-37
Underwriting............................. S-39
Legal Matters............................ S-41
Experts.................................. S-42
Index to Consolidated Financial
  Statements............................. F-1
                  PROSPECTUS
Available Information....................   4
Incorporation of Certain Documents by
  Reference..............................   4
Kennametal Inc...........................   5
The Trust................................   5
Ratio of Earnings to Fixed Charges.......   6
Use of Proceeds..........................   6
Description of Debt Securities...........   7
Description of Preferred Securities......  15
Description of the Guarantee.............  26
Relationship Among the Preferred
  Securities, the Trust Debentures and
  the Guarantee..........................  29
Description of Common Stock..............  30
Description of Stock Purchase Contracts
  and Stock Purchase Units...............  32
Book Entry Issuance......................  33
Plan of Distribution.....................  34
Legal Matters............................  35
Experts..................................  36


======================================================
======================================================
                                4,300,000 SHARES

                                KENNAMETAL LOGO

                                KENNAMETAL INC.
                                  COMMON STOCK
                            ------------------------


                             PROSPECTUS  SUPPLEMENT

                            ------------------------
                              MERRILL LYNCH & CO.
                                CIBC OPPENHEIMER
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                                           , 1998
======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
     NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
     BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1998  [ALTERNATE PAGE]


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED        , 1998)



                                4,300,000 SHARES


                                KENNAMETAL INC.                  KENNAMETAL LOGO
                                  COMMON STOCK
                            ------------------------


    Of the 4,300,000 shares of capital stock, par value $1.25 per share (the "Common Stock"), hereby offered by Kennametal Inc., a Pennsylvania corporation ("Kennametal" or the "Company"), 860,000 shares are being offered initially outside the United States and Canada by the International Managers (the "International Offering") and 3,440,000 shares are being offered in a concurrent offering in the United States and Canada by the U.S. Underwriters (the "U.S. Offering"). The offering price and the underwriting discount per share in the International Offering and the U.S. Offering will be identical. Such offerings are collectively referred to as the "Offerings." See "Underwriting."



    The Company and Kennametal Financing I, a related statutory business trust formed under the laws of the State of Delaware (the "Trust"), are concurrently offering 4,500,000 FELINE PRIDES(SM), stated amount $50 per FELINE PRIDES(SM) (5,175,000 if the underwriters for the FELINE PRIDES(SM) exercise their over-allotment option in full) issued by the Company and the Trust in the United States and Canada (the "FELINE PRIDES Offering") and offering $150,000,000
aggregate principal amount of     % Senior Notes due 2001 (the "2001 Notes") and
$150,000,000 aggregate principal amount of     % Senior Notes due 2008 (the
"2008 Notes") and $150,000,000 aggregate principal amount of     % Senior
Debentures due 2028 (the "2028 Debentures," and together with the 2001 Notes and the 2008 Notes, the "Senior Debt Securities") (the "Senior Debt Offering"). The combined gross proceeds of the FELINE PRIDES Offering and the Senior Debt
Offering are expected to be approximately $    million ($         million if the
underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full). The Offerings, the FELINE PRIDES Offering, and the Senior Debt Offering are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings.



    The Common Stock is listed on the New York Stock Exchange ("NYSE") and is traded under the symbol "KMT." On December 31, 1997, the last reported sale price of the Common Stock on the NYSE was $52 1/16 per share. See "Price Range of Common Stock and Dividend Policy."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS

       PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY

             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===================================================================================================
                                          PRICE TO           UNDERWRITING
                                           PUBLIC             DISCOUNT(2)          PROCEEDS TO
                                                                                   COMPANY(3)
---------------------------------------------------------------------------------------------------
Per Share(1)........................           $                   $                    $
---------------------------------------------------------------------------------------------------
Total(4)............................           $                   $                    $
===================================================================================================

(1) Each share is issued with a nontransferable Preferred Stock Purchase Right. See "Description of Common Stock-- Rights Plan."

(2) Kennametal has agreed to indemnify the several International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(3) Before deducting expenses payable by the Company estimated at $1,400,000.



(4) The Company has granted the several International Managers and the U.S. Underwriters options, exercisable within 30 days after the date hereof, to purchase up to 129,000 and 516,000 additional shares, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $       , $       and $       , respectively. See "Underwriting."

                            ------------------------


    The shares of Common Stock offered hereby are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock offered hereby will
be made in New York, New York on or about            , 1998.

                            ------------------------

MERRILL LYNCH INTERNATIONAL
                   CIBC OPPENHEIMER

                                      GOLDMAN SACHS INTERNATIONAL

                                                   LEHMAN BROTHERS

                            ------------------------

            The date of this Prospectus Supplement is        , 1998.

------------------

(SM)Service Mark of Merrill Lynch & Co., Inc.

                                                                [ALTERNATE PAGE]

               CERTAIN U.S. TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, a "Non-U.S. Holder" is any person who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust. This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances. Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION.

DIVIDENDS

     Dividends paid to a Non-U.S. Holder of Common Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States or, where certain tax treaties apply, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under such effectively connected income exemption. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current law, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payer has knowledge to the contrary) for purposes of the withholding tax discussed above and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under recently finalized United States Treasury regulations (the "Final Regulations"), a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) for dividends paid after December 31, 1998, will be required to satisfy applicable certification and other requirements.

     A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS").

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, or, where certain tax treaties apply, is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes. The Company does not believe that it is or will become a U.S. real property holding corporation.

     An individual Non-U.S. Holder described in clause (i) above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be subject to tax on

                                                                [ALTERNATE PAGE]

its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

FEDERAL ESTATE TAX

     Common Stock held by an individual Non-U.S. Holder at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACK-UP WITHHOLDING

     The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

     Under current law, back-up withholding at the rate of 31% generally will not apply to dividends paid to a Non-U.S. Holder at an address outside the United States (unless the payer has knowledge that the payee is a U.S. person). Under the Final Regulations, however, a Non-U.S. Holder will be subject to back-up withholding unless applicable certification requirements are met.

     Payment of the proceeds of a sale of Common Stock by or through a United States office of a broker is subject to both back-up withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. In general, back-up withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a broker. If, however, such person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for a certain period from the conduct of a trade or business in the United States, such payments will be subject to information reporting, but not back-up withholding, unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (2) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the back-up withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                                                [ALTERNATE PAGE]

                                  UNDERWRITING


     Merrill Lynch International, CIBC Oppenheimer Corp., Goldman Sachs International and Lehman Brothers International (Europe) are acting as lead managers (the "Lead Managers") for certain underwriters outside the United States and Canada (the "International Managers"). Subject to the terms and conditions set forth in an international purchase agreement (the "International Purchase Agreement") among the Company and the International Managers, and concurrently with the sale of 3,440,000 shares of Common Stock to the U.S. Underwriters (as defined below), the Company has agreed to sell to the International Managers, and each of the International Managers severally and not jointly has agreed to purchase from the Company, the number of shares of Common Stock set forth opposite its name below.



                                                                                   NUMBER
                                         UNDERWRITERS                             OF SHARES
                                                                                  ---------
    Merrill Lynch International................................................
    CIBC Oppenheimer Corp......................................................
    Goldman Sachs International................................................
    Lehman Brothers International (Europe).....................................

                                                                                  ---------
                Total..........................................................   860,000
                                                                                  =======



     The Company has also entered into a U.S. purchase agreement (the "U.S. Purchase Agreement") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CIBC Oppenheimer Corp., Goldman, Sachs & Co. and Lehman Brothers Inc. are acting as representatives (the "U.S. Representatives") of each of the U.S. Underwriters. Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of 860,000 shares of Common Stock to the International Managers, the Company has agreed to sell to the U.S. Underwriters, and each of the U.S. Underwriters severally and not jointly has agreed to purchase from the Company, an aggregate of 3,440,000 shares of Common Stock. The public offering price per share of Common Stock and the total underwriting discount per share of Common Stock are identical under the International Purchase Agreement and the U.S. Purchase Agreement.


     In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such agreement if any of the shares of Common Stock being sold pursuant to such agreement are purchased. Under certain circumstances, under the International Purchase Agreement and the U.S. Purchase Agreement, the commitments of non-defaulting Underwriters may be increased. The closings with respect to the sale of shares of Common Stock to be purchased by the International Managers and the U.S. Underwriters are conditioned upon one another.

     The Lead Managers have advised the Company that the International Managers propose initially to offer the shares of Common Stock offered hereby to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession
not in excess of $       per share of Common Stock. The International Managers
may allow, and such dealers may reallow, a discount not in excess of $       per
share of Common Stock on sales to certain other dealers. After the public offering, the public offering price, concession and discount may be changed.


     The Company has granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an aggregate of 129,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus Supplement, less the underwriting discount. The International Managers may exercise this option only to cover over-allotments, if any, made on the sale of the shares of Common Stock offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional shares

                                                                [ALTERNATE PAGE]


of Common Stock proportionate to such International Manager's initial amount reflected in the foregoing table. The Company also has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus Supplement, to purchase up to an aggregate of 516,000 additional shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the International Managers.


     The Company has agreed not to (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, for a period of 90 days from the date of this Prospectus Supplement without the prior written consent of Merrill Lynch, other than any shares of Common Stock: (i) to be sold pursuant to the International Purchase Agreement or the U.S. Purchase Agreement;
(ii) issuable upon early settlement of the shares of FELINE PRIDES; (iii) issued by the Company upon exercise of an option, warrant, or the conversion of a security described herein (iv) issued, or options to purchase such shares granted, pursuant to existing employee benefit plans described herein or (v) issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

     The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell shares of Common Stock to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, except in the case of transactions pursuant to the Intersyndicate Agreement.

     Each International Manager has agreed that: (i) it has not offered or sold and, for a period of six months following consummation of the Offerings, will not offer or sell any Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied with and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from, or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom the document may otherwise lawfully be issued or passed on.

     The Company has agreed to indemnify the International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the International Managers and the U.S. Underwriters may be required to make in respect hereof.

     Until the distribution of the shares of Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the shares of Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of shares of Common Stock.

                                                                [ALTERNATE PAGE]


     If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing shares of Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above.


     The Lead Managers may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Lead Managers purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the shares of Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the Common Stock to the extent that it discourages resales of the shares of Common Stock.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     Merrill Lynch, an affiliate of Merrill Lynch International, has from time to time provided investment banking advisory services to the Company, for which it has received customary compensation, and may continue to do so in the future. Merrill Lynch has acted as financial advisor to the Company in connection with the Merger, including serving as dealer manager with respect to the Tender Offer. In this regard, the Company has agreed to indemnify Merrill Lynch against certain liabilities. CIBC Oppenheimer Corp., Goldman, Sachs & Co. and Lehman Brothers Inc. have from time to time provided investment banking or financial advisory services to the Company, and may continue to do so in the future. An affiliate of CIBC Oppenheimer Corp. is a lender under the New Bank Credit Facility.


                                 LEGAL MATTERS


     The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. William R. Newlin, Chairman of the Board of the Company, is a shareholder in Buchanan Ingersoll Professional Corporation. As of July 30, 1997, Mr. Newlin owned 24,385 shares of Common Stock, stock credits representing the right to acquire 9,260 shares of Common Stock pursuant to the Company's directors deferred fee plan, 20,000 shares of JLK common stock and held options to acquire 1,500 shares of Common Stock and 15,000 shares of JLK common stock. Certain legal matters in connection with the Offerings will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett will rely on Buchanan Ingersoll Professional Corporation with respect to matters of Pennsylvania law.


                                    EXPERTS


     The consolidated financial statements of the Company as of June 30, 1996 and June 30, 1997 and for each of the three years in the period ended June 30, 1997, included in this Prospectus Supplement and elsewhere in the Registration Statement, of which this Prospectus Supplement is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. The consolidated financial statements of Greenfield as of December 31, 1995, and December 31, 1996, and for each of the three years in the period ended December 31, 1996, included in this Prospectus Supplement, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                                                                [ALTERNATE PAGE]

======================================================


    NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY KENNAMETAL OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                            ------------------------

                               TABLE OF CONTENTS


                                             Page
                                             ----
              PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary............... S-3
Summary Condensed Consolidated Financial
  Information............................... S-7
Recent Developments......................... S-8
Use of Proceeds............................. S-10
Price Range of Common Stock and Dividend
  Policy.................................... S-10
Capitalization.............................. S-11
Pro Forma Condensed Consolidated Financial
  Information............................... S-12
Selected Condensed Consolidated Financial
  Data...................................... S-19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................ S-20
Business.................................... S-27
Management.................................. S-34
Description of Common Stock................. S-35
Description of Other Offerings.............. S-37
Certain U.S. Tax Consequences to Non-U.S.
  Holders................................... S-39
Underwriting................................ S-41
Legal Matters............................... S-43
Experts..................................... S-43
Index to Consolidated Financial
  Statements................................ F-1
                   PROSPECTUS
Available Information.......................   4
Incorporation of Certain Documents by
  Reference.................................   4
Kennametal Inc..............................   5
The Trust...................................   5
Ratio of Earnings to Fixed Charges..........   6
Use of Proceeds.............................   6
Description of Debt Securities..............   7
Description of Preferred Securities.........  15
Description of the Guarantee................  26
Relationship Among the Preferred Securities,
  the Trust Debentures and the Guarantee....  29
Description of Common Stock.................  30
Description of Stock Purchase Contracts and
  Stock Purchase Units......................  32
Book Entry Issuance.........................  33
Plan of Distribution........................  34
Legal Matters...............................  35
Experts.....................................  36


======================================================
======================================================
                                4,300,000 SHARES

                                KENNAMETAL LOGO

                                KENNAMETAL INC.
                                  COMMON STOCK
                            ------------------------


                             PROSPECTUS  SUPPLEMENT

                            ------------------------
                          MERRILL LYNCH INTERNATIONAL
                                CIBC OPPENHEIMER
                          GOLDMAN SACHS INTERNATIONAL
                                LEHMAN BROTHERS
                                         , 1998
======================================================

                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1998


PROSPECTUS SUPPLEMENT


(TO PROSPECTUS DATED        , 1998)


                                  $450,000,000


                                KENNAMETAL INC.                  KENNAMETAL LOGO


                    $150,000,000    % SENIOR NOTES DUE 2001


                    $150,000,000    % SENIOR NOTES DUE 2008


                  $150,000,000    % SENIOR DEBENTURES DUE 2028

                            ------------------------


    The   % Senior Notes due 2001 (the "2001 Notes"), the  % Senior Notes due
2008 (the "2008 Notes") and the % Senior Debentures due 2028 (the "2028 Debentures;" and together with the 2001 Notes and the 2008 Notes, the "Senior Debt Securities") are being offered (the "Offering") by Kennametal Inc., a Pennsylvania corporation ("Kennametal" or the "Company"). Interest on the Senior
Debt Securities will be payable semi-annually in arrears on           and
          of each year, beginning           , 1998. The 2008 Notes and the 2028
Debentures may be redeemed at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein. See "Description of Senior Debt Securities."



    The Company and Kennametal Financing I, a related statutory business trust formed under the laws of the State of Delaware (the "Trust"), are concurrently offering 4,500,000 FELINE PRIDES(SM) stated amount $50 per FELINE PRIDES(SM) (5,175,000 if the underwriters for the FELINE PRIDES(SM) exercise their over-allotment option in full), issued by the Company and the Trust (the "FELINE PRIDES Offering") and 4,300,000 shares of capital stock (4,945,000 shares if the underwriters for the capital stock exercise their over-allotment options in full, the "Common Stock Offerings") issued by the Company. The gross proceeds of
the FELINE PRIDES Offering are expected to be approximately $    million ($
million if the underwriters exercise their over-allotment option in full) and of
the Common Stock Offerings are expected to be approximately $    million ($
million if the underwriters exercise their over-allotment options in full). The Offering, the FELINE PRIDES Offering, and the Common Stock Offerings are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings.



    The Senior Debt Securities will be senior unsecured obligations of the Company and will rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of the Company. At September 30, 1997, on a pro forma basis giving effect to the acquisition of Greenfield Industries, Inc., ("Greenfield"), the FELINE PRIDES Offering, the Common Stock Offerings and the Offering, the Company would have had approximately $603.4 million of senior unsecured indebtedness (including $146.9 million under the New Bank Credit Facility).



    Each series of the Senior Debt Securities will be issued in book-entry form and be represented by one or more global notes (a "Global Debt Security") in fully registered form, without coupons, which will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (the "Depositary") in New York, New York, as depositary for the accounts of its participants. Beneficial interests in the Global Debt Securities will be represented, and transfers thereof will be effected, only through book-entry accounts maintained by DTC and its direct or indirect participants. Initial settlement for the Senior Debt Securities will be made in immediately available funds and secondary market trading activity in beneficial interests therein will therefore settle in such funds. Except in limited circumstances, definitive notes and debentures will not be issued in exchange for beneficial interests in the Global Debt Securities. See "Description of Senior Debt Securities--Global Debt Securities."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES


  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS


    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES


     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS


        PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===================================================================================================================
                                                   PRICE TO              UNDERWRITING
                                                  PUBLIC(1)              DISCOUNT(2)             PROCEEDS TO
                                                                                                COMPANY(1)(3)
-------------------------------------------------------------------------------------------------------------------
Per 2001 Note..............................            %                      %                       %
-------------------------------------------------------------------------------------------------------------------
Total......................................            $                      $                       $
===================================================================================================================
Per 2008 Note..............................            %                      %                       %
-------------------------------------------------------------------------------------------------------------------
Total......................................            $                      $                       $
===================================================================================================================
Per 2028 Debenture.........................            %                      %                       %
-------------------------------------------------------------------------------------------------------------------
Total......................................            $                      $                       $
===================================================================================================================



(1) Plus accrued interest, if any, from the date of issuance.



(2) Kennametal has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."



(3) Before deducting expenses payable by the Company estimated at $1,000,000.

                            ------------------------


    The Senior Debt Securities offered hereby are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Senior Debt Securities offered hereby will be made in book-entry form through the facilities of the Depositary in New York, New York, against payment therefore in immediately available funds, on or about
        , 1998.

                            ------------------------

MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.


CIBC OPPENHEIMER                                        DEUTSCHE MORGAN GRENFELL

                            ------------------------

            The date of this Prospectus Supplement is        , 1998.

------------------

(SM)Service Mark of Merrill Lynch & Co., Inc.


       INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
       NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR
       SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     Certain persons participating in the Offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Senior Debt Securities. Such transactions may include stabilizing and the purchase of Senior Debt Securities to cover syndicate short positions. For a description of these activities, see "Underwriting."

                         PROSPECTUS SUPPLEMENT SUMMARY



     The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and the related notes thereto appearing elsewhere in the accompanying Prospectus or in this Prospectus Supplement. On November 17, 1997, Kennametal Acquisition Corp. ("Acquisition Corp."), a wholly-owned subsidiary of Kennametal, purchased in accordance with its tender offer (the "Tender Offer") approximately 98% of the outstanding common stock of Greenfield pursuant to an Agreement and Plan of Merger dated as of October 10, 1997 (the "Merger Agreement"), among Kennametal, Greenfield and Acquisition Corp. and, on November 18, 1997, Acquisition Corp. was merged into Greenfield and Greenfield became a wholly-owned subsidiary of Kennametal. Except as otherwise noted or unless the context otherwise requires, "fiscal" in connection with a year means the 12 months ended June 30 of the calendar year specified. Unless the context indicates otherwise, any reference in this Prospectus Supplement to the "Company" or "Kennametal" refers to Kennametal Inc. and its consolidated subsidiaries other than Greenfield.



     This Prospectus Supplement contains certain forward-looking statements (as such term is defined in the Securities Act) concerning the Company's operations, performance and financial condition, including, in particular, the likelihood of the Company's success in integrating the acquisition of Greenfield. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements to the extent that economic conditions in the United States, Europe and, to a lesser extent, the Asia Pacific region change from the Company's expectations and to the extent that the Company does not effectively integrate the acquisition of Greenfield and achieve expected synergistic benefits.



                                  THE COMPANY



     The Company is a vertically integrated global manufacturer, marketer and distributor of a broad range of consumable tools, supplies and services for the metalworking, mining and highway construction industries. Kennametal specializes in developing and manufacturing tools utilizing tungsten carbide powder metallurgy for the three primary metalcutting methods--turning, milling and drilling. In addition, through its 80%-owned subsidiary, JLK Direct Distribution Inc. ("JLK"), the Company markets and distributes a broad line of consumable metalcutting tools, as well as abrasives, machine tool accessories, hand tools, measuring equipment and other industrial supplies used in the metalworking industry. The Company is a recognized leader in turning and milling consumable metalcutting tools and believes it is the largest North American and the second largest global provider of consumable metalcutting tools and supplies. Leveraging its expertise in tungsten carbide powder metallurgy, the Company has developed innovative consumable tools for the mining and construction industries and believes it is the largest global manufacturer, marketer and distributor of such tools to these markets.



     In November 1997, the Company acquired Greenfield, the leading North American manufacturer of drilling and other rotary high-speed steel consumable metalcutting tools for the metalworking industry. Kennametal believes that Greenfield's operations strongly complement its core businesses and that the acquisition of Greenfield, in addition to providing the Company with opportunities for substantial cost savings, offers significant strategic benefits, including: (i) providing an important new channel of traditional industrial distributors through which to sell the Company's products; (ii) expanding and enhancing the Company's line of drilling products; (iii) allowing the Company to diversify into new markets such as certain wear products by leveraging its material science expertise in tungsten carbide powder metallurgy; and (iv) providing the opportunity to introduce and sell each company's products into the markets served by the other company.



     End users of the Company's metalworking products include manufacturers and suppliers in the aerospace, automotive, construction and farm machinery, railroad equipment, power generation and transmission equipment, home appliance, electrical equipment, and oil field services and gas exploration industries. The Company markets its products through: a technically skilled direct sales force; JLK's catalogs, showrooms and other direct marketing efforts; JLK's integrated industrial supply programs; and, with the acquisition of Greenfield, a network of traditional industrial distributors. This multi-channel marketing approach enables the Company to meet the varying needs of metalworking customers of all sizes which range from same-day ordering and rapid delivery of products to outsourcing the entire procurement and inventory management process for metalworking and related products. The Company estimates there are approximately 250,000 metalworking industrial sites in the United

States. The Company's multi-channel distribution network, comprehensive product offering and global presence allow customers of all sizes the advantage of a single source of supply for most metalworking needs.



     The Company believes five significant trends are currently impacting the metalworking industry: (i) consolidation of fragmented distribution channels as customers seek a single source of supply for their metalworking needs; (ii) increasing demand from large customers to outsource procurement and inventory management processes through integrated supply programs; (iii) growing demand for suppliers that can provide a complete selection of tools, supplies and services globally; (iv) demand for world class capabilities including customer service, technical application support and information and product technology while, at the same time, maintaining or reducing costs; and (v) continuing advances in customers' metalworking manufacturing technology requiring more technically advanced tools. These factors are resulting in a restructuring and consolidation in the metalworking industry as tooling manufacturers and distributors are forced to either become more competitive or seek stronger partners. The Company's business strategy is designed to capitalize on these and other trends.



BUSINESS STRATEGY



     The Company's objective is to become the supplier of first choice of consumable tools, related supplies, and services to the worldwide metalworking industry and to other industries which can benefit from tungsten carbide products. The Company believes its market-leadership position results from the successful implementation of its business strategy, the major elements of which include:



     - Expanding Customer Base Through Multi-Channel Distribution. The Company seeks to access potential customers through all primary distribution channels. The Company serves its traditional base of large and medium-sized metalworking customers through a direct sales force. JLK direct markets a broad range of tiered ("good," "better" and "best") metalworking consumables and other related products targeted at small and medium-sized metalworking customers and offers integrated supply programs targeted at large industrial metalworking customers. The acquisition of Greenfield, which sells its consumable tools, related products and services through a network of more than 2,500 traditional industrial distributors, provides Kennametal with access to approximately 50% of the North American metalworking market.



     - Providing Most Complete Product Offering. The Company seeks to provide the most complete and comprehensive product offering in the metalworking industry. As a result of various acquisitions and internal development, the Company markets and distributes what it believes is one of the broadest lines of tools and services typically used by metalworking customers. The recent acquisition of Greenfield and its consumable high-speed steel rotary cutting tools and related products provides the Company with the capability to manufacture all of the major consumable tools needed by customers in their metalcutting manufacturing processes.



     - Expanding Strong Global Presence. Kennametal is committed to growing its global presence as demonstrated by its position as the second largest provider of tools to the European metalworking industry, the world's largest metalworking market, as well as its plans to expand its presence in the Asia Pacific region. The Company recently completed construction of a cutting tool manufacturing facility in Shanghai, China, for a total investment of about $20 million, and has increased to 100% its ownership interest in a sales and marketing subsidiary in Japan. The Company also has targeted marketing efforts in Eastern Europe and Russia and other developing countries.



     - Providing Superior Customer Service, Product Availability, and Technical Support. The Company's skills in rapidly filling orders, maintaining high levels of product availability and providing technical product application support are vital to the ability of its metalworking customers to meet their production and delivery schedules in a cost effective manner. Kennametal's sophisticated order entry and inventory management systems enable the Company to ship more than 90 percent of its products from stock. In addition, the Company's technically skilled direct sales force of more than 700 persons provide on-site product selection and application support to enable customers to optimize their metalcutting processes. The addition of Greenfield's more than 70 technical specialists broadens the Company's technical support capability into high-speed steel drilling applications.



     - Maintaining Leadership in Product Innovation. As a result of its commitment to research and development, the Company has brought to market during the past few years a number of new or improved metalcutting products. The exacting requirements of modern high-precision metalcutting, along with advances in manufacturing technology, exacting manufacturing specifications, and new workpiece materials are driving the demand for new and improved consumable tools and systems capable of achieving superior technical performance with high and uniform quality. The Company believes that its reputation for supplying high quality and technologically innovative consumable metalcutting tools and supplies to the metalworking industry has been a very significant factor in its achieving its market position.



     - Leveraging Use of Information Technology. The Company's decision to invest nearly $40 million in a business information system utilizing SAP R-3 software demonstrates its commitment to the use of information technology. This system, which is expected to be fully operational in fiscal 1999, will link sales, distribution, manufacturing, purchasing and accounting activities at all major sites throughout Kennametal and is designed to enhance customer service, operational effectiveness and management decision-making.



     In addition to the above business strategies, the Company seeks to continue to improve operating efficiencies as well as to pursue selected acquisitions that enhance its distribution channels, complement its existing product offerings and strengthen its geographic presence.



                              RECENT DEVELOPMENTS


GREENFIELD ACQUISITION



     On November 17, 1997, the Company purchased in the Tender Offer approximately 98% of Greenfield's common stock and acquired the balance by a merger (the "Merger") on the following day. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion. Greenfield is the largest North American manufacturer of consumable rotary metalcutting tools as well as a leading manufacturer of consumable tools and related products, wear products and marine products.



NEW BANK CREDIT FACILITY



     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into a $1.4 billion secured credit agreement with the banks named therein (the "New Bank Credit Facility") under which, as of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. If the Offering, the FELINE PRIDES Offering and the Common Stock Offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.



OTHER ACQUISITIONS



     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom, Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company. The companies had aggregate sales of approximately $66 million in 1996.



OTHER OFFERINGS



     Concurrently with the Offering, (i) the Company and Kennametal Financing I, a Delaware business trust the common securities of which are owned by the Company, are undertaking the FELINE PRIDES Offering of 4,500,000 FELINE PRIDES(SM) (5,175,000 if the underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full) and (ii) the Company is undertaking the Common Stock Offerings of 4,300,000 shares (4,945,000 shares if the underwriters for the Common Stock Offerings exercise their over-allotment options in full). The Offering, the FELINE PRIDES Offering, and the Common Stock Offerings are independent offerings and consummation of none of such offerings is conditioned upon consummation of any of the other offerings. The net proceeds to the Company from the FELINE PRIDES Offering and the Common Stock Offerings will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility. This Prospectus Supplement does not constitute an offer to buy or the solicitation of an offer to sell the FELINE PRIDES(SM) or the Common Stock being offered by the FELINE PRIDES Offering or the Common Stock Offerings, respectively. The FELINE PRIDES Offering and the Common Stock Offerings will be made only by means of prospectuses, as amended or supplemented, relating to such offerings.

                                  THE OFFERING



Issuer.....................  Kennametal Inc.



Securities Offered.........  $150,000,000   % Senior Notes due 2001;
                             $150,000,000   % Senior Notes due 2008; and
                             $150,000,000   % Senior Debentures due 2028.



Interest...................  The 2001 Notes will bear interest at the rate of
                               % per annum. The 2008 Notes will bear interest at
                             the rate of   % per annum. The 2028 Debentures will
                             bear interest at the rate of   % per annum.
                             Interest will be payable semi-annually, in cash, on
                                       , and           , of each year,
                             commencing           , 1998.



Maturity...................  The 2001 Notes will mature on             , 2001.
                             The 2008 Notes will mature on           , 2008. The
                             2028 Debentures will mature on           , 2028.



Ranking....................  The Senior Debt Securities will be senior obligations of Kennametal and rank pari passu in right of payment with all existing and future senior unsecured indebtedness of Kennametal. However, the Senior Debt Securities will be effectively subordinated to indebtedness and other liabilities of Kennametal's subsidiaries. At November 30, 1997, the aggregate principal amount of indebtedness of Kennametal's subsidiaries (excluding trade payables and other accrued liabilities) was $261 million. In addition, unless Kennametal refinances its New Bank Credit Facility (which Kennametal intends to refinance if it consummates the Offering, the FELINE PRIDES Offering and the Common Stock Offerings), the Senior Debt Securities will be effectively subordinated to borrowings under the New Bank Credit Facility which are guaranteed by certain of Kennametal's principal subsidiaries. At December 18, 1997, the aggregate amount outstanding under the New Bank Credit Facility was $882 million.



Optional Redemption........  The 2008 Notes and the 2028 Debentures may be
                             redeemed, in whole or in part, at the option of the Company at a price equal to the principal thereof, plus accrued interest and a Make Whole Premium (as defined herein).



Covenants..................  The Senior Debt Securities Indenture, pursuant to which the Senior Debt Securities will be issued, will contain covenants that limit the ability of the Company to grant liens, to engage in sale and leaseback transactions and to enter into certain consolidations or mergers or to sell all or substantially all of its assets.



Use of Proceeds............  To repay indebtedness under the Company's New Bank
                             Credit Facility, which indebtedness was incurred by the Company in connection with the acquisition of Greenfield. See "Use of Proceeds."

                                USE OF PROCEEDS


     The net proceeds to be received by the Company from the sale of the Senior Debt Securities, after deducting estimated underwriting discounts and expenses of the Offering payable by the Company, are expected to be approximately $ million. See "Underwriting." The net proceeds from the FELINE PRIDES Offering (assuming it is completed and the over-allotment option is not exercised) are
estimated to be $     million and the net proceeds from the Common Stock
Offerings (assuming they are completed and the over-allotment options are not
exercised) are estimated to be $     million. The net proceeds from the
Offering, the FELINE PRIDES Offering and the Common Stock Offerings will be used to prepay loans and, correspondingly, permanently reduce commitments of the lenders under the New Bank Credit Facility, which indebtedness was incurred by the Company in connection with the acquisition of Greenfield, and had a weighted average interest rate, as of November 30, 1997, of 7.1%. If the Company consummates the Offering, the FELINE PRIDES Offering and the Common Stock Offerings, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.

                                 CAPITALIZATION



     The following table sets forth the capitalization of the Company as of September 30, 1997, and as adjusted to reflect the consummation of the acquisition of Greenfield (including borrowings under the New Bank Credit Facility), the Offering, the FELINE PRIDES Offering and the Common Stock Offerings and the application of the net proceeds therefrom, after deducting estimated underwriting commissions and expenses of the Offering. See "Use of Proceeds" and "Description of Other Offerings." The information set forth in this table should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto included elsewhere in the accompanying Prospectus. See "Pro Forma Condensed Consolidated Balance Sheet."



                                                                     AS OF SEPTEMBER 30, 1997
                                                                  -------------------------------
                                                                                     PRO FORMA
                                                                   ACTUAL           AS ADJUSTED
                                                                  --------         --------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE
                                                                  DATA)
Short-term debt................................................   $ 60,794           $   37,069
                                                                  ========           ==========
Long-term debt:
  2001 Notes offered hereby....................................   $     --           $  150,000
  2008 Notes offered hereby....................................         --              150,000
  2028 Debentures offered hereby...............................         --              150,000
  Other........................................................     40,464              185,110
                                                                  --------           ----------
     Total long-term debt......................................     40,464              635,110
Minority interest in consolidated subsidiaries.................     44,162               44,162
Company-obligated, mandatorily redeemable securities of
  subsidiary holding solely parent company debentures..........         --              222,300
Shareholders' equity:
  Preferred stock, 5,000 shares authorized; none issued........         --                   --
  Capital stock, $1.25 par value per share;
     70,000 shares authorized; 29,370 and 33,670 shares
     issued(a).................................................     36,712               42,087
  Additional paid-in capital...................................    148,438              346,663
  Retained earnings............................................    419,174              411,314
  Less treasury shares, at cost; 3,153 shares held.............    (61,101)             (61,101)
  Cumulative translation adjustments...........................    (13,154)             (13,154)
                                                                  --------           ----------
     Total shareholders' equity................................    530,069              725,809
                                                                  --------           ----------
     Total capitalization......................................   $614,695           $1,627,381
                                                                  ========           ==========


---------


(a) Does not include: (i) 1,567,185 shares of Common Stock as of September 30, 1997, issuable upon exercise of outstanding options of which options covering 1,539,929 shares were exercisable as of that date; (ii) 63,804 shares issuable as of September 30, 1997, pursuant to the Company's deferred stock plans; (iii) shares which may be issued pursuant to the Company's
    dividend reinvestment and stock purchase plan; or (iv) from        to
           shares which will be issued on             , 2001 pursuant to the
    FELINE PRIDES Offering depending upon the average trading price of the
    Common Stock prior to issuance (or from        to        shares if the
    underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full).

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



     The following Pro Forma Condensed Consolidated Statements of Income and the Pro Forma Condensed Consolidated Balance Sheet are based on the historical financial statements of the Company and Greenfield adjusted to give effect to the acquisition of Greenfield, the Offering, the FELINE PRIDES Offering and the Common Stock Offerings. The Pro Forma Condensed Consolidated Statements of Income for the year ended June 30, 1997, and for the three months ended September 30, 1997, assume that the acquisition of Greenfield occurred as of the first day of the Company's 1997 fiscal year (July 1, 1996). Since Greenfield has a fiscal year-end of December 31, the historical information included in the Pro Forma Condensed Consolidated Statement of Income for the year ended June 30, 1997 has been derived from Greenfield's operating results for the twelve months ended June 30, 1997. The Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Greenfield, the Offering, the FELINE PRIDES Offering and the Common Stock Offerings as if they had occurred on September 30, 1997.



     The pro forma financial information reflects the purchase method of accounting for the acquisition of Greenfield, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision depending upon completion of appraisals or other studies of the fair value of Greenfield's assets and liabilities. Final purchase accounting adjustments will differ from the pro forma adjustments presented herein and described in the accompanying notes due to the results of operations of Greenfield from September 30, 1997, to the date of closing (November 18, 1997).



     The pro forma financial information reflects certain assumptions described above and in the Notes to Pro Forma Condensed Consolidated Statements of Income and Pro Forma Condensed Consolidated Balance Sheet which follow. The pro forma financial information, including notes thereto, should be read in conjunction with the consolidated financial statements of the Company and of Greenfield, and the related notes thereto, incorporated by reference to the accompanying Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus Supplement. The pro forma financial information is provided for informational purposes only and does not purport to present what the Company's results of operations would actually have been if the acquisition of Greenfield had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                            YEAR ENDED JUNE 30, 1997



                                                                 ACQUISITION      OFFERINGS
                                     HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA       PRO FORMA
                                     KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                     ----------    ----------    -----------     -----------     -----------
                                     (UNAUDITED)      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.........................   $1,156,343     $ 527,019     $      --       $      --      $ 1,683,362
  Cost of goods sold..............      668,415       373,133         2,000(a)           --        1,043,548
                                     ----------      --------      --------        --------       ----------
Gross profit......................      487,928       153,886        (2,000)             --          639,814
  Operating expenses..............      357,996        92,421            --              --          450,417
  Amortization of intangibles.....        2,907         4,946        10,557(b)           --           18,410
                                     ----------      --------      --------        --------       ----------
Operating income..................      127,025        56,519       (12,557)             --          170,987
  Interest expense................       10,393        10,916        64,922(c)      (28,858)(d)       57,373
  Other income....................        1,531            --            --              --            1,531
  Dividends on
     Greenfield-obligated
     mandatorily redeemable
     convertible preferred
     securities of subsidiary
     Greenfield Capital Trust
     holding solely convertible
     subordinated debentures of
     Greenfield...................           --         6,900        (6,900)(e)          --               --
  Minority interest on Company-
     obligated, mandatorily
     redeemable securities of
     subsidiary holding solely
     parent company debentures....           --            --            --          15,165(f)        15,165
                                     ----------      --------      --------        --------       ----------
Income before income taxes and
  minority interest...............      118,163        38,703       (70,579)         13,693           99,980
  Provision for income taxes......       44,900        15,876       (26,261)          5,477           39,992(g)
  Minority interest...............        1,231            --            --              --            1,231
                                     ----------      --------      --------        --------       ----------
Net income........................   $   72,032     $  22,827     $ (44,318)      $   8,216      $    58,757
                                     ==========      ========      ========        ========       ==========
PER SHARE DATA:
Net income........................   $     2.71                                                  $      1.90(h)
                                     ==========                                                   ==========
Weighted average shares
  outstanding.....................       26,575                                                       30,875(h)
                                     ==========                                                   ==========



See accompanying Notes to Pro Forma Condensed Consolidated Statement of Income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                            YEAR ENDED JUNE 30, 1997



(a) Represents additional depreciation expense related to excess purchase price assigned to property, plant and equipment.



(b) Represents amortization of excess purchase price allocated to goodwill over 40 years of approximately $15.5 million less the elimination of historical Greenfield goodwill amortization of approximately $4.9 million.



(c) Reflects (i) an increase in interest expense of approximately $69.1 million associated with the New Bank Credit Facility, (ii) the elimination of historical interest expense of approximately $17.3 million as a result of repayment of outstanding indebtedness of Kennametal and Greenfield and (iii) the amortization of deferred financing costs of approximately $13.1 million to establish the New Bank Credit Facility, which includes a charge to reflect repayments of the New Bank Credit Facility using the net proceeds of the Offering, the FELINE PRIDES Offering and the Common Stock Offerings.



(d) Reflects a decrease in interest expense of approximately $28.9 million for a reduction in borrowings under the New Bank Credit Facility upon application of the net proceeds of the Offering, the FELINE PRIDES Offering and the Common Stock Offerings.



(e) Reflects the elimination of historical dividends of approximately $6.9 million as a result of repayment of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield.



(f) Reflects an increase in distributions on trust preferred securities of approximately $14.6 million in connection with Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, and amortization of transaction costs related to the trust preferred securities of approximately $0.5 million.



(g) Represents an adjustment to the total provision for income taxes to reflect a statutory tax rate of 40%.



(h) Represents the sale and issuance of 4.3 million shares of Common Stock.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                     THREE MONTHS ENDED SEPTEMBER 30, 1997



                                                                  ACQUISITION      OFFERINGS
                                      HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA       PRO FORMA
                                      KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS     AS ADJUSTED
                                      ----------    ----------    -----------     -----------     -----------
                                      (UNAUDITED)      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales..........................    $310,792      $ 139,836     $      --        $    --        $ 450,628
  Cost of goods sold...............     178,569         98,773           500(a)          --          277,842
                                       --------       --------      --------        -------         --------
Gross profit.......................     132,223         41,063          (500)            --          172,786
  Operating expenses...............      98,518         25,769            --             --          124,287
  Amortization of intangibles......       1,052          1,263         2,721(b)          --            5,036
                                       --------       --------      --------        -------         --------
Operating income...................      32,653         14,031        (3,221)            --           43,463
  Interest expense.................       1,180          3,670        12,955(c)      (7,215)(d)       10,590
  Other (expense)..................        (440)            --            --             --             (440)
  Dividends on
     Greenfield-obligated,
     mandatorily redeemable
     convertible preferred
     securities of subsidiary
     Greenfield Capital Trust
     holding solely convertible
     subordinated debentures of
     Greenfield....................          --          1,725        (1,725)(e)         --               --
  Minority interest on Company-
     obligated, mandatorily
     redeemable securities of
     subsidiary holding solely
     parent company debentures.....          --             --            --          3,791(f)         3,791
                                       --------       --------      --------        -------         --------
Income before income taxes and
  minority interest................      31,033          8,636       (14,451)         3,424           28,642
  Provision for income taxes.......      12,100          3,541        (5,554)         1,370           11,457(g)
  Minority interest................       1,385             --            --             --            1,385
                                       --------       --------      --------        -------         --------
Net income.........................    $ 17,548      $   5,095     $  (8,897)       $ 2,054        $  15,800
                                       ========       ========      ========        =======         ========
PER SHARE DATA:
Net income.........................    $   0.67                                                    $    0.52(h)
                                       ========                                                     ========
Weighted average shares
  outstanding......................      26,171                                                       30,471(h)
                                       ========                                                     ========



See accompanying Notes to Pro Forma Condensed Consolidated Statement of Income.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                     THREE MONTHS ENDED SEPTEMBER 30, 1997



(a) Represents additional depreciation expense related to excess purchase price assigned to property, plant and equipment.



(b) Represents amortization of excess purchase price allocated to goodwill over 40 years of approximately $3.9 million less the elimination of historical Greenfield goodwill amortization of approximately $1.2 million.



(c) Reflects: (i) an increase in interest expense of approximately $17.3 million associated with the New Bank Credit Facility and (ii) the elimination of historical interest expense of approximately $4.3 million as a result of repayment of outstanding indebtedness of Kennametal and Greenfield.



(d) Reflects a decrease in interest expense of approximately $7.2 million for a reduction in borrowings under the New Bank Credit Facility upon application of the net proceeds of the Offering, the FELINE PRIDES Offering and the Common Stock Offerings.



(e) Reflects the elimination of historical dividends of approximately $1.7 million as a result of repayment of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield.



(f) Reflects an increase in distributions on trust preferred securities of approximately $3.7 million in connection with Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, and amortization of transaction costs related to the trust preferred securities of approximately $0.1 million.



(g) Represents an adjustment to the total provision for income taxes to reflect a statutory tax rate of 40%.



(h) Represents the sale and issuance of 4.3 million shares of Common Stock.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                            AS OF SEPTEMBER 30, 1997



                                                               ACQUISITION      OFFERINGS
                                   HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA         PRO FORMA
                                   KENNAMETAL    GREENFIELD    ADJUSTMENTS     ADJUSTMENTS       AS ADJUSTED
                                   ----------    ----------    -----------     -----------       -----------
                                                                (IN THOUSANDS)
                                                                  (UNAUDITED)
ASSETS
Cash and equivalents............    $ 45,409      $      --    $        --      $      --        $    45,409
Accounts receivable, net of
  allowance.....................     202,144         98,100             --             --            300,244
Inventories.....................     214,068        182,524          5,700(a)          --            396,292
                                          --             --         (6,000)(b)         --                 --
Other current assets............      24,949          5,875             --             --             30,824
                                    --------       --------     ----------      ---------         ----------
  Total current assets..........     486,570        286,499           (300)            --            772,769
Net property, plant and
  equipment.....................     310,563        169,179         20,000(a)          --            497,242
                                          --             --         (2,500)(b)         --                 --
Intangible assets...............      57,691        180,187        439,952(a)          --            677,830
Other assets....................      64,765          2,302         13,100(c)     (13,100)(c)         71,029
                                          --             --             --          3,962(d)              --
                                    --------       --------     ----------      ---------         ----------
  Total assets..................    $919,589      $ 638,167    $   470,252      $  (9,138)       $ 2,018,870
                                    ========       ========     ==========      =========         ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Short-term debt.................    $ 60,794      $   6,632    $   (30,357)(e)  $      --        $    37,069
Accounts payable................      61,306         31,026             --             --             92,332
Other current liabilities.......     106,035         41,561          3,000(b)       5,100(f)         150,456
                                          --             --             --         (5,240)(c)             --
                                    --------       --------     ----------      ---------         ----------
  Total current liabilities.....     228,135         79,219        (27,357)          (140)           279,857
Term debt and capital leases,
  less current maturities.......      40,464        197,734       (200,000)(e)    450,000(d)         635,110
                                          --             --      1,023,950(e)    (877,038)(d)             --
Other liabilities...............      76,759         29,193          5,680(a)          --            111,632
                                    --------       --------     ----------      ---------         ----------
  Total liabilities.............     345,358        306,146        802,273       (427,178)         1,026,599
Minority interest in
  consolidated subsidiaries.....      44,162             --             --             --             44,162
Greenfield-obligated,
  mandatorily redeemable
  convertible preferred
  securities of subsidiary
  Greenfield Capital Trust
  holding solely convertible
  subordinated debentures of
  Greenfield....................          --        115,000       (115,000)(e)         --                 --
Company-obligated, mandatorily
  redeemable securities of
  subsidiary holding solely
  parent company debentures.....          --             --             --        222,300(g)         222,300
Shareholders' equity............     530,069        217,021       (217,021)(a)    214,000(d)         725,809
                                          --             --             --         (7,860)(c)             --
                                          --             --             --        (10,400)(h)             --
                                    --------       --------     ----------      ---------         ----------
  Total liabilities and
     shareholders' equity.......    $919,589      $ 638,167    $   470,252      $  (9,138)       $ 2,018,870
                                    ========       ========     ==========      =========         ==========



   See accompanying Notes to Pro Forma Condensed Consolidated Balance Sheet.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                            AS OF SEPTEMBER 30, 1997



(a) The preliminary allocation of the estimated purchase price to assets acquired and liabilities assumed as of September 30, 1997 is as follows:



         Purchase price........................................................   $ 624,960
         Buy-out of stock options and warrants.................................      16,333
         Estimated acquisition costs...........................................      24,200
                                                                                  ---------
                  Total purchase price.........................................   $ 665,493
                                                                                  =========
         Net book value of assets acquired.....................................   $ 217,021
         Less: goodwill of Greenfield..........................................    (180,187)
         Adjustments to fair value:
                  Inventories, eliminate LIFO reserve..........................       5,700
                  Property, plant and equipment................................      20,000
                  Net deferred income tax liabilities..........................      (5,680)
                  Impact of restructuring of Greenfield........................     (11,500)
                  Goodwill.....................................................     620,139
                                                                                  ---------
                                                                                  $ 665,493
                                                                                  =========



(b) Reflects the costs related to the restructuring of Greenfield's South Deerfield, Massachusetts operations. In November 1997, Greenfield recorded an $11.5 million charge for non-recurring expenses primarily related to the restructuring of its South Deerfield operations. These costs primarily included inventory and machinery and equipment reserves, severance costs and other miscellaneous expenses relative to Greenfield's decision to discontinue the manufacture and sale of certain low-margin product lines. The restructuring will result in a reduction in personnel, thereby eliminating excessive costs and redundancies in future periods. Greenfield also expects to record additional non-recurring expenses of approximately $2.0 million in 1998 related to the restructuring of its South Deerfield operations. These amounts are not included in the restructuring charge.



         The components of the restructuring charge are recorded as follows:
                  Inventory write-down.........................................   $ 6,000
                  Property, plant and equipment write-down.....................     2,500
                  Severance costs and other current liabilities................     3,000
                                                                                  -------
             Impact of restructuring of Greenfield.............................   $11,500
                                                                                  =======



(c) Represents payment of estimated deferred financing costs of approximately $13.1 million to establish the New Bank Credit Facility. Such costs are subsequently charged to interest expense, with a related tax benefit of approximately $5.2 million, upon payment of the New Bank Credit Facility using the net proceeds of the Offering, the FELINE PRIDES Offering and the Common Stock Offerings.



(d) Reflects the net proceeds of approximately $877.0 million from: (i) approximately $214.0 million from the issuance of 4.3 million shares of Common Stock, net of related transaction costs of approximately $11.0 million; (ii) approximately $217.0 million from the issuance of $225.0 million of Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, net of related transaction costs of approximately $8.0 million; and (iii) an aggregate of approximately $446.0 million from the issuance of $450.0 million of the 2001 Notes, the 2008 Notes and the 2028 Debentures, net of the estimated portion of the anticipated transaction costs of approximately $4.0 million.



(e) Reflects borrowings under the New Bank Credit Facility of approximately $1,024.0 million to: (i) acquire Greenfield (approximately $665.5 million);
    (ii) repay approximately $230.4 million of certain debt of Greenfield and Kennametal; (iii) repay $115.0 million of outstanding indebtedness of Greenfield-obligated, mandatorily redeemable convertible preferred securities of subsidiary Greenfield Capital Trust holding solely convertible subordinated debentures of Greenfield; and (iv) pay transaction fees of approximately $13.1 million related to the New Bank Credit Facility.



(f) Reflects the contract adjustment payments of approximately $5.1 million related to the FELINE PRIDES Offering.



(g) Reflects the proceeds of approximately $225.0 million from the issuance of Company-obligated, mandatorily redeemable securities of subsidiary holding solely parent company debentures, net of the estimated portion of the anticipated transaction costs related solely to the trust preferred securities of approximately $2.7 million.



(h) Reflects: (i) the contract adjustment payments of approximately $5.1 million related to the FELINE PRIDES Offering; and (ii) the estimated portion of anticipated transaction costs related to the stock purchase contract component of the FELINE PRIDES Offering of approximately $5.3 million.

                 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA



    The selected condensed consolidated income statement and balance sheet data for the Company presented below are derived from the Company's consolidated financial statements. The Company's consolidated financial statements as of and for the fiscal years ended June 30, 1993, 1994, 1995, 1996 and 1997 have been audited by Arthur Andersen LLP. The consolidated financial statements as of and for the three months ended September 30, 1996 and 1997 are derived from the Company's unaudited interim financial statements incorporated by reference in this Prospectus Supplement, which in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary to state fairly the data included therein in accordance with generally accepted accounting principles for interim financial information. Results for the three months ended September 30, 1997 are not necessarily indicative of the results of operations to be expected for the full fiscal year. The selected financial information presented below should be read in conjunction with, and is qualified by reference to, the more detailed information in the consolidated financial statements of the Company and the related notes thereto included elsewhere in the accompanying Prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other financial information set forth herein.



                                                                                                          THREE MONTHS ENDED
                                                          FISCAL YEAR ENDED JUNE 30,                        SEPTEMBER 30,
                                         ------------------------------------------------------------    --------------------
                                           1993        1994        1995         1996          1997         1996        1997
                                         --------    --------    --------    ----------    ----------    --------    --------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales.............................   $598,496    $802,513    $983,873    $1,079,963    $1,156,343    $275,203    $310,792
  Cost of goods sold..................    352,773     472,533     560,867       625,473       668,415     160,493     178,569
                                         --------    --------    --------    ----------    ----------    --------    --------
Gross profit..........................    245,723     329,980     423,006       454,490       487,928     114,710     132,223
  Research and development expenses...     14,714      15,201      18,744        20,585        24,105       5,739       5,227
  Selling, marketing and distribution
    expenses..........................    144,850     189,487     219,271       242,375       263,980      63,019      68,571
  General and administrative
    expenses..........................     41,348      58,612      55,853        65,417        69,911      18,206      24,720
  Restructuring charge................         --      24,749          --         2,666            --          --          --
  Patent litigation income............     (1,738)         --          --            --            --          --          --
  Amortization of intangibles.........      3,425       3,996       2,165         1,596         2,907         546       1,052
                                         --------    --------    --------    ----------    ----------    --------    --------
Operating income......................     43,124      37,935     126,973       121,851       127,025      27,200      32,653
  Interest expense....................      9,549      13,811      12,793        11,296        10,393       2,642       1,180
  Other income (expense)..............        519       1,860          54         4,821         1,531         627        (440)
                                         --------    --------    --------    ----------    ----------    --------    --------
Income before income taxes and
  minority interest...................     34,094      25,984     114,234       115,376       118,163      25,185      31,033
Provision for income taxes............     14,000      15,500      45,000        43,900        44,900       9,800      12,100
Minority interest.....................         --        (431)        940         1,744         1,231         182       1,385
                                         --------    --------    --------    ----------    ----------    --------    --------
Income before cumulative effect of
  accounting changes..................     20,094      10,915      68,294        69,732        72,032      15,203      17,548
Cumulative effect of accounting
  changes.............................         --     (15,003)         --            --            --          --          --
                                         --------    --------    --------    ----------    ----------    --------    --------
Net income (loss).....................   $ 20,094    $ (4,088)   $ 68,294    $   69,732    $   72,032    $ 15,203    $ 17,548
                                         ========    ========    ========    ==========    ==========    ========    ========
PER SHARE AND OTHER DATA:
Income before cumulative effect of
  accounting changes..................   $   0.93    $   0.45    $   2.58    $     2.62    $     2.71    $   0.57    $   0.67
Net income (loss).....................       0.93       (0.17)       2.58          2.62          2.71        0.57        0.67
Dividends.............................       0.58        0.58        0.60          0.60          0.66        0.15        0.17
Weighted average shares outstanding...     21,712      24,304      26,486        26,635        26,575      26,729      26,171
Ratio of earnings to fixed
  charges(a)..........................       3.75        2.47        8.02          8.62          8.75        7.65       14.94
EBITDA(b).............................     74,570      83,027     166,342       166,912       169,955      37,775      42,539



                                                                       AS OF JUNE 30,                             AS OF
                                                  --------------------------------------------------------    SEPTEMBER 30,
                                                    1993        1994        1995        1996        1997          1997
                                                  --------    --------    --------    --------    --------    -------------
BALANCE SHEET DATA:
  Working capital..............................   $120,877    $130,777    $184,072    $217,651    $175,877      $ 258,435
  Total assets.................................    448,263     697,532     781,609     799,491     869,309        919,589
  Long-term debt (less current maturities).....     87,891      90,178      78,700      56,059      40,445         40,464
  Shareholders' equity.........................    255,141     322,836     391,885     438,949     459,608        530,069


---------


(a) For the purposes of the calculation of this ratio, earnings represent income from continuing operations before fixed charges, minority interest, provision for income taxes and the cumulative effect of accounting changes. Fixed charges include interest expense, including amounts capitalized and the portion (one-third) of rental expenses deemed to be representative of interest expense.



(b) Earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") are commonly used to analyze and compare companies on the basis of operating performance, leverage, and liquidity. While EBITDA is not an alternative indicator of operating performance to operating income or an alternative to cash flows from operating activities as a measure of liquidity as defined by generally accepted accounting principles, and while EBITDA may not be comparable to other similarly titled measures of other companies, the Company's management believes EBITDA is a meaningful measure of performance.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



RESULTS OF OPERATIONS



THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996



     SALES AND MARKETS. During the quarter ended September 30, 1997, consolidated sales were $310.8 million, up 13 percent from $275.2 million in the same quarter last year. Sales rose 16 percent excluding unfavorable foreign currency translation effects. The increase in sales was primarily attributable to higher sales of metalworking products in North America and from higher sales of industrial supplies sold by J&L Industrial Supply ("J&L") and by integrated industrial supply programs ("Full Service Supply programs"), both operating within JLK.



     Net income for the first quarter ended September 30, 1997, was $17.5 million, or $0.67 per share, as compared with net income of $15.2 million, or $0.57 per share, in the same quarter last year. The results included expenses of $5.2 million, or $0.12 per share, for the completion of the relocation and related expenses incurred in connection with the construction of the new world headquarters. Earnings benefited from higher sales of metalcutting and related products in North America and Europe as well as from higher production levels and productivity improvements related to its focused factory initiative of rearranging manufacturing layout to improve productivity. This was partially offset by unfavorable foreign currency translation effects.



     During the September 1997 quarter, sales in the North America Metalworking market increased 7 percent from the previous year. Sales of metalcutting inserts and toolholding devices in North America increased due to improved economic conditions in the United States in most major end markets and from continued emphasis on milling and drilling products. Additionally, sales of metalcutting and toolholding devices sold through all sales channels in North America, including sales through the industrial supply market, increased 11 percent.



     Sales in the Europe Metalworking market on a local currency basis increased 13 percent over the same quarter a year ago. Including unfavorable foreign currency translation effects, sales in the Europe Metalworking market were flat. Demand for metalworking products continued to show improvement during the quarter in most key end markets as a result of improved market conditions in Europe, principally in Germany. Sales in the European market have posted double-digit order gains for four consecutive months.



     In the Asia Pacific Metalworking market, sales decreased slightly as results were affected by weak economic conditions in Korea, Singapore and Thailand. Excluding unfavorable foreign currency translation effects, sales in the Asia Pacific Metalworking market increased 3 percent. Additionally, effective August 1, 1997, the Company acquired 100 percent of Kobe Kennametal K.K. from its joint venture partner, Kobe Steel.



     Sales in the industrial supply market rose 35 percent as a result of increased sales through mail order, Full Service Supply programs and from acquisitions. Excluding the acquisitions, sales increased approximately 24 percent. Sales increased because of four additional showrooms, from the integration of new showroom locations from acquired companies, from further penetration of existing customers, and from an expanded product offering of more than 10,000 new stock keeping units ("SKUs") in J&L's 1998 master catalog issued September 1, 1997.



     During the September 1997 quarter, sales in the mining and construction market increased 10 percent from the previous year as a result of increased domestic demand for highway construction tools. International sales of mining and highway construction tools also improved as a result of strong market demand in South Africa and China.



     The Company recently acquired Rubig G.m.b.H. of Munich, Germany, Presto Engineers Cutting Tools Limited of Sheffield, United Kingdom ("Presto"), Car-Max Tool & Cutter Sales, Inc. and GRS Industrial Supply Company ("GRS"). The companies had aggregate sales of approximately $66 million in 1996. The acquisitions were accounted for using the purchase method of accounting. The consolidated financial statements include the operating results of each business from the date of acquisition, except for the acquisitions of Presto and GRS which were acquired after September 30, 1997. Pro forma results of operations have not been presented because the effects of the acquisitions were not significant.

     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the September 1997 quarter was 42.5 percent as compared with 41.7 percent in the prior year. The gross profit margin increased primarily as a result of productivity improvements related in part to the focused factory initiative and from higher production levels. This increase was partially offset by unfavorable foreign currency translation effects.



     Operating expenses as a percentage of sales were 31.7 percent compared to
31.6 percent last year. Operating expenses increased 13 percent primarily because of relocation and related costs incurred in connection with the construction of the new world headquarters, which amounted to approximately $5.2 million during the first quarter. The project is now successfully completed. Operating expenses also increased because of higher costs related to acquisitions, and from the JLK showroom expansion program, including higher direct mail costs and increased direct marketing costs in new territories in the United States and in Europe.



     Interest expense for the September 1997 quarter was $1.2 million compared to $2.6 million in the same quarter of a year ago. Interest expense decreased as a result of lower debt balances as the Company used the proceeds received from the initial public offering ("IPO") of approximately 4.9 million shares of common stock of JLK to reduce indebtedness.



     The effective tax rate for the September 1997 quarter was 39.0 percent compared to an effective tax rate of 38.9 percent in the prior year.



FISCAL YEAR 1997 COMPARED TO FISCAL YEAR 1996



     OVERVIEW. Net income for 1997 was $72.0 million, compared to $69.7 million last year. While revenues and earnings rose to record highs, earnings were affected by weakness in the European market, primarily in Germany, and from negative effects of foreign currency translations due to the strength of the U.S. dollar. Earnings for 1997 also were affected by additional costs related to the J&L showroom expansion program, integration of new client-server information systems and relocation and related costs associated with the construction of a new world headquarters in Latrobe, Pennsylvania. Earnings in 1997 benefited from slightly higher sales of metalworking products in North America and from higher sales of metalworking products and industrial supplies sold to the Industrial Supply market through mail order and Full Service Supply programs.



                                                                                  SALES BY MARKET AND GEOGRAPHIC AREA
                                                            YEAR ENDED JUNE 30,
                       ----------------------------------------------------------------------------------------------
                               1995                          1996                                 1997
                       --------------------    ---------------------------------    ---------------------------------
                                                               (IN THOUSANDS)
                       PERCENT                 PERCENT                   PERCENT    PERCENT                   PERCENT
                       OF TOTAL     AMOUNT     OF TOTAL      AMOUNT      CHANGE     OF TOTAL      AMOUNT      CHANGE
                       --------    --------    --------    ----------    -------    --------    ----------    -------
BY MARKET
Metalworking:
  North America.....       37%     $367,807        34%     $  368,481       --%         33%     $  378,679        3%
  Europe............       26       254,037        25         271,004        7          22         251,304       (7)
  Asia Pacific......        3        24,579         3          35,854       46           4          41,425       16
Industrial
  Supply............       20       201,152        24         256,703       28          28         328,531       28
Mining
  and
     Construction...       14       136,298        14         147,921        9          13         156,404        6
                         ----      --------      ----      ----------      ---        ----      ----------      ---
Net sales...........      100%     $983,873       100%     $1,079,963       10%        100%     $1,156,343        7%
                         ====      ========      ====      ==========      ===        ====      ==========      ===
BY GEOGRAPHIC AREA
Within the
  United States.....       62%     $606,623        62%     $  665,510       10%         65%     $  752,268       13%
International.......       38       377,250        38         414,453       10          35         404,075       (3)
                         ----      --------      ----      ----------      ---        ----      ----------      ---
Net sales...........      100%     $983,873       100%     $1,079,963       10%        100%     $1,156,343        7%
                         ====      ========      ====      ==========      ===        ====      ==========      ===



     SALES AND MARKETS. Sales for the year ended June 30, 1997, were $1.2 billion, up 7 percent from $1.1 billion last year. Sales primarily increased in 1997 because of higher sales of metalworking products and industrial supplies sold to the Industrial Supply market by J&L and by Full Service Supply programs. The increase in sales was offset in part by lower sales of metalworking products in Europe due to weak economic conditions, especially the German market, and from negative foreign currency translation effects.



     Sales in the North America Metalworking market increased 3 percent over 1996, despite the transfer of small customer accounts to J&L, as a result of improved economic conditions in the United States and from the continued emphasis on milling and drilling products. Sales in Canada rose 15 percent because of increased sales of metalworking products to aerospace and automotive companies. Additionally, sales of traditional metalworking products sold through all sales channels in North America, including sales through the Industrial Supply market, increased 7 percent.



     Sales in the Europe Metalworking market decreased 7 percent. Demand for metalworking products continued to be slow due to weak economic conditions in Europe, primarily in the German market. Demand in Europe was weak for most of 1997 but began to show improvement during the fourth quarter of fiscal 1997. Despite the economic situation in Europe, sales continued to post gains in the United Kingdom and France. In the Asia Pacific Metalworking market, sales rose 16 percent as a result of increased demand in China, Japan and Taiwan, although sales were affected by soft economic conditions in Korea and Thailand. Excluding foreign currency translation effects, sales in the Europe Metalworking market decreased 2 percent, while sales in the Asia Pacific Metalworking market increased 21 percent.



     The Industrial Supply market was the major contributor to the overall sales increase because of the continued growth of mail order and Full Service Supply programs. Sales rose 28 percent primarily because of the expanded product offering of over 20,000 new SKUs in the J&L 1997 master catalog, from the addition of five new showrooms and from innovative marketing programs. Full Service Supply programs increased, to a lesser extent, from the continued ramp-up of existing Full Service Supply programs. Also contributing to the sales increase was the acquisition of two industrial supply companies during the fourth quarter of 1997. The acquired companies had annual sales of $36 million in their latest fiscal year and will provide four additional showroom locations in the Midwest. Excluding these acquisitions, the Industrial Supply market sales increased 26 percent. At June 30, 1997, the Company operated a total of 28 showrooms, including six distribution centers in the United States and one in the United Kingdom, and provided Full Service Supply programs to around 60 customers covering about 120 different facilities.



     Sales in the Mining and Construction market increased 6 percent from 1996 as a result of increased domestic and international demand for mining tools. Highway construction tool sales were flat in the United States, while international sales declined slightly as a result of weak economic conditions in Europe.



     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the year ended June 30, 1997, was 42.2 percent, compared to 42.1 percent last year. The gross profit margin improved slightly as a result of the positive effects of productivity improvements related to the focused factory initiative. These benefits were partially offset by a less favorable sales mix coupled with unfavorable foreign currency translation effects.



     Operating expenses as a percentage of sales were 31.0 percent, compared to
30.4 percent last year, excluding the effects of the one-time restructuring charge in fiscal 1996. Operating expenses increased primarily because of higher costs related to the J&L showroom expansion program, including higher direct mail costs and increased direct marketing in new territories in the United States and in Europe. Operating expenses also increased from higher costs to support new and existing Full Service Supply programs, from the integration of new client-server information systems, from higher research and development costs and from relocation and related costs of $4.7 million associated with the construction of a new world headquarters.



     Interest expense decreased 8 percent because of lower average borrowings coupled with slightly lower interest rates. The effective tax rate was 38.4 percent in 1997, compared to 38.6 percent in 1996. The decrease in the effective tax rate resulted from additional tax benefits derived from international operations.



FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995



     OVERVIEW. Net income for 1996 was $69.7 million, up 2 percent from $68.3 million in 1995. The 1996 results included a restructuring charge totaling $2.7 million ($0.06 per share) for the relocation of the North

America Metalworking Headquarters and for the closure of a manufacturing facility in Canada. Excluding the restructuring charge, net income for 1996 was up 5 percent.



     Earnings for 1996 increased because of the rapid growth in industrial supply sales, primarily through mail order and Full Service Supply programs and from slightly higher sales of metalcutting products in each of the three metalworking markets. Earnings were affected by a less favorable sales mix and lower production levels. Further, costs associated with the implementation of new client-server information systems and focused factory programs reduced pretax earnings by $10.4 million during 1996.



     SALES AND MARKETS. Sales for the year ended June 30, 1996, were $1.1 billion, up 10 percent from $984 million in 1995. Sales increased in each of the five markets over 1995. Sales increased in 1996 because of slightly higher sales volumes and modest price increases.



     Sales in the North America Metalworking market were flat compared to the prior year. Sales of metalcutting inserts and toolholding devices in the United States were flat, as sales growth was affected by weak economic conditions. Sales of metalworking products in Canada increased 11 percent because of increased demand.



     In the Europe Metalworking market, sales increased 7 percent because of higher sales volumes. Demand for metalworking products was slow in Germany, while sales grew at a faster pace in the United Kingdom and France. Demand in Europe was stronger in the first half of the fiscal year but slowed as the year progressed. In the Asia Pacific Metalworking market, sales rose 11 percent as a result of increased demand. Sales also increased because, effective July 1, 1995, Kennametal began to consolidate its majority-owned subsidiaries in China and Japan. Excluding foreign currency translation effects, sales in the Europe and Asia Pacific Metalworking markets increased 6 and 7 percent, respectively.



     The Industrial Supply market accounted for the largest percentage sales gain because of the rapid growth of mail order and Full Service Supply programs. Sales rose 28 percent as a result of aggressive marketing programs, the successful geographic showroom expansion program at J&L and new and existing Full Service Supply programs with large customers. During fiscal 1996, J&L opened seven showroom locations and at the end of fiscal 1996 operated a total of 18 showrooms in the United States and one location in the United Kingdom. Full Service Supply added 18 new contracts, bringing the total number to slightly more than 50 contracts covering more than 100 plant locations in 1996. Also, during June 1996, the Company began transferring small customer accounts from the North America Metalworking market to J&L to provide added customer service and to further leverage J&L's full complement of metalcutting supplies.



     Sales in the Mining and Construction market increased 9 percent over 1995 as a result of strong domestic demand for both mining and highway construction tools. International sales rose only slightly because of increased competition.



     COSTS AND EXPENSES. As a percentage of sales, gross profit margin for the year ended June 30, 1996, was 42.1 percent, compared to 43.0 percent in 1995. The gross profit margin benefited from higher sales volumes and modest price increases. These benefits were offset by a less favorable sales mix, slightly higher raw material costs, costs associated with the implementation of focused factory programs and reduced manufacturing efficiencies because of lower production levels.



     Operating expenses as a percentage of sales were 30.4 percent, compared to
29.9 percent in 1995. Operating expenses increased 12 percent primarily because of costs related to the implementation of new client-server information systems, costs necessary to support the higher sales levels, and marketing and showroom expansion programs at J&L. Results of operations also included a restructuring charge related to the consolidation of the North America Metalworking headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania, and the closure of a manufacturing facility in Canada. These pretax items were recorded during the fourth quarter of fiscal 1996 and amounted to $2.7 million.



     Interest expense decreased 12 percent because of lower average borrowings and slightly lower interest rates. The effective tax rate was 38.6 percent in 1996, compared to 39.7 percent in 1995. The decrease in the effective tax rate resulted from additional tax benefits derived from international operations.

     RESTRUCTURING CHARGE. During the fourth quarter of fiscal 1996, the Company recorded a pretax charge of $2.7 million to relocate its North America Metalworking headquarters from Raleigh, North Carolina, to Latrobe, Pennsylvania, and to close a manufacturing facility in Canada. The relocation was made to globalize key functions and to provide a more efficient corporate structure. As a result, a pretax charge of $2.7 million was recorded to cover the related one-time costs of employee separation arrangements and early retirements. In connection with the relocation, the Company is constructing a new world headquarters building estimated to cost $20 million.



     Certain costs resulting from the relocation of employees, hiring and training new employees, and other costs resulting from the temporary duplication of certain operations were not included in the one-time charge and will be included in operating expenses as incurred. The costs related to these items were estimated to be $9 million pretax and will be incurred during fiscal 1997 and 1998.



LIQUIDITY AND CAPITAL RESOURCES



     On October 10, 1997, Kennametal and Acquisition Corp. entered into the Merger Agreement with Greenfield pursuant to which Acquisition Corp. purchased at $38 per share on November 17, 1997 approximately 16,179,976 shares (98 percent of the outstanding) of Greenfield's common stock. The Merger occurred on November 18, 1997 and Greenfield became a wholly-owned subsidiary of Kennametal on that date. The total purchase price for the acquisition of Greenfield (including estimated transaction costs and assumed Greenfield debt and convertible redeemable preferred securities of approximately $320 million) is estimated to be $1.0 billion.



     In connection with the acquisition of Greenfield, the Company, on November 17, 1997, entered into the New Bank Credit Facility. As of December 18, 1997, the Company had borrowed $500 million in term loans and approximately $382 million in revolving credit loans under the New Bank Credit Facility. The proceeds from the loans were principally used to pay for the shares of common stock of Greenfield purchased in the Tender Offer and the Merger, to pay transaction costs, to refinance certain indebtedness of Greenfield and to refinance certain indebtedness of the Company. Subject to certain conditions, the New Bank Credit Facility permits revolving credit loans of up to $900 million for working capital requirements, capital expenditures, and general corporate purposes. The New Bank Credit Facility initially was secured by all of the stock of certain of Kennametal's significant domestic subsidiaries, by guarantees of certain of such subsidiaries and by 65 percent of the stock of Kennametal's significant foreign subsidiaries. On December 24, 1997, the stock held as security was released. The New Bank Credit Facility contains various restrictive covenants and affirmative covenants requiring the maintenance of certain financial ratios. The term loans under the New Bank Credit Facility are subject to mandatory amortization commencing on November 30, 1998 and all loans mature on August 31, 2002. Proceeds from the Offering, the FELINE PRIDES Offering and the Common Stock Offerings will be used to prepay loans and, correspondingly, permanently reduce the commitments of the lenders under the New Bank Credit Facility. If all of such offerings are consummated, the Company intends to replace the New Bank Credit Facility with a $500 million senior unsecured credit facility, although there can be no assurance that the Company will be able to replace the New Bank Credit Facility.



     Kennametal's cash flow from operations is the primary source of financing for capital expenditures and internal growth. The Company and its subsidiaries generally obtain local financing through credit lines with commercial banks.



     During 1997, the Company generated $99.9 million in cash from operations. Cash provided by operations increased from 1996 primarily because of lower working capital requirements and slightly higher net income. Capital expenditures, totaling $73.8 million, were made to construct a new world headquarters in Latrobe, Pennsylvania, and a manufacturing facility in China, for new client-server information systems and to upgrade machinery and equipment. Additionally, the Company paid $17.5 million of cash dividends and paid $19 million to acquire five small companies throughout 1997. The effects of the acquisitions were not significant to the Company. During the quarter ended September 30, 1997, the Company generated $40.6 million in cash from operations. The increase in cash provided by operations resulted primarily from higher net income and slightly lower incremental working capital requirements. Net cash used in investing activities during the quarter ended

September 30, 1997 was $32.4 million. The increase in net cash used in investing activities resulted from higher capital expenditures and from the acquisition of Rubig G.m.b.H. and the remaining interest in Kobe Kennametal K.K. from its joint venture partner, Kobe Steel.



     On January 31, 1997, the Company initiated a stock repurchase program to repurchase from time to time up to a total of 1.6 million shares of its outstanding capital stock. During the year ended June 30, 1997, the Company repurchased approximately 781,000 shares of its Common Stock at a total cost of approximately $28.7 million. The repurchases were made in the open market or in negotiated or other permissible transactions. The repurchase of Common Stock was financed principally by cash from operations and short-term borrowings.



     On July 2, 1997, an IPO of approximately 4.9 million shares of common stock of JLK at a price of $20 per share was consummated. JLK operates the industrial supply operations consisting of the Company's wholly owned J&L subsidiary and its Full Service Supply programs. The net proceeds from the offering were approximately $90 million and represented the sale of approximately 20 percent of JLK's common stock. The net proceeds were used by JLK to repay $20 million of indebtedness related to a dividend to the Company and $20 million related to intercompany obligations to the Company. The Company used these proceeds to repay short-term debt. In connection with the IPO, the remaining net proceeds were loaned to the Company, under an intercompany debt/investment and cash management agreement at a fluctuating rate of interest equal to the Company's short-term borrowing costs. The Company will maintain unused lines of credit to enable it to repay any portion of the borrowed funds as the amounts are due on demand by JLK. The Company owns approximately 80 percent of the outstanding common stock of JLK and intends to retain a majority of both the economic and voting interests of JLK.



     During 1996, the Company generated $85 million in cash from operations, which was used primarily to finance $58 million of capital expenditures and to pay $16 million of cash dividends. Capital expenditures were made to modernize facilities, to upgrade machinery and equipment, and to acquire new information systems. In January 1996, the Company announced plans to build a $20 million facility in Shanghai, China to manufacture cemented carbide metalcutting tools. Pilot production commenced in the second quarter of fiscal 1998 with full production beginning in the third quarter of fiscal 1998.



     During 1995, the Company generated $57 million in cash from operations, which was used primarily to finance $43 million of capital expenditures and to pay $16 million of cash dividends. Capital expenditures were made to modernize facilities, to upgrade machinery and equipment and to acquire new information systems.



     Capital expenditures for fiscal 1998 (excluding) Greenfield are estimated to be $70-$80 million of which $16.7 million has been spent through September 30, 1997, and will be used primarily to complete the construction of a new world headquarters in Latrobe, Pennsylvania and a manufacturing facility in China, to acquire additional client-server information systems, to construct or acquire a new Midwest distribution center and to upgrade machinery and equipment.



FINANCIAL CONDITION



     Kennametal's financial condition remains strong. Total assets were $869 million in 1997, up 9 percent from $799 million in 1996. Net working capital was $176 million, down 19 percent from the previous year. The ratio of current assets to current liabilities was 1.6 in 1997, compared with 2.0 in 1996. Total assets were $920 million at September 30, 1997, up 6 percent from $869 million at June 30, 1997. Net working capital was $258 million, up 47 percent from $176 million from the previous quarter and the ratio of current assets to current liabilities was 2.1 as of September 30, 1997 and 1.6 as of June 30, 1997.



     Accounts receivable increased 6 percent to $201 million because of increased sales and from the effects of acquisitions. Inventories rose slightly to $210 million due to the growth of sales to the Industrial Supply market, the effects of acquisitions, offset by the Company's inventory reduction efforts of manufactured products. Inventory turnover was 3.2 in 1997 and 3.0 in 1996. The Company will continue to focus on ways to improve inventory turnover and overall asset utilization.



     Total debt (including capital lease obligations) increased 33 percent to $174 million in 1997. In 1997, total debt increased principally because of the stock repurchase program and increased capital expenditures. The ratio of total debt to total capital (i.e., total debt divided by the sum of total debt, minority interest and shareholders' equity) was 27.1 percent in 1997 as compared with 22.5 percent in 1996. Total debt decreased 42 percent to

$101 million and the Company's debt-to-capital ratio was 15.0 percent at September 30, 1997. Total debt decreased as a result of the application of net proceeds of $90 million received from the IPO of approximately 4.9 million shares of common stock of JLK.



     After the acquisition of Greenfield, the Offering, the FELINE PRIDES Offering and the Common Stock Offerings and the application of the net proceeds therefrom, total debt will increase to approximately $672.2 million and the debt-to-capital ratio will increase to approximately 40.4 percent. To maintain financial flexibility and to optimize the cost of capital, Kennametal's financial objective, over the long term, is to maintain a total debt-to-capital ratio of not more than 40 percent. Cash from operations and the Company's debt capacity are expected to continue to be sufficient to fund capital expenditures, dividend payments, stock repurchases, acquisitions and operating requirements.



ENVIRONMENTAL MATTERS



     Compliance with Environmental Laws did not have a material effect on the Company's capital expenditures, earnings or competitive position for fiscal 1997, nor is the Company currently aware of any compliance requirement that it expects will have a material effect in the future. The Company has been involved in various environmental cleanup and remediation activities at several of its manufacturing facilities. In addition, the Company has been named as a potentially responsible party at several Superfund sites in the United States. However, management believes that, based on its evaluations and discussions with outside counsel and independent consultants, that the ultimate resolution of these environmental matters will not have a material adverse effect on the results of operations, financial position or cash flows of the Company. See Note 14 to the consolidated financial statements.



NEW ACCOUNTING STANDARDS



     The Financial Accounting Standards Board ("FASB") recently issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structures." SFAS No. 128 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all prior year earnings per share ("EPS") data to be restated to conform to the provisions of the statement. This statement's objective is to simplify the computations of EPS and to make the U.S. standard for EPS computations more compatible with that of the International Accounting Standards Committee. The Company will adopt SFAS No. 128 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its reported EPS.



     SFAS No. 129 was issued in February 1997 and is effective for periods ending after December 15, 1997. This statement, upon adoption, will require all companies to provide specific disclosure regarding their capital structure. SFAS No. 129 will specify the disclosure for all companies, including descriptions of their capital structure and the contractual rights of the holders of such securities. The Company will adopt SFAS No. 129 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.



     Additionally, in June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130) and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 130 is effective for years ending after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company will adopt SFAS No. 130 in fiscal 1998 and does not anticipate that the statement will have a significant impact on its disclosures.



     SFAS No. 131 introduces a new model for segment reporting called the "management approach." The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the effect of applying this statement.



EFFECTS OF INFLATION



     Despite modest inflation in recent years, rising costs continue to affect the Company's operations throughout the world. Kennametal strives to minimize the effects of inflation through cost containment, productivity improvements and price increases under highly competitive conditions.

                     DESCRIPTION OF SENIOR DEBT SECURITIES



     The 2001 Notes, 2008 Notes and 2028 Debentures offered hereby constitute separate series of Debt Securities (which are more fully described in the accompanying Prospectus) to be issued pursuant to an indenture dated
  , 1998, as supplemented by the second supplemental indenture, as amended or supplemented (the "Senior Debt Securities Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"). The following description of the particular terms of the Senior Debt Securities offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The terms of the Senior Debt Securities include those provisions contained in the Senior Debt Securities Indenture and those made part of the Senior Debt Securities Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Senior Debt Securities are subject to all such terms, and holders of Senior Debt Securities are referred to the Senior Debt Securities Indenture and the TIA for a statement thereof. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Prospectus and the Senior Debt Securities Indenture. The following summary of certain provisions of the Senior Debt Securities Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the Senior Debt Securities Indenture, including the definitions therein of certain defined terms used below and not otherwise defined below. As used in this section the "Company" refers to Kennametal, exclusive of its subsidiaries.



GENERAL



     The 2001 Notes will be limited to $150 million aggregate principal amount, the 2008 Notes will be limited to $150 million aggregate principal amount, and the 2028 Debentures will be limited to $150 million aggregate principal amount. The Senior Debt Securities will be senior unsecured obligations of the Company and rank equally with all other existing and future senior unsecured and unsubordinated indebtedness of the Company. At September 30, 1997, on a pro forma basis giving effect to the acquisition of Greenfield, the Offering, the FELINE PRIDES Offering and the Common Stock Offerings, the Company would have had approximately $603.4 million of senior unsecured indebtedness.



     A substantial portion of Kennametal's business is conducted through subsidiaries and the Senior Debt Securities will be effectively subordinated to all liabilities (including trade payables) of the Company's subsidiaries. At September 30, 1997, on a pro forma basis giving effect to the to the acquisition of Greenfield, the Offering, the FELINE PRIDES Offering and the Common Stock Offerings and giving effect to the guarantees of the New Bank Credit Facility by certain of the Company's subsidiaries, the Company's subsidiaries would have had approximately $215.7 million of indebtedness, of which $146.9 million would have represented obligations of subsidiaries as guarantors under the New Bank Credit Facility. If the Offering, the FELINE PRIDES Offering and the Common Stock Offerings are consummated, the Company anticipates that following the closing of such offerings, the Company will terminate the New Bank Credit Facility and enter into a new unsecured revolving credit facility providing for borrowings of up to $500 million at any one time outstanding which will not be guaranteed by any subsidiaries of the Company, although subsidiaries may be borrowers under such facility. There can be no assurance that the Company will consummate the Offering, the FELINE PRIDES Offering or the Common Stock Offerings or terminate the New Bank Credit Facility and enter into an unsecured credit facility not guaranteed by its subsidiaries.



     Other than the limitations described under the section "--Certain Covenants", the Senior Debt Securities Indenture will permit the Company and its Subsidiaries to incur additional secured and unsecured indebtedness. Subject to the limitations described under the section "--Consolidation, Merger, Conveyance or Transfer of Assets", the Senior Debt Securities Indenture does not contain any other provisions that would afford holders of the Senior Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Company, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the Senior Debt Securities. In addition, subject to the limitations set forth under "--Consolidation, Merger, Conveyance or Transfer of Assets", the Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Company with another entity that would increase the amount of the Company's indebtedness or substantially reduce or eliminate the Company's assets, which may have an adverse effect on the Company's ability to service its indebtedness, including the Senior Debt Securities.



     The Senior Debt Securities will be issued only in fully registered book-entry form without coupons in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under "--Global Debt Securities." The Senior Debt Securities may be transferred or exchanged without any service charge at the corporate trust office of the Trustee in The City of New York, or at any other office or agency maintained by the Company for such purpose.



INTEREST RATE AND MATURITY



     The 2001 Notes will bear interest at the rate of      % per annum, the 2008
Notes will bear interest at the rate of      % per annum and the 2028 Debentures
will bear interest at the rate of      % per annum, in each case from
  , 1998, or from the most recent interest payment date to which interest has
been paid or duly provided for, payable semiannually on           and
, commencing             , 1998 (each an "Interest Payment Date"), to the
persons in whose names the Senior Debt Securities are registered at the close of
business on           and           , as the case may be, preceding such
Interest Payment Date. Principal of and interest on the Senior Debt Securities will be payable at the office or agency of the Company maintained for such purposes in The City of New York; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.



     The 2001 Notes will mature on           , 2001. The 2008 Notes will mature
on           , 2008, and the 2028 Debentures will mature on           , 2028.
The Senior Debt Securities will not have the benefit of any sinking fund.



REDEMPTION



     The 2008 Notes and the 2028 Debentures may be redeemed at any time at the option of the Company, in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice to the Holders thereof as provided in the Senior Debt Securities Indenture, on any date prior to maturity (the "Redemption Date") at a price (the "Redemption Price") equal to (i) 100% of the principal amount of the applicable series of Senior Debt Securities, plus (ii) accrued interest to the Redemption Date (subject to the right of Holders of record of such Senior Debt Securities on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus
(iii) a Make-Whole Premium (as defined herein), if any. In no event will the Redemption Price of the Senior Debt Securities be less than 100% of the principal amount of the applicable series of Senior Debt Securities being redeemed, respectively, plus accrued interest to the applicable Redemption Date.



     The amount of the "Make-Whole Premium," with respect to any 2008 Note or 2028 Debenture, as the case may be, (or portion thereof) to be redeemed will be equal to the excess, if any, of:



     (i) the sum of the present values, calculated as of the applicable Redemption Date, of:



        (A) each interest payment that, but for such redemption, would have been payable on any such Senior Debt Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and



        (B) the principal amount that, but for such redemption, would have been payable at the final maturity of any such Senior Debt Security (or portion thereof) being redeemed; over



     (ii) the principal amount of such Senior Debt Security (or portion thereof) being redeemed.



     The present values of interest and principal payments referred to in clause
(i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the applicable Redemption Date at a discount rate equal to the applicable Treasury Yield (as
defined herein) plus   basis points for the 2008 Notes or the applicable
Treasury Yield plus   basis points for the 2028 Debentures.

     The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 business days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").



     For purposes of determining the Make-Whole Premium with respect to the 2008 Notes and the 2028 Debentures, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of such Senior Debt Security, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date.



     The weekly average yields to maturity of United States Treasury securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield to maturity for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield to maturity. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields to maturity on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields to maturity as calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields to maturity for United States Treasury securities are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.



     If less than all of the Senior Debt Securities of a series are to be redeemed, the Trustee will select the Senior Debt Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Debt Securities and portions of Senior Debt Securities in amounts of whole multiples of $1,000.



CERTAIN COVENANTS



     LIMITATION ON LIENS. The Senior Debt Securities Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) unless all payments due under the Senior Debt Securities Indenture and the Senior Debt Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien, except for Permitted Liens. See also "Exempted Indebtedness" below.



     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Senior Debt Securities Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any sale and leaseback transaction with respect to any Principal Property (except for temporary leases of a term, including renewals, not exceeding five years) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Senior Debt Securities Indenture, to incur Indebtedness secured by a lien on the property to be leased without equally and ratably securing the Senior Debt Securities, or
(b) the Company within 180 days after the effective date of such transaction applies to the voluntary retirement of its funded debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the property leased in such transaction or the fair value, in the opinion of the Board of Directors, of the leased property at the time such transaction was entered into. See also "Exempted Indebtedness" below.



     EXEMPTED INDEBTEDNESS. Notwithstanding the foregoing limitations on Liens and sale and leaseback transactions, the Company and its Restricted Subsidiaries may issue, assume, suffer to exist or guarantee Indebtedness secured by a Lien without securing the Senior Debt Securities, or may enter into sale and leaseback transactions without retiring funded debt, or enter into a combination of such transactions, if the sum of the principal amount of all such Indebtedness and the aggregate value of all such sale and leaseback transactions does not at any such time exceed 10% of the consolidated total assets of the Company and its consolidated subsidiaries as shown in the consolidated balance sheet contained in the latest annual or quarterly report filed with the Securities and Exchange Commission (the "Commission").



     Compliance with the foregoing covenants may not be waived by the Trustee unless the holders of at least a majority in aggregate principal amount of all Senior Debt Securities consent to such waiver; provided, however, that the Company need not comply with such covenants in the event it elects to comply with the defeasance or covenant defeasance provisions of the Senior Debt Securities Indenture described under "Description of Senior Debt Securities--Defeasance and Covenant Defeasance".



CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER OF ASSETS



     The Senior Debt Securities Indenture provides that the Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets or assign any of its obligations under the Senior Debt Securities or Senior Debt Securities Indenture unless (i) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of the Company under the Senior Debt Securities and the Senior Debt Securities Indenture; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. With respect to the sale of assets, the phrase "all or substantially all" as used in the Senior Debt Securities Indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Senior Debt Securities Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, and therefore it may be unclear as to whether a disposition of assets comes within the terms of this provision.



SAME DAY SETTLEMENT AND PAYMENT



     Settlement for the Senior Debt Securities will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. The Senior Debt Securities will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Senior Debt Securities will therefore be required by the Depositary to settle in immediately available funds.



DEFEASANCE AND COVENANT DEFEASANCE



     The Senior Debt Securities Indenture provides that the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to any series of Senior Debt Securities (except for the obligations to register the transfer or exchange of such Senior Debt Securities, to replace mutilated, destroyed, lost or stolen Senior Debt Securities, to maintain an office or agency in respect of the Senior Debt Securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of and interest on and any other amounts payable in respect of all Senior Debt Securities of such series when due) ("defeasance") or (b) to be released from its obligations with respect to certain covenants, including those described above under "Certain Covenants--Limitation on Liens" and "--Limitation on Sale and Leaseback Transactions" above ("covenant defeasance"), upon the deposit with the Trustee (and in the case of a discharge, 121 days after such discharge), in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Senior Debt Securities Indenture) which throughout the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of, interest on and any other amounts payable in respect of the outstanding Senior Debt Securities of such series. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Senior Debt Securities Indenture) with regard to certain matters, including an opinion to the effect that the holders of such Senior Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred.



GLOBAL DEBT SECURITIES



     The Company has established a depositary arrangement with The Depository Trust Company with respect to the Senior Debt Securities, the terms of which are summarized below.



     Upon issuance, all Senior Debt Securities will be represented by Global Debt Securities. The Global Debt Securities representing the Senior Debt Securities will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or a nominee of the Depositary. No Global Debt Securities may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.



     So long as the Depositary or its nominee is the registered owner of a Global Debt Security, the Depositary or its nominee, as the case may be, will be the sole Holder of the Senior Debt Securities represented thereby for all purposes under the Senior Debt Securities Indenture. Except as otherwise provided in this section, each actual purchaser of each Senior Debt Security represented by a Global Debt Security ("Beneficial Owner") will not be entitled to receive physical delivery of certificated Senior Debt Securities and will not be considered the holders thereof for any purpose under the Senior Debt Securities Indenture, and no Global Debt Security representing the Senior Debt Securities shall be exchangeable or transferable. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest in order to exercise any rights of a Holder under such Global Debt Security or the Senior Debt Securities Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security representing the Senior Debt Securities.



     The Global Debt Securities representing the Senior Debt Securities will be exchangeable for certificated Senior Debt Securities of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Debt Securities, (ii) the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the Company in its sole discretion determines that the Global Debt Securities shall be exchangeable for certificated Senior Debt Securities or (iv) there shall have occurred and be continuing an Event of Default under the Senior Debt Securities Indenture with respect to the Senior Debt Securities. Upon any such exchange, the certificated Senior Debt Securities shall be registered in the names of the Beneficial Owners of the Global Debt Securities representing the Senior Debt Securities, which names shall be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.



     The following is based on information furnished by the Depositary:



          The Depositary will act as securities depository for the Senior Debt Securities. The Senior Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (the Depositary's partnership nominee). Fully registered Global Debt Securities will be issued for the Senior Debt Securities, in the aggregate principal amount of such issue, and will be deposited with the Depositary.



          The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes to Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of the Depositary

     ("Direct Participants") include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission (the "Commission").



          Purchases of Senior Debt Securities under the Depositary's system must be made by or through Direct Participants, which will receive a credit for such Senior Debt Securities on the Depositary's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Debt Securities representing the Senior Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of the Global Debt Securities representing the Senior Debt Securities will not receive certificated Senior Debt Securities representing their ownership interests therein, except in the event that use of the book-entry system for such Senior Debt Securities is discontinued.



          To facilitate subsequent transfers, all Global Debt Securities representing the Senior Debt Securities which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Debt Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Debt Securities representing the Senior Debt Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Senior Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.



          Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



          Neither the Depositary nor Cede & Co. will consent or vote with respect to the Global Debt Securities representing the Senior Debt Securities. Under its usual procedure, the Depositary mails an omnibus proxy to the Company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Debt Securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).



          Principal, premium, if any, and/or interest, if any, on the Global Debt Securities representing the Senior Debt Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the Depositary is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.



          The Depositary may discontinue providing its services as securities depository with respect to the Senior Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated Senior Debt Securities are required to be printed and delivered.



          The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depositary). In that event, certificated Senior Debt Securities will be printed and delivered.



     The information in this section concerning the Depositary and the Depositary's system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.



THE TRUSTEE



     The First National Bank of Chicago is the Trustee under the Senior Debt Securities Indenture. The Company maintains normal commercial banking relations with The First National Bank of Chicago.



CERTAIN DEFINITIONS



     "Affiliate" shall mean another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.



     "Capitalized Lease Obligation" shall mean an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.



     "Consolidated Net Worth" shall mean the excess of assets over liabilities of the Company and its consolidated Subsidiaries, plus Minority Interests, as determined from time to time in accordance with generally accepted accounting principles.



     "Indebtedness" shall mean, with respect to any Person, at any date, any of the following, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property;
(ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction other than entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets of the property securing such Lien; (v) all indebtedness of others (including all interest and dividends on any Indebtedness or preferred stock of any other Person for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of Currency Agreements and Interest Swap Obligations (as such capitalized terms are defined in the Senior Debt Securities Indenture).

     "Issue Date" shall mean the first date on which a Senior Debt Security is authenticated by the Trustee pursuant to the Senior Debt Securities Indenture .



     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof other than a lease which is not a Capitalized Lease Obligation).



     "Minority Interest" is defined as any shares of stock of any class of a Subsidiary that are not owned by the Company or a Subsidiary.



     "Permitted Liens" shall mean, with respect to any Person: (i) Liens existing on the Issue Date; (ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or at the time such corporation is merged into the Company or any of its Restricted Subsidiaries; (iii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iv) Liens in favor of governmental bodies to secure progress or advance payments; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens on Property to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such Property incurred prior to, at the time of, or within 180 days after, the acquisition of such Property or (b) financing all or any part of the cost of construction, improvement, development or expansion of any such Property; (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provisions, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (viii) Liens on current assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries; and (ix) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an "existing Lien") enumerated in clauses (i) through (viii) above; provided that the Lien may not extend beyond (A) the Property or Indebtedness subject to the existing Lien and (B) improvements and construction on such Property and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien.



     "Person" shall mean any individual, corporation, partnership, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.



     "Principal Property" means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary, the gross book value of which exceeds four percent of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors by resolution declares, together with all other plants and warehouses previously so declared, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.



     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of the Company and its Subsidiaries under generally accepted accounting principles.



     "Restricted Subsidiary" shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.



     "Stated Maturity," when used with respect to any security or any installment of interest thereon, shall mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.



     "Subsidiary" of any Person shall mean (i) any Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

     "Unrestricted Subsidiary" means (i) any Subsidiary not organized under the laws of a state of the United States or the District of Columbia and any Subsidiary of such Subsidiary which is not organized under the laws of a state of the United States or the District of Columbia and (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and any Subsidiary of such Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary) organized under the laws of a state of the United States or of the District of Columbia to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated; provided, however, that the Subsidiary to be so designated has total assets of $35,000,000 or less.



                         DESCRIPTION OF OTHER OFFERINGS



FELINE PRIDES OFFERING



     Concurrently with the Offering, the Company and Kennametal Financing I (the "Trust") are offering 4,500,000 FELINE PRIDES(SM). The net proceeds from the
FELINE PRIDES Offering are expected to be approximately $     million ($
million if the underwriters for the FELINE PRIDES Offering exercise their over-allotment option in full). The consummation of the FELINE PRIDES Offering is not a condition to the consummation of the Offering.



     Each FELINE PRIDES(SM) offered hereby initially will consist of a unit (referred to as an "Income PRIDES") with a Stated Amount of $50 (the "Stated Amount") comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will purchase from the Company on February 16, 2001 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of the Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured, subordinated contract adjustment payments ("Contract
Adjustment Payments") at the rate of        % of the Stated Amount per annum,
provided that if such rate is 0%, then the Company will not make any Contract
Adjustment Payments, and (b) either beneficial ownership of (i) a        % Trust
Originated Preferred Security(SM) (a "Trust Preferred Security"), having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing a preferred undivided beneficial interest in the assets of the Trust, (ii) in the case of a dissolution of the Trust, the Debentures hereafter described, having a principal amount equal to the Stated Amount, to be held by the Trust, or (iii) upon the occurrence of a tax event redemption prior to the Purchase Contract Settlement Date, the applicable ownership interest in a treasury security portfolio.



     The number of new shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement
Rate") will range from        to        shares and be calculated as follows
(subject to adjustment under certain circumstances): (a) if the Applicable
Market Value is equal to or greater than $          (the "Threshold Appreciation
Price"), the Settlement Rate will be           , (b) if the Applicable Market
Value is less than the Threshold Appreciation Price but greater than
$          , the Settlement Rate will equal the Stated Amount divided by the
Applicable Market Value, and (c) if the Applicable Market Value is less than or
equal to $          , the Settlement Rate will be        . "Applicable Market
Value" means the average of the Closing Prices (as defined) per share of Common Stock on each of the twenty consecutive Trading Days (as defined) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.



     The Trust Preferred Securities have a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, and represent a preferred undivided beneficial interest in the assets of Kennametal Financing I, a Delaware business trust (the "Trust"). Kennametal owns all of the common equity interests in the Trust. Holders of the Trust Preferred Securities are entitled
to receive cumulative cash distributions payable at the rate of     % of the
Stated Amount per annum. The sole asset of the Trust will consist of the
Company's      % Debentures, due February 16, 2003 (the "Debentures") and it
will make distributions only to the extent that the Company makes a corresponding payment on the Debentures. The terms of the indenture pursuant to which the Debentures will be issued permits the Company to defer quarterly payments of interest on the Debentures by extending the payment dates for a period not to exceed the maturity date of the Debentures. Any such deferred payments will accrue interest at a compounded rate. During any such extension period, the indenture, and a related guarantee provide that the Company may not declare or pay dividends on, make distributions with respect to or repurchase (other than in certain limited circumstances) its capital stock (including its Common Stock). In addition, the terms of the guaranty agreement to be entered into by the Company to guaranty payment of amounts due on the Trust Preferred Securities to the extent of the assets of the Trust, provide that during any event of default under the guaranty agreement or under the agreement of trust, the Company may not declare or pay any dividends on, make distributions with respect to or repurchase (other than in certain limited circumstances) its capital stock (including its Common Stock). The Company has no present intention of exercising its right to defer interest payments by extending the interest payment period on the Debentures.



     The applicable distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent on the tenth Business Day prior to the Purchase Contract Settlement Date and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined) in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, such sum being the distribution rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that the Company may limit such Reset Spread to be no higher than the rate on the Two-Year Benchmark Treasury (as defined) on the Purchase Contact Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is so limited. The consummation of the FELINE PRIDES Offering is not a condition to consummation of the Offering.



COMMON STOCK OFFERINGS



     Concurrently with the Offering, the Company is offering 4,300,000 shares of its capital stock, par value $1.25 per share (4,945,000 shares if the underwriters for the shares exercise their over-allotment options in full). The net proceeds from the Common Stock Offerings are expected to be approximately
$       million ($       million if the underwriters for the Common Stock
Offerings exercise their over-allotment options in full). The consummation of the Common Stock Offerings is not a condition to the consummation of the Offering.



                                  UNDERWRITING



     Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., CIBC Oppenheimer Corp. and Deutsche Morgan Grenfell Inc. are acting as representatives (the "Representatives") of each of the underwriters named below (the "Underwriters"). Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") among the Company and the Underwriters, the Company has agreed to sell to the Underwriters, and each of the Underwriters severally and not jointly has agreed to purchase from the Company, the principal amount of Senior Debt Securities set forth opposite its name below.



                                         PRINCIPAL AMOUNT       PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
                    UNDERWRITERS           OF 2001 NOTES          OF 2008 NOTES       OF 2028 DEBENTURES
    ---------------------------------   -------------------    -------------------    -------------------
    Merrill Lynch, Pierce, Fenner &
                Smith Incorporated...
    Goldman, Sachs & Co..............
    CIBC Oppenheimer Corp. ..........
    Deutsche Morgan Grenfell Inc. ...
                                        -------------------    -------------------    -------------------
                Total................      $ 150,000,000          $ 150,000,000          $ 150,000,000
                                         ===============        ===============        ===============



     In the Purchase Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Senior Debt Securities being sold hereby if any of the Senior Debt Securities are purchased. Under certain circumstances, under the Purchase Agreement, the commitments of non-defaulting Underwriters may be increased.

     The Representatives have advised the Company that the Underwriters propose initially to offer the Senior Debt Securities offered hereby to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess
of      %,      %, and      % of the principal amount of the 2001 Notes, the
2008 Notes and the 2028 Debentures, respectively. The Underwriters may allow,
and such dealers may reallow, a discount not in excess of      % per Senior Debt
Security on sales to certain other dealers. After the public offering, the public offering price, concession and discount may be changed.



     The Company has agreed not to directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities of the Company for a period of 90 days from the date of this Prospectus Supplement without the prior written consent of Merrill Lynch.



     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect hereof.



     Until the distribution of the Senior Debt Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Senior Debt Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Senior Debt Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Senior Debt Securities.



     If the Underwriters create a short position in the Senior Debt Securities in connection with the Offering, i.e., if they sell more Senior Debt Securities than are set forth on the cover page of the Prospectus Supplement, the Representatives may reduce that short position by purchasing Senior Debt Securities in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.



     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Debt Securities. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     The Company does not intend to apply for listing of the Senior Debt Securities on a national securities exchange but has been advised by the Underwriters that they presently intend to make a market in the Senior Debt Securities, as permitted by applicable laws and regulations. The Underwriters are not obligated however, to make a market in the Senior Debt Securities and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of or trading markets for the Senior Debt Securities.



     The Offering is being made pursuant to the provisions of Section 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.



     Merrill Lynch has from time to time provided investment banking advisory services to the Company, for which it has received customary compensation, and may continue to do so in the future. Merrill Lynch has acted as financial advisor to the Company in connection with the Merger, including serving as dealer manager with respect to the Tender Offer. In this regard, the Company has agreed to indemnify Merrill Lynch against certain liabilities. Goldman, Sachs & Co., CIBC Oppenheimer Corp. and Deutsche Morgan Grenfell Inc. have from time to time provided investment banking or financial advisory services to the Company, and may continue to do so in the future. An affiliate of Deutsche Morgan Grenfell Inc. has acted as an agent and a lender in various banking transactions of the Company. An affiliate of CIBC Oppenheimer Corp. is a lender under the New Bank Credit Facility.

                                 LEGAL MATTERS



     The validity of the Senior Debt Securities being offered hereby will be passed upon for the Company by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. William R. Newlin, Chairman of the Board of the Company, is a shareholder in Buchanan Ingersoll Professional Corporation. As of July 30, 1997, Mr. Newlin owned 24,385 shares of Common Stock, stock credits representing the right to acquire 9,260 shares of Common Stock pursuant to the Company's directors deferred fee plan, 20,000 shares of JLK common stock and held options to acquire 1,500 Shares of Common Stock and 15,000 shares of JLK common stock. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett will rely on Buchanan Ingersoll Professional Corporation with respect to matters of Pennsylvania law.

======================================================


     NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY KENNAMETAL, OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                            ------------------------


                               TABLE OF CONTENTS



                                          Page
                                          -----
             PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary..........     S-3
Recent Developments....................     S-5
Use of Proceeds........................     S-7
Capitalization.........................     S-8
Pro Forma Condensed Consolidated
  Financial Information................     S-9
Selected Condensed Consolidated
  Financial Data.......................    S-16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    S-17
Description of Senior Debt
  Securities...........................    S-24
Description of Other Offerings.........    S-32
Underwriting...........................    S-33
Legal Matters..........................    S-35

                  PROSPECTUS
Available Information..................       4
Incorporation of Certain Documents by
  Reference............................       4
Kennametal Inc.........................       5
The Trust..............................       5
Ratio of Earnings to Fixed Charges.....       6
Use of Proceeds........................       6
Description of Debt Securities.........       7
Description of Preferred Securities....      15
Description of the Guarantee...........      26
Relationship Among the Preferred
  Securities, the Trust Debentures and
  the Guarantee........................      29
Description of Common Stock............      30
Description of Stock Purchase Contracts
  and Stock Purchase Units.............      32
Book Entry Issuance....................      33
Plan of Distribution...................      34
Legal Matters..........................      35
Experts................................      36


======================================================
======================================================

                                  $450,000,000


                                KENNAMETAL LOGO

                                KENNAMETAL INC.

                         $150,000,000    % SENIOR NOTES


                                    DUE 2001



                         $150,000,000    % SENIOR NOTES


                                    DUE 2008



                            $150,000,000    % SENIOR

                              DEBENTURES DUE 2028
                            ------------------------

                             PROSPECTUS  SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.



                              GOLDMAN, SACHS & CO.



                                CIBC OPPENHEIMER


                            DEUTSCHE MORGAN GRENFELL

                                           , 1998


======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the expenses incurred in connection with the sale and distribution of the securities being registered which will be paid solely by the Company. All the amounts shown are estimates, except the Commission registration fee and the listing fee.



    Commission Registration Fee.............................................   $  424,242
    NYSE Listing Fee........................................................       41,513
    Blue Sky Fees and Expenses..............................................       10,000
    Transfer Agent, Trustee and Registrar Fees and Expenses.................      120,000
    Accounting Fees and Expenses............................................      425,000
    Legal Fees and Expenses.................................................      700,000
    Printing and Engraving Expenses.........................................      750,000
    Rating Agency Fees......................................................      600,000
    Miscellaneous Expenses..................................................      579,245
                                                                               ----------
         Total..............................................................   $3,650,000
                                                                                =========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law (the "PBCL") provides in general that a corporation may indemnify any person, including its directors, officers and employees who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceedings if he or she is determined by the board of directors, or in certain circumstances by independent legal counsel to the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D also provides that the indemnification permitted or required by Subchapter D is not exclusive of any other rights to which a person seeking indemnification may be entitled.

     The Company's By-Laws provide that except as prohibited by law, every director and officer of the Company is entitled to be indemnified by the Company against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other in which he or she may be involved by reason of being or having been a Director or Officer of the Company or by reason that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Such indemnification includes the right to have expenses incurred paid in advance by the Company prior to final disposition, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company, to the extent the Board of Directors designates. Expenses included fees and expenses of counsel selected by such person, and liability includes amount of judgments, excise taxes, fines and penalties, and amounts paid in settlement. Indemnification pursuant to this provision of the Company's By-laws is not permitted in any case in which the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. There may be other circumstances where indemnification may not be permitted as a matter of public policy.

     The By-Laws of the Company also provide that to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination of limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. Under
Section 1713 of the PBCL, the personal liability of a director may not be eliminated or limited if: (1) the director has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the PBCL (relating to the fiduciary duties of directors); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Furthermore, this limitation to the personal liability of directors of the Company does not apply to (1) the responsibility or liability of a director pursuant to any criminal statute; or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     The Company purchases director and officer liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such. Under the insurance, the Company will receive reimbursement for amounts as to which the directors and officers are indemnified under the Company's By-Laws. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to indemnification under the Company's By-Laws.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits


EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT                           REFERENCE
------    ----------------------------------------   ----------------------------------------
  1.1     Form of U.S. Purchase Agreement for the
          Common Stock Offering*
  1.2     Form of International Purchase Agreement
          for the Common Stock Offering*
  1.3     Form of Purchase Agreement for the
          FELINE PRIDES Offering*
  1.4     Form of Purchase Agreement for the
          Senior Debt Securities Offering*
  2.1     Agreement and Plan of Merger dated as of   Incorporated by reference to Exhibit
          October 10, 1997                           (c)(1) to the Company's Schedule 14D-1
                                                     dated October 17, 1997, as amended.
  3.1     Amended and Restated Articles of           Incorporated by reference to Exhibit 3.1
          Incorporation of Kennametal, as amended    of the Company's September 30, 1994 Form
                                                     10-Q.
  3.2     By-Laws of Kennametal                      Incorporated by reference to Exhibit 3.1
                                                     of the Company's March 31, 1991 Form
                                                     10-Q.
  3.3     Rights Agreement dated October 25, 1990    Incorporated by reference to Exhibit 4
                                                     of the Company's Form 8-K dated October
                                                     23, 1990.
  4.1     Specimen Certificate of the Company's
          FELINE PRIDES*
  4.2     Form of Purchase Contract Agreement
          (including as Exhibit A the form of the
          Income PRIDES and as Exhibit B the form
          of the Growth PRIDES)*
  4.3     Form of Pledge Agreement*

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT                           REFERENCE
------    ----------------------------------------   ----------------------------------------
  4.4     Certificate of Trust of Kennametal
          Financing I**
  4.5     Declaration of Trust of Kennametal
          Financing I*
  4.6     Form of Trust Preferred Security
          Certificate for Kennametal Financing I*
  4.7     Form of First Supplemental Indenture
          between Kennametal and The First
          National Bank of Chicago, as Trustee.*
  4.8     Form of Debentures of Kennametal*
  4.9     Form of Preferred Securities Guarantee
          Agreement in respect of Kennametal
          Financing I, with respect to the Trust
          Preferred Securities*
 4.10     Form of Remarketing Agreement*
 4.11     Form of Remarketing Underwriting
          Agreement*
 4.12     Form of Second Supplemental Indenture
          between Kennametal and The First
          National Bank of Chicago, as trustee of
          the Debt Securities*
 4.13     Form of Senior Notes due 2001
 4.14     Form of Senior Notes due 2008
 4.15     Form of Senior Debentures due 2028
  5.1     Opinion of Buchanan Ingersoll
          Professional Corporation*
  5.2     Opinion of Skadden, Arps, Slate Meagher
          & Flom, LLP, special Delaware counsel to
          the Trust*
  8.1     Opinion of Buchanan Ingersoll
          Professional Corporation*
 10.1     Credit Agreement dated as of November      Incorporated by reference to Exhibit
          17, 1997                                   (b)(2) to the Company's Schedule 14D-1
                                                     dated October 17, 1997, as amended.
 10.2     Guaranty and Suretyship Agreement dated    Incorporated by reference to Exhibit
          as of November 17, 1997, as supplemented   (b)(3) of the Company's Schedule 14D-1,
          by the Additional Subsidiary Guarantor     as amended, and Exhibit 10.2 of
          Supplement dated as of November 18, 1997   Greenfield's Current Report on Form 8-K
                                                     dated November 17, 1997, respectively.
 10.3     Borrower Pledge Agreement dated as of      Incorporated by reference to Exhibit
          November 17, 1997, as supplemented by      (b)(4) of the Company's Schedule 14D-1,
          the Additional Designated Collateral       as amended, and Exhibit 10.5 of
          Supplement dated as of November 18, 1997   Greenfield's Current Report on Form 8-K
                                                     dated November 17, 1997, respectively.
 10.4     Subsidiary Pledge Agreement dated as of    Incorporated by reference to Exhibit
          November 18, 1997                          10.3 of Greenfield's current Report on
                                                     Form 8-K dated November 17, 1997.

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT                           REFERENCE
------    ----------------------------------------   ----------------------------------------
 12.1     Computation of Ratio of Earnings to
          Fixed Charges**
 23.1     Consent of Arthur Andersen LLP             Filed herewith
 23.2     Consent of Buchanan Ingersoll
          Professional Corporation***
 23.3     Consent of Price Waterhouse LLP            Filed herewith
 23.4     Consent of Skadden, Arps, Slate Meagher
          & Flom, LLP***
   24     Powers of Attorney (included as part of    Filed herewith and previously filed
          the signature page hereof)
 25.1     Form T-1 Statement of Eligibility of The
          First National Bank of Chicago, as
          Trustee under the Indenture*
 25.2     Form T-1 Statement of Eligibility of The
          First National Bank of Chicago, as
          Institutional Trustee under the
          Declaration of Trust*
 25.3     Form T-1 Statement of Eligibility The
          First National Bank of Chicago, as
          Guarantee Trustee under the Guarantee
          for Kennametal Financing I
 27.1     Financial Data Schedule                    Filed herewith
 27.2     Financial Data Schedule                    Filed herewith


---------

  *--to be filed by amendment

 **--previously filed


***--included in their opinion filed as Exhibit 5


ITEM 17. UNDERTAKINGS

     (A) RULE 415 OFFERING.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) EQUITY OFFERINGS OF NONREPORTING REGISTRANT.

     Kennametal Financing I hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (H) REQUEST FOR ACCELERATION OF EFFECTIVE DATE.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

     (I) REGISTRATION STATEMENTS PERMITTED BY RULE 430A.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (J) TRUST INDENTURE APPLICATION.

     The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Kennametal Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Latrobe, Pennsylvania, on January 2, 1998.


                                          KENNAMETAL INC.


                                          By: /s/ DAVID T. COFER

                                            ------------------------------------
                                                       David T. Cofer


                                               Vice President, Secretary and
                                                     General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the date indicated.



     KNOW ALL MEN BY THESE PRESENTS that each person whose signature below constitutes and appoints William R. Newlin and David T. Cofer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all related Registration Statements (including amendments thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



             SIGNATURES                               TITLES                        DATES
------------------------------------   ------------------------------------   ------------------
*                                      Chairman of the Board
------------------------------------
William R. Newlin
*                                      President and Director (Principal
------------------------------------   Executive Officer)
Robert L. McGeehan
*                                      Vice President, Controller and Chief
------------------------------------   Accounting Officer (Principal
James R. Breisinger                    Accounting Officer)
*                                      Vice President, Chief Financial and
------------------------------------   Administrative Officer (Principal
Richard J. Orwig                       Financial Officer)

/s/ RICHARD C. ALBERDING               Director                               January 2, 1998
------------------------------------
Richard C. Alberding
*                                      Director
------------------------------------
Peter B. Bartlett

             SIGNATURES                               TITLES                        DATES
------------------------------------   ------------------------------------   ------------------

*                                      Director
------------------------------------
A. Peter Held

/s/ WARREN H. HOLLINSHEAD              Director                               January 2, 1998
------------------------------------
Warren H. Hollinshead

/s/ ALOYSIUS T. MCLAUGHLIN, JR.        Director                               January 2, 1998
------------------------------------
Aloysius T. McLaughlin, Jr.
*                                      Director
------------------------------------
Larry Yost

*By: /s/ DAVID T. COFER                                                       January 2, 1998
------------------------------------
     Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Kennametal Financing I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Latrobe, Pennsylvania, on January 2, 1998.


                                          KENNAMETAL FINANCING I

                                          BY: KENNAMETAL INC., as Depositor

                                          By:        /s/ DAVID T. COFER
                                            ------------------------------------
                                            Name: David T. Cofer
                                            Title: Vice President, Secretary
                                               and General Counsel

                                 EXHIBIT INDEX


EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT                           REFERENCE
------    ----------------------------------------   ----------------------------------------

  1.1     Form of U.S. Purchase Agreement for the
          Common Stock Offering*
  1.2     Form of International Purchase Agreement
          for the Common Stock Offering*
  1.3     Form of Purchase Agreement for the
          FELINE PRIDES Offering*
  1.4     Form of Purchase Agreement for the
          Senior Debt Securities Offering*
  2.1     Agreement and Plan of Merger dated as of   Incorporated by reference to Exhibit
          October 10, 1997                           (c)(1) to the Company's Schedule 14D-1
                                                     dated October 17, 1997, as amended.
  3.1     Amended and Restated Articles of           Incorporated by reference to Exhibit 3.1
          Incorporation of Kennametal, as amended    of the Company's September 30, 1994 Form
                                                     10-Q.
  3.2     By-Laws of Kennametal                      Incorporated by reference to Exhibit 3.1
                                                     of the Company's March 31, 1991 Form
                                                     10-Q.
  3.3     Rights Agreement dated October 25, 1990    Incorporated by reference to Exhibit 4
                                                     of the Company's Form 8-K dated October
                                                     23, 1990.
  4.1     Specimen Certificate of the Company's
          Feline PRIDES*
  4.2     Form of Purchase Contract Agreement
          (including as Exhibit A the form of the
          Income PRIDES and as Exhibit B the form
          of the Growth PRIDES)*
  4.3     Form of Pledge Agreement*
  4.4     Certificate of Trust of Kennametal
          Financing I**
  4.5     Declaration of Trust of Kennametal
          Financing I*
  4.6     Form of Trust Preferred Security
          Certificate for Kennametal Financing I*
  4.7     Form of First Supplemental Indenture
          between Kennametal and The First
          National Bank of Chicago, as Trustee.*
  4.8     Form of Debentures of Kennametal*
  4.9     Form of Preferred Securities Guarantee
          Agreement in respect of Kennametal
          Financing I, with respect to the Trust
          Preferred Securities*
 4.10     Form of Remarketing Agreement*
 4.11     Form of Remarketing Underwriting
          Agreement*
 4.12     Form of Second Supplemental Indenture
          between Kennametal and The First
          National Bank of Chicago, as trustee of
          the Debt Securities*
 4.13     Form of Senior Notes due 2001
 4.14     Form of Senior Notes due 2008
 4.15     Form of Senior Debentures due 2028

EXHIBIT
NUMBER             DESCRIPTION OF EXHIBIT                           REFERENCE
------    ----------------------------------------   ----------------------------------------
  5.1     Opinion of Buchanan Ingersoll
          Professional Corporation*
  5.2     Opinion of Skadden, Arps, Slate Meagher
          & Flom, LLP, special Delaware counsel to
          the Trust*
  8.1     Opinion of Buchanan Ingersoll
          Professional Corporation*
 10.1     Credit Agreement dated as of November      Incorporated by reference to Exhibit
          17, 1997                                   (b)(2) to the Company's Schedule 14D-1
                                                     dated October 17, 1997, as amended.
 10.2     Guaranty and Suretyship Agreement dated    Incorporated by reference to Exhibit
          as of November 17, 1997, as supplemented   (b)(3) of the Company's Schedule 14D-1,
          by the Additional Subsidiary Guarantor     as amended, and Exhibit 10.2 of
          Supplement dated as of November 18, 1997   Greenfield's Current Report on Form 8-K
                                                     dated November 17, 1997, respectively.
 10.3     Borrower Pledge Agreement dated as of      Incorporated by reference to Exhibit
          November 17, 1997, as supplemented by      (b)(4) of the Company's Schedule 14D-1,
          the Additional Designated Collateral       as amended, and Exhibit 10.5 of
          Supplement dated as of November 18, 1997   Greenfield's Current Report on Form 8-K
                                                     dated November 17, 1997, respectively.
 10.4     Subsidiary Pledge Agreement dated as of    Incorporated by reference to Exhibit
          November 18, 1997                          10.3 of Greenfield's current Report on
                                                     Form 8-K dated November 17, 1997.
 12.1     Computation of Ratio of Earnings to
          Fixed Charges**
 23.1     Consent of Arthur Andersen LLP             Filed herewith
 23.2     Consent of Buchanan Ingersoll
          Professional Corporation***
 23.3     Consent of Price Waterhouse LLP            Filed herewith
 23.4     Consent of Skadden, Arps, Slate Meagher
          & Flom, LLP***
   24     Powers of Attorney (included as part of    Filed herewith and previously filed
          the signature page hereof)
 25.1     Form T-1 Statement of Eligibility of The
          First National Bank of Chicago, as
          Trustee under the Indenture*
 25.2     Form T-1 Statement of Eligibility of The
          First National Bank of Chicago, as
          Institutional Trustee under the
          Declaration of Trust*
 25.3     Form T-1 Statement of Eligibility The
          First National Bank of Chicago, as
          Guarantee Trustee under the Guarantee
          for Kennametal Financing I
 27.1     Financial Data Schedule                    Filed herewith
 27.2     Financial Data Schedule                    Filed herewith


---------

  *--to be filed by amendment

 **--previously filed


***--included in their opinion filed as Exhibit 5